Exhibit 10.7

EXECUTION VERSION

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 28, 2004

among

DICK’S SPORTING GOODS, INC.

as Borrower,

THE OTHER LOAN PARTIES SIGNATORY HERETO,

as Loan Parties,

and

THE LENDERS PARTY HERETO,

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Agent,

and

CITIZEN’S BANK OF PENNSYLVANIA

and

NATIONAL CITY BUSINESS CREDIT, INC.,

as Co-Documentation Agents,

and

FLEET RETAIL GROUP, INC.,

as Syndication Agent,

and

GECC CAPITAL MARKETS GROUP, INC.,

as Lead Arranger

i

(continued)

(continued)

(continued)

(continued)

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INDEX OF ANNEXES, SCHEDULES AND EXHIBITS

Appendix 1	-	Revolving Credit Commitments and Lender Information
Annex A	-	Definitions; Rules of Construction
Annex B	-	Cash Management System
Annex C	-	Schedule of Closing Documents
Annex D	-	Financial Statements and Notices
Annex E	-	Insurance Requirements
Annex F	-	Letters of Credit
Annex G	-	Additional Conditions Precedent
Schedule 3.2	-	Executive Offices; Trade Names
Schedule 3.3	-	Conflicts
Schedule 3.4	-	Financial Statements and Projections
Schedule 3.5	-	Material Adverse Change
Schedule 3.6	-	Real Estate and Leases
Schedule 3.8	-	Labor Matters
Schedule 3.9	-	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.11	-	Margin Stock
Schedule 3.12	-	Tax Matters
Schedule 3.13	-	ERISA Plans
Schedule 3.14	-	Litigation
Schedule 3.15	-	Brokers
Schedule 3.16	-	Patents, Trademarks, Copyrights and Licenses
Schedule 3.18	-	Environmental Matters
Schedule 3.19	-	Insurance Policies
Schedule 3.20	-	Disbursement and Deposit Accounts
Schedule 3.24	-	Fiscal Quarters
Schedule 6.2	-	Investments
Schedule 6.3	-	Indebtedness
Schedule 6.4	-	Loans to and Transactions with Employees
Schedule 6.7	-	Liens
Schedule 6.20	-	Material Contracts
Schedule 11.8	-	Authorized Signatures
Exhibit A-1	-	Form of Notice of Revolving Credit Advance
Exhibit A-2	-	Form of Notice of Conversion/Continuation
Exhibit B-1	-	Form of Borrowing Base Certificate – Pre-Merger
Exhibit B-2	-	Form of Borrowing Base Certificate – Post-Merger
Exhibit C	-	Form of Revolving Credit Note
Exhibit D-1	-	Borrower Security Agreement
Exhibit D-2	-	Subsidiary Security Agreement
Exhibit E	-	[Intentionally Omitted]
Exhibit F	-	Pledge Agreement
Exhibit G	-	Form of Assignment and Acceptance

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 28, 2004, among DICK’S SPORTING GOODS, INC., a Delaware corporation (“Borrower”), the other Loan Parties signatory hereto, the Lenders signatory hereto from time to time (each individually a “Lender” and collectively “Lenders”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as Lender, and as Agent for Lenders (in such capacity, “Agent”), CITIZEN’S BANK OF PENNSYLVANIA and NATIONAL CITY BUSINESS CREDIT, INC., as co-documentation agents, and FLEET RETAIL GROUP, INC., as syndication agent.

R E C I T A L S

A.            Borrower, the lenders parties thereto (the “Existing Lenders”) and General Electric Capital Corporation, as agent for the Existing Lenders, are parties to an Amended and Restated Credit Agreement, dated as of July 26, 2000, as amended, modified or otherwise supplemented from time to time prior to the date hereof (the “Existing Credit Agreement”).

B.            Diamondbacks Acquisition Inc., an Indiana corporation (“Acquirer”), a direct, wholly-owned subsidiary of Borrower, has made a cash tender offer (the “Tender Offer”) for all of the outstanding shares of common stock, no par value (the “Shares”), of Galyan’s Trading Company, Inc., an Indiana corporation (“Galyan’s”) at a purchase price of $16.75 per Share.

C.            Upon the consummation of the Tender Offer (i) if the number of Shares tendered is less than the Short-Form Merger Threshold but greater than the Minimum Shares (a “Long Form Event”), and the required vote of the shareholders of Galyan’s to consummate the Acquisition (as hereinafter defined) is obtained, or (ii) if the number of Shares tendered is greater than or equal to the Short-Form Merger Threshold, Acquirer shall be merged with and into Galyan’s (the “Merger” and together with the Tender Offer, the “Acquisition”), resulting in Galyan’s becoming a direct wholly owned subsidiary of Borrower.

D.            Borrower has requested that Lenders extend revolving credit facilities to Borrower of up to $350,000,000 in the aggregate for the purposes of: (a) (i) if a Long Form Event shall have occurred, Borrower advancing funds to Acquirer to purchase from time to time the tendered Shares of Galyan’s (the “Acquirer Loan”), and Borrower advancing funds to Galyan’s to refinance the Indebtedness evidenced by the Existing Galyan’s Credit Agreement and provide working capital to Galyan’s (the “Galyan’s Loan”), or (ii) if the Short Form Threshold has been obtained, funding a portion of the Acquisition pursuant to the Acquirer Loan and/or a capital contribution made by Borrower to Acquirer in a manner satisfactory to Agent, (b) refinancing the Indebtedness evidenced by the Existing Galyan’s Credit Agreement, and (c) providing (i) working capital financing for Borrower and its Subsidiaries, (ii) funds for other general corporate purposes of Borrower and its Subsidiaries and (iii) funds for the purposes otherwise permitted hereunder; and for these purposes, Lenders are willing to make and continue to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein.

E.             If Acquirer finances a portion of the Tender Offer with the Acquirer Loan and, in any event, if the Long Form Event shall have occurred, (i) Acquirer shall issue an intercompany

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note to Borrower to evidence the Acquirer Loan (the “Acquirer Intercompany Note”), which shall be unsecured, (ii) Acquirer shall guaranty the Obligations, and (iii) Galyan’s shall issue an intercompany note to Borrower evidencing the Galyan’s Loan (the “Galyan’s Intercompany Note”), which note shall be secured by the assets of Galyan’s consistent with those types of assets of Borrower securing the Obligations and shall be pledged (together with the collateral supporting such note) by Borrower to Agent for the benefit of Lenders (the “Galyan’s Pledge”), and shall otherwise be in form and substance satisfactory to Agent.

F.             If the Short Form Merger Threshold shall have been attained, Acquirer will finance a portion of the Tender Offer with either the Acquirer Loan or with the proceeds of a capital contribution from Borrower to Acquirer, and upon consummation of the Merger, (i) if a portion of the Tender Offer is financed with the Acquirer Loan, Galyan’s shall assume the obligations of Acquirer under such Acquirer Loan, (ii) Galyan’s shall guaranty the Obligations and pledge its assets consistent with those types of assets of Borrower securing the Obligations to secure such guaranty, and (iii) Borrower shall pledge the Stock of Galyan’s to secure the Obligations.

G.            Upon the consummation of the Tender Offer, Galyan’s and its Subsidiaries will become Subsidiaries of the Borrower.  Notwithstanding Galyan’s and its Subsidiaries status as Subsidiaries of the Borrower, unless the Merger is consummated on the Closing Date, Galyan’s and its Subsidiaries shall be Loan Parties for purposes of this Agreement, but shall not become a signatory to this Agreement before the Merger is consummated, and simultaneously therewith Galyan’s and its Subsidiaries shall execute a joinder in form and substance satisfactory to the Agent.

H.            Each of the parties hereto wishes to and agrees to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein.

I.              It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities, that this Agreement amend and restate in its entirety the Existing Credit Agreement, and that from and after the date hereof, the Existing Credit Agreement be of no further force and effect except as to evidence the incurrence of the “Obligations” thereunder and the representations and warranties made thereunder.

J.             Unless otherwise defined herein, capitalized terms used herein (including the Recitals hereto) shall have the respective meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern.  Unless otherwise indicated, all references in this Agreement to sections, subsections, schedules, exhibits, and attachments shall refer to the corresponding sections, subsections, schedules, exhibits, and attachments of or to this Agreement.  All schedules, annexes, exhibits and attachments hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement.  Unless otherwise expressly set forth herein, or in a written amendment referring to such schedules and annexes, all schedules and annexes referred to herein shall mean the schedules and annexes as in effect as of the Closing Date.  These Recitals shall be construed as part of this Agreement.

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NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree that, effective on the Closing Date, the Existing Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

1.             AMOUNT AND TERMS OF CREDIT

1.1           Revolving Credit Advances.

(a)           Upon and subject to the terms and conditions hereof, each Lender severally agrees to make available (and continue outstanding any such advances outstanding pursuant to the terms of the Existing Credit Agreement), from time to time, until the Commitment Termination Date, for Borrower’s use and upon the request of Borrower therefor to Agent, advances (each, including any such advances outstanding pursuant to the terms of the Existing Credit Agreement, together with any payments made in respect of any Letter of Credit Obligations which are automatically deemed to constitute Revolving Credit Advances pursuant to paragraph (b)(i) of Annex F, a “Revolving Credit Advance”) in an aggregate principal amount at any time outstanding up to but not exceeding the Revolving Credit Commitment of such Lender, provided that in no event shall the principal amount of the Revolving Credit Loan exceed the Borrowing Availability.  Borrower may from time to time borrow, repay and reborrow Revolving Credit Advances under this Section 1.1; provided that Borrower shall give Agent notice of each such borrowing as provided in Section 1.1(c).

(b)           Anything in this Agreement to the contrary notwithstanding, at the request of Borrower, in its discretion Agent may (but shall have absolutely no obligation to) make Revolving Credit Advances to Borrower on behalf of Lenders to maintain, protect or preserve the Collateral and/or the Agent’s rights under the Loan Documents in amounts that cause the outstanding balance of the aggregate Revolving Credit Loan to exceed Borrowing Availability (any such excess Revolving Credit Advances are herein referred to collectively as “Overadvances”); provided that (A) no such event or occurrence shall cause or constitute a waiver of Agent’s or Lenders’ right to refuse to make any further Overadvances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists, and (B) no Overadvance shall result in a Default based on Borrower’s failure to comply with Section 1.2(b) for so long as Agent permits such Overadvance to be outstanding, but solely with respect to the amount of such Overadvance.  In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met.  All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on demand.  Except as otherwise provided in Section 1.10, the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed $15,000,000 at any time (the “Maximum Overadvance”), shall not cause the aggregate Revolving Credit Loan to exceed the Aggregate Revolving Credit Commitment, may be revoked prospectively by a written notice to Agent signed by Required Lenders, shall not remain outstanding for more than sixty (60) consecutive days (with no less than five (5) Business Days between each such 60-day period), and shall not be permitted to occur more than two (2) times in any twelve month period.

(c)           Each Revolving Credit Advance shall be made on notice by Borrower to Agent at its address at 201 Merritt 7, Norwalk, CT 06856, Attention: Dick’s Account Manager, Telephone No. (203) 229-5000, Telecopy No. (203) 229-5787.  Those notices must be given no

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later than (1) 12:00 noon (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 12:00 noon (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan.  Each such notice (a “Notice of Revolving Credit Advance”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit A-1, and shall include the information required in such Exhibit and such other information as may be required by Agent.  Subject to Section 1.13, Agent shall promptly (and in any event prior to 2:00 p.m. (New York City time) on any day it receives a Notice of Revolving Credit Advance if the applicable borrowing is to occur on such day or prior to 5:00 p.m. (New York City time) on such day otherwise) notify each Lender thereof and on or prior to 3:00 p.m. on the date specified for such borrowing each Lender shall make available the amount of the Revolving Credit Advance(s) to be made by it on such date to Agent to such account of Agent as Agent may designate, in immediately available funds, for the account of Borrower.  Notwithstanding anything to the contrary contained herein, if Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower must comply with Section 1.1(d).

(d)           So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in Section 2.2, Borrower shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.15(c) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued.  Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,500,000 and integral multiples of $500,000 in excess of such amount.  Any such election must be made by 12:00 noon (New York time) on the third Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election.  If no election is received with respect to a LIBOR Loan by 12:00 noon (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period.  Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier.  In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) in the form of Exhibit A-2.  Agent and Lenders shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any Notice of Revolving Credit Advance or Notice of Conversion/Continuation reasonably believed by Agent to be genuine and to assume that the persons executing and delivering the same were duly authorized unless the responsible individual acting thereon for Agent shall have actual knowledge to the contrary.

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(e)           The Revolving Credit Advances made by each Lender (including any such advances made pursuant to the terms of the Existing Credit Agreement) shall be evidenced by a single promissory note of Borrower for each Lender substantially in the form of Exhibit C, dated the Closing Date, payable to such Lender in a principal amount equal to the amount of its Revolving Credit Commitment as in effect on the Closing Date and otherwise duly completed.  The date and amount of each Revolving Credit Advance made by such Lender to Borrower and the date and amount of each payment or prepayment of principal thereof shall be recorded on the books and records of such Lender, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded, provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligation of Borrower to make a payment when due of any amount owing hereunder or under such Lender’s Revolving Credit Note.  Subject to the terms and conditions hereof, each Lender agrees on the Closing Date to exchange its Revolving Credit Note (as defined in the Existing Credit Agreement) for such Lender’s Revolving Credit Note issued pursuant to the terms hereof.

(f)            Borrower shall furnish to Agent and each Lender a Borrowing Base Certificate completed and signed by an Executive Officer, which sets forth a calculation of the Borrowing Base at the times and for the periods set forth in Annex D and be in the form of Exhibit B-1 or B-2, as applicable, or with respect to Galyan’s prior to the consummation of the Merger, in such form as is acceptable to Agent.  Borrower agrees that in making any Revolving Credit Advance hereunder Agent and each Lender shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to Agent by Borrower.  Borrower further agrees that if Borrower shall have failed to deliver a Borrowing Base Certificate to Agent within the specified period Lenders shall be under no obligation to make any further Revolving Credit Advances or incur Letter of Credit Obligations until such time as such certificate is delivered to Agent and Lenders.

(g)           The failure of any Lender (such Lender until such failure has been cured by such Lender, a “Non-Funding Lender”) to make any Revolving Credit Advance to be made by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligation to make its Revolving Credit Advance on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Revolving Credit Advance to be made by such Non-Funding Lender, and no Non-Funding Lender shall have any obligation to Agent or any Other Lender for the failure by such Non-Funding Lender.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be included in the calculation of “Required Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document.  Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Revolving Credit Notes (including exercising any rights of off-set) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Revolving Credit Notes shall be taken in concert and at the direction or with the consent of Agent or Required Lenders and not individually by a single Lender.

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(h)           To the extent any amounts are due and owing from Borrower on account of the Obligations, Agent may make Revolving Credit Advances for Borrower’s account pursuant to Section 1.10.

(i)            Revolving Credit Loan Under Existing Credit Agreement. The Loan Parties acknowledge and agree that as of the Closing Date (i) the outstanding principal amount of Revolving Credit Loan under the Existing Credit Agreement equals $0 and that such Revolving Credit Loan is continued as Revolving Credit Loan hereunder; and (ii) Letters of Credit are outstanding under the Existing Credit Agreement having a stated amount of $15,148,262.04 and such Letters of Credit are continued as Letters of Credit hereunder.  All Revolving Credit Commitments under the Existing Credit Agreement shall hereinafter, to the extent applicable, be deemed assigned without recourse and re-allocated among the Lender’s respective Revolving Credit Commitments hereunder, and after giving effect hereto, the percentages of the Revolving Credit Commitments of the Lenders hereunder are as set forth on Appendix 1 hereto for all purposes hereof.  The extensions of credit made by the Existing Lenders shall, effective as of the Closing Date, be evidenced and governed by this Agreement and the Loan Documents.

1.2           Repayment; Termination of Commitment.

(a)           Borrower hereby promises to pay to Agent for account of each Lender the entire outstanding principal amount of the Revolving Credit Loan and all other outstanding Obligations (including any Revolving Credit Advances made pursuant to the terms of the Existing Credit Agreement), and the Revolving Credit Loan and all other outstanding Obligations shall mature, on the Commitment Termination Date.

(b)           Except as permitted by Section 1.1(b), in the event that the outstanding principal amount of the Revolving Credit Loan shall, at any time, exceed the Borrowing Availability, Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess. In the event that, at any time, no Revolving Credit Advances are outstanding and the Letter of Credit Obligations exceed the Borrowing Base then in effect, Borrower shall make arrangements, as provided in paragraph (c) of Annex F, for satisfaction of Letter of Credit Obligations in the amount of such excess.

(c)           Borrower shall have the right at any time upon ten (10) days’ prior written notice to Agent to voluntarily terminate or permanently reduce (but not terminate) the Aggregate Revolving Credit Commitment without premium or penalty, provided that (i) any such reductions shall be in a minimum amount of $5,000,000 and integral multiples of $250,000, (ii) after giving effect to such reductions, Borrower shall comply with Section 1.2(b), and (iii) the Aggregate Revolving Credit Commitment shall not be reduced to less than $150,000,000.  Upon any such reduction or termination, Borrower’s right to receive Revolving Credit Advances, and the benefit of Letter of Credit Obligations and Borrower’s obligation to pay the Non-use Fee shall simultaneously be permanently reduced or terminated, as the case may be, and, notwithstanding anything to the contrary contained herein or in any Loan Document, upon any such termination, the entire outstanding balance of the Revolving Credit Loan and all other Obligations shall be immediately due and payable.  On the date of such termination, Borrower shall pay to Agent in immediately available funds all of the Obligations, and any accrued and

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unpaid interest thereon, and make arrangements, in accordance with paragraph (c) of Annex F, for satisfaction of any outstanding Letter of Credit Obligations.

1.3           Use of Proceeds.  Borrower shall use the proceeds of the Revolving Credit Loan only for (a) payment of Fees, expenses and other costs incurred in connection with the Transaction, (b) funding a portion of the Acquisition (including, if applicable, providing the funds for the Acquirer Loan and the Galyan’s Loan), (c) refinancing certain indebtedness of Galyan’s and (d) providing (i) working capital financing for Borrower and its Subsidiaries, (ii) funds for other general corporate purposes of Borrower and its Subsidiaries and (iii) funds for the purposes otherwise permitted hereunder, including those referred to in Recital D hereof; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein.

1.4           Interest on Revolving Credit Advances.

(a)           Borrower shall pay interest on the Revolving Credit Loan to Agent for the account of each Lender, (i) in the case of Index Rate Loans, in arrears for the preceding calendar month, on the second Business Day of each calendar month commencing on the second Business Day of the calendar month immediately following the Closing Date, (ii) in the case of LIBOR Loans, in arrears, on the last day of each LIBOR Period therefor, (iii) on the Commitment Termination Date, and (iv) if any interest accrues or remains payable after the Commitment Termination Date, upon demand.  If any interest or other payment under this Agreement becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(b)           Borrower shall be obligated to pay interest to Agent for the account of each Lender on the outstanding balance of the Revolving Credit Loan (i) with respect to Index Rate Loans at a floating rate equal to the Index Rate (as in effect from time to time) plus the Applicable Margin, and (ii) with respect to LIBOR Loans, for each LIBOR Period relating thereto, the LIBOR Rate for such Loan for such LIBOR Period plus the Applicable Margin.  All computations of interest shall be made by Agent and on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable.  Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

(c)           Upon the occurrence and during the continuance of any Default, (i) any outstanding LIBOR Loan may be converted by the Agent (in its discretion) to an Index Rate Loan, and (ii) the Required Lenders may in their discretion, by giving notice to Borrower of their intention to do so, increase as of the date of such notice the interest rate applicable to all of the Obligations, including the Revolving Credit Loan, to the Default Rate and increase the rate for calculation of Letter of Credit Fees by two percent (2%) per annum above the rate otherwise applicable; provided, however, that upon the occurrence of an Event of Default specified in Section 8.1(f), (g) or (h), the interest rate applicable to all of the Obligations and the rate for calculation of Letter of Credit Fees shall be increased automatically as provided above without the necessity of any action on the part of Required Lenders.

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(d)           Notwithstanding anything to the contrary set forth in this Section 1.4, if, at any time until the Termination Date, the rate of interest payable to any Lender hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the “Maximum Lawful Rate”), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder to such Lender shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder to such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender from the making of Revolving Credit Advances hereunder is equal to the total interest which such Lender would have received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.  Thereafter, the interest rate payable to such Lender hereunder shall be the rate of interest provided in Sections 1.4(a) through (c) of this Agreement, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply.  In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.  In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.  In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 1.4(d), shall make a final determination that a Lender has received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any lawful interest due and not yet paid hereunder, then to the outstanding principal of the Obligations, then to Fees and any other unpaid Obligations and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

1.5           Eligible Inventory.  Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall determine which Inventory shall be deemed Eligible Inventory for purposes of determining the amounts, if any, to be advanced to Borrower under the Revolving Credit Loan.

1.6           Fees.

(a)           Borrower agrees to pay to Agent for the account of Lenders an unused facility fee (the “Non-use Fee”) equal to the Applicable Unused Line Fee Margin per annum on the difference between (x) the Aggregate Revolving Credit Commitment (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Credit Loan and aggregate Letter of Credit Obligations, payable in arrears (i) for the preceding calendar month, on the second Business Day of the succeeding calendar month commencing on the second Business Day of the calendar month immediately succeeding the Closing Date, and (ii) on the Commitment Termination Date.  All computations of the foregoing fee shall be made by Agent on the basis of a three hundred sixty (360) day year, and for the actual number of days occurring in the period for which such fee is payable.

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(b)           Borrower agrees to pay to Agent on the Closing Date, for the account of each Existing Lender, a non refundable amendment fee equal to 0.10% of the Revolving Credit Commitment of such Existing Lender under the Existing Credit Agreement (the “Existing Commitment”), which amount shall be $180,000 in the aggregate.

(c)           Borrower agrees to pay to Agent on the Closing Date, for the account of each Lender, a non refundable commitment fee equal to 0.25% of the difference between the Revolving Credit Commitment of such Lender and the Existing Commitment, if any, of such Lender, which amount shall be $425,000 in the aggregate.

(d)           Borrower agrees to pay to Agent for the account of Lenders the Letter of Credit Fee as provided in Annex F.

(e)           Borrower agrees to pay to Agent for its own account and the Lenders’ account, as the case may be, such other fees and charges as are set forth in the fee letter between Borrower and Agent dated as of July 7, 2004 (the “GE Capital Fee Letter”), at the times specified for payment therein.

1.7           Cash Management System.  On or prior to the Closing Date, Borrower will establish and maintain (or cause to be established and maintained) until the Termination Date the cash management system described in Annex B.

1.8           Receipt of Payments.  Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York City time) on the day when due in Dollars in immediately available funds to the Collection Account.  For purposes of computing interest and Fees and receipt of payments (a) all payments (including cash sweeps) consisting of cash, wire, or electronic transfers in immediately available funds shall be deemed received by Agent upon deposit no later than 2:00 p.m. (New York City time) in the Collection Account in accordance with the blocked account agreement governing the Concentration Account and (b) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received two (2) Business Days following deposit in the Collection Account (together with notice to Agent of such deposit). For purposes of determining the Borrowing Availability:  (a) all payments (including cash sweeps) consisting of cash, wire, or electronic transfers in immediately available funds shall be deemed received by Agent upon deposit in the Collection Account in accordance with the blocked account agreement governing the Concentration Account; and (b) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received upon deposit in the Collection Account (together with notice to Agent of such deposit).  Subject to Section 1.13, each payment received by Agent under this Agreement or any Revolving Credit Note or any other Loan Documents for the account of the Lenders shall be paid by Agent promptly to the Lenders, in the same funds received, for application to the Revolving Credit Advances or other Obligations in respect of which such payment is made.

1.9           Proportionate Shares.  Except to the extent otherwise provided herein and subject to Section 1.13: (i) each borrowing of the Revolving Credit Loan from Lenders shall be incurred and made by the Lenders according to their respective Proportionate Shares; and (ii) each payment or prepayment of principal of the Revolving Credit Loan by Borrower shall be made for the account of the relevant Lenders in accordance with their respective Proportionate Shares; and

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(iii) each payment of interest on the Revolving Credit Loan, Non-use Fees and Letter of Credit Fees by Borrower shall be made for the account of the Lenders in accordance with their Proportionate Shares.

1.10         Application and Allocation of Payments.  Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of Borrower, and Borrower irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations and in repayment of the Revolving Credit Loan, Letter of Credit Obligations and other Obligations as Agent may deem advisable.  Notwithstanding the foregoing, in the absence of a specific determination by Agent with respect thereto or if an Event of Default shall have occurred and be continuing, the same shall be applied in the following order: (a) the principal of any Revolving Credit Advances made by Agent under Section 1.13(a); (b) then due and payable Fees, expenses and other Obligations owing to Agent; (c) then due and payable Fees and expenses of Lenders; (d) then due and payable interest payments on the Revolving Credit Loan in accordance with Section 1.13(d); (e) other than the principal described in clause (a) above, principal of the Revolving Credit Loan; (f) to provide cash collateral for any Letter of Credit Obligations in the manner set forth in Annex F, (g) Obligations to Lenders other than Fees, expenses and interest and principal payments; and (h) to the extent there are no other Obligations then due and payable, to Borrower or its successors or assigns or as a court of competent jurisdiction may direct.  Agent on behalf of Lenders is authorized to, and at its option may, make or cause to be made Revolving Credit Advances by Lenders on behalf of Borrower for payment of all Fees, expenses, charges, costs, principal, interest or other Obligations then due and payable by Borrower under this Agreement or any of the Loan Documents (including any payments made by Agent under Section 5.5(a) or any costs or expenses payable by Borrower under Section 11.2), even if the conditions precedent in Section 2.2 have not been satisfied with respect to such Revolving Credit Advance, including if the making of such Revolving Credit Advances causes the outstanding balance of the Revolving Credit Loan to exceed the Borrowing Availability.

1.11         Non-Receipt of Funds by Agent.  Unless Agent shall have been notified by a Lender or Borrower (“Payor”) prior to the date on which (i) such Lender is to make payment to Agent of the proceeds of a Revolving Credit Advance to be made by such Lender hereunder or (ii) Borrower is to make payment to Agent for account of one or more of Lenders hereunder (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if Payor has not in fact made the Required Payment to Agent, the recipient(s) of such payment shall, on demand, repay to Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Index Rate for such period.  Nothing in this Section 1.11 or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

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1.12         Sharing of Payments, Etc.

(a)           Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker’s lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as between Lenders, to the provisions of the last sentence of Section 1.1(g)), to offset balances held by it for the account of Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender’s Revolving Credit Advances or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent thereof, provided that such Lender’s failure to give such notice shall not affect the validity thereof.  For avoidance of doubt and for purposes of determining whether any adjustments are required pursuant to the terms of Section 1.12(b), no effect shall be given to any Obligations owing in respect of Interest Rate Agreements.

(b)           If any Lender (including Agent) shall obtain from Borrower payment of any principal of or interest on any Revolving Credit Advance owing to it or payment of any other amount under this Agreement or any Revolving Credit Note held by it or any other Loan Document through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Proportionate Share of the principal of or interest on the Revolving Credit Advances or such other amounts then due hereunder or thereunder by Borrower to such Lender than the percentage received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in (or, if and to the extent specified by such Lender, direct interests in) the Revolving Credit Advances or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Proportionate Shares.  Amounts received by Agent under this paragraph shall be treated as a payment received by Borrower under Section 1.10.  To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.  For the avoidance of doubt and for purposes of determining whether any adjustments are required pursuant to the terms of this Section 1.12(b), no effect shall be given to any Obligations owing in respect of Interest Rate Agreements.

(c)           Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise, in a manner consistent with Section 1.12(a), all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Revolving Credit Advances or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d)           Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.  If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in

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lieu of a set-off to which this Section 1.12 applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section 1.12 to share in the benefits of any recovery on such secured claim.

1.13         Settlement Procedures.

(a)           In order to administer the Revolving Credit Loan in an efficient manner and to minimize the transfer of funds between Agent and Lenders, so long as the conditions precedent set forth in Section 2.1 and Section 2.2, as the case may be, remain satisfied, Agent may, in its discretion, subject to the following paragraphs (b), (c) and (d), make available, on behalf of Lenders, the full amount of the Revolving Credit Advances in an amount of up to $35,000,000 outstanding on any day (after application of payments received on such day) requested or deemed requested by Borrower pursuant to Section 1.1(c) and Section 1.1(h), without notice to Lenders of the proposed Revolving Credit Advance pursuant to Section 1.1(c).

(b)           If Agent shall have made one or more Revolving Credit Advances on behalf of Lenders as provided in this Section 1.13(b), the amount of each Lender’s Proportionate Share of the outstanding Revolving Credit Advances (for purposes of this Section 1.13(b)) shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of the outstanding Revolving Credit Advances as of 5:00 P.M. (New York City time) on the Business Day immediately preceding the date of each computation; provided, that Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly.  Agent shall deliver to each of the Lenders after the end of each week, or such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Revolving Credit Advances for such period (such week or lesser period or periods being hereafter referred to as a “Settlement Period”).  If the summary statement is sent by Agent and received by a Lender prior to 12:00 Noon (New York City time) then such Lender shall make the transfers described in the next succeeding sentence no later than 2:00 P.M. (New York City time) on the day such summary statement was sent, and if such summary statement is sent by Agent and received by a Lender after 12:00 Noon (New York City time), such Lender shall make such transfers no later than 2:00 P.M. (New York City time) on the next succeeding Business Day.  If, in any Settlement Period, the amount of a Lender’s Proportionate Share of the outstanding Revolving Credit Advances is more than such Lender’s Proportionate Share of the outstanding Revolving Credit Advances for the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase; and on the other hand, if the amount of a Lender’s Proportionate Share of the outstanding Revolving Credit Advances in any Settlement Period is less than the amount of such Lender’s Proportionate Share of the outstanding Revolving Credit Advances for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease.  The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by Agent.  Each of Agent and Lenders agrees to mark its books and records at the end of each Settlement Period to show at all times the Dollar amount of its Proportionate Share of the outstanding Revolving Credit Advances.

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(c)           To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Revolving Credit Advances by Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to Section 1.13(a).

(d)           Because Agent, on behalf of Lenders, may be advancing or may be repaid Revolving Credit Advances prior to the time when Lenders will actually advance or be repaid Revolving Credit Advances, interest, Non-use Fees and Letter of Credit Fees with respect to the outstanding Revolving Credit Advances shall be allocated by Agent to each Lender (including Agent in its capacity as a Lender), and the amount of each Lender’s (including Agent’s in its capacity as a Lender) Proportionate Share shall be computed daily, in accordance with the amount of the outstanding Revolving Credit Advances actually advanced by and repaid to each Lender (including Agent in its capacity as a Lender) on each day during each Settlement Period and shall accrue from and including the date such Revolving Credit Advances are advanced by Agent to but excluding the date such Revolving Credit Advances are repaid by Borrower in accordance with Section 1.2 or actually settled by the applicable Lender as described in this Section 1.13.  On the second Business Day of each calendar month (an “Interest Settlement Date”), Agent will advise each Lender by telephone, telecopy or other form of written transmission of the amount of such Lender’s Proportionate Share of interest paid and Non-use Fees and Letter of Credit Fees paid for the benefit of Lenders on the Revolving Credit Loan as of such Interest Settlement Date.  Provided that such Lender has made all payments required to be made by it under this Agreement and the other Loan Documents, Agent will pay to such Lender, by wire transfer to such Lender not later than 12:00 noon (New York time) on the next Business Day following the Interest Settlement Date, such Lender’s Proportionate Share of interest paid and Non-use Fees and Letter of Credit Fees paid for the benefit of Lenders on the Revolving Credit Loan.

1.14         Accounting.  Agent will provide a monthly accounting of transactions under the Revolving Credit Loan to Borrower.  Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, unless Borrower, within thirty (30) days after the date any such accounting is rendered, shall notify Agent in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with specificity.  In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.  Agent’s determination, based upon the facts available, of any disputed item shall (absent manifest error) be final, binding and conclusive on Borrower.

1.15         Indemnity.

(a)           Each Loan Party that is a signatory hereto shall jointly and severally indemnify and hold Agent, each Lender and their respective Affiliates, and each of their respective officers, directors, employees and their respective attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, costs, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, a “Claim”) which may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended

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under this Agreement or any other Loan Document or otherwise arising in connection with the transactions contemplated hereunder and thereunder, including any and all Environmental Liabilities and Costs and regardless of whether the Indemnified Person is a party to such Claim, provided, that Borrower shall not be liable for any indemnification to such Indemnified Person with respect to any portion of any such Claim which results solely from such Indemnified Person’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  The foregoing indemnity obligations of Borrower shall be in addition to, and not in limitation of, any other liability or obligations that Borrower or any other Person may have to any Indemnified Person, by contract, at common law or otherwise, included but not limited to any right of contribution.  NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LOAN DOCUMENTS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY.

In any suit proceeding or action brought by Agent or Lenders relating to any Collateral for any sum owing in respect thereof or to enforce any provision of any Collateral, Borrower shall save, indemnify and keep Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Borrower, all such obligations of Borrower shall be and remain enforceable against, and only against, Borrower and shall not be enforceable against Agent or Lenders.

(b)           Borrower hereby acknowledges and agrees that neither Agent nor any Lender (as of the date hereof) is now or has ever been in control of any of the Subject Property or the affairs of any Loan Party.

(c)           To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing.  Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained.  For the purpose of calculating amounts payable to a Lender under this Section, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest

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at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.  This covenant shall survive the termination of this Agreement and the payment of the Revolving Credit Notes and all other amounts payable hereunder.  As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.15(c), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within thirty (30) Business Days of receipt thereof, specifying the basis for such objection in detail.

1.16         Access.  Each Loan Party shall: (a) provide access during normal business hours to Agent and any of its officers, employees and agents as frequently as Agent determines to be appropriate upon reasonable advance notice to Borrower (unless a Default shall have occurred and be continuing, in which event no such notice shall be required and such access shall be at any and all times) to the properties and facilities of Borrower or any of its Subsidiaries; (b) permit Agent and any of its officers, employees and agents, as frequently as Agent determines to be appropriate, to inspect, audit and make extracts from all of any Loan Party’s records, files and books of account; and (c) permit Agent and any of its officers, employees and agents, as frequently as Agent determines to be appropriate, upon reasonable advance notice to Borrower (unless a Default shall have occurred and be continuing, in which event no such notice shall be required and such access shall be at any and all times) to conduct audits to inspect, review and evaluate the Collateral, and Borrower agrees to render to Agent at Borrower’s cost and expense such clerical and other assistance as may be reasonably requested with regard thereto.  Each Loan Party shall make available to Agent and each Lender and their respective counsel, as quickly as practicable under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents in such Loan Party’s custody or control or otherwise belonging to or property of such Loan Party which Agent or any Lender may reasonably request.  Each Loan Party shall deliver any document or instrument reasonably necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Loan Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower or Subsidiary.  Borrower shall make available to Agent upon its reasonable request information and records prepared by its certified public accountants and its banking and other financial institutions.  Notwithstanding the foregoing, nothing in this Section 1.16 or otherwise in any Loan Document shall require any Loan Party to disclose to Agent, any Lender, or any of their respective officers, employees or agents, any documents, instruments or other information protected by the attorney-client privilege if (i) in the opinion of counsel reasonably acceptable to Agent such privilege has not previously been waived or lost, (ii) in the opinion of counsel reasonably acceptable to Agent such disclosure could reasonably be expected to cause such Loan Party to waive the benefit of such privilege and (iii) losing the benefit of such privilege would be materially detrimental to such Loan Party.

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1.17         Taxes.

(a)           Any and all payments by or on behalf of Borrower hereunder or under the Revolving Credit Note, or any other Loan Document, shall be made, in accordance with this Section 1.17, free and clear of and without deduction for any and all present or future Taxes.  If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Revolving Credit Note or any other Loan Document to Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.17) Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.  Notwithstanding the foregoing, Borrower shall not be required to increase any such sum payable to any Lender or assignee of a Lender to the extent such Lender fails to comply with the requirements of paragraph (f) of this Section.

(b)           In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”).  Notwithstanding the preceding sentence, Other Taxes shall not include any taxes, charges or similar levies that are imposed on or measured by the net income of any Lender by the United States of America, the jurisdiction under the laws of which such Lender is organized or the jurisdiction in which such Lender’s applicable lending office is located or, in each case any political subdivision thereof, or any franchise or similar taxes.

(c)           Each Loan Party that is a signatory hereto shall jointly and severally indemnify, Agent and each Lender for the full amount of Taxes or Other Taxes owed by Borrower pursuant to paragraph (a) or (b) of this Section (as well as any amounts imposed by any jurisdiction on amounts payable under this Section 1.17) paid by Agent or such Lender and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  Any amounts payable to Agent or any Lender pursuant to the preceding sentence shall be paid within ten (10) days of demand therefor.

(d)           Within thirty (30) days after the date of any such payment of Taxes or Other Taxes described in Section 1.17(a), (b) or (c), Borrower shall furnish to Agent or such Lender, the original or a certified copy of a receipt evidencing payment thereof.

(e)           If any Lender subsequently receives from a taxing authority a refund of any Tax or Other Tax previously paid by Borrower and for which Borrower has indemnified Lender pursuant to this Section 1.17, such Lender shall within thirty (30) days after receipt of such refund, and to the extent permitted by applicable law, pay to Borrower the net amount of any such refund (including any interest paid thereon by such taxing authority) after deducting taxes and reasonable expenses attributable thereto and any taxes which such Lender is required to withhold from the payment to Borrower.

(f)            Each Lender or assignee of a Lender that is not incorporated under the laws of the United States of America or a state thereof (and, upon the written request of the

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Agent, each other Lender of a Lender) agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under § 1.1441-1(c)(16) of the Income Tax Regulations (the “Regulations”)) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the IRC.  The term “Withholding Certificate” means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under § 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in § 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the IRC or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person.  Each Lender assignee required to deliver to the Borrower and the Agent a Withholding Certificate pursuant to the two preceding sentences shall deliver such valid Withholding Certificate as follows:  (A) each Lender which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Lender; and (B) each assignee shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment (unless the Agent in its sole discretion shall permit such assignee to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent).  Each Lender which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent or as may be required by United States federal tax law, provided that (i) no change in treaty, law, rule, regulation or directive or the official interpretation thereof has occurred prior to the date on which any such delivery would otherwise be required which renders a form inapplicable or which prevents such Lender from duly completing and delivering any such form with respect to it and such Lender so advises Borrower and Agent; and (ii) no other form or means of delivery is available that would effectively substitute for the form or means of delivery otherwise contemplated hereunder.  Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, the Agent shall be entitled to withhold United States federal income taxes at the full applicable statutory withholding rate (30% as of the date of this Agreement) if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the Regulations, provided that the Borrower or Agent shall consult with such Lender before declining to rely on such Withholding Certificate and shall accept any reasonable attempt by the party delivering the Withholding Certificate to correct any deficiencies in it.  In the event that, by virtue of the preceding sentence, any United States federal income taxes are erroneously withheld, the Lender with respect to any payment to which such erroneous withholding occurred shall, upon the request Borrower or Agent, and at the sole expense of the Borrower, take all reasonable steps to seek a refund of such erroneously withheld taxes (and interest payable thereon) and cooperate with the Borrower or Agent in the prosecution of such refund claim; provided, however, that such Lender need not take any step that, in its sole discretion, such Lender determines would be materially adverse to its business, assets, operations, prospects or financial condition or otherwise prejudicial or harmful to any tax position of such Lender (other

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than any position based upon its payment or deemed payment of the taxes sought to be refunded); provided further, that no Lender shall be required to make available to Borrower or Agent any of its tax returns or to disclose to Borrower or Agent any information regarding its tax affairs or computations or other information which it deems confidential.

1.18         Letters of Credit.  Subject to the terms and conditions of this Agreement including Annex F, Borrower shall have the right to request, and each Lender agrees to incur, the Letter of Credit Obligations (and Revolving Credit Advances and other obligations in respect thereof) in accordance with the terms and conditions set forth in Annex F.

1.19         Capital Adequacy.  Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs that it reasonably determines are attributable to the maintenance by such Lender, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any Governmental Authority (a) following any Regulatory Change or (b) implementing after the date hereof any risk-based capital guideline or other capital requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any Governmental Authority, of capital in respect of such Lender’s Revolving Credit Commitment, Revolving Credit Advances and/or Letter of Credit Obligations hereunder (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender to a level below that which such Lender could have achieved but for such law, regulation, interpretation, directive or request).  Each Lender shall notify Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under this Section 1.19 as promptly as practicable, but in any event within 90 days, after such Lender obtains actual knowledge thereof; provided that if any Lender fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 1.19 in respect of any costs resulting from such event, only be entitled to payment under this Section 1.19 for costs incurred from and after the date 90 days prior to the date that such Lender does give such notice.  Each Lender will furnish to Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under this Section 1.19.  Determinations and allocations by any Lender for purposes of this Section 1.19 of the effect of any Regulatory Change pursuant to or of capital maintained pursuant to this Section 1.19, on its costs or rate of return of maintaining Revolving Credit Advances or its Revolving Credit Commitment and of the amounts required to compensate such Lender under this Section 1.19, shall be conclusive absent manifest error.

1.20         Increased Costs.

If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost.  A certificate as to the

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amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error.  Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.20.

1.21         Illegality.

Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Index Rate.

1.22         Replacement of Lender in Respect of Increased Costs.  Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts or increased costs as provided in Section 1.17(a), 1.19 or 1.20, Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender.  So long as no Default or Event of Default shall have occurred and be continuing, Borrower, with the consent of Agent, may obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent.  If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Revolving Credit Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower’s notice of intention to replace such Affected Lender.  Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower’s rights under this Section 1.22 shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.17(a), 1.19 and 1.20.

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2.             CONDITIONS PRECEDENT

2.1           Conditions to Effectiveness.

Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Agent or any Lender hereunder, the effectiveness of this Agreement and the obligation of Agent and Lenders to make and/or continue any Revolving Credit Advances hereunder, to continue and/or incur any Letter of Credit Obligations, or to take, fulfill, or perform any other action hereunder, are subject to the fulfillment of the following conditions to the satisfaction of Agent (and to the extent specified below, of Lenders):

(a)           This Agreement or counterparts thereof shall have been duly executed by Borrower and delivered to Agent and each Lender.

(b)           Agent and Lenders shall have received such documents, instruments, certificates, opinions and agreements as Agent shall reasonably request in connection with the transactions contemplated by this Agreement, including all documents, instruments, agreements and other materials listed in the Schedule of Documents each in form and substance satisfactory to Agent and each Lender.

(c)           Evidence satisfactory to Agent that Borrower has obtained consents and acknowledgments of all Persons, except as set forth on Schedule 3.3, whose consents and acknowledgments may be required, including, but not limited to, all requisite Governmental Authorities, to the terms and to the execution and delivery, of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.

(d)           Subject to Section 5.16(c), evidence satisfactory to Agent that the insurance policies provided for in Section 3.19 and Annex E are in full force and effect, together with appropriate evidence showing a loss payable and/or additional insured clauses or endorsements, as appropriate, in favor of Agent and Lenders and in form and substance satisfactory to Agent.

(e)           Payment by Borrower to Agent (i) for its account and the account of Lenders, as the case may be, of all Fees, costs, and expenses of closing (including fees and expenses of consultants and counsel to Agent presented as of the Closing Date), and (ii) for the account of the Existing Lenders, all interest, letter of credit fees and unused line fees under the Existing Credit Agreement accrued through, but not including, the Closing Date, plus any and all reimbursable expenses or other charges payable by Borrower under the Existing Credit Agreement accrued through the Closing Date, whether or not then due and payable.

(f)            On or prior to the Closing Date, no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby and thereby and which, in Agent’s sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

(g)           Acquirer shall have acquired no less than the Minimum Shares.  If the Short Form Merger Threshold has been obtained on or prior to the Closing Date, the Acquisition

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and the other Transactions, contemporaneously with the Revolving Credit Advance to be made on the Closing Date, shall have been consummated in accordance with the terms of the Merger Agreement and the other Transactions Documents.  The cash tender offer price to be paid for the Shares of Galyan’s shall not exceed $16.75 per Share and the aggregate fees and closing costs (including those payable to Agent and Lenders) of the Transactions upon consummation of the Acquisition shall not exceed $20,000,000.

(h)           Since January 31, 2004, no event or circumstance having a Material Adverse Effect has occurred.

(i)            Each Lender shall be satisfied on the Closing Date, in its reasonable judgment, with (i) the corporate, capital, tax, legal and management structure of each Loan Party; (ii) the nature and status of all contractual obligations, securities, labor, tax, ERISA, employee benefit, environmental, health and safety matters, in each case, involving or affecting any Loan Party; and (iii) to the extent applicable, the terms of each Loan Party’s stockholders’ agreements, voting trust agreements, stock redemption agreements, and other agreements with shareholders (including payments, covenants, defaults and remedies thereunder) and any earnout or deferred compensation arrangements with management of Borrower.

(j)            Agent and Lenders shall have received as of the Closing Date the Closing Date Projections in form and substance satisfactory to Agent.

(k)           On or prior to the Closing Date, Agent shall have completed its business and legal due diligence, including a roll forward of its previous Collateral audit, with results reasonably satisfactory to Agent.

(l)            On the Closing Date, the Eligible Inventory supporting the Revolving Credit Advance and Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrower with Excess Availability, after giving effect to the Revolving Credit Advance on the Closing Date made to Borrower, the incurrence of any Letter of Credit Obligations on the Closing Date and the consummation of the Transactions of at least $80,000,000.

(m)          The Acquirer shall have provided to the Agent a copy of the Acquirer’s notice of acceptance for the Shares and a certificate executed by an Executive Officer certifying that Borrower (i) has advanced to Acquirer at least $155,000,000 of Borrower’s cash-on-hand (the “Cash-on-hand”) obtained from sources other than the Revolving Credit Loan prior to the making of the Revolving Credit Advance on the Closing Date and (ii) will cause Acquirer to use the Cash-on-hand to purchase the Shares in the Tender Offer.

The execution of this Agreement by each Lender shall be an acknowledgment by such Lender that the conditions set forth in this Section 2.1 have been satisfied or provided for in a manner satisfactory to such Lender.

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2.2           Further Conditions to Each Revolving Credit Advance and Each Letter of Credit Obligation.

No Lender shall be obligated to fund any Loan, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation unless the following conditions have been fulfilled:

(a)           Each Loan Party’s representations and warranties contained herein or in any of the Loan Documents shall be true and correct on and as of the Closing Date and the date on which such Revolving Credit Advance is made or such Letter of Credit Obligations are incurred, as the case may be, as though made on or incurred on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date and except for changes therein permitted or contemplated by this Agreement.

(b)           The making of the Loans or issuance of Letter of Credit shall not contravene any law applicable to any Borrower or its Subsidiaries or any of the Lenders.

(c)           No event shall have occurred and be continuing, or would result from the making of such Revolving Credit Advance or the incurrence of such Letter of Credit Obligation, as the case may be, which constitutes or would constitute a Default.

(d)           After giving effect to such Revolving Credit Advance or the incurrence of such Letter of Credit Obligation, the aggregate principal amount of the Revolving Credit Loan shall not exceed the Borrowing Availability, except as may be permitted by Agent pursuant to Section 1.1(b).

The request and acceptance by Borrower of the proceeds of any Revolving Credit Advance, the incurrence of any Letter of Credit Obligation or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in Section 2.1, this Section 2.2 and, to the extent applicable, Section 2.3 have been satisfied and (ii) a confirmation by Borrower of the granting and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

2.3           Additional Conditions to the Revolving Credit Advance.  No Lender shall be obligated to make any Revolving Credit Advance or incur any Letter of Credit Obligation on the Closing Date, until the additional conditions precedent set forth in Annex G have been satisfied.

3.             REPRESENTATIONS AND WARRANTIES

To induce Agent and Lenders to enter into this Agreement, make the Revolving Credit Loans and incur the Letter of Credit Obligations, Borrower represents and warrants to Agent and Lenders that:

3.1           Corporate Existence; Compliance with Law.  Each Loan Party:  (a) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and the failure to so qualify, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect; (b) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise

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encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (c) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except to the extent any failure to obtain any such license, permit, consent or approval or make any such filing or give any such notice, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect; (d) is in compliance with its charter and bylaws or operating agreement, as applicable; and (e) is in compliance in all respects with all applicable provisions of law except to the extent that such non-compliance, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect.

3.2           Executive Offices; Corporate or Other Names.  As of the Closing Date, the current location of each Loan Party’s executive offices, principal place of business, corporate offices, all warehouses and premises within which any Collateral is stored or located, and the locations of all Loan Parties’ records concerning the Collateral are set forth in Schedule 3.2 and, except as set forth in Schedule 3.2, such locations have not changed during the preceding 12 months.  During the prior five (5) years, except as set forth in Schedule 3.2, no Loan Party has been known as or used any corporate, fictitious or trade name.

3.3           Corporate Power; Authorization; Enforceable Obligations.  Except as set forth on Schedule 3.3, the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and all other instruments and documents to be delivered by such Loan Party hereunder and thereunder to the extent it is a party thereto and the creation of all Liens provided for herein and therein:  (a) are within such Loan Party’s power; (b) have been duly authorized by all necessary corporate or limited liability company and, if any, shareholder action; (c) are not in contravention of any provision of such Loan Party’s charter, bylaws or operating agreement, as applicable; (d) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (e) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, material agreement or other material instrument to which any Loan Party is a party or by which any Loan Party or any of its property is bound; (f) will not result in the creation or imposition of any Lien upon any of the property of any Loan Party other than those in favor of Agent or Lenders, all pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date and which are in full force and effect.  At or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of each Loan Party which is a party thereto and each shall then constitute a legal, valid and binding obligation of such Loan Party to the extent it is a party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights and to equitable principles of general applicability.

3.4           Financial Statements and Projections.  Except for the Projections all Financial Statements concerning Borrower, Galyan’s and their respective Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods

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covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

(a)           Financial Statements.  The following Financial Statements attached hereto on Schedule 3.4 have been delivered on the date hereof:

(i)         The audited consolidated balance sheets at January 31, 2004 and February 1, 2003 and the related statements of income and cash flows of Borrower and its Subsidiaries (other than Galyan’s and its Subsidiaries) for the Fiscal Years then ended, certified by Deloitte & Touche LLP.

(ii)        The unaudited balance sheet(s) at May 1, 2004 and the related statement(s) of income and cash flows of Borrower and its Subsidiaries (other than Galyan’s and its Subsidiaries) for the one Fiscal Quarter then ended.

(iii)       The audited consolidated balance sheets at January 31, 2004 and February 1, 2003 and the related statements of income and cash flows of Galyan’s and its Subsidiaries for the Fiscal Years then ended, certified by Deloitte & Touche LLP.

(iv)       The unaudited consolidated balance sheet(s) at May 1, 2004 and the related statement(s) of income and cash flows of Galyan’s and its Subsidiaries, in each case for the one (1) Fiscal Quarter then ended.

(b)           Projections.  The Closing Date Projections delivered on the date hereof and attached hereto on Schedule 3.4 have been prepared by Borrower in light of the past operations of its and Galyan’s businesses, and reflect projections for the three and one-half (3.5) year period beginning on July 1, 2004 on a quarter-by-quarter basis for the first one and one-half (1.5) years and on a year-by-year basis thereafter.  The Projections (including the Closing Date Projections) have been prepared in good faith and are based upon the assumptions stated therein, which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower.

3.5           Material Adverse Change.  Except as set forth in Schedule 3.5, neither Borrower nor any of its Subsidiaries has any material obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the audited January 31, 2004 consolidated balance sheets of Borrower and Galyan’s which, individually or in the aggregate would reasonably be expected to have or result in a Material Adverse Effect.  Since January 31, 2004, no event or events have occurred or are continuing which, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect.

3.6           Ownership of Property; Liens.  As of the Closing Date, except as described in Schedule 3.6, the real estate listed in Schedule 3.6 constitutes all of the real property owned, leased, or used in its business by each Loan Party.  Each Loan Party (a) holds good and valid fee simple title to all of its owned real estate, (b) occupies their Leases pursuant to enforceable leasehold interests and (c) holds valid title or valid rights to use all of its other properties and

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assets.  None of the properties and assets of Borrower or any of its Subsidiaries are subject to any Liens, except (x) Permitted Encumbrances and (y) the Lien in favor of Agent and Lenders pursuant to the Collateral Documents.  Each Loan Party has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Loan Party’s right, title and interest in and to all such real estate and other assets or property, subject to zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates.  Except as described in Schedule 3.6, (i) no Loan Party and, to Borrower’s knowledge, no other party to any Lease is in default of its obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, to Borrower’s knowledge, with the giving of notice, the passage of time, or both, would constitute a default under any such Lease which default or defaults, individually or in the aggregate, would reasonably be expected to have or result in a Material Adverse Effect, (ii) as of the Closing Date, no Loan Party owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by such Loan Party, and (iii) no material portion of any real property owned or leased by any Loan Party has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition.  All permits required to have been issued or appropriate to enable the real property owned or leased by any Loan Party to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect, except to the extent that the failure to have any such permit or permits, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect.

3.7           Restrictions; No Default.  No Contract, lease, agreement, instrument or other document to which any Loan Party is a party or by which it or any of its properties or assets is bound or affected and no provision of any charter, corporate restriction, applicable law or governmental regulation, individually or in the aggregate, has had or resulted in or would reasonably be expected to have or result in a Material Adverse Effect.  No Loan Party is in default and, to Borrower’s knowledge, no third party is in default, under or with respect to any Contract, lease, agreement, instrument or other documents to which any Loan Party is a party, which default or defaults, individually or in the aggregate, would reasonably be expected to have or result in a Material Adverse Effect.  No Default has occurred and is continuing.

3.8           Labor Matters.  As of the Closing Date (a) no strikes or other material labor disputes against any Loan Party that are pending or, to Borrower’s knowledge, threatened, (b) hours worked by and payment made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable laws dealing with such matters which individually, or in the aggregate, would reasonably be expected to have or result in a Material Adverse Effect, (c) all material payments due from any Loan Party on account of employee health and welfare insurance have been paid or accrued as a liability on the books of such Loan Party, (d) except as set forth in Schedule 3.8, no Loan Party has any obligation under any collective bargaining agreement, management agreement, or any employment agreement (and a correct and complete copy of each agreement listed in Schedule 3.8 has been provided to Agent),

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(e) there is no organizing activity involving any Loan Party pending or, to Borrower’s knowledge, threatened by any labor union or group of employees, (f) except as set forth in Schedule 3.14, there are no representation proceedings pending or, to Borrower’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition, and (g) except as set forth in Schedule 3.14, there are no material complaints or charges against any Loan Party pending or, to Borrower’s knowledge, threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Loan Party of any individual.

3.9           Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.  Except as set forth in Schedule 3.9, as of the Closing Date, no Loan Party has any Subsidiaries.  Each of ASL and DSGV engages in no business, operations or other activities and owns no property or assets and has no liabilities other than to the extent contemplated and permitted by Section 6.5.  Acquirer engages in no business, operations or other activities and owns no property or assets and has no liabilities other than to the extent contemplated and described in the this Agreement and in the Transaction Documents.  Except as set forth in Schedule 3.9, as of the Closing Date, no Loan Party is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person.  As of the Closing Date, except as set forth in Schedule 3.9, there are no outstanding rights to purchase options, warrants or similar rights or agreements pursuant to which any Loan Party (other than Borrower or Galyan’s) may be required to issue, sell or purchase any Stock or other equity security. Schedule 3.9 lists all outstanding Stock of each Loan Party (other than Borrower or Galyan’s) and the percentage of ownership and voting interests of the owners thereof as of the Closing Date.  Schedule 6.3 lists all Indebtedness of each Loan Party as of the Closing Date.

3.10         Government Regulation.  No Loan Party is (a) an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940 as amended; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute that restricts or limits such Loan Party’s ability to incur Indebtedness, pledge its assets, or to perform its obligations hereunder, or under any other Loan Document; and the making of the Revolving Credit Advances and the incurrence of the Letter of Credit Obligations, in each case by Lenders, the application of the proceeds and repayment thereof by Borrower, and the consummation of the transactions contemplated by this Agreement and the other Loan Documents, will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

3.11         Margin Regulations.  No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  Except as set forth on Schedule 3.11, no Loan Party owns any Margin Stock (other than the Shares) as of the Closing Date, and none of the proceeds of the Revolving Credit Loan or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock (other than the Shares), for the purpose of reducing or retiring any Indebtedness which was originally incurred

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to purchase or carry any Margin Stock or for any purpose which might cause the Revolving Credit Loan or other extensions of credit under this Agreement to violate any of Regulations T, U or X of the Federal Reserve Board.  No Loan Party will take or permit to be taken by any Loan Party any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.12         Taxes.  Except as set forth in Schedule 3.12, all federal, state, local and foreign tax returns, reports and statements, including information returns required to be filed by each Loan Party, have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid.  Except as set forth in Schedule 3.12, each Loan Party has paid when due and payable all material Charges required to be paid by it.  As of the Closing Date, each Loan Party has, to the best of its knowledge, correctly classified all of its employees as employees for employment tax purposes and has withheld proper and accurate amounts from those classified as its employees for all periods in compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.  Schedule 3.12 sets forth as of the Closing Date those taxable years for which any of the tax returns of each Loan Party are currently being audited by the IRS or any other applicable Governmental Authority; and any assessments or threatened assessments in connection with such audit or otherwise currently outstanding.  Except as described in Schedule 3.12, as of the Closing Date no Loan Party is a party to any agreement or other document with the IRS or any other Governmental Authority extending, or having the effect of extending, the period for assessment or collection of any Charges.  No Loan Party has any obligation under any tax sharing agreement or arrangement except as described in Schedule 3.12.

3.13         ERISA. (a) Schedule 3.13 lists all Plans maintained or contributed to by any Loan Party and all Qualified Plans, unfunded Pension Plans, or Welfare Plans maintained or contributed to by any ERISA Affiliate as of the Closing Date.  Neither any Loan Party nor any current or former ERISA Affiliate sponsors (or has sponsored), contributes to (or has contributed to), or is (or was) required to contribute to any Title IV Plan, any Multiemployer Plan, any Plan subject to IRC Section 412 or ERISA Section 302, or any Retiree Welfare Plan.  IRS determination letters regarding the qualified status under IRC Section 401 of each Qualified Plan have been received as of the dates listed in Schedule 3.13.  Each of the Qualified Plans has been amended to comply with the Tax Reform Act of 1986 and to make other changes required under the IRC or ERISA, and if such required amendments are not subject to the determination letters described in the previous sentence, each Qualified Plan so amended will be submitted to the IRS for a determination letter as to the ongoing qualified status of the Plan under the IRC within the applicable IRC Section 401(b) remedial amendment period; and each such Plan shall be amended, including retroactive amendments, as required during such determination letter process to maintain the qualified status of such Plans.  To the knowledge of Borrower, the Qualified Plans as amended continue to qualify under Section 401 of the IRC, the trusts created thereunder continue to be exempt from tax under the provisions of IRC Section 501(a), and nothing has occurred which would cause the loss of such qualification or tax-exempt status.  To the knowledge of Borrower, each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of all reports required under the IRC or

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ERISA which are true and correct as of the date filed, and all required contributions and benefits have been paid in accordance with the provisions of each such Plan.  No Loan Party has engaged in a prohibited transaction, as defined in IRC Section 4975 or Section 406 of ERISA, in connection with any Plan which would subject any such Person (after giving effect to any exemption) to a material tax on prohibited transactions imposed by IRC Section 4975 or any other material liability.  Except as set forth in Schedule 3.13:  (i) there are no pending, or to the knowledge of Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) any Loan Party or any ERISA Affiliate with respect to any Plan; (ii) each Loan Party and each ERISA Affiliate has complied with the notice and continuation coverage requirements of IRC Section 4980B and the proposed or final regulations thereunder; and (iii) no liability under any Plan has been funded, nor has such obligation been satisfied with, the purchase of a contract from an insurance company that is not rated AAA by Standard & Poor’s Corporation and the equivalent by each other nationally recognized rating agency. Notwithstanding the forgoing, the representations set forth in (i) Section 3.13(a) relates to each Loan Party other than Galyan’s and its Subsidiaries and (ii) Section 3.13(b) relates to Galyan’s and its Subsidiaries.

(b)           Except set forth on Schedule 3.13, and except as would not reasonably be expected to have a Material Adverse Effect (reading such definition for the purposes of this Section 3.13(b) only to replace “Borrower” with “Galyan’s”) on Galyan’s, (A) neither Galyan’s nor any Affiliate maintains, nor has contributed since January 1, 2000, to any multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, (B) for each funded employee pension benefit plan (within the meaning of Section 3(2) of ERISA) that (x) is subject to the provisions of Section 401(a) of the IRC and (y) is maintained by Galyan’s or any of its Subsidiaries for any of its employees, Galyan’s or such Subsidiary has obtained a favorable determination letter from the IRS, (C) to the knowledge of Borrower, none of said determination letters has been revoked by the IRS, nor has the IRS given any indication to the Borrower that it intends to revoke any such determination letter, (D) neither Galyan’s nor any of its Subsidiaries currently maintains, contributes to or has any liability with respect to any employee benefit plan that is subject to Title IV of ERISA and (E) Galyan’s and its Subsidiaries and Galyan’s Plans have not committed any violation of ERISA or any agreement relating to the administration of such Plans.

3.14         No Litigation.  Except as set forth in Schedule 3.14, no litigation, action, suit, claim, arbitration, investigation or other proceeding is now pending or, to the knowledge of Borrower, threatened in writing against any Loan Party, at law, in equity or otherwise, (a) which challenges any such Person’s right, power, or competence to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder or any Liens granted to Agent, on behalf of itself and each of Lenders, or (b) which if determined adversely, individually or in the aggregate, would have or result in a Material Adverse Effect.  To the knowledge of Borrower, there does not exist a state of facts which could reasonably be expected to give rise to any such litigation, action, suit, claim, arbitration, investigation or other proceeding.

3.15         Brokers.  Except as set forth on Schedule 3.15, no broker or finder acting on behalf of Borrower brought about the obtaining, making or closing of the credit extended or

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continued pursuant to this Agreement or the transactions contemplated by the Loan Documents and Borrower has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.16         Intellectual Property.  As of the Closing Date, except where the failure to own any such Intellectual Property right, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect, each Loan Party owns all Intellectual Property which is necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and, to Borrower’s knowledge, proposed to be conducted by it, each of which, as of the Closing Date, is listed, together with United States Patent and Trademark Office application or registration numbers, where applicable, in Schedule 3.16.  Each Loan Party conducts business without infringement or claim of infringement of any Intellectual Property right of others, except where such infringement or claim of infringement, individually or in the aggregate, would not reasonably be expected have or result in a Material Adverse Effect.  Except as set forth in Schedule 3.16, to Borrower’s knowledge, there is no infringement or claim of infringement by others of any Intellectual Property of any Loan Party, except where such infringement or claim of infringement, individually or in the aggregate, would reasonably be expected to have or result in a Material Adverse Effect.

3.17         Full Disclosure.  No information contained in this Agreement, the other Loan Documents, the Financial Statements or any written statement furnished by or on behalf of Borrower or any Affiliate thereof pursuant to the terms of this Agreement or any other Loan Document, which has previously been delivered to Agent or any Lender, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made; provided, that except as provided in the next two sentences, Borrower makes no representation or warranty regarding business plans, forecasts or projections, including without limitation, the Projections.  With respect to the Closing Date Projections (a) all facts that formed the basis of such Projections were (and are as of the Closing Date) true and complete in all material respects and no material fact was omitted from such Projections at the time such Projections were prepared and as of the Closing Date, and (b) such Projections were prepared in good faith and based on assumptions of facts that Borrower believed to be reasonable under the circumstances at the time such Projections were prepared and as of the Closing Date and are disclosed therein.  With respect to any business plans, forecasts or projections (including the Projections other than the Closing Date Projections) made available to Agent or any Lender after the Closing Date, the foregoing clauses (a) and (b) shall be true and correct in all respects as of the date of such business plans, projections or forecasts and as of the date delivered to Agent or any Lender.  Notwithstanding anything to the contrary contained herein, Borrower does not assure or guarantee the attainment of any Projections.

3.18         Hazardous Materials.  Except as set forth in Schedule 3.18 and except for routine operations in the ordinary course of business in compliance with applicable permits issued by a Governmental Authority, the Subject Property is free of any Hazardous Material and no Loan Party has caused or suffered to occur any Release at, under, above or within any Subject Property.  Except as set forth in Schedule 3.18, there are no existing or, to the knowledge of any Loan Party after due inquiry, any potential Environmental Liabilities and Costs which, individually or in the aggregate, would reasonably be expected to have or result in a Material

29

Adverse Effect.  Except as set forth in Schedule 3.18, there are no facts or circumstances which would reasonably be expected to give rise to the imposition of any material Environmental Liabilities and Costs on any Loan Party, or any owner of any premises which such Loan Party occupies, or any Lien securing the same under any Environmental Law.

3.19         Insurance Policies. Schedule 3.19 lists all insurance of any nature maintained for current occurrences by each Loan Party (including Galyan’s and its Subsidiaries) as of the Closing Date, as well as a summary of the terms of such insurance.  Subject to Section 5.16(c), such insurance complies with and shall at all times comply with the standards set forth in Annex E.

3.20         Deposit and Disbursement Accounts. Schedule 3.20 lists all banks and other financial institutions at which as of the Closing Date, each Loan Party maintains deposits and/or other accounts and/or post office lock boxes, including the Disbursement Accounts, the Concentration Account and the Blocked Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.  Borrower has delivered to Agent true, correct and complete copies of all agreements, instruments and other documents relating to any credit card programs, arrangements or agreements to which it is a party.

3.21         Solvency.  After giving effect to (a) any Revolving Credit Advances, if any, to be made on the Closing Date or on such other date as Revolving Credit Advances requested hereunder are to be made and/or Letter of Credit Obligations to be incurred on the Closing Date or on such other date as Letter of Credit Obligations requested hereunder are to be incurred, (b) the disbursement of the proceeds of any such Revolving Credit Advances and/or Letter of Credit Obligations pursuant to Borrower’s instructions, and (c) the payment and accrual of all transaction costs in connection with the foregoing, Borrower is Solvent and Borrower and its Subsidiaries taken as a whole are Solvent.

3.22         Merger Agreement.  As of the Closing Date, Borrower has delivered to Agent a complete and correct copy of the Merger Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).  No Loan Party and no other Person party thereto is in default in the performance or compliance with any provisions of the Merger Agreement.  The Merger Agreement complies with, and, if the Short Form Merger Threshold has been obtained, the Acquisition has been (or, if the Short Form Merger Threshold has not been obtained, will be at the time thereof) consummated in accordance with, all applicable laws.  The Merger Agreement is in full force and effect as of the Closing Date, and, if applicable, as of the date of the consummation of the Acquisition, and has not been terminated, rescinded or withdrawn.  Except as set forth on Schedule 3.3, all requisite approvals by Governmental Authorities having jurisdiction over Galyan’s, any Loan Party and other Persons referenced therein with respect to the transactions contemplated by the Merger Agreement have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Merger Agreement or to the conduct by any Loan Party of its business thereafter.  To the best of each Loan Party’s knowledge, none of Galyan’s representations or warranties in the Merger Agreement contain any untrue statement of a material fact or omit any fact necessary to make the

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statements therein not misleading.  Each of the representations and warranties given by each applicable Loan Party in the Merger Agreement is true and correct in all material respects.  Notwithstanding anything contained in the Merger Agreement to the contrary, such representations and warranties of the Loan Parties are incorporated into this Agreement by this Section 3.22 and shall, solely for purposes of this Agreement and the benefit of Agent and Lenders, survive the consummation of the Acquisition, provided however, from and after the consummation of the Merger, the representations and warranties in the Merger Agreement being made separately about Galyan’s and its Subsidiaries by virtue of this Section 3.22 shall terminate.

3.23         Tender Consideration.  Borrower and Acquirer, at all times since June 28, 2004 up until the Closing Date, have had not less than $155,000,000 in cash-on-hand from sources other than the Revolving Credit Loan available to pay for Shares tendered pursuant to the Tender Offer.

3.24         Fiscal Quarters.  The Fiscal Quarters of the Borrower and its Subsidiaries beginning with the first Fiscal Quarter ending immediately after the Closing Date and each Fiscal Quarter thereafter until August 1, 2009 are set forth on Schedule 3.24.

4.             FINANCIAL STATEMENTS AND INFORMATION

4.1           Reports and Notices.  Borrower covenants and agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent (for delivery to Lenders, unless otherwise specified) the Financial Statements, Projections, Liquidity Projections and notices at the times and in the manner set forth in Annex D hereto.  Concurrently with the delivery of the annual audited financial statements referenced in the first sentence of this Section 4.1, Borrower shall cause to be delivered to Agent a certificate of Borrower’s independent certified public accountants certifying that during the course of performing their audit of Borrower they did not become aware of any Default under the Loan Documents or specifying each Default of which they became aware.

4.2           Communication with Accountants.  Upon written request by Agent to Borrower, Borrower will provide reasonable access to Borrower’s independent certified public accountants and tax advisors so long as any communications between the Agent and such accountants or advisors include Borrower or its authorized agents.  At the written request of Agent, Borrower shall send a letter to such accountants and tax advisors, and deliver a copy thereof to Agent, instructing them to make available to Agent such information and records as Agent may reasonably request and to otherwise comply with the provisions of this Section 4.

5.             AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, unless Required Lenders shall otherwise consent in writing, from and after the date hereof and until the Termination Date, Borrower shall, and shall cause each other Loan Party to, comply with the following affirmative covenants:

5.1           Maintenance of Existence and Conduct of Business.  Each Loan Party shall:  (a) except as permitted by Section 6.1, do or cause to be done all things necessary to preserve and keep in full force and effect its statutory existence and its rights and franchises material to the business of the Loan Parties taken as a whole; (b) continue to conduct its business substantially

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as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its material Intellectual Property, and preserve all the remainder of its material property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, provided that nothing in this Section 5.1(c) shall prevent any Loan Party from discontinuing the use or operation of any property (including any Intellectual Property) if such discontinuance, in the reasonable judgment of such Loan Party’s management, is desirable in the conduct of its business; and (d) in the case of Persons that are Loan Parties on the Closing Date, transact business only under the names set forth in Schedule 3.2, or the name of such other Loan Party into which such Person is merged pursuant to Section 6.1(a)(iv).

5.2           Payment of Charges and Claims.  Each Loan Party shall pay and discharge, or cause to be paid and discharged in accordance with the terms thereof, (a) all Charges imposed upon it or its income and profits, or any of its property (real, personal or mixed) prior to the date on which penalties attach thereto, and (b) all lawful claims for labor, materials, supplies and services or otherwise, which if unpaid might or could become a Lien on its property; provided, that such Loan Party shall not be required to pay any such Charge or claim which is being contested in good faith by proper legal actions or proceedings, so long as at the time of commencement of any such action or proceeding and during the pendency thereof (i) adequate reserves with respect thereto are established and are maintained in accordance with GAAP, (ii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence, (iii) the Collateral subject to forfeiture or loss by reason of the institution or prosecution of such contest has a current fair market value of less than $2,500,000 in the aggregate at any time, (iv) no Liens securing an aggregate amount in excess of $2,500,000 shall exist for such Charges or claims during such action or proceeding (excluding Liens securing obligations fully covered by insurance or otherwise bonded to the satisfaction of Agent), (v) if such contest is terminated or discontinued adversely to such Loan Party, such Loan Party shall promptly pay or discharge such contested Charges and all additional charges, interest penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Loan Party, and (vi) Agent has not advised Borrower in writing that Agent believes that nonpayment or nondischarge thereof, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect.

5.3           Books and Records.  Each Loan Party shall keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of its consolidated and consolidating financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements.

5.4           Litigation.  Borrower shall notify Agent in writing, promptly upon learning thereof, of any litigation, action, suit, claim, investigation, arbitration or other proceeding commenced or threatened, at law, in equity or otherwise against any Loan Party, and of the institution against any Loan Party of any suit or administrative proceeding which (a) may involve an amount in excess of $2,500,000, individually, or $5,000,000, in the aggregate, or (b) if

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adversely determined, individually or in the aggregate, would reasonably be expected to have or result in a Material Adverse Effect.

5.5           Insurance.

(a)           Each Loan Party shall, at its sole cost and expense, maintain or cause to be maintained, the policies of insurance in such amounts and as otherwise described in Annex E and with insurers recognized as adequate by Agent.  Borrower shall notify Agent promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline, except as specified otherwise in Annex E.  Each Loan Party hereby directs all present and future insurers under its “All Risk” policies of insurance to pay all proceeds payable thereunder directly to Agent, other than proceeds relating to the loss or damage to property which secures Indebtedness permitted under clause (c) of Section 6.3 which is required by the terms of such Indebtedness to be paid to the holder thereof (“excluded proceeds”).  Each Loan Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as its true and lawful agent and attorney in-fact for the purpose of, upon the occurrence and during the continuance of a Default, making, settling and adjusting claims under the “All Risk” policies of insurance, endorsing the name of such Person on any check, draft, instrument or other item of payment for the proceeds of such “All Risk” policies of insurance (other than excluded proceeds), and for making all determinations and decisions with respect to such “All Risk” policies of insurance.  In the event any Loan Party at any time or times hereafter shall fail to obtain or maintain (or fail to cause to be obtained or maintained) any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, Agent, without waiving or releasing any Obligations or Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent deems advisable.  All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable, on demand, by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

(b)           Agent reserves the right at any time, upon review of any Loan Party’s risk profile, to reasonably require additional forms and limits of insurance to adequately protect Agent’s and Lenders’ interests.  Each Loan Party shall, if so requested by Agent, deliver to Agent and each Lender, as often as Agent may reasonably request, a report of a reputable insurance broker reasonably satisfactory to Agent with respect to its insurance policies.

(c)           Each Loan Party shall deliver to Agent endorsements to all of its (i) “All Risk” and business interruption insurance naming Agent as loss payee to the extent provided in Section 5.5(a), and (ii) general liability and other liability policies naming Agent and each Lender as an additional insured.

5.6           Compliance with Laws.  Each Loan Party shall comply with all federal, state and local laws, permits and regulations applicable to it, including those relating to licensing, environmental, ERISA and labor matters, except to the extent any failure or failures to so comply, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect.

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5.7           Agreements; Leases.  Each Loan Party shall perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each Contract or other document or instrument to which it is a party, except where such failure or failures to so perform and enforce, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect.  Each Loan Party shall perform and comply in all material respects with all obligations in respect of Chattel Paper, Instruments, Contracts, Licenses, and Documents and all other agreements constituting or giving rise to Collateral.

5.8           Supplemental Disclosure.  Within thirty (30) days after the Closing Date, the Loan Parties may, and from time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default), the Loan Parties shall, supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Schedule or representation shall amend, supplement or otherwise modify any Schedule or representation, or be or be deemed a waiver of any Default resulting from the matters disclosed therein, except as consented to by Agent and Required Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date, other than with respect to the optional supplement of the Loan Parties within thirty (30) days of the Closing Date.

5.9           Environmental Matters.  Each Loan Party shall (a) comply with all Environmental Laws and permits applicable to it where the failure to so comply, individually or in the aggregate, would reasonably be expected to have or result in a Material Adverse Effect, (b) notify Agent and each Lender promptly after such Loan Party becomes aware of any Release upon any Subject Property which, individually or in the aggregate, would reasonably be expected to have or result in a Material Adverse Effect, and (c) promptly forward to Agent and each Lender a copy of any order, notice, permit, application, or any communication or report received by such Loan Party in connection with any such Release or any other matter relating to the Environmental Laws that may affect any Subject Property or any Loan Party, other than any routine notice, permit, application, or any communication or report received in the ordinary course of business in connection with the construction of any store, or any such notice, permit, application or communication which is received in the ordinary course of business and none of the Subject Property or any Loan Party is adversely affected thereby.  The provisions of this Section 5.9 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

5.10         Application of Proceeds.  Borrower shall use the proceeds of the Revolving Credit Loan as provided in Section 1.3.

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5.11         Fiscal Year.  Each Loan Party shall maintain as its Fiscal Year the 52 or 53-week period ending on the Saturday closest to the end of January of each year.

5.12         Landlord’s Waiver and Other Agreements.  Except as otherwise agreed to in writing by Agent, each Loan Party shall use commercially reasonable best efforts to obtain (a) a Landlord’s Waiver in form and substance acceptable to Agent from the landlord of any present or future leased premises of any Loan Party where Inventory is located; and (b) a waiver and license agreement in form and substance acceptable to Agent from any Person (other than Borrower) which owns, operates or manages a warehouse or other location not owned by Borrower where Inventory is located ((a) and (b) collectively being the “Waivers”).  With respect to such locations or warehouse space leased as of the Closing Date or thereafter, if Agent has not received a Landlord’s Waiver or waiver and license agreement, as applicable, as of the Closing Date (or, if later, as of the date such location is leased), any Eligible Inventory at that location shall, in Agent’s discretion, be subject to the Lease Payment Reserve.  Notwithstanding this Section 5.12 or anything else in this Agreement to the contrary, Galyan’s shall have one hundred twenty (120) days following the consummation of the Merger to obtain the Waivers being sought under this Section 5.12 which relate to Galyan’s and its Subsidiaries), provided that any Eligible Inventory at any applicable location shall, in Agent’s discretion (without limiting any other provision hereof), be subject to the Lease Payment Reserve.

5.13         Certain Obligations Respecting Subsidiaries.  Borrower will take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a direct or indirect wholly-owned Subsidiary (unless merged into Borrower pursuant to Section 6.1(a)(iv)); provided that until consummation of the Merger, Galyan’s shall be owned, directly or indirectly by Borrower solely to the extent of the Shares tendered to Acquirer pursuant to the Tender Offer.  Borrower will not permit any of its Subsidiaries to enter into, after the Closing Date, any indenture, agreement (other than this Agreement and the other Loan Documents), instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends or other Restricted Payments, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of any property or assets.

5.14         Further Assurances.

(a)           Each Loan Party shall at its cost and expense, upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectually the provisions and purposes of this Agreement or any other Loan Document.

(b)           Borrower shall deliver or cause to be delivered to Agent no later than the thirty (30) days after the Closing Date, with respect to Borrower and its Subsidiaries (other than Galyan’s and its Subsidiaries), and no later than the earlier of (i) sixty (60) days after consummation of the Merger and (ii) ninety (90) days after the Closing Date, in the case of Galyan’s and its Subsidiaries (or such later date as may be agreed by Agent), duly executed blocked account agreements referred to in Annex B with respect to each deposit account and

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Disbursement Account set forth on Schedule 3.20 and any other deposit account or Disbursement Account opened by Galyan’s or any of its Subsidiaries pursuant to Section 6 of Annex B, which blocked account agreements shall be in form and substance acceptable to Agent.  In the event that Borrower is unable to deliver to Agent a blocked account agreement for each deposit account or Disbursement Account on or before such date, Borrower shall close each deposit account for which it was unable to deliver a blocked account agreement and open a new deposit account with a financial institution which will enter into a blocked account agreement satisfactory to Agent.  Borrower shall deliver or cause to be delivered to Agent no later than thirty (30) days after the Closing Date, duly executed Control Letters from (i) all issuers of uncertificated securities and financial assets held by each Loan Party, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of each Loan Party, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Loan Party.

5.15         Appraisals and Field Audits.  Borrower shall allow Agent and its designees from time to time as Agent shall direct, to perform, and shall assist Agent and its designees in performing, field audits and appraisals of Borrower’s and its Subsidiaries’ (including Galyan’s and its Subsidiaries) Inventory.  So long as no Default has occurred and is continuing, Agent agrees to provide to Borrower upon the request of Borrower any such appraisal prepared by a third party unaffiliated with Agent which has consented to Agent so providing such appraisal.  In furtherance of the foregoing, Agent agrees to use reasonable efforts to obtain any such consent.  Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by Agent in connection with such field audits and appraisals, provided that unless a Default shall be continuing, only one such field audit and appraisal in any Fiscal Year shall be at the expense of Borrower if Excess Availability shall be greater than or equal to $50,000,000 at all times during such Fiscal Year, and only three such field audits and appraisals (subject to no Default having occurred and be continuing) shall be at the expense of Borrower if Excess Availability shall be less than $50,000,000 at any time during such Fiscal Year.  Notwithstanding the foregoing, Agent and its designees may perform a field audit of Galyan’s and its Subsidiaries within one year of the Closing Date, which field audit shall be at the expense of the Borrower but shall not count against the limitations set forth above.

5.16         Future Guarantors, Security, etc.

(a)           Each Loan Party shall, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Agent or Required Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.  Each Loan Party shall (i) cause each Person, upon its becoming a Subsidiary of such Loan Party (provided that this shall not be construed to constitute consent by any of the Lenders to any transaction not expressly permitted by the terms of this Agreement), promptly (or immediately upon consummation of the Merger with respect to Galyan’s) to guaranty the Obligations and to grant Agent, for the benefit of Agent and Lenders, a security interest in the personal and mixed property of such Person (consistent with the type of assets in which Borrower has granted a security interest to Agent for the benefit of Lenders) to secure the Obligations and (ii) pledge, or cause to be pledged, to Agent, for the benefit of Agent and Lenders, all of the Stock of such Subsidiary to secure the Obligations; provided that the Stock of Galyan’s and its Subsidiaries

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shall not be pledged until consummation of the Merger.  The documentation for such guaranty, security and pledge shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Agent.

(b)           Without limiting Section 5.16(a) above, immediately upon consummation of the Merger and to the extent not provided on or prior to the Closing Date, Galyan’s and its Subsidiaries shall execute such guaranties, financing statements, documents, security agreements and reports as Agent or Required Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.  Galyan’s and each of its Subsidiaries shall promptly (i) guaranty the Obligations and grant to Agent, for the benefit of Agent and Lenders, a security interest in the personal and mixed property of such Person (consistent with the type of assets in which Borrower has granted a security interest to Agent for the benefit of Lenders) to secure the Obligations and (ii) pledge, or cause to be pledged, to Agent, for the benefit of Agent and Lenders, all of the Stock of its Subsidiaries to secure the Obligations.  In connection with the foregoing, the Loan Parties shall deliver duly executed originals of opinions of counsel for Galyan’s and its Subsidiaries, together with any local counsel opinions reasonably requested by Agent, each in form and substance reasonably satisfactory to Agent and its counsel, dated the date of the consummation of the Merger.

(c)           Within one (1) Business Day of the Closing Date, or, at the discretion of Agent, up to three (3) Business Days, the Loan Parties shall deliver evidence satisfactory to Agent that the insurance policies covering Galyan’s and its Subsidiaries provided for in Section 3.19 and Annex E are in full force and effect, together with appropriate evidence showing a loss payable and/or additional insured clauses or endorsements, as appropriate, in favor of Agent and Lenders and in form and substance satisfactory to Agent.

5.17         Tender Offer.  In the event the Short Form Merger Threshold is not attained on or before the Closing Date, the Borrower and Acquirer shall extend the Tender Offer in accordance with Section 3.13 of the Merger Agreement by means of a Subsequent Offering Period (as defined in the Merger Agreement).  If at any time the Short Form Merger Threshold is attained, or a favorable vote of the shareholders of Galyan’s is obtained, the Acquirer shall consummate the Merger as soon as practicable thereafter.

6.             NEGATIVE COVENANTS

Each Loan Party covenants and agrees that, unless Required Lenders shall otherwise consent in writing, from and after the date hereof and until the Termination Date, each Loan  Party shall, comply with the following negative covenants:

6.1           Mergers, Subsidiaries, Etc.

(a)           No Loan Party shall, directly or indirectly, by operation of law or otherwise, merge, consolidate or otherwise combine with any Person or acquire or hold all or substantially all of the assets or capital stock of any Person or form, acquire or hold any Subsidiary, except that:

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(i)         Acquirer may acquire Shares of Galyan’s pursuant to the Tender Offer and consummate the Acquisition;

(ii)        Borrower may maintain its existing investments in its Subsidiaries as of the Closing Date;

(iii)       Borrower may form DSG of Virginia, LLC, a wholly-owned Virginia limited liability company (“DSGV”), for the purpose of issuing and selling electronic gift cards; provided that at the time of formation of DSGV, the provisions of Section 5.16(a) are complied with;

(iv)       At any time after the Merger has been consummated, any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, Borrower or any other Subsidiary, and the assets or Stock of any Subsidiary may be purchased or otherwise acquired by Borrower or any other Subsidiary (it being understood that Galyan’s may only be purchased initially by Acquirer, and after consummation of the Merger, by Borrower); and provided; that the Borrower shall be the survivor of any merger with a Subsidiary and in no event shall any Subsidiary consolidate with or merge with and into any other Subsidiary unless after giving effect thereto, the Agent shall have a perfected pledge of, and security interest in and to, all of the issued and outstanding interests of Stock (on a fully diluted basis) of the surviving Person to the same extent as the Agent had with respect to such merged or consolidated Person immediately prior to such merger or consolidation in form and substance satisfactory to the Agent and its counsel, pursuant to such documentation and opinions as shall be necessary in the opinion of the Agent to create, perfect or maintain the collateral position of the Agent and Lenders therein; and

(v)        At any time after the Merger has been consummated, so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may (to the extent permitted by clause (g) of Section 6.2) purchase all or substantially all of the assets or Stock of any Person (or any division thereof), or acquire such Person by merger.

(b)           Other than Galyan’s and its Subsidiaries prior to the consummation of the Merger, Borrower shall have no Subsidiaries other than wholly-owned domestic Subsidiaries.

6.2           Investments.  No Loan Party shall, directly or indirectly, make or maintain any Investment except: (a) Investments permitted by Section 6.1, 6.3 or 6.4; (b) Investments outstanding on the date hereof and listed in Schedule 6.2; (c) Investments in Cash Equivalents and Permitted Investments which are subject to a first priority perfected Lien of Agent for the benefit of Lenders, provided that the aggregate outstanding principal amount of such Cash Equivalents and Permitted Investments shall not exceed (x) $20,000,000 any time during which Revolving Credit Advances are outstanding and (y) $0, at any time after Agent has the right to deliver an Activation Notice (whether or not such Activation Notice has been delivered or rescinded) in accordance with Annex B; (d) Investments representing stock or obligations issued to any Loan Party in settlement of claims against any other Person by reason of a composition or readjustment of debt or reorganization of any debtor of any Loan Party; (e) Investments

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represented by deposits into the Concentration Account, the Blocked Accounts, the Disbursement Accounts and other bank accounts of such Loan Party to the extent permitted hereunder; (f) Interest Rate Agreements not prohibited by Section 6.17 hereof; (g) at any time after the consummation of the Merger, Investments by way of the acquisition of Stock or assets in each case constituting Permitted Acquisitions in an aggregate amount not to exceed $30,000,000 (including any Indebtedness assumed pursuant to Section 6.3(i)) in any Fiscal Year; provided that, in any event, (i) immediately prior to, and immediately after giving effect to, such Investment, Excess Availability is greater than $50,000,000, and (ii) none of the Inventory acquired in connection with such Permitted Acquisition shall be included in the Borrowing Base unless and until the Agent has conducted a collateral audit and appraisal thereon satisfactory to it and has made appropriate adjustments, if any, to the Reserves and/or the definition of Eligible Inventory, and (h) deposits made in the ordinary course of business and required in connection with Leases.

6.3           Indebtedness.  No Loan Party shall create, incur, assume or permit to exist any Indebtedness, except:  (a) the Obligations; (b) Deferred Taxes; (c) Capital Lease Obligations and Indebtedness secured by purchase money Liens permitted under clause (c) of Section 6.7 (including any such Capital Lease Obligations and Indebtedness set forth in Schedule 6.3 or any extensions, renewals, replacements or modifications thereof) in a maximum outstanding aggregate amount at any time not to exceed $5,000,000 prior to consummation of the Merger and $15,000,000 thereafter; (d) Guaranteed Indebtedness permitted under Section 6.6; (e) Indebtedness under Interest Rate Agreements to the extent not prohibited by Section 6.17; (f) Indebtedness existing on the Closing Date and set forth in Schedule 6.3 and all extensions, renewals, replacements and modifications of such Indebtedness on terms and conditions which shall in any event be on terms no less favorable to Borrower, Agent or any Lender, as determined by Agent than the terms of the Indebtedness being extended, renewed, replaced or modified, including, without limitation, with respect to amount, maturity, amortization, interest rate, premiums, fees, indemnities, covenants, events of default and remedies; (g) Indebtedness evidenced by the Galyan’s Intercompany Note and the Acquirer Intercompany Note, in form and substance satisfactory to Agent; (h) Indebtedness in the form of non-cash obligations for construction in progress of leased facilities, as reflected on certain of Borrower’s Financial Statements as “Non-cash obligations for CIP - Leased Facilities”; (i) at any time after consummation of the Merger, Indebtedness of a Person existing at the time such Person became a Subsidiary of Borrower pursuant to Section 6.2(g), but only if such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary; provided that neither Borrower nor any Subsidiary may have any Guaranteed Indebtedness in respect of such Indebtedness incurred by any Subsidiary, if any, which is not a Loan Party; (j) at any time after consummation of the Merger, Indebtedness consisting of intercompany loans and advances made by any Loan Party to any other Loan Party; provided, that: (i) each Loan Party shall have executed and delivered to each other Loan Party, a demand note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing at any time by such Loan Party to such other Loan Party which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement, Borrower Security Agreement or Subsidiary Security Agreement as additional collateral security for the Obligations; (ii) each Loan Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (iii) the obligations of each Loan Party under any such Intercompany Notes shall be subordinated

39

to the Obligations of such Loan Party hereunder or under the other Loan Documents in a manner reasonably satisfactory to Agent; (iv) at the time any such intercompany loan or advance is made by any Loan Party to any other Loan Party and after giving effect thereto, each such Loan Party shall be Solvent; and (v) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; (k) at any time after consummation of the Merger, any other unsecured Indebtedness of Borrower or Galyan’s not to exceed $20,000,000 in the aggregate at any time outstanding; and (l) at any time after consummation of the Merger, any other Indebtedness of Borrower or Galyan’s not to exceed $25,000,000 in the aggregate at any time outstanding that is secured by real property.

6.4           Affiliate and Employee Transactions.  The Loan Parties shall not directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of any Loan Party, except (a) as set forth on Schedule 6.4, (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of any such Loan Party and upon fair and reasonable terms that are no less favorable to any such Loan Party than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, (c) payment of reasonable compensation to officers and employees for services actually rendered to any such Loan Party or any of its Subsidiaries, and (d) payment of customary director’s fees, and (e) any payments to employees, former employees or consultants of Galyan’s and its Subsidiaries which are being made as a result of the Merger Agreement or in connection with the Acquisition in an aggregate amount not in excess of $10,000,000; provided however, that such amount shall not limit (i) any “parachute” payment, “change of control payment” or other amount due, paid or payable which relates to (x) the acceleration and/or payment on or related to Galyan’s stock options or any other rights or warrants made in accordance with Section 2.4 of the Merger Agreement, (y) restricted stock that is then outstanding, or (z) severance payments to employees of Galyan’s or its Subsidiaries, (ii) any “tax-gross up payments,” make-whole” or similar payment made as a result of any “parachute” payment, “change of control payment” or other amount due, paid or payable regardless of whether such payment or amount due or payable is on or relates to Galyan’s stock options, other rights or warrants, (iii) any amounts due to Goldman Sachs, & Co. or any other investment banking or financial advisor of Galyan’s that is receiving a fee or payment as a result of the Transactions and/or (iv) any reasonable signing bonuses, bonus incentive or other payments made by Borrower or its affiliates to employees of Galyan’s in order to induce such Galyan’s employees to accept offers of employment with the Borrower or its Subsidiaries or to remain employed at Galyan’s.  No Loan Party shall enter into any lending or borrowing transaction with any employees of any Loan Party, provided, that any Loan Party may extend loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes and stock option financing up to a maximum of $5,000,000 in the aggregate at any one time outstanding, or such higher amount permitted by the prior written consent of Agent.

6.5           Capital Structure and Business.

(a)           No Loan Party shall: (i) make any changes in its business objectives, purposes or operations which, individually or in the aggregate, could in any way adversely affect the repayment of the Obligations or reasonably be expected to have or result in a Material

40

Adverse Effect; (ii) issue or sell any shares of Stock of the Borrower that is mandatorily redeemable prior to February 11, 2009, (iii) organize any Subsidiaries other than (x) domestic wholly-owned Subsidiaries for the purpose of making Investments permitted by Section 6.2(g) and (y) DSGV for the sole purpose of issuing electronic gift cards and entering into transactions with the Borrower involving such gift cards, and (iv) amend its articles or certificate of incorporation, charter, by-laws, organizational document, the terms of its outstanding Stock, or any partners, shareholders, voting or similar agreement to which it is a party; provided that any Loan Party may amend any such documents in a manner that not would adversely affect Agent or Lenders or such Loan Party’s duty or ability to repay the Obligations; or (v) subject to clause (iii)(y) above, engage in any business other than the retail sale of clothing and sporting goods or businesses reasonably related thereto consistent with past practice.

(b)           Acquirer shall not engage in any trade or business, or own any assets (other than the Shares of Galyan’s prior to consummation of the Merger) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations and the Acquirer Loan).

6.6           Guaranteed Indebtedness.  No Loan Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except for:  (a) endorsements of instruments or items of payment for deposit to a bank account of such Loan Party; (b) performance bonds, indemnities entered into in the ordinary course of business consistent with past practices; (c) Guaranteed Indebtedness relating to Interest Rate Agreements permitted to be incurred pursuant to Section 6.3(e); (d) Guaranteed Indebtedness outstanding on the Closing Date and listed in Schedule 6.3 and all extensions, renewals, replacements and modifications of such Guaranteed Indebtedness on terms and conditions which shall in any event be on terms no less favorable to Borrower, Agent or any Lender, as determined by Agent than the terms of the Guaranteed Indebtedness being extended, renewed, replaced or modified, including, without limitation, with respect to amount, premiums, fees, indemnities, covenants, events of default and remedies; (e) after consummation of the Merger, Guaranteed Indebtedness incurred for the benefit of any other Loan Party if the primary obligation is expressly permitted by this Agreement other than Indebtedness, if any, of any Person existing at the time such Person became a Subsidiary of Borrower; provided that any such Guaranteed Indebtedness does not exceed the primary obligation, and (f) guaranties of lease payments in the ordinary course of business in connection with reletting of space vacated by any Loan Party pursuant to a store relocation.

6.7           Liens.  No Loan Party shall create or permit to exist any Lien on any of its properties or assets except for:  (a) presently existing or hereafter created Liens in favor of Agent or Lenders (or any affiliate thereof in connection with any Interest Rate Agreement not prohibited by Section 6.17) to secure the Obligations, including but not limited to the Galyan’s Pledge; (b) Permitted Encumbrances; (c) purchase money Liens or purchase money security interests upon or in Equipment acquired by any Loan Party in the ordinary course of business to secure the purchase price of such Equipment or to secure Capital Lease Obligations, in each case, permitted under clause (c) of Section 6.3 incurred solely for the purpose of financing the acquisition of such Equipment; (d) extensions, renewals and replacements of Liens referred to in clause (c) above, provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure Indebtedness in an amount greater than the amount of the outstanding Indebtedness secured thereby immediately prior to such extension, renewal or replacement; (e) after consummation of

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the Merger, Liens on property securing Indebtedness permitted by clause (i) of Section 6.3; provided that such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to specific tangible assets of such Person (and not assets of such Person generally) and provided further that no such property shall be included in the Borrowing Base; and (f) Liens securing Indebtedness permitted by Section 6.3(l); provided further that no Loan Party shall create or permit any Lien to exist on any Collateral (other than Liens described in clauses (a), (b) and (e) above).

6.8           Sale of Assets. No Loan Party shall sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, including any Collateral; provided, that the foregoing shall not prohibit (a) the sale of Inventory in the ordinary course of business, (b) the sale or disposition for fair consideration in any Fiscal Year of any assets in the ordinary course of business which have become obsolete or surplus to the business of such Loan Party, (c) the sale or disposition of any assets of any Loan Party to any other Loan Party; provided that prior to the consummation of the Merger and compliance, to the extent applicable, with Section 5.16, Borrower shall not sell or otherwise dispose of any of its assets to Galyan’s or any of Galyan’s Subsidiaries, (d) after consummation of the Merger, Asset Dispositions by Loan Parties (excluding sales of Inventory and Stock of any of Borrower’s Subsidiaries) if all of the following conditions are met: (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $5,000,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $15,000,000; (ii) the consideration received is at least equal to the fair market value of such assets; (iii) at least seventy-five percent (75%) of the consideration received is cash; (iv) the Net Proceeds are immediately deposited into the Concentration Account; (v) after giving effect to the Asset Disposition, Borrower is in compliance on a pro forma basis to the extent applicable with the covenant set forth in Section 6.10 recomputed for the most recently ended quarter for which information is available and is in compliance with all other terms and conditions of this Agreement; and (vi) no Default then exists or would result from such Asset Disposition, and (e) after consummation of the Merger, Permitted Sale and Leaseback Transactions.

6.9           ERISA.  No Loan Party or any ERISA Affiliate shall acquire any new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an “accumulated funding deficiency,” as defined in Section 302 of ERISA, or any “unfunded vested benefits,” as defined in Section 4006(a)(3)(E)(iii) of ERISA in the case of any Pension Plan other than a Multiemployer Plan and in Section 4211 of ERISA in the case of a Multiemployer Plan.  Additionally, no Loan Party or any ERISA Affiliate shall:  (a) permit or suffer any condition set forth in Section 3.13 to cease to be met and satisfied at any time, other than permitting an ERISA Affiliate acquired after the Closing Date to sponsor a Title IV Plan, a Plan subject to IRC Section 412 or ERISA Section 302, or a Retiree Welfare Plan; (b) terminate any Title IV Plan where such termination could reasonably be anticipated to result in liability to such Loan Party; (c) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan; (d) fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent; (e) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan; (f) fail to provide Lender with copies of any Plan documents or governmental reports or filings, if reasonably requested by Lender; (g) fail to make any contribution or pay any amount due as required by IRC Section 412 or Section

42

302 of ERISA; (h) allow any ERISA Event or event described in Section 4062(e) of ERISA to occur with respect to any Title IV Plan; and (i) with respect to all Retiree Welfare Plans, allow the present value of future anticipated expenses to exceed $100,000 (or $1,000,000 after consummation of the Merger).

6.10         Financial Covenant.  As of any Fixed Charge Coverage Measurement Date, Borrower shall maintain a Fixed Charge Coverage Ratio for the four Fiscal Quarter period ending on the Fixed Charge Coverage Measurement Date, of not less than 1.0 to 1.0., which covenant shall be calculated in accordance with GAAP consistently applied (and based upon the financial statements delivered hereunder).

6.11         [Intentionally Omitted.]

6.12         Restricted Payments.  No Loan Party shall make any Restricted Payment to any Person except that:  (a) any Subsidiary of Borrower may make Restricted Payments to Borrower; (b) Borrower may make dividends and distributions in the form of Stock to its Stockholders to the extent permitted by Section 6.5 hereof and in connection with mergers permitted by Section 6.1(a)(iv); (c) Borrower may make (i) regularly scheduled payments of interest to holders of the Convertible Notes, (ii) payments in cash or Stock upon conversion of any of the Convertible Notes pursuant to Section 4.1 of the Convertible Note Indenture and paragraph 9 of the Convertible Notes; (iii) payments in cash on or after February 11, 2009 upon redemption of the Convertible Notes pursuant to Section 3.8 of the Convertible Note Indenture and paragraph 7 of the Convertible Notes, (iv) payments in cash on or after February 11, 2009 upon redemption of the Convertible Notes by Borrower pursuant to Section 3.1 of the Convertible Note Indenture and paragraph 6 of the Convertible Notes, provided that no Default or Event of Default has occurred and is continuing both before and after giving effect to any such payment, (v) payment in cash of the aggregate principal amount of the Convertible Notes upon maturity or upon acceleration, (vi) payment of liquidated damages to the holders of Convertible Notes pursuant to Section 3 of the Registration Rights Agreement, (vii) payments in cash or Stock pursuant to the Convertible Notes Warrant Transaction, (viii) any payments required for registration expenses pursuant to Section 5 of the Registration Rights Agreement, and (ix) payment of the Change in Control Purchase Price (as defined in Section 3.9(c) of the Convertible Note Indenture) of any Convertible Notes upon a Change in Control (as defined in Section 3.9(a) of the Convertible Note Indenture) pursuant to Section 3.9 of the Convertible Note Indenture and paragraph 7 of the Convertible Notes; (d) the Loan Parties may make payments of principal of, and interest on, the Intercompany Notes issued in accordance with Section 6.3(j); (e) Acquirer and Galyan’s, as applicable, may make payments of principal of, and interest on, the Acquirer Intercompany Note and the Galyan’s Intercompany Note issued in accordance with Section 6.3; provided that the outstanding principal balance of the Galyan’s Intercompany Note may not be less than the amount of the Prior Lender Obligations paid with the proceeds thereof on the Closing Date; (f) Borrower, Acquirer and Galyan’s may make any payments required as a result of the Acquisition as contemplated by the Merger Agreement in connection with any dissenters’ rights, amounts due relating to any option, warrant or other right of Galyan’s shareholders pursuant to Section 2.4 of the Merger Agreement; (g) payments pursuant to any transaction permitted by Section 6.4; (h) payments of royalties to DSGV and Galyan’s Nevada, Inc. in the ordinary course of business and consistent with past practice arising out of the use of Trademarks owned by DSGV and Galyan’s

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Nevada, Inc; and (i) any transaction otherwise permitted by Sections 6.1, 6.2, or 6.8 which constitutes a Restricted Payment

6.13         Hazardous Materials.  No Loan Party shall, nor shall it permit any Person within its control:  (a) to cause or permit a Release of Hazardous Material on, under, in or about any Subject Property which, individually or in the aggregate, would reasonably be expected to have or result in a Material Adverse Effect; (b) to use, store, generate, treat or dispose of Hazardous Materials in violation of Environmental Laws, except to the extent any failure or failures to so comply, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect; or (c) to transport any Hazardous Materials to or from any Subject Property in violation of Environmental Laws, except to the extent any failure or failures to so comply, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect.

6.14         Sale-Leasebacks.  No Loan Party shall enter into any sale-leaseback, synthetic lease or similar transaction involving any of its property or assets except pursuant to a Permitted Sale and Leaseback Transaction.

6.15         Cancellation of Indebtedness.  No Loan Party shall cancel any claim or Indebtedness owing to it, except for adequate consideration negotiated in an arms length transaction and in the ordinary course of its business consistent with past practices.

6.16         [Intentionally Omitted]

6.17         No Speculative Investments.  No Loan Party shall engage in any speculative investment or any investment involving commodity options or futures contracts.  For purposes of this Section 6.17, neither the Convertible Note Hedge nor the Convertible Note Warrant Transaction shall be deemed to be a speculative investment.

6.18         Margin Regulations.  Borrower shall not, directly or indirectly, use the proceeds of any Revolving Credit Advance or Letter of Credit Obligation to purchase or carry any Margin Stock (other than the Shares) or any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

6.19         Limitation on Negative Pledge Clauses.  No Loan Party shall directly or indirectly, enter into any agreement (other than the Loan Documents and the Merger Agreement), with any Person which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than in connection with any Indebtedness permitted under clause (c) of Section 6.3 secured by a Lien permitted hereunder on assets of the Loan Parties so long as such prohibition or limitation in any documentation governing or relating to such Indebtedness extends only to such assets securing such Indebtedness.

6.20         Material Contracts.  No Loan Party shall cancel or terminate any Material Contract that would adversely affect any Loan Party or the Agent and Lenders.  No Loan Party shall waive any default or breach any Material Contract, or amend or otherwise modify any Material Contract or take (or omit to take) any other action in connection with any Material

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Contract that, individually or in the aggregate, would reasonably be expected to have or result in a Material Adverse Effect.

6.21         Leases.  No Loan Party shall (a) renew (by amendment, modification or otherwise) any lease of real property or similar agreements other than renewals of existing leases of real property upon terms that are not less favorable than then current market terms, or (b) enter into any new lease of real property or similar agreements unless such Loan Party has used commercially reasonable best efforts to enter into a Landlord’s Waiver and other documentation deemed appropriate by Agent, in each case in form and substance satisfactory to Agent, with the owner of such real property (to the extent Inventory is located or will be located at such property).  No Loan Party shall without the prior written consent of Agent amend, supplement or otherwise modify any provision of any Lease in any manner that is adverse to the Agent or the Lenders in any material respect under which the landlord has waived or subordinated any landlord’s lien, right of distraint or other lien or encumbrance upon such Loan Party’s property securing the performance of such Loan Party’s obligations under such Lease.

6.22         Limitations on Modifications of Convertible Notes.  Borrower shall not amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms or provisions of the Convertible Note Document, or, in each case, any documents relating thereto (other than any such amendment, modification or change which would only extend the maturity or reduce the amount of any payment of principal thereof or premium thereon or which would reduce the rate or extend the date for payment of interest thereon).  Notwithstanding the foregoing, Borrower may amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms or provisions of any Convertible Note Document, or any document relating thereto, unless such amendment, modification or change would have an adverse effect on the Lenders.  The Lenders acknowledge that any amendment, modification or change required by the Trust Indenture Act of 1939, or by the United States Securities and Exchange Commission, shall not be deemed to have an adverse effect on the Lenders.

6.23         Long Form Event.  Notwithstanding anything to the contrary in any Loan Document, if a Long Form Event has occurred, Borrower shall not make the Galyan’s Loan or execute any documents related thereto, unless the Galyan’s Loan, the Galyan’s Intercompany Note, the Galyan’s Pledge and any transaction related thereto shall have been approved by a majority of the independent directors of Galyan’s.  In the event such director approval shall not be obtained, notwithstanding anything to the contrary set forth in any Loan Document, Agent and Lenders agree that (a) the condition precedent set forth in Annex C, Section III(D) is waived, (b) the Prior Lender Obligations shall be permitted under this Agreement and the other Loan Documents, and (c) the Liens in favor of the Prior Lenders securing the Prior Lender Obligations shall be permitted under this Agreement and the other Loan Documents, provided however, that so long as any Prior Lender Obligations are outstanding (i) none of Galyan’s assets shall be included for purposes of calculating the Borrowing Base, (ii) none of the Dick’s Loan Parties shall make any intercompany advances or capital contributions to, or incur any Guaranteed Indebtedness on behalf of, or support in any other manner, any of the Galyan’s Loan Parties, (iii) Borrower shall not permit Galyan’s to amend, supplement or otherwise modify the terms of the Existing Galyan’s Credit Agreement or any of the other Loan Documents (as defined in the Existing Galyan’s Credit Agreement), (iv) Borrower shall not permit the aggregate outstanding amount of the Prior Lender Obligations to exceed at any time the amount that would be

45

calculated pursuant to clause (a)(ii) of the definition of Borrowing Base, were the assets of Galyan’s to be included in such calculation, and (v) Borrower shall cause the Prior Lender Obligations to be repaid in full on or prior to consummation of the Merger.  Upon repayment of the Prior Lender Obligations, Borrower shall deliver to Agent, copies of a duly executed payoff letter, in form and substance satisfactory to Agent, by and between the administrative agent for the Prior Lenders party to the Existing Galyan’s Credit Agreement evidencing repayment in full of all Prior Lender Obligations, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Agent, executed by the Prior Lender, if necessary, releasing all Liens of Prior Lender upon any of the property of Galyan’s and its Subsidiaries, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lender or relating to the Prior Lender Obligations.

7.             TERM

7.1           Duration.  The financing arrangement contemplated hereby shall be in effect until the Commitment Termination Date.  On the Commitment Termination Date, the Aggregate Revolving Credit Commitment shall terminate and the Revolving Credit Loan and all other Obligations shall immediately become due and payable in full, in cash and Borrower shall make arrangements, as provided in paragraph (c)(ii) of Annex F, for satisfaction of any outstanding Letter of Credit Obligations.

7.2           Survival of Obligations.  Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the Obligations, duties, indemnities, and liabilities of any Loan Party, or the rights of Agent or any Lender relating to any Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date.  Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon any Loan Party, and all rights of Agent and each Lender, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date.

8.             EVENTS OF DEFAULT; RIGHTS AND REMEDIES

8.1           Events of Default.  The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(a)           Borrower (i) fails to make any payment of principal of Revolving Credit Loan when due, or to repay the Revolving Credit Loan to reduce its balance to the maximum amount of Revolving Loans then permitted to be outstanding or to reimburse any issuer of a Letter of Credit for any payment made by such issuer of a Letter of Credit under or in respect of any Letter of Credit when due, or (ii) fails to pay, within three (3) days after the due date, any interest on the Revolving Credit Loan or any other amount due under this Agreement or any of the other Loan Documents.

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(b)           Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 1.7, Section 4.1, Section 5.2 (solely insofar as such Section requires and the Loan Parties fail to pay Claims for sales and use taxes and payroll withholding taxes in accordance with the terms of such Section in an aggregate amount in excess of $500,000), Section 5.5, Section 5.11, Section 5.15, Section 5.16 or Section 6, including any of the provisions set forth in Annex B or Annex E.

(c)           Any Loan Party shall fail or neglect to perform, keep or observe any term or provision of this Agreement (other than any such term or provision referred to in paragraph (a) or (b) above) or of any of the other Loan Documents, and the same shall remain unremedied for a period ending on the first to occur of twenty (20) days after Borrower shall receive written notice of any such failure from Agent or any Lender or twenty (20) days after any Loan Party shall become aware thereof.

(d)           A default shall occur under any other agreement, document or instrument to which any Loan Party is a party or by which any such Loan Party or its property is bound, and such default (i) involves the failure to make any payment (after expiration of any applicable grace period), whether of principal, interest or otherwise, due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of such Loan Party in an aggregate amount exceeding $500,000 (or $5,000,000 after consummation of the Merger) or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof in an aggregate amount exceeding $500,000 (or $5,000,000 after consummation of the Merger), to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

(e)           Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Loan Party is untrue or incorrect in any material respect as of the date when made or deemed made (including those made or deemed made pursuant to Section 2.2).

(f)            Any of the assets of any Loan Party having a value of greater than $250,000 (or $2,500,000 after consummation of the Merger), in the aggregate shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Loan Party and shall remain unstayed or undismissed for thirty (30) consecutive days; or any Person other than a Loan Party shall apply for the appointment of a receiver, trustee or custodian for any Loan Party’s assets and shall remain unstayed or undismissed for thirty (30) consecutive days; or any Loan Party shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

(g)           A case or proceeding shall have been commenced against any Loan Party in a court having competent jurisdiction seeking a decree or order (i) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or

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foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Loan Party or of any substantial part of its properties, or (iii) ordering the winding up or liquidation of the affairs of such Loan Party and such case or proceeding shall remain undismissed or unstayed for thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

(h)           Any Loan Party shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Loan Party or of any substantial part of such Loan Party’s properties, (iii) fail generally to pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action.

(i)            Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $250,000 (or $2,500,000 after consummation of the Merger) in the aggregate, shall be rendered against any Loan Party, unless the same shall be vacated, stayed, bonded, paid or discharged within a period of twenty (20) days from the date of such judgment.

(j)            Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms or any Loan Party or other Person shall so state in writing; or any Lien created under any Collateral Document shall cease to be a valid and perfected Lien on any Collateral having the priority in such Collateral contemplated hereby.

(k)           There shall occur a Change of Control.

(l)            There shall occur any default or event of default under any Convertible Note Document.

(m)          An event or condition specified in Section 6.9 hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower, any Subsidiary thereof or any ERISA Affiliate shall incur or in the opinion of Required Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) in excess of $250,000 (or $1,000,000 after consummation of the Merger) in the aggregate.

8.2           Remedies.  If any Event of Default shall have occurred and be continuing, the rate of interest applicable to the Revolving Credit Loan and the other Obligations and the rate used in the calculation of Letter of Credit Fees may, in the Required Lenders’ discretion, by giving notice to Borrower of their intention to do so, be increased as of the date of such notice as provided in Section 1.4(c).  If any Event of Default shall have occurred and be continuing Agent shall upon request of Required Lenders, or may with the consent of Required Lenders, without notice, take any one or more of the following actions:  (a) terminate the Aggregate Revolving Credit Commitment whereupon Lenders’ obligation to make further Revolving Credit Advances

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and to incur additional Letter of Credit Obligations shall terminate; or (b) require that all Letter of Credit Obligations be satisfied as provided in paragraph (c) of Annex F and declare all or any portion of the Obligations to be forthwith due and payable whereupon such Obligations shall become and be due and payable; or (c) exercise any rights and remedies provided to Agent or Lenders under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Section 8.1 (g) or (h), the Aggregate Revolving Credit Commitment shall immediately terminate, the Obligations shall become immediately due and payable, all Letter of Credit Obligations shall be fully satisfied as provided in paragraph (c) of Annex F, and the rate of interest applicable to all Obligations and the rate used in the calculation of Letter of Credit Fees shall be increased as provided in Section 1.4(c), in each case, automatically without declaration, notice or demand by any Person.

8.3           Waivers by Borrower.  Except as otherwise provided for in this Agreement and applicable law to the full extent permitted by applicable law Borrower waives (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent or any Lender on which Borrower may in any way be liable, and Borrower hereby ratifies and confirms whatever Agent or any Lender may do in this regard, (b) all rights to notice and a hearing prior to Agent’s or Lenders’ taking possession or control of, or to Agent’s or Lenders’ replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent or Lenders to exercise any of their remedies, and (c) the benefit of any right of redemption and all valuation, appraisal and exemption laws.  Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions contemplated by this Agreement and the other Loan Documents.

9.             AGENT

9.1           Appointment, Powers and Immunities.  Each Lender hereby irrevocably appoints and authorizes GE Capital to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 hereof shall include reference to its affiliates (including GECMG) and its own and its affiliates’ officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any Recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Loan Party or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Loan

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Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.  Agent may deem and treat the payee of any Revolving Credit Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with Agent.

9.2           Reliance by Agent.  Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent.  As to any matters not expressly provided for by this Agreement or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

9.3           Defaults.  Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on Revolving Credit Advances or of Fees) unless Agent has received notice from a Lender or Borrower specifying such Default and stating that such notice is a “Notice of Default”.  In the event that Agent receives such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to Lenders (and shall give each Lender prompt notice of each such non-payment).  Agent shall (subject to Section 9.7) take such action with respect to such Default as shall be directed by Required Lenders or, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of Required Lenders or all Lenders as is required in such circumstance.

9.4           Rights as a Lender.  With respect to its Revolving Credit Commitment and the Revolving Credit Advances made by it, GE Capital (and any successor acting as Agent) in the event it shall become a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Agent in its individual capacity.  GE Capital (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with the Loan Parties (and any of their Subsidiaries or Affiliates) as if it were not acting as Agent, and GE Capital and its affiliates may accept fees and other consideration from the Loan Parties for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

9.5           Indemnification.  Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower hereunder and without limiting the obligations of Borrower hereunder) ratably in

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accordance with their Proportionate Shares, for any and all Claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Borrower is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified as determined by a final judgment of a court of competent jurisdiction.

9.6           Non-Reliance on Agent and Other Lenders.  Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents.  Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Loan Party.  Agent will use reasonable efforts to provide Lenders with any information received by Agent from Borrower which is required to be provided to Lenders hereunder, with any notice of a Default received by Agent from Borrower and with any notice of a Default delivered by Agent to Borrower; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of Borrower or any of its Subsidiaries (or any of their affiliates) that may come into the possession of Agent or any of its affiliates.

9.7           Failure to Act.  Except for action expressly required of Agent hereunder and under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 9.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

9.8           Resignation of Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to Lenders and Borrower.  Upon any such resignation Required Lenders shall have the right to appoint a successor Agent and, so long as no Default has occurred and is continuing, with the consent of Borrower, which consent shall not be unreasonably withheld.  If no successor Agent shall have been so appointed by Required Lenders, so consented to by Borrower and shall have accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of Lenders and, so long as no Default has occurred and is continuing, with the consent of Borrower (which consent shall not be unreasonably withheld or

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delayed), appoint a successor Agent, that shall be a financial institution with a combined capital and surplus or net worth of at least $500,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent in accordance with the terms hereof, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

9.9           Consents under Loan Documents.  Except as otherwise provided in Section 11.1 with respect to this Agreement, Agent may, with the prior consent of Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, Agent shall not (except as provided herein or in the Collateral Documents) release any Collateral or otherwise terminate any Lien under any Collateral Document, or agree to additional obligations being secured by such Collateral, except that no such consent shall be required, and Agent is hereby authorized and instructed, to release any Lien covering Collateral (i) which is the subject of a disposition permitted hereunder, (ii) which is subject to a Lien permitted under Section 6.7 which secures Indebtedness permitted under Section 6.3, (iii) to which Required Lenders have consented (except as otherwise provided in Section 11.1) or (iv) the value of which does not exceed $5,000,000 in any Fiscal Year.

9.10         Collateral Matters.

(a)           Except as otherwise expressly provided for in this Agreement, Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Loan Party (provided Agent agrees with Lenders to conduct at least one collateral audit in each Fiscal Year) or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Borrowing Base, or whether any particular reserves are appropriate, or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender, other than liability for its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

(b)           Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders’ security interest in assets which, in accordance with Article 9 of the Code can be perfected only by possession.  Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof and, promptly upon Agent’s request therefor, shall deliver such Collateral to Agent or in accordance with Agent’s instructions.

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9.11         Co-Documentation Agents, Syndication Agent and Lead Arranger.  Notwithstanding anything else to the contrary in this Agreement or any other Loan Document, Citizen’s Bank of Pennsylvania, in its capacity as co-documentation agent, National City Business Credit, Inc., in its capacity as co-documentation agent, Fleet Retail Group, Inc., in its capacity as syndication agent, and GECMG, in its capacity as lead arranger, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary duty with any Lender, and no implied covenants, functions, responsibilities, duties obligations or liabilities shall be read into this Agreement or otherwise exist against such co-documentation agents, syndication agent and lead arranger and in such capacities.

10.           SUCCESSORS AND ASSIGNS

10.1         Successors and Assigns.  This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, Agent, Lenders, and their respective successors and assigns, except as otherwise provided herein or therein.  Borrower may not assign, delegate, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the Loan Documents without the prior express written consent of Agent and all Lenders.  Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without such prior express written consent shall be void.  The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

10.2         Assignments and Participations.  (a) Any Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions (“Participants”) participating interests in all or a portion of its rights and obligations under this Agreement or any other Loan Document (including all or a part of its Revolving Credit Advances, its Letter of Credit Obligations, its Revolving Credit Commitment and its Revolving Credit Note).  In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such obligations for all purposes under this Agreement and the other Loan Documents, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 1.12(b) as fully as if it were a Lender hereunder.  Borrower also agrees that each Participant shall be entitled to the benefits of Sections 1.17, 1.19 and 1.20 with respect to its participation in the Revolving Credit Commitments and the Revolving Credit Loan outstanding from time to time as if it was a Lender; provided that, in the case of Section 1.17, such

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Participant shall have complied with the requirements of said Section; and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.  Notwithstanding anything to the contrary contained herein, no Lender shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or the other Loan Documents, except to the extent such amendment or waiver would (i) extend the final maturity date for payment of any of the Obligations in which such Participant is participating; (ii) reduce the interest rate or the amount of principal or Fees applicable to the Revolving Credit Advances in which such Participant is participating; or (iii) release all or substantially all of the Collateral, except as expressly provided herein.  In those cases in which a Lender grants rights to its Participants to approve any amendment to or waiver of this Agreement or the other Loan Documents respecting the matters described in the foregoing clauses (i) through (iii), the relevant participation agreements shall provide for a voting mechanism whereby a majority of the amount of the participating Lender’s portion of the Obligations (irrespective of whether held by such Lender or such Participant) shall control the vote for all of such Lender’s portion of the Revolving Credit Loan.

(b)           Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of Agent (which shall not be unreasonably withheld), to an additional bank or financial institution (an “Assignee”) all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit G, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by Agent) and delivered to Agent for its acceptance and recording in the Register, provided that (i) in the case of any such assignment to an additional bank or financial institution, any such partial assignment shall be in multiples of at least $5,000,000; (ii) the assigning Lender shall either have assigned all of its rights and obligations under this Agreement or retained at least $5,000,000 of the Revolving Credit Commitment; (iii) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender’s rights and obligations under this Agreement and the assignment shall cover the same percentage of the assigning Lender’s Revolving Credit Advances, Revolving Credit Commitment and Letter of Credit Obligations; (iv) the Assignee shall be a financial institution (including a finance Subsidiary of a Person that is not a financial institution) or an institutional investor including any insurance company, pension fund or mutual fund which has an investment grade long term unsecured debt rating; and (v) so long as no Default has occurred and is continuing, any such assignment shall require the consent of Borrower, which shall not be unreasonably withheld or delayed.  Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (A) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment as set forth therein, and (B) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

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(c)           Agent, on behalf of the Borrower, shall maintain at the address of Agent referred to in Section 11.9 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amounts of the Revolving Credit Advances owing to, each Lender from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of a Revolving Credit Advance or other Obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary.  The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)           Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by Agent) together with payment to Agent of a registration and processing fee of $3,500, Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and Borrower.  On or prior to such effective date, Borrower, at its own expense, shall execute and deliver to Agent (in exchange for the Revolving Credit Note of the assigning Lender) a new Revolving Credit Note to the order of such Assignee in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder.  Such new Revolving Credit Notes shall be dated the Closing Date and shall otherwise be in the form of the Revolving Credit Note replaced thereby.  The Revolving Credit Notes surrendered to Agent shall be returned by Agent to Borrower marked “cancelled”.

(e)           For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Revolving Credit Advances and Revolving Credit Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Revolving Credit Advance or Revolving Credit Note to any Federal Reserve Bank in accordance with applicable law.

(f)            Except as otherwise provided in this Section 10.2 no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of Revolving Credit Advances or other Obligations owed to such Lender.  Any Lender permitted to sell assignments and participations under this Section 10.2 may furnish any information concerning Borrower and its Subsidiaries and Affiliates in the possession of that Lender from time to time to Assignees and Participants (including, subject to Section 10.2(g), prospective Assignees and Participants).

(g)           Borrower shall assist any Lender permitted to sell assignments or participations under this Section 10.2 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution

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and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Assignees or Participants.  Borrower shall certify the correctness, completeness and accuracy of all descriptions of Borrower and its affairs provided, prepared or reviewed by Borrower that are contained in any selling materials and all other information provided by it and included in such materials.  No information shall be provided to any potential Assignee or Participant unless such potential Assignee or Participant has agreed in writing to use reasonable good faith efforts to maintain such information as confidential on the same basis as such Person maintains its own proprietary information which it desires not to disseminate.

11.           MISCELLANEOUS

11.1         Complete Agreement; Modification of Agreement.  This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied).  Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Required Lenders; provided that no such change, waiver, discharge or termination shall, without the consent of each affected Lender and Agent, (a) extend the Commitment Termination Date, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees or reduce the principal amount thereof, or increase the Revolving Credit Commitment of such Lender over the amount thereof then in effect (it being understood that a waiver of any Default shall not constitute a change in the terms of any Revolving Credit Commitment of any Lender), (b) release all or substantially all of the Collateral (except as expressly permitted by the Loan Documents), (c) amend, modify or waive any provision of this Section 11.1, or Section 1.9, 1.12 or 9.5, (d) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, (e) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, (f) increase the advance rate above those for Eligible Inventory set forth in the definition of Borrowing Base (other than the increases specifically provided for in such definition) or that make less restrictive the nondiscretionary criteria for exclusion set forth in the definition of Eligible Inventory, or (g) increase the amount of the Maximum Overadvance.  No provision of Section 9 may be amended without the prior written consent of Agent.  For avoidance of doubt, it is understood and agreed that no Lender will be required to participate in a debtor-in-possession financing without such Lender’s consent.  The foregoing is in no way meant to limit any Lender’s obligation to make extensions of credit to Borrower (or its debtor-in-possession successor) pursuant to a cash collateral order or stipulation to the extent otherwise required by the terms of this Agreement.

11.2         Fees and Expenses.

(a)           Borrower shall pay on demand all out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of Agent in connection with the preparation, negotiation, approval, execution, delivery, administration, modification, amendment, waiver and enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan

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Documents, and commitments relating thereto, and the other documents to be delivered hereunder or thereunder and the transactions contemplated hereby and thereby and the fulfillment or attempted fulfillment of conditions precedent hereunder, including: (i) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the advances made pursuant hereto or its rights hereunder or thereunder; (ii) any litigation, arbitration, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, arbitration, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced (A) in good faith by or against Borrower or any other Person that may be obligated to Agent and Lenders by virtue of the Loan Documents, or (B) under title 7 or 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy or similar insolvency law, provided, that Borrower shall not be required to pay any out-of-pocket costs and expenses of Agent in any litigation, contest, dispute, suit, proceeding or action resulting solely from Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction; (iii) any attempt to enforce any rights of Agent or Lenders against any Loan Party or any other Person that may be obligated to Agent or Lenders by virtue of any of the Loan Documents; (iv) any Default; or (v) subject to Section 5.15, any effort to (A) monitor the Revolving Credit Loan and the Loan Documents, (B) evaluate, observe, assess Borrower or its affairs, or (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

(b)           In addition, Borrower shall pay on demand all out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of Agent and each Lender in connection with any Event of Default and any enforcement or collection proceedings resulting therefrom or any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents in connection with any Event of Default; provided that fees and expenses of counsel for Lenders shall be limited to counsel for all Lenders as a class and not separate counsel for each Lender.

(c)           Without limiting the generality of clauses (a) and (b) above (but subject to the proviso to clause (b) above), Borrower’s obligation to reimburse Agent and/or any Lender for out-of-pocket costs and expenses shall include the reasonable fees and expenses of counsel (and local, foreign or special counsel, advisors, consultants and auditors retained by such counsel), as well as the reasonable fees and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; expenses for travel, lodging and food; and all other reasonable out-of-pocket costs and expenses of every type and nature paid or incurred in connection with the performance of such legal or other advisory services (including field examination fee’s of $800 per Person per diem plus actual out-of-pocket expenses with respect to GE Capital personnel).

11.3         No Waiver.  No failure on the part of Agent or Lenders, at any time or times, to require strict performance by any Loan Party, of any provision of this Agreement and any of the

57

other Loan Documents shall waive, affect or diminish any right of Agent or Lenders thereafter to demand strict compliance and performance therewith.  Any suspension or waiver of a Default shall not suspend, waive or affect any other Default whether the same is prior or subsequent thereto and whether of the same or of a different type.  None of the undertakings, agreements, warranties, covenants and representations of any Loan Party contained in this Agreement or any of the other Loan Documents and no Default by any Loan Party shall be deemed to have been suspended or waived by Lenders, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and Required Lenders or all of Lenders if required hereunder and directed to Borrower specifying such suspension or waiver.

11.4         Remedies.  The rights and remedies of Agent and Lenders under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the Loan Documents, by operation of law or otherwise.  Recourse to the Collateral shall not be required.

11.5         Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.6         Conflict of Terms.  Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provisions contained in this Agreement shall govern and control.

11.7         Right of Setoff.  Subject to Section 1.1(g), upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against any and all of the Obligations now or hereafter existing irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured.  Each Lender agrees promptly to notify Agent and Borrower after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender under this Section are in addition to the other rights and remedies (including other rights of setoff) which such Lender may have.

11.8         Authorized Signature.  Until Agent shall be notified by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto and reasonably believed by Agent or any of Agent’s officers, agents, or employees to be that of an officer or duly authorized representative of Borrower listed in Schedule 11.8 shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower’s Board of Directors, and Agent and each Lender shall be entitled to assume the authority of each signature and authority of the Person whose signature it is or

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reasonably appears to be unless the Person acting in reliance on such signature shall have actual knowledge of the fact that such signature is false or the Person whose signature or purported signature is presented is without authority.

11.9         Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.9, (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below (or with respect to Lenders as indicated on Appendix I hereto) or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower, Agent or any Lender) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

(e)           If to Agent, as a Lender or as Agent, at:

General Electric Capital Corporation

201 Merritt 7

Norwalk, Connecticut 06856

Attention:  Dick’s Sporting Goods

Account Manager — Commercial Finance

Telecopy No.:  (203) 956-4002

With copies to:

General Electric Capital Corporation

201 Merritt 7

Norwalk, Connecticut 06856

Attention:  Commercial Finance- Legal Department

Telecopy No.: (203) 956-4001

and

Paul, Hastings, Janofsky & Walker LLP

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1055 Washington Boulevard- 10th Floor

Stamford, Connecticut  06901

Attention:  Christopher H. Craig, Esq.

Telecopy No.:  (203) 359-3031

(f)                                    If to Borrower, at:

Dick’s Sporting Goods, Inc.

300 Industry Drive

RIDC Park West

Pittsburgh, Pennsylvania  15275

Attention:  Michael F. Hines

Chief Financial Officer

Telecopy No.:  (724) 227-1918

With a copy to:

Buchanan Ingersoll, PC

One Oxford Centre

301 Grant Street

Pittsburgh, PA 15219

Attention:  Jeremiah G. Garvey, Esq. and Paula A.
Zawadzki, Esq.
Telecopy No.:  (412) 562-1041

11.10       Section Titles.  The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

11.11       Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

11.12       Time of the Essence.  Time is of the essence of this Agreement and each of the other Loan Documents.

11.13       GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN

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NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK CITY AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT OR ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR ANY LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 11.9 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID AND RETURN RECEIPT REQUESTED.  THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW 5-1401, FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

11.14       WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.15       Publicity.  Borrower will not, and will not permit any of its Affiliates to, disclose the name of Agent or any Lender or any of their respective Affiliates or refer to this Agreement or the other Loan Documents in any press release or other public disclosure or in any prospectus,

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proxy statement or other materials filed with any Governmental Authority (including the Securities and Exchange Commission (the “SEC”)) without Agent’s or such Lender’s prior written consent unless Borrower or any of its Affiliates is required to do so under applicable (including the rules and regulations of the SEC and any applicable exchange or quotation system), and then, in any event, Borrower or such Affiliate will consult with Agent or such Lender prior to such disclosure, provided however, that no such consultation nor consent shall be required where (i) any Loan Party files any Loan Document as an exhibit to any SEC or other applicable exchange filing and/or (ii) any Loan Party makes reference or refers to a Loan Document and/or any term or provision of a Loan Document in any SEC or applicable exchange filing without making reference to the actual name of Agent or any Lender (including any disclosure required by a Loan Party’s financial statements, such party’s management discussion and analysis or any description of indebtedness or contractual obligations).  Borrower and each Lender consent to Agent publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.  Agent and each Lender consent to Borrower’s orally disclosing to its vendors, landlords and prospective landlords the name of Agent and each Lender, the amount of the Aggregate Revolving Credit Commitment and the Commitment Termination Date.  Any written materials of any type disclosing any information of the type referred to herein, other than as set forth above, shall require the written approval of Agent prior to being disseminated to any Person.

11.16       Confidentiality.  Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Loan Parties and designated as confidential for a period of 2 years following receipt thereof, except that Agent and any Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.16 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent’s or such Lender’s counsel, is required by law, including, without limitation, in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent or any Lender.

11.17       Dating.  Although this Agreement is dated as of the date first written above for convenience, the actual dates of execution hereof by the parties hereto are respectively the dates set forth under the signatures hereto, and this Agreement shall be effective on the latest of such dates.

11.18       Subordination.

(a)           Each Loan Party executing this Agreement covenants and agrees that the payment of all indebtedness, principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of any Loan

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Party), fees, charges, expenses, attorneys’ fees and any other sum, obligation or liability owing by any other Loan Party to such Loan Party, including any intercompany trade payables or royalty or licensing fees (collectively, the “Intercompany Obligations”), is subordinated, to the extent and in the manner provided in this Section 11.18, to the prior payment in full of all Obligations (herein, the “Senior Obligations”) and that the subordination is for the benefit of the Agent and Lenders, and Agent may enforce such provisions directly.

(b)           Each Loan Party executing this Agreement hereby (i) authorizes Agent to demand specific performance of the terms of this Section 11.18, whether or not any other Loan Party shall have complied with any of the provisions hereof applicable to it, at any time when such Loan Party shall have failed to comply with any provisions of this Section 11.18 which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(c)           Upon any distribution of assets of any Loan Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i)         The Agent and Lenders shall first be entitled to receive payment in full in cash of the Senior Obligations before any Loan Party is entitled to receive any payment on account of the Intercompany Obligations.

(ii)        Any payment or distribution of assets of any Loan Party of any kind or character, whether in cash, property or securities, to which any other Loan Party would be entitled except for the provisions of this Section 11.18(c), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Agent, to the extent necessary to make payment in full of all Senior Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefore to the Agent and Lenders.

(iii)       In the event that notwithstanding the foregoing provisions of this Section 11.18(c), any payment or distribution of assets of any Loan Party of any kind or character, whether in cash, property or securities, shall be received by any other Loan Party on account of the Intercompany Obligations before all Senior Obligations are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to the Agent for application to the payment of the Senior Obligations until all of the Senior Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefore to the Agent and Lenders.

(d)           No right of the Agent and Lenders or any other present or future holders of any Senior Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Loan Party or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Loan Party with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWER

DICK’S SPORTING GOODS, INC.

By:	/s/ Jeffrey R. Hennion
Name: Jeffrey R. Hennion
Title: Senior Vice President

AGENT

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ Charles Chiodo
Name: Charles Chiodo
Title: Duly Authorized Signatory

LENDERS

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Charles Chiodo
Name: Charles Chiodo
Title: Duly Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Stephen W. Boyd
Name: Stephen W. Boyd
Title: Vice President

FLEET RETAIL GROUP, INC.

By:	/s/ James R. Dore
Name: James R. Dore
Title: Managing Director

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ Gregory A. Steve
Name: Gregory A. Steve
Title: Managing Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Anthony D. Braxton
Name: Anthony D. Braxton
Title: Director

CITIZEN’S BANK OF PENNSYLVANIA

By:	/s/ Robert G. Beer
Name: Robert G. Beer
Title: Vice President

JPMORGAN CHASE BANK

By:	/s/ James L. Sloan
Name: James L. Sloan
Title: Vice President

The following Persons are signatories to this Agreement in their capacity as Loan Parties and not as Borrower.

LOAN PARTIES

DIAMONDBACKS ACQUISITION INC.

By:	/s/ Michael F. Hines
Name: Michael F. Hines
Title: Secretary

AMERICAN SPORTS LICENSING, INC.

By:	/s/ Jeffrey R. Hennion
Name: Jeffrey R. Hennion
Title: Treasurer

DSG OF VIRGINIA, LLC

By:	/s/ Lee J. Belitsky
Name: Lee J. Belitsky
Title: Secretary

APPENDIX 1

APPENDIX 1

Revolving Credit Commitments

and Lender Information

Lender	Revolving Credit Commitment	Proportionate Share of Commitment
GENERAL ELECTRIC CAPITAL CORPORATION	$85,000,000	24.28%
201 Merritt 7
Norwalk, CT 06856
Attn: Dick’s Sporting Goods Account Manager
Telephone: (203) 956-4602
Telecopy: (203) 956-4002

FLEET RETAIL GROUP, INC.	$65,000,000	18.57%
40 Broad Street, 10th Floor
Boston, MA 02109
Attn: James Dore
Telephone: (617) 434-4184
Telecopy: (617) 434-4312

CITIZEN’S BANK OF PENNSYLVANIA	$45,000,000	12.86%
Six PPG Place
Suite 820
Pittsburgh, PA 15222
Attn: Don Cmar
Telephone: (412) 391-3333
Telecopy: (412) 391-2580

NATIONAL CITY BUSINESS CREDIT, INC.	$45,000,000	12.86%
1965 East Sixth Street
Cleveland, OH 44114
Attn: Kathyrn Elero
Telephone: (216) 222-3261
Telecopy: (216) 222-9555

Lender	Revolving Credit Commitment	Proportionate Share of Commitment
WACHOVIA BANK, NATIONAL ASSOCIATION	$40,000,000	11.43%
1339 Chestnut Street, PA4843
Philadelphia, PA 19107
Attn: Anthony Braxton
Telephone: (267) 321-6606
Telecopy: (267) 321-6700

PNC BANK, NATIONAL ASSOCIATION	$35,000,000	10.00%
245 Fifth Avenue, 6th Floor
One PNC Plaza
Pittsburgh, PA 15222
Attn: Stephen Boyd
Telephone: (412) 768-1337
Telecopy: (412) 768-4369

JPMORGAN CHASE BANK	$35,000,000	10.00%
JP Morgan Business Credit Corp.
One Chase Plaza, CS-5
Rochester, NY 14643
Attn: James L. Sloan
Telephone: (585) 258-4389
Telecopy: (585) 258-7440
	$350,000,000	100.00%

ANNEX A
to
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

 DEFINITIONS; RULES OF CONSTRUCTION

1.             Definitions.  Capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings when used in this Agreement.

“Account Debtor” shall mean any Person who may become obligated to any Loan Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounts” shall mean all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Loan Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Loan Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Loan Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Loan Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Loan Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

“Acquirer” shall have the meaning assigned to it in the Recitals to the Agreement.

“Acquirer Intercompany Note” shall have the meaning assigned to it in the Recitals to the Agreement.

“Acquirer Loan” shall have the meaning assigned to it in the Recitals to the Agreement.

“Acquisition” shall have the meaning assigned to it in the Recitals to the Agreement.

“Activation Notice” shall have the meaning assigned to it in Annex B to the Agreement.

“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or Controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that Controls, is Controlled by or is under common Control with such Person or (c) each of such Person’s officers, directors, joint venturers and partners.

“Agent” shall have the meaning assigned to it in the first paragraph of this Agreement.

“Aggregate Revolving Credit Commitment” shall mean $350,000,000, as such amount may be reduced from time to time pursuant to Section 1.2(c).

“Agreement” shall mean this Second Amended and Restated Credit Agreement to which this Annex A is attached and of which it forms a part including all Annexes, Schedules, and Exhibits attached or otherwise identified thereto, restatements and modifications and supplements hereto and any appendices, attachments, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative, provided, however that any reference to the Schedules to this Agreement shall be deemed a reference to the Schedules as in effect on the Closing Date, in a written amendment thereto executed by Borrower, Agent and the Required Lenders, or as supplemented by the Loan Parties pursuant to Section 5.8.

“Annual Operating Plan” shall mean the annual operating plan and related projections required to be delivered under paragraph 6 of Annex D.

“AOP Trigger Date” has the meaning assigned to it in Annex D.

“Applicable Margin” shall mean (a) for the period from the Closing Date until and including October 31, 2004, the applicable percentage rate per annum set forth below corresponding to Level I, and (b) following October 31, 2004, the applicable percentage rate per annum set forth below corresponding to the relevant Average Availability level set forth below.

Levels	Average Availability for Previous Three Calendar Months	LIBOR Loans	Index Rate Loans	Applicable Unused Line Fee Margin
Level I	Greater than or equal to $120,000,000	1.25%	0.00%	0.25%
Level II	Greater than or equal to $70,000,000 and less than $120,000,000	1.50%	0.00%	0.25%
Level III	Less than $70,000,000	1.75%	0.00%	0.375%

For purposes of this definition, (a) Average Availability will be computed for each three calendar month period ending on January 31, April 30, July 31 and October 31, commencing with the three calendar month period ending October 31, 2004, on the last day of each three calendar month period and (b) any failure to timely deliver any Borrowing Base Certificate required pursuant to Annex D shall result in the application of the highest Applicable Margin set forth above until such certificates are duly delivered.  Changes in the Applicable Margin resulting from a change in the Average Availability level shall become effective one Business

Day after the Agent makes a determination of a change therein (such determination to be notified to the Borrower in writing on such Business Day).

“Applicable Unused Line Fee Margin” shall mean the per annum fee, from time to time in effect, payable in respect of Borrower’s non-use of committed funds pursuant to Section 1.6(a), which fee is determined by reference to the definition of “Applicable Margin”.

“ASL” shall mean American Sports Licensing, Inc., f/k/a Dick’s Asset Management Corp., a Delaware corporation and a wholly-owned Subsidiary of Borrower.

“Asset Disposition” shall mean the disposition whether by sale, lease, transfer, loss, damage, destruction, casualty, condemnation or otherwise of any or all of the assets of Borrower or any of its Subsidiaries other than sales of Inventory in the ordinary course of business.

“Assignee” shall have the meaning assigned to it in Section 10.2(b).

“Availability” shall mean, at any time, the amount by which the Borrowing Base, less the Letter of Credit Obligations, exceeds the outstanding principal amount of the Revolving Credit Loan.

“Average Availability” shall mean, for any period of calculation, an amount equal to the average daily balances of Availability for such period, in each case as determined by Agent in good faith.

“Blocked Account” shall have the meaning assigned to it in Annex B.

“Borrower” shall have the meaning specified in the preamble to this Agreement.

“Borrower Security Agreement” shall mean the Second Amended and Restated Security Agreement, dated as of the date hereof, attached hereto as Exhibit D-1, made by Borrower and in favor of Agent for the benefit of Lenders.

“Borrowing Availability” shall mean, at any time, the lesser at such time of (a) the Aggregate Revolving Credit Commitment and (b) the Borrowing Base, in each case, less the Letter of Credit Obligations.

“Borrowing Base” shall mean, as of any date of determination by Agent, from time to time,

(a) prior to consummation of the Merger, an amount equal to the sum at such time of:

(i)            the lesser of (A) seventy percent (70%) (80% from October 1, 2004 through November 30, 2004) of Borrower’s Eligible Inventory on a cost basis, or (B) eighty-five percent (85%) (95% from October 1, 2004 through November 30, 2004) of Borrower’s Eligible Inventory net realizable liquidation valuation, as determined by an appraisal acceptable to Agent, and

(ii)           the least of (A) the amount at such time outstanding on the Galyan’s Intercompany Note, (B) the amount of the Prior Lender Obligations that was refinanced on the Closing Date with the proceeds of the Galyan’s Intercompany Note, (C) seventy percent (70%) of Galyan’s Eligible Inventory on a cost basis, or (D) eighty-five percent (85%) of Galyan’s Eligible Inventory net realizable liquidation valuation, as determined by an appraisal acceptable to Agent (such least amount is referred to herein as the “Galyan’s Availability”), provided that, if the Merger has not been consummated (i) within 100 days of the Closing Date, Galyan’s Availability shall be reduced to fifty percent (50%) of the amount that would otherwise be calculated pursuant to this clause (a)(ii), (ii) within 130 days of the Closing Date, Galyan’s Availability shall be reduced to thirty seven and one-half of one percent (37.5%) of the amount that would otherwise be calculated pursuant to this clause (a)(ii), (iii) within 160 days of the Closing Date, Galyan’s Availability shall be reduced to twenty five percent (25%) of the amount that would otherwise be calculated pursuant to this clause (a)(ii), (iv) within 190 days of the Closing Date, Galyan’s Availability shall be reduced to twelve and one-half of one percent (12.5%) of the amount that would otherwise be calculated pursuant to this clause (a)(ii), and (v) within 220 days of the Closing Date, Galyan’s Availability shall be reduced to zero ($0),

(b) following consummation of the Merger, an amount equal to the sum at such time of:

(i)            the lesser of (A) seventy percent (70%) of Borrower’s Eligible Inventory on a cost basis, or (B) eighty-five percent (85%) of Borrower’s Eligible Inventory net realizable liquidation valuation, as determined by an appraisal acceptable to Agent, and

(ii) the lesser of (A) seventy percent (70%) of Galyan’s Eligible Inventory on a cost basis, or (B) eighty-five percent (85%) of Galyan’s Eligible Inventory net realizable liquidation valuation, as determined by an appraisal acceptable to Agent, minus in the case of (a) and (b) above (1) the Lease Payment Reserve, (2) prior to consummation of the Merger, the Galyan’s Tender Reserve, and (3) the amount of any other Reserves (including Reserves for sales and use taxes and payroll withholding taxes) as Agent may deem necessary or appropriate from time to time in its discretion.

“Borrowing Base Certificate” shall mean the inventory borrowing base certificate in the form attached hereto as Exhibit B-1 or Exhibit B-2, as applicable.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in New York City and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

“Capital Expenditures” shall mean, with respect to any Person, all payments or accruals (including Capital Lease Obligations) of such Person for any assets or improvements or for replacements, substitutions or additions thereto, that are required to be capitalized under GAAP.

“Capital Lease” shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

“Capital Lease Obligation” shall mean, with respect to any Person, the amount of the obligation of such Person as lessee under any Capital Lease that, in accordance with GAAP, would appear on a balance sheet of such Person in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

“Cash Collateral Account” shall have the meaning assigned to it in Annex F.

“Cash Equivalents” shall mean, (a) securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof and backed by the full faith and credit of the United States, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers’ acceptances of any domestic commercial bank having capital and surplus in excess of $500,000,000 having maturities of one year or less from the date of acquisition, and (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Corporation or P-1 by Moody’s Investors Services, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, in each case, with maturities of not greater than sixty (60) days from the date acquired.

“Cash-on-hand” shall have the meaning assigned to in Section 2.1(m).

“Change of Control” shall mean (a) the failure of the Permitted Holders to directly own Stock of Borrower representing 51% or more of the voting capital stock of Borrower or to Control Borrower, or (b) the Permitted Holders shall cease to have the power to designate or elect a majority of Borrower’s board of directors or a majority of Borrower’s board of directors at any time in office are no longer designated or elected by the Permitted Holders, or (c) a Change in Control, as defined in the Convertible Note Indenture, or (d) Borrower shall cease to own and control all of the economic and voting rights associated directly or indirectly with all of the Shares tendered prior to the Merger and all of the outstanding capital Stock of Galyan’s after consummation of the Merger, except as a result of any merger permitted under Section 6.1 of the Agreement or any appraisal or dissenters’ rights afforded under the Merger Agreement, or (e) Borrower ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries (other than Galyan’s prior to the Merger), except as a result of any merger permitted under Section 6.1 of the Agreement.

“Charges” shall mean, for each Loan Party, all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, imposts, assessments, charges, Liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of such Loan Party, (d) such Loan Party’s ownership or use of any of its assets, or (e) any other aspect of such Loan Party’s business.

“Chattel Paper” shall mean any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Loan Party.

“Claim” shall have the meaning assigned to it in Section 1.15.

“Closing Date” shall mean the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or waived in writing by Agent or Lenders, as applicable.

“Closing Date Projections” shall mean the projections delivered on the Closing Date, of the consolidated balance sheet, statements of income and cash flow for Borrower and its Subsidiaries, by month for the first eighteen months after the Closing Date, and by year for each of the Fiscal Years thereafter assuming the Short Form Merger Threshold has been attained, and forecasted loan usage, Capital Expenditures and Excess Availability by month for the first eighteen months after the Closing Date assuming the Short Form Merger Threshold has been attained and assuming that the Acquisition has been consummated pursuant to a long-form merger.

“Code” shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” shall mean the property covered by the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent or Lenders to secure the Obligations.

“Collateral Documents” shall mean the Borrower Security Agreement, the Subsidiary Security Agreement, the Guaranty, the Trademark Security Agreement, the Pledge Agreement, the blocked account agreements, the Landlord Waivers and all other instruments, waivers and agreements now or hereinafter securing in whole or in part the Obligations.

“Collection Account” shall mean that certain account of Agent, account number 502-328-54 in the name of Agent at Deutsche Bank Trust Company Americas in New York, New York ABA No. 021 001 033, or such other account as may be specified in writing by Agent as the “Collection Account.”

“Commitment Termination Date” shall mean the earliest of (a) May 30, 2008, (b) the date of termination of the Aggregate Revolving Credit Commitment pursuant to Section 8.2, and (c) the date of termination of the Aggregate Revolving Credit Commitment in accordance with the provisions of Section 1.2(c).

“Concentration Account” shall have the meaning assigned to it in Annex B.

“Contracts” shall mean, with respect to any Person, all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which such Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Control” shall mean, with respect to a Person, the possession, directly or indirectly, of the power to direct or cause the direction of such Person’s management or policies, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Letter” shall mean a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Loan Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Loan Party, or (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Loan Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Loan Party.

“Convertible Note Documents” shall mean the Convertible Note Indenture, the Convertible Notes, the Convertible Note Hedge, the Convertible Note Warrants, any other agreement or instrument now or hereafter executed pursuant thereto or in connection therewith, in each case as such agreements and instruments may be amended, supplemented, waived or otherwise modified from time to time, in each case, subject to the limitations in Section 6.22 hereof.

“Convertible Note Hedge” shall mean that certain transaction entered into pursuant to that certain Confirmation of OTC Convertible Note Hedge dated as of February 13, 2004, by and between Borrower and Merrill Lynch International, and that certain Guarantee of Merrill Lynch & Co., Inc. dated as of February 13, 2004 in favor of Borrower, as each such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Convertible Note Indenture” shall mean that certain Indenture by and between Borrower and Wachovia Bank, N.A., as trustee, dated February 18, 2004, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Convertible Note Warrant Transaction” shall mean that certain transaction entered into pursuant to the Confirmation of OTC Warrant Transaction dated as of February 13, 2004, by and between Borrower and Merrill Lynch International, and that certain Guarantee of Merrill Lynch & Co., Inc. dated as of February 13, 2004 in favor of Borrower, as each such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Convertible Notes” shall mean the Senior Convertible Notes due 2024 issued by the Borrower pursuant to the Convertible Note Indenture, as such Convertible Notes may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Copyrights” shall mean, with respect to any Person, any United States copyright to which such Person now or hereafter has title, as well as any application for a United States copyright hereafter made by such Person.

“Default” shall mean any Event of Default or any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” shall mean a rate per annum equal to 2% plus the Index Rate as in effect from time to time plus the Applicable Margin (provided that with respect to a LIBOR Loan, the “Default Rate” for such Loan shall be 2% plus the LIBOR Rate for such LIBOR Loan plus the Applicable Margin during the LIBOR Period relating thereto and, after such LIBOR Period or any earlier conversion of such LIBOR Loan to an Index Rate Loan pursuant to this Agreement, the rate provided for above in this definition).

“Deferred Taxes” shall mean, with respect to any Person at any date, the amount of deferred taxes of such Person as shown on the balance sheet of such Person prepared in accordance with GAAP as of such date.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Loan Party.

“Dick’s Loan Parties” shall mean Borrower, ASL, DSGV, Acquirer and any of their respective Subsidiaries, other than the Galyan’s Loan Parties.

“Disbursement Account” shall have the meaning assigned to it in Annex B.

“Documentary Letter of Credit” shall mean any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Loan Parties in the ordinary course of business of the Loan Parties.

“Documents” shall mean all “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, wherever located.

“Dollars” and “$” shall mean lawful money of the United States of America.

“DOL” shall mean the United States Department of Labor or any successor thereto.

“DSGV” shall have the meaning assigned to it in Section 6.1(a)(ii).

“EBITDA” shall mean, for any period, the Net Income (Loss) for such period, plus Interest Expense, tax expense, depreciation expense, amortization expense, and extraordinary losses and other non-cash items, plus for any such period which includes one of the first four Fiscal Quarters following the Closing Date, one-time costs related to the Transaction, including costs from severance and retention bonuses, closing costs and transaction fees and expenses minus extraordinary gains, in each case, of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP to the extent included in the determination of such Net Income (Loss); provided that such one-time costs shall not (i) include any store closing costs related to real estate and lease expenses, and (ii) exceed $45,000,000 in the aggregate.  For purposes of this definition, the following items shall be excluded in determining Net Income (Loss) of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

“Eligible Inventory” shall mean such Inventory of Borrower and Galyan’s that is not ineligible as the basis for Revolving Credit Advances or Letter of Credit Obligations based on the criteria set forth below.  In determining whether Inventory constitutes Eligible Inventory, Agent does not intend to include Inventory which:

(a)           is not owned by Borrower or Galyan’s free and clear of all Liens and rights of others, except the Liens in favor of Agent and Lenders pursuant to the Collateral Documents;

(b)           is not located on premises owned or operated by Borrower or Galyan’s referenced on Schedule 3.6;

(c)           is Inventory in transit (other than Eligible L/C Inventory and Inventory in transit from one of Borrower’s or Galyan’s distribution centers to one of Borrower’s or Galyan’s stores provided that such Inventory is being shipped in the normal course of business and consistent with Borrower’s or Galyan’s past practice, as applicable, and Agent continues to maintain a first priority perfected security interest in such Inventory);

(d)           is Inventory held on or at leased premises where the landlord thereof has either not executed a Landlord Waiver in form and substance satisfactory to Agent or reserves (including, without limitation, a Lease Payment Reserve) related thereto satisfactory to Agent in its discretion have not been established against Borrowing Availability;

(e)           is in the possession or control of a bailee, warehouseman, processor, converter or other Person other than Borrower or Galyan’s, unless Agent is in possession of such agreements, instruments and documents as Agent may require (each in form and content acceptable to Agent and duly executed, as appropriate by the bailee, warehouseman, processor, converter or other Person in possession or control of such Inventory, as applicable) including but not limited to warehouse receipts in Agent’s name covering such Inventory;

(f)            is covered by a negotiable document of title unless such document has been delivered to Agent;

(g)           is not covered by insurance required by the terms of Section 5.5 and Annex E;

(h)           is obsolete, unsalable, shopworn, damaged, unfit for further processing, or is of substandard quality;

(i)            consists of display items or packing and shipping materials or samples, bags, packaging, labels and other similar non-merchandise categories;

(j)            consists of discontinued or slow-moving items;

(k)           does not meet all standards imposed by any Governmental Authority;

(l)            is placed by Borrower or Galyan’s on consignment or held by Borrower or Galyan’s on consignment from another Person;

(m)          is not a type held for sale in the ordinary course of Borrower’s or Galyan’s business, including goods to be returned to the vendor;

(n)           is Inventory produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 29 U.S.C. § 215 or any successor statute or section;

(o)           is Inventory which in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or any other Loan Document; or

(p)           is not otherwise acceptable in the discretion of Agent, based upon such credit and collateral considerations as Agent may deem appropriate from time to time.

“Eligible L/C Inventory” shall mean all finished goods inventory owned by Borrower or Galyan’s and covered by Documentary Letters of Credit, which finished goods Inventory is in transit to one of Borrower’s or Galyan’s locations and which finished goods Inventory (a) is owned by Borrower or Galyan’s, (b) is fully insured, (c) is subject to a first priority security interest in and lien upon such goods in favor of Agent (except for any possessor lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to Borrower or Galyan’s), (d) is evidenced or deliverable pursuant to documents, notices, instruments, statements and bills of lading that have been delivered to Agent or an agent acting on its behalf, and (e) is otherwise deemed to be “Eligible Inventory” hereunder.

“Environmental Laws” shall mean all federal, state and local laws, statutes, ordinances, orders and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).  Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Material Transportation Act, as amended (49 U.S.C. §§ 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. §§ 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. §§ 6901 et seq.) (“RCRA”); the Toxic Substance Control Act, as amended (15 U.S.C. §§ 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. §§ 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. §§ 651 et seq.) (“OSHA”); and the Safe Drinking Water Act, as amended (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities and Costs” shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release, or the presence of a Hazardous Material.

“Equipment” shall mean all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, wherever located and, in any event, including all such Loan Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) under common control with any Loan Party and which, together with such Loan Party, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” shall mean, with respect to any Loan Party or any ERISA Affiliate, (a) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a) (2) of ERISA; (c) the complete or partial withdrawal of any Loan Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceeding to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure to make required contributions to a Qualified Plan; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA; or (h) the loss of a Qualified Plan’s qualification or tax exempt status.

“Event of Default” shall have the meaning assigned to it in Section 8.1.

“Excess Availability” shall mean, at any time, (a) Borrowing Availability, minus (b) the aggregate Revolving Credit Loan then outstanding, minus (c) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower or any of its Subsidiaries which are outstanding more than sixty (60) days past due as of such time, minus (d) without duplication, the amount of checks issued by Borrower or any of its Subsidiaries to pay trade payables and other obligations which are more than sixty (60) days past due as of such time, but not yet sent.

“Executive Officers” shall mean the President, Chief Executive Officer, Chief Administrative Officer, Chief Financial Officer, Treasurer and/or Controller of Borrower.

“Existing Credit Agreement” shall have the meaning assigned to it in the Recitals to this Agreement.

“Existing Galyan’s Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of April 25, 2003 among Galyan’s, as borrower, the lenders party thereto, and JPMorgan Chase Bank, as administrative agent, as amended, supplemented or otherwise modified prior to the date hereof.

“Existing Lenders” shall have the meaning assigned to it in the Recitals to this Agreement.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Agent from three federal funds brokers of recognized standing selected by it.

“Fees” shall mean the fees due to Agent and/or Lenders as set forth in Section 1.6 or otherwise pursuant to the Loan Documents, including the GE Capital Fee Letter.

“Financial Statements” shall mean the financial statements referred to in paragraph 1 of Schedule 3.4.

“Fiscal Quarter” shall mean the 12 or 13-week period ending on the Saturday closest to the end of each April, July, October and January of each year.

“Fiscal Year” shall mean the 52 or 53-week fiscal year of Borrower and its Subsidiaries for financial accounting purposes, which in any event shall end on the last Saturday of January of each year.

“Fixed Charge Coverage Ratio” shall mean, with respect to any period, the ratio of the following for such period of Borrower and its Subsidiaries determined in accordance with GAAP:  (a) EBITDA plus the aggregate amount of Net Proceeds received during any such period by Borrower or any of its Subsidiaries from a sale of Fixtures and Equipment (including the proceeds received by Borrower or any such Subsidiaries in a Permitted Sale and Leaseback Transaction), permitted under Section 6.8 of this Agreement; less Capital Expenditures which are not financed through Operating Leases to (b) the sum of Interest Expense plus principal paid on Indebtedness (including Capitalized Lease Obligations but excluding the principal of the Revolving Credit Loan) or required to be paid during such period plus taxes to the extent accrued or otherwise payable with respect to such period.

“Fixed Charge Coverage Measurement Date” shall mean the last day of any Fiscal Quarter of Borrower ending on or after October 31, 2004 for which Financial Statements have been delivered, or should have been delivered, pursuant to Sections 4 and 5 of Annex D, immediately preceding a Measurement Event.  For purposes of this definition, a “Measurement Event” means the failure of the Loan Parties to maintain Excess Availability equal to or in excess of $50,000,000 on any day.

“Fixtures” shall mean all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied, except that, for purposes of Section 6.10, GAAP shall be determined on the basis of such principles in effect on January 31, 2004 and consistent with those used in the preparation of the Financial Statements referred to in Section 3.4.

“Galyan’s” shall have the meaning assigned to it in the Recitals.

“Galyan’s Intercompany Note” shall have the meaning assigned to it in the Recitals to the Agreement.

“Galyan’s Loan” shall have the meaning assigned to it in the Recitals to the Agreement.

“Galyan’s Loan Parties” shall mean Galyan’s and its Subsidiaries.

“Galyan’s Pledge” shall have the meaning assigned to it in the Recitals to the Agreement.

“Galyan’s Tender Reserve” shall mean a reserve against the Borrowing Base in an amount determined by Agent in its discretion but up to an amount equal at any date of determination to the product of (a) ninety percent (90%) (one hundred percent (100%) after the Short Form Merger Threshold has been achieved) of the total number of Shares outstanding on such date (including any Shares to be issued upon the exercise of any warrant, option, subscription right or similar right) less (i) the number of Shares that have been acquired and paid for as of such date and (ii) the number of Shares which would have been issued upon exercise of any warrant, option, subscription right or similar right that has been extinguished as of such date, and (b) $16.75.

“GE Capital” shall mean General Electric Capital Corporation, a Delaware corporation having an office at 201 Merritt 7, Norwalk, Connecticut 06856.

“General Intangibles” shall mean all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, including all right, title and interest that such Loan Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Loan Party or any computer bureau or service company from time to time acting for such Loan Party.

“GE Capital Fee Letter” shall have the meaning assigned to it in Section 1.6(e).

“GECMG” shall mean GECC Capital Markets Group, Inc., a Delaware corporation.

“Gift Certificate and Merchandise Credit Liability” shall mean, at any time, the aggregate face value at such time of (a) outstanding gift certificates and gift cards of the Borrower and Galyan’s entitling the holder thereof to use all or a portion of the certificate to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits of the Borrower and Galyan’s.

“Goods” shall mean all “goods” as defined in the Code, now owned or hereafter acquired by any Loan Party, wherever located, including embedded software to the extent included in

“goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any agency, department, court, board, commission, or other entity exercising valid legal executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

“Guaranty” shall mean an Amended and Restated Guaranty, in form and substance satisfactory to Agent, made between Loan Parties (other than Borrower and other than Galyan’s and its Subsidiaries prior to the consummation of the Merger) and Agent.

“Hazardous Material” shall mean (a) any element, material, compound, mixture, solution, chemical, substance, or pollutant within the definition of “hazardous substance” under Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601(14); petroleum or any fraction, byproduct or distillation product thereof; asbestos, polychlorinated biphenyls, or any radioactive substances; and any material regulated as a hazardous substance by any jurisdiction in which any Loan Party owns or operates or has owned or operated a facility; or (b) any element, pollutant, contaminate or discarded material (including any radioactive material) within the definition of Section 103(6) of the Resource Conservation and Recovery Act, 42 U.S.C. § 6903(6); and any material regulated as a hazardous waste by any jurisdiction in which any Loan Party owns or operates or has owned or operated a facility, or to which any Loan Party sends material for treatment, storage or disposal as waste.

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business that are not unpaid for more than 90 days past the stated due date therefor), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in an event of default may be limited to repossession or sale of such property), (d) all Capital Lease Obligations, (e) all Guaranteed Indebtedness, (f) all obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate option contract, foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap, commodity purchase or option agreements or other similar agreement or contract designed to protect such Person against fluctuations in interest rates, currency values or commodity prices, as the case may be, or other hedging or derivative agreements, (g) all Indebtedness referred to in clause (a), (b), (c), (d), (e) or (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (h) the Obligations.

“Indemnified Person” shall have the meaning assigned to it in Section 1.15.

“Index Rate” shall mean, for any day, a floating rate equal to the highest of (a) the rate publicly quoted from time to time by The Wall Street Journal as the “base rate on corporate loans at large U.S. money center commercial banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (b) the Federal Funds Effective Rate as in effect for such day plus fifty (50) basis points per annum.  Each change in any interest rate provided for in this Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

“Index Rate Loan” shall mean a Loan or portion thereof bearing interest by reference to the Index Rate.

“Instruments” shall mean all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” shall mean, for any Person, collectively, all Trademarks, all Patents, all Copyrights and all Licenses now held or hereafter acquired by such Person, together with all franchises, tax refund claims, rights of indemnification, payments under insurance, indemnities, warranties and guarantees payable with respect to the foregoing.

“Interest Expense” shall mean for any period the amount which would, in conformity with GAAP, be set forth opposite the caption “interest expense” or any like caption on a consolidated statement of operations of the Borrower and its Subsidiaries prepared on a consolidated basis in accordance with GAAP.

“Interest Rate Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Borrower against fluctuations in interest rates entered into between Borrower and any financial institution; provided, that if such financial institution is not a Lender or an affiliate thereof the obligations of the Borrower in respect of any such agreement or arrangement shall be unsecured.

“Interest Settlement Date” shall have the meaning assigned to it in Section 1.13(d).

“Inventory” shall mean all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Loan Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Loan Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment” shall mean, for any Person (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); and (c) the entering into of any Guaranteed Indebtedness of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Investment Property” shall mean all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Loan Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Loan Party, including the rights of any Loan Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Loan Party; (iv) all commodity contracts of any Loan Party; and (v) all commodity accounts held by any Loan Party.

“IRC” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

“IRS” shall mean the Internal Revenue Service, or any successor thereto.

“JPMorgan Letters of Credit” shall have the meaning assigned to such term in Annex F.

“L/C Availability” shall have the meaning assigned to such term in Annex F.

“L/C Issuer” shall have the meaning assigned to such term in Annex F.

“L/C Sublimit” shall have the meaning assigned to such term in Annex F.

“Landlord’s Waiver” shall mean a landlord’s waiver and license agreement or other agreement executed and delivered by the landlord under any Lease in form and substance satisfactory to Agent.

“Lease Payment Reserve” shall mean a reserve against the Borrowing Base in an amount determined by Agent in its discretion including an amount equal to the aggregate amount of a number of months (as determined by Agent) rent and utility costs payable by Borrower with respect to each Lease of real property where Eligible Inventory is located and with respect to which Borrower or Galyan’s, as the case may be, has failed to obtain a Landlord’s Waiver from the landlord thereof in form and substance satisfactory to Agent.  The Lease Payment Reserve may, in Agent’s discretion, be in addition to any other reserve against the Borrowing Base established by Agent, but in no event shall the Lease Payment Reserve per any single location where there has been a failure to obtain a Landlord’s Waiver exceed the greater of (i) an amount equal to the base rental payments under the then current lease for such location over the immediately preceding three month period, and (ii) the amount of any obligations owing or potentially owing to the applicable landlord secured by the assets of any Loan Party, provided that such amount shall not exceed the sum of the base rental payments under the then current lease for such location over the immediately preceding twelve month period.

“Leases” shall mean all of those leasehold estates in real property now owned or hereafter acquired by a Loan Party, as lessee.

“Lender” and “Lenders” shall have the meaning provided in the first paragraph of this Agreement.

“Letter of Credit” shall mean any Documentary Letter of Credit or Standby Letter of Credit issued (including issued pursuant to the terms of the Existing Credit Agreement) at the request and for the account of Borrower for which Agent and/or Lenders have incurred Letter of Credit Obligations.

“Letter of Credit Fee” shall have the meaning assigned to it in Section 1.6.

“Letter of Credit Obligations” shall mean all outstanding obligations incurred by Agent and/or Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee, by Agent or any Lender of Letters of Credit.  The amount of such Letter of Credit Obligations at any time shall equal the maximum amount which may be payable by Agent and/or Lenders under or pursuant to the outstanding Letters of Credit at such time.

“Letter-of-Credit Rights” shall mean letter-of-credit rights as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, including rights to payment or performance under a letter of credit, whether or not such Loan Party, as beneficiary, has demanded or is entitled to demand payment or performance.

“LIBOR Business Day” shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Period” shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower’s irrevocable notice to Agent as set forth in

Section 1.1(d); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

(a)  if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b)  any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

(c)  any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d)  Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such LIBOR Loan; and

(e)  Borrower shall select LIBOR Periods so that there shall be no more than seven (7) separate LIBOR Loans in existence at any one time.

“LIBOR Rate” shall mean for each LIBOR Period, a rate of interest determined by Agent equal to:

(a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System (such rate to be adjusted to the nearest one sixteenth of one percent (1/16th of 1%) or, if there is not a nearest one sixteenth of one percent (1/16th of 1%), to the next highest one sixteenth of one percent (1/16th of 1%)).

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

“License” shall mean, with respect to any Person, any Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by such Person.

“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Liquidity Projections” has the meaning assigned to it in Paragraph 6A of Annex D.

“Loan” or “Loans” shall mean the Revolving Credit Loan.

“Loan Documents” shall mean this Agreement, the Revolving Credit Notes, the GE Capital Fee Letter and the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Party” shall mean Borrower and each Subsidiary of Borrower.

“Long Form Event” shall have the meaning assigned to it in the Recitals to this Agreement.

“Master Documentary Agreement” means the Master Agreement for Documentary Letters of Credit dated as of the date hereof among Borrower, as Applicant, and GE Capital.

“Master Standby Agreement” means the Master Agreement for Standby Letters of Credit dated as of the date hereof among Borrower, as Applicant, and GE Capital, as issuer.

“Margin Stock” shall have the meaning specified in Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, prospects, or financial condition of Borrower and its Subsidiaries, taken as a whole, (b) any Loan Party’s ability to pay or perform its Obligations in accordance with the terms of the Loan Documents, (c) the Collateral or Agent’s Lien on the Collateral or the priority or perfection of any such Lien or (d) the rights and remedies of Agent and Lenders under this Agreement and the other Loan Documents.

“Material Contracts” shall those contracts required to by filed by the Borrower with the Securities and Exchange Commission pursuant to Item 601 of Regulation S-K, which as of the Closing Date means the contracts listed on Schedule 6.20 hereto.

“Maximum Lawful Rate” shall have the meaning assigned to it in Section 1.4(e).

“Maximum Overadvance” shall have the meaning assigned to it in Section 1.1(b).

“Merger” shall have the meaning assigned to it in the Recitals to the Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger dated as of June 21, 2004 by and among Galyan’s, Borrower and Acquirer and the Company Disclosure Letter (as defined therein).

“Minimum Shares” shall mean a total number of Shares representing at least a majority of the Shares on a “fully diluted basis”.  The term “fully diluted basis” shall mean the sum of (i) the aggregate number of Shares outstanding immediately prior to the acceptance of Shares pursuant to the Tender Offer, plus (ii) the aggregate number of Shares issuable upon the exercise of any option, warrant, other right to acquire capital stock of Galyan’s or other security exercisable or convertible for Shares or other capital stock of Galyan’s outstanding immediately prior to the acceptance of Shares pursuant to the Tender Offer.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a) (3) of ERISA, and to which Borrower or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Income (Loss)” shall mean, for any period, the aggregate net income (or loss) after provision (benefit) for income taxes of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Net Proceeds” shall mean (a) with respect to any sale or disposition of assets (including by sale and leaseback) by any Person, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale or disposition net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses, and brokerage, consultant and other customary fees actually incurred in connection therewith other than such amounts payable to an Affiliate of Borrower, (ii) taxes paid or payable as a result thereof, (iii) any other transaction costs related thereto and (iv) the repayment of any debt obligations related thereto; and (b) with respect to any issuance of equity securities or the incurrence of any Indebtedness by any Person subsequent to the Closing Date, the cash proceeds received by such Person from such issuance or incurrence net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses and other reasonable costs and expenses actually incurred in connection therewith other than such amounts payable to an Affiliate of Borrower.

“Non-Funding Lender” shall have the meaning assigned to it in Section 1.1(g).

“Non-use Fee” shall have the meaning assigned to it in Section 1.6.

“Notice of Conversion/Continuation” shall have the meaning assigned to it in Section 1.1(d).

“Notice of Revolving Credit Advance” shall have the meaning assigned to it in Section 1.1(c).

“Obligations” shall mean all loans, advances, debts, liabilities (including, without limitation, liabilities now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Agreement entered into by Borrower in accordance with the terms of the Agreement to which a Lender or an affiliate thereof was a counterparty at the time such interest rate agreement was entered into) and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by any Loan Party to Agent or any Lender (or any affiliate thereof in connection with any Interest Rate Agreement referred to above), and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents or any such Interest Rate Agreement.  This term includes (i) any Revolving Credit Advances made pursuant to the terms of the Existing Credit Agreement, and (ii) all principal and interest (including interest which accrues after the commencement of any case or proceeding referred to in Section 8.1(f), (g) or (h)), on the Revolving Credit Loan, all amounts payable in respect of Letters of Credit under Section 1.18 or Annex F, all Letter of Credit Obligations, all Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to any Loan Party under any of the Loan Documents.

“Offer Materials” shall mean the documents and materials filed publicly in connection with the Tender Offer and the Merger.

“Operating Lease” shall mean any lease of real or personal property, or mixed property, which is not a Capital Lease.

“Other Lender” shall have the meaning assigned to it in Section 1.1(g).

“Other Taxes” shall have the meaning assigned to it in Section 1.17(b).

“Overadvance” has the meaning assigned to it in Section 1.1(b).

“Participants” shall have the meaning assigned to it in Section 10.2(a).

“Patent License” shall mean, with respect to any Person, rights under any written agreement now owned or hereafter acquired by such Person granting any right with respect to any invention on which a Patent is in existence.

“Patents” shall mean, with respect to any Person, all of the following in which such Person now holds or hereafter acquires any right, title or interest:  (a) all letters patent of the United States of America or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States of America or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State or Territory thereof, or any other country, and (b) all reissues, divisions, continuations, continuations-in-part or extensions thereof.

“Payoff and Letter of Credit Agreement” shall have the meaning assigned to such term in Annex F.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is not an individual account plan, as defined in Section 3(34) of ERISA, and which any Loan Party or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Permitted Acquisition” shall mean an acquisition (whether pursuant to an acquisition of Stock, assets or otherwise) by Borrower or any Subsidiary from any Person of a business or of all or substantially all of the assets or of all of the Stock of any domestic Person (or any division thereof) in which the following conditions are satisfied:

(a)           immediately before and after giving effect to such acquisition, no Default shall have occurred and be continuing or would result therefrom (including under Sections 6.5 and 6.10);

(b)           Borrower shall have delivered to the Agent, in form and substance satisfactory to the Agent, (i) a compliance certificate for the period of four full Fiscal Quarters immediately preceding such acquisition giving pro forma effect to the consummation of such acquisition and any Revolving Credit Advances necessary in connection therewith and evidencing compliance, if applicable, with the covenant set forth in Section 6.10; (ii) the most recent annual and interim financial statements for the Person being acquired and related statements of income and cash flows showing positive cash flows for the preceding fiscal year of such Person; (iii) detailed forecasts of cash flows for the Person being acquired forecasting positive future cash flows; and (iv) new detailed Projections for Borrower and its Subsidiaries through the Commitment Termination Date giving pro forma effect to such acquisition, based on assumptions satisfactory to the Agent and demonstrating pro forma compliance, if applicable, with the financial covenant contained in Section 6.10, in each case, prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 4.1 and Annex D and in form reasonably satisfactory to the Agent, provided that Borrower shall not be required to comply with this clause (b) in respect of any acquisition of a series of up to ten (10) related retail stores (whether through the acquisition of Stock or assets), which acquisitions of retail stores (the “Retail Store Acquisitions”) shall not exceed $20,000,000 (excluding Inventory) in the aggregate during any Fiscal Year;

(c)           concurrently with the consummation of such acquisition, the Borrower will have complied with the requirements of Section 5.16, including that the documentation for such acquisition shall permit the Agent to obtain a Lien thereon to the extent provided in Section 5.16;

(d)           Agent shall receive at least 30 days prior written notice of such proposed acquisition, which notice shall include a reasonably detailed description of such proposed acquisition;

(e)           such acquisition shall only involve assets located in the United States and comprising a business, or those assets of a business, of the type engaged in by Borrower as of the Closing Date, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrower prior to such acquisition;

(f)            such acquisition shall be consensual and shall have been approved by such Person’s board of directors; and

(g)           on or prior to the date of such acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent.

“Permitted Encumbrances” shall mean: (a) Liens for Charges provided payment thereof shall not at the time be required under Section 5.2; (b) deposits, Liens or pledges of cash collateral to secure obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation or other public or statutory obligations arising in the ordinary course of business; (c) deposits, Liens or pledges of cash collateral to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), obligations of a tenant under an Operating Lease, or surety, stay or appeal bonds or similar obligations arising in the ordinary course of business; (d) workers’, mechanics’, suppliers’, carriers’, warehousemen’s Liens or other similar Liens arising by operation of law in the ordinary course of business and securing sums which are not past due; (e) any attachment or judgment Lien which does not constitute a Default, unless the judgment it secures shall not, within 15 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 15 days after the expiration of any such stay; (f) zoning restrictions, easements, licenses, or other restrictions on the use of real property (whether owned or leased) or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates; (g) Liens created by statute or common law in favor of landlords for unpaid rent and related amounts that are not more than fifteen days past due, unless contested in good faith by appropriate proceedings, provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Loan Party, in accordance with GAAP; (ii) no Liens shall be imposed to secure payment of such amounts that are superior to any of the Liens securing the Obligations in an aggregate amount in excess of $2,000,000 at any time outstanding; (iii) such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such amounts; (iv) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; (v) such Loan Party shall promptly pay or discharge such contested amounts and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Loan Party or the conditions set forth in this proviso are no longer met; and (vi) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect; (h) subject to the blocked account agreements, if any, Liens of a banking institution encumbering deposits (including setoff rights) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry; and (i) Liens listed in Schedule 6.7 existing on the Closing Date.

“Permitted Holders” shall mean any member of the Stack Family.

“Permitted Investments” shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of three years or less from the date of acquisition issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) obligations of state and local governments or agencies thereof (including variable rate demand notes and auction rate securities) with a maturity date or reset period of one year or less from the date of acquisition; (c) commercial paper with a maturity of one year or less from the date of acquisition issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”) or at least P-1 by Moody’s Investors Service, Inc. (“Moody’s”); (d) corporate notes (including variable rate demand notes, auction rate securities and Eurodollar notes) issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A2 by S&P or at least A by Moody’s with a maturity date of two years or less from the date of acquisition; (e) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $500,000,000; (f) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (g) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the type described in clauses (a) through (f) above.

“Permitted Sale and Leaseback Transaction” shall mean, after the consummation of the Merger, (i) any sale and leaseback transaction related solely to Borrower’s or any of its Subsidiaries’ Fixtures and Equipment in a transaction or series of transactions in which any such Loan Party receives fair consideration for each such sale; provided, that (a) no Default has occurred and is continuing or would occur as a result of such transfer; (b) such Net Proceeds (including such fair consideration) are immediately deposited into the Concentration Account; and (c) the lease pertaining to such Fixtures and Equipment is an Operating Lease for purposes of GAAP, and (ii) any sale and leaseback transaction of any assets of the Borrower or any of its Subsidiaries in a transaction or series of transactions in which any such Loan Party receives fair consideration for each such sale; provided, that (a) no Default has occurred and is continuing or would occur as a result of such transfer; (b) such Net Proceeds (including such fair consideration) are immediately deposited into the Concentration Account; (c) the lease pertaining to such Fixtures and Equipment is an Operating Lease for purposes of GAAP or a

Capital Lease; and (d) the aggregate net book value of the properties sold or transferred in any such transactions does not exceed $15,000,000 after the Closing Date.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean, with respect to Borrower or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Pledge Agreement” shall mean the Amended and Restated Pledge Agreement, dated as of the date hereof, attached hereto as Exhibit F, made by the Loan Parties signatory thereto in favor of Agent for the benefit of Lenders.

“Prior Lender” shall mean the lenders under the Existing Galyan’s Credit Agreement.

“Prior Lender Obligations” shall mean the “Obligations” as defined in the Existing Galyan’s Credit Agreement.

“Proceeds” shall mean “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Loan Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Loan Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Loan Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Loan Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Projections” shall mean (i) the projections as of any date of the consolidated balance sheet, statements of income and cash flow for Borrower and its Subsidiaries (including forecasted Capital Expenditures and Excess Availability), (ii) the Annual Operating Plan, the Liquidity Projections and (iii) any other projections required to be delivered by the Loan Parties to Agent and Lenders under the Agreement, including the Closing Date Projections.

“Proportionate Share” shall mean, with respect to any Lender, the following:  (a) for the purpose of repayment of principal, interest and Fees with respect to the Revolving Credit Loan and Letter of Credit Obligations, a fraction (expressed as a percentage), the numerator of which shall be the aggregate principal amount of Revolving Credit Advances held by such Lender (including Agent), and the denominator of which shall be the principal amount of the Revolving Credit Loan; and (b) for all other purposes, the fraction (expressed as a percentage), the numerator of which shall be the Revolving Credit Commitment of such Lender and the denominator of which shall be the Aggregate Revolving Credit Commitment.

“Qualified Plan” shall mean, for any Loan Party, an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under IRC Section 401(a), and which such Loan Party or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Refinancing” shall mean the repayment in full by Galyan’s of the obligations under the Existing Galyan’s Credit Agreement on the Closing Date.

“Register” shall have the meaning assigned to it in Section 10.2(c).

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement entered into among the Borrower, Merrill, Lynch, Pierce, Fenner & Smith Incorporated and any other initial purchasers of the Convertible Notes, as amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“Regulatory Change” shall mean, with respect to any Lender, any change after the date of this Agreement in federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of lenders including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Relationship Bank” shall have the meaning assigned to it in Annex B.

“Release” shall mean, as to any Person, any release or any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration of a Hazardous Material into the indoor or outdoor environment by such Person (or by a person under such Person’s direction or Control), including the movement of a Hazardous Material through or in the air, soil, surface water, ground water or property; but shall exclude any release, discharge, emission or disposal in material compliance with a then effective permit, order, rule regulation or law of a Governmental Authority.

“Reportable Event” shall mean any of the events described in Section 4043(c) (1), (2), (3), (5), (6), (8) or (9) of ERISA, as to which the duty to report has not been waived by regulation.

“Required Lenders” shall mean, at any time, Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate of the Revolving Credit Commitments of all Lenders at such time (or, at any time after which the Revolving Credit Commitments of all of Lenders shall have expired or terminated, Lender’s holding sixty-six and two-thirds percent (66 2/3%) of the principal of the Revolving Credit Loan outstanding at such time).

“Required Payment” shall have the meaning assigned to it in Section 1.11.

“Reserves” shall mean such reserves as the Agent from time to time determines in its discretion as being appropriate to reflect the impediments to the Agent’s ability to realize upon the Collateral.  Without limiting the generality of the foregoing, Reserves may include (but are not limited to) reserves based on reserves established by Agent from time to time against (a) Eligible Inventory pursuant to Section 5.12, (b) reserves established pursuant to Section 5.5, (c) the Lease Payment Reserve, (d) the Galyan’s Tender Reserve, and (e) reserves based on (i) Gift Certificates and Merchandise Credit Liability, (ii) frequent shopper programs, (iii) layaways and customer deposits, (iv) customs, duties, and other costs to release Inventory which is being imported into the United States, and (v) outstanding taxes and other governmental charges, including, ad valorem, real estate, personal property, and other taxes which might have priority over the interests of the Agent in the Collateral and either which have not been paid when due (unless such taxes are the subject of a bona fide dispute and are supported by funded reserves) or which the Agent, in its discretion, believes may impede the Agent’s ability to realize upon the Collateral.

“Restricted Payment” shall mean, with respect to any Person, either directly or indirectly, (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person’s Stock, (b) any payment on account of the purchase, redemption, defeasance or other retirement, or to obtain the surrender of, such Person’s Stock or any other payment or distribution made in respect thereof, (c) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder or Affiliate of such Person other than relating to salaries, bonuses and other compensation to such Person’s officers, directors and employees in the ordinary course of business consistent with past practice, (d) any payment, purchase, redemption, retirement, or other acquisition for value or setting apart of any money for a sinking, or other analogous fund for the purchase, redemption, retirement or other acquisition of, or to obtain the surrender of, or any payment (scheduled, voluntary or other) of principal of or interest on, or any other amount owing in respect of any Subordinated Debt or any Convertible Note or (e) any payment of a claim for the recission of the purchase or sale of, or for material damages arising from the purchase or sale of any Stock of such Person, or of a claim for indemnification or contribution arising out of or relating to any such claim for damages or recission.

“Retiree Welfare Plan” shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Credit Advance” shall have the meaning assigned to it in Section 1.1(a).

“Revolving Credit Commitment” shall mean, as to each Lender, the commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations pursuant to Section 1.1 and the other provisions hereof in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender’s name on Appendix 1, as such amount may be reduced or modified pursuant to this Agreement.

“Revolving Credit Loan” shall mean the aggregate amount of Revolving Credit Advances of all Lenders (including Revolving Credit Advances made by Agent pursuant to Section 1.13 and Revolving Credit Advances made pursuant to the terms of the Existing Credit Agreement) outstanding at any time.

“Revolving Credit Notes” shall mean the promissory notes provided for by Section 1.1(e) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

“Schedule of Documents” shall mean the schedule attached hereto as Annex C, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Loan Documents and the transactions contemplated thereunder.

“SEC” shall have the meaning assigned to it in Section 11.15.

“Settlement Period” shall have the meaning assigned to it in Section 1.13.

“Shares” shall have the meaning assigned to it in the Recitals to this Agreement.

“Short Form Merger Threshold” shall mean the number of shares required in accordance with applicable law to permit the Merger to occur without a vote of the shareholders of Galyan’s.

“Software” shall mean all “software” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stack Family” shall mean Nancy and Richard Heichemer, Kim and Tim Myers, Donna and Richard J. Stack, Edward W. Stack, Karin Lea Stack, Martin J. Stack, Stacey A. Stack and Richard T. Stack. and/or any Class B Permitted Holder (as defined in the Borrower’s Amended and Restated Certificate of Incorporation, as amended up to the Closing Date).

“Standby Letter of Credit” shall mean any Letter of Credit other than a Documentary Letter of Credit.

“Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

“Stockholder” shall mean each holder of Stock of Borrower.

“Subject Property” shall mean all real property owned, leased or operated by any Loan Party.

“Subordinated Debt” shall mean any Indebtedness of Borrower which is subordinated in right of payment to the Obligations.

“Subsidiary” shall mean, with respect to any Person, (a) any corporation of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of 50% or more or of which any such Person is a general partner or managing member, as the case may be, or may exercise the powers of a general partner or managing member, as the case may be.

“Subsidiary Security Agreement” shall mean the Amended and Restated Subsidiary Security Agreement, dated as of the date hereof, attached hereto as Exhibit D-2, made by Loan Parties (other than Borrower, and prior to consummation of the Merger, other than Galyan’s and its Subsidiaries) and in favor of Agent for the benefit of Lenders, which, if prior to consummation of the Merger, shall include, among other things, a collateral assignment of the Acquirer Intercompany Note, the Galyan’s Intercompany Note and the Galyan’s Pledge in favor of Agent for the benefit of Lenders.

“Supporting Obligations” shall mean all supporting obligations as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Taxes” shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes, levies, imposts, deductions, charges or withholdings and liabilities with respect thereto that are imposed on or measured by the net income of any Lender or are imposed for the privilege of any Lender doing business in any jurisdiction by the United States of America, the jurisdiction under the laws of which Lender is organized or the jurisdiction in which such Lender’s applicable lending office is located or, in each case, any political subdivision thereof.

“Tender Offer” shall have the meaning assigned to it in the Recitals to this Agreement.

“Termination Date” shall mean the date on which (a) the Aggregate Revolving Credit Commitment has been terminated in full and Agent and Lenders shall have no further obligation to make any Revolving Credit Advances or any other credit extensions or financial accommodations hereunder or under any other Loan Document, and (b) all Obligations have been irrevocably paid in full and Borrower shall have funded the amounts required, if any, under the Loan Documents into the Cash Collateral Account in respect of Letter of Credit Obligations, if any, then outstanding.

“Title IV Plan” shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

“Trademark License” shall mean, with respect to any Person, rights under any written agreement now owned or hereafter acquired by such Person granting any right to use any Trademark or Trademark registration.

“Trademark Security Agreement” shall mean an Amended and Restated Trademark Security Agreement, made by the Loan Parties signatory thereto in favor of Agent.

“Trademarks” shall mean, with respect to any Person, all of the following in which such Person now holds or hereafter acquires any interest: (a) all common law and statutory trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State or Territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all licenses thereunder and together with the goodwill associated with and symbolized by such trademark.

“Transaction Documents” shall mean the Merger Agreement, and all other agreements or instruments executed in connection with the Transaction.

“Transaction” shall mean, collectively, the initial Revolving Credit Advance on the Closing Date, the Acquisition, the Refinancing, the Tender Offer, the Merger, and the execution and delivery of all of the Loan Documents and the Transaction Documents, and the payment of all fees, costs and expenses associated with all of the foregoing.

“Uniform Commercial Code jurisdiction” shall mean any jurisdiction that had adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform

State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

“Welfare Plans” shall mean any welfare plan, as defined in Section 3(1) of ERISA, which is maintained or contributed to by Borrower or any ERISA Affiliate.

2.             Certain Matters of Construction.  Any accounting term used in the Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied.  That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

All other undefined terms contained in the Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein.  The words “herein,” “hereof” and “hereunder” or other words of similar import refer to the Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

Whenever any provision in any Loan Document refers to the “knowledge” of any Person, such provision is intended to mean that such Person has actual knowledge or awareness of a particular fact or circumstance, or that such Person, if it had exercised reasonable diligence, should have known or been aware of such fact or circumstance.

For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply:  (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term “including” shall not be limiting or exclusive, unless specifically indicated to the contrary; (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (d) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms of the Loan Documents.

ANNEX B
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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CASH MANAGEMENT SYSTEM

Each Loan Party shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

(a)           On or before the Closing Date (or such later date set forth in Section 5.14(b) or as Agent shall consent in writing) and until the Termination Date, the Loan Parties shall (i) enter into blocked account agreements as set forth in clause (c) below for each account (each a “Blocked Account” and collectively, the “Blocked Accounts”) set forth on Schedule 3.20 with the banks identified on such Schedule 3.20 (each, a “Relationship Bank”) and request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payments directly to such Blocked Accounts and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral into one or more Blocked Accounts in such Loan Party’s name or any such Subsidiary’s name at a Relationship Bank.  On or before the Closing Date, Borrower shall have established a concentration account in its name (the “Concentration Account”) at the bank which shall be designated as the Concentration Account bank for Borrower on Schedule 3.20 (the “Borrower Concentration Account Bank”), which bank shall be satisfactory to Agent.  Within the period set forth in Section 5.14(b), Galyan’s shall have established a concentration account in its name (the “Galyan’s Concentration Account”) at the bank which shall be designated as the Concentration Account bank for Galyan’s (the “Galyan’s Concentration Account Bank”; the Borrower Concentration Account Bank and the Galyan’s Concentration Account Bank are each a “Concentration Account Bank” and collectively, the “Concentration Account Banks”), which bank shall be satisfactory to Agent.

(b)           Borrower may maintain, in its name, an account (each a “Disbursement Account” and collectively, the “Disbursement Accounts”) at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances pursuant to Section 1.1 for use by Borrower solely in accordance with the provisions of Section 1.3.

(c)           On or before the Closing Date (or such later date set forth in Section 5.14(b) or as Agent shall consent in writing), each Concentration Account Bank, Relationship Bank and each bank where a Disbursement Account is maintained, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and the applicable Loan Party, in form and substance acceptable to Agent, which shall become operative on or prior to the Closing Date; provided that the balance in each Blocked Account or Disbursement Account held by such banks identified on Schedule 3.20 for which blocked account agreements have not been obtained shall not be greater than $100,000 at any time.  Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the applicable Concentration Account, Disbursement Account or Blocked Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the date of execution of such agreement with respect to a Blocked Account, such bank agrees to sweep on a daily basis all amounts in such Blocked Account to the Concentration Account (or, in respect of Galyan’s and its Subsidiaries, to sweep on a daily basis all amounts in such Blocked Account to the Galyan’s Concentration Account, and to sweep on a daily basis all amounts in the Galyan’s Concentration Account to the Concentration Account) and (iv) from and after the date of execution of such agreement with respect to the Borrower Concentration Account Bank or each bank where a Disbursement Account is held, such bank agrees, from and after the receipt of a notice (an “Activation Notice”) from Agent (which Activation Notice may be given by Agent at any time at which (1) a Default or Event of Default shall have occurred and be continuing or (2) Excess Availability has at any time been less than $30,000,000 (each of the foregoing being referred to herein as an “Activation Event”)), to immediately forward all amounts received in the Concentration Account or the applicable Disbursement Account to the Collection Account through daily sweeps from the Concentration Account or such Disbursement Account into the Collection Account.  From and after the date Agent has delivered an Activation Notice to any bank with respect to the Concentration Account or any Disbursement Account(s), no Loan Party shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.  In the event the Agent shall have delivered an Activation Notice to bank at which the Concentration Account is held, and thereafter the Borrower has Excess Availability in excess of $50,000,000 for a period of ninety consecutive Business Days, at the written request of Borrower, the Agent, subject to no Default or Event of Default existing at such time, shall deliver a written notice to such bank rescinding the Activation Notice previously delivered.

(d)           So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 3.20 to add or replace a Relationship Bank or Blocked Account or to replace the Concentration Account or any Disbursement Account; provided, however, that (i) Agent shall have consented in writing in advance to the opening of such account with the relevant bank and (ii) prior to the time of the opening of such account, the applicable Loan Party and/or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement or such other agreement, in form and substance satisfactory to Agent.  The Loan Parties shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent’s reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Agent’s liability under any tri-party blocked account agreement or such other agreement with such bank is no longer acceptable in Agent’s reasonable judgment.

(e)           The Blocked Accounts, Disbursement Accounts, the Galyan’s Concentration Account and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the

Revolving Credit Loan and all other Obligations, and in which the Loan Parties shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Borrower Security Agreement or the Subsidiary Security Agreement, as applicable.

(f)            All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.8 of the Agreement and shall be applied (and allocated) by Agent in accordance with Section 1.10 of the Agreement.  In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

(g)           Each Loan Party shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Loan Party (each a “Related Person”) to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Loan Party or any such Related Person on behalf of any Loan Party, and (ii) within one (1) Business Day after receipt by such Loan Party or any such Related Person of any checks, cash or other items or payment received on behalf of any Loan Party, deposit the same into a Blocked Account of such Loan Party.  Each Loan Party and each Related Person thereof acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Agent and Lenders.  All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Blocked Accounts or the Concentration Account if required by Section 6.8 of the Agreement.

ANNEX C
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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SCHEDULE OF CLOSING DOCUMENTS

Subject to making the deliveries otherwise required in the Agreement on a timely basis, the obligation of Agent and Lenders to make and/or continue any Revolving Credit Advances hereunder, to incur any Letter of Credit Obligations, or to take, fulfill, or perform any other action hereunder, are subject to the satisfaction of the condition precedent that Agent and Lenders shall have received the following, in form and substance satisfactory to Agent, Lenders and their counsel, unless the context otherwise requires or as otherwise specified below:

I.              PRINCIPAL LOAN DOCUMENTS.

(A)          Credit Agreement.  The Second Amended and Restated Credit Agreement duly executed by Loan Parties.

(B)           Revolving Credit Notes.  A duly executed Revolving Credit Note to the order of each Lender.

(C)           Borrowing Base Certificate.  The Closing Date Borrowing Base Certificate duly executed by the Chief Executive Officer or Chief Financial Officer of Borrower.

(D)          Notice of Revolving Credit Advance.  An original Notice of Revolving Credit Advance duly executed by the Chief Executive Officer or Chief Financial Officer of Borrower.

II.            COLLATERAL DOCUMENTS.

(A)          Security Agreements.  An executed copy of each of the Borrower Security Agreement and the Subsidiary Security Agreement, together with (to the extent not previously delivered in connection with the Existing Credit Agreement) delivery to Agent and Lenders of:

(1)           Acknowledgement Copies of Financing Statements.  Acknowledgement copies of proper Financing Statements (Form UCC-l) (the “Financing Statements”) duly filed under the Uniform Commercial Code, or chattel mortgages duly filed under other applicable law, of all jurisdictions as may be necessary or, in the opinion of Agent, desirable to perfect the Lien created by the Borrower Security Agreement and the Subsidiary Security Agreement.

(2)           Other Evidence of Filing and Perfection.  Certified copies of Requests for Information (Form UCC-11), or other evidence satisfactory to Agent, listing the Financing Statements or chattel mortgages referred to in paragraph (1) above and all other effective financing statements or chattel mortgages which name Borrower or any other Loan Party (under its present name, any previous name or any trade or doing business name) as debtor and which are filed in the jurisdictions referred to in paragraph (1) above, together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Collateral Documents).

(3)           Intellectual Property Documents.  Agreements relating to the granting to Agent, for the benefit of Lenders, of a security interest in Intellectual Property of Loan Parties to the extent applicable in a form suitable for filing with the appropriate Federal or State filing office.

(4)           Other Recordings and Filings.  Evidence of the completion of all other recordings and filings (including UCC-3 termination statements and other Lien release documentation) as may be necessary or, in the opinion of and at the request of Agent, desirable to perfect the Lien created by the Borrower Security Agreement and the Subsidiary Security Agreement.

(5)           Collateral Assignment.  If applicable, a pledge of the Acquirer Intercompany Note and the Galyan’s Intercompany Note and a collateral assignment of the Security Agreement securing the obligations of Galyan’s under the Galyan’s Intercompany Note.

(B)           Pledge Agreements.  The Pledge Agreement duly executed by applicable Loan Parties together with (to the extent not previously delivered in connection with the Existing Credit Agreement) delivery to Agent of:

(1)           Certificates or other evidences of ownership representing the Pledged Shares (as defined therein) and appropriate undated stock powers (or the equivalent thereof) executed in blank; and

(2)           Evidence that all action necessary or, in the opinion of and at the request of Agent, desirable to perfect and protect the security interests created by the Pledge Agreement has been taken, including delivery to the Agent of the Acquirer Intercompany Note, the Galyan’s Intercompany Note and the Intercompany Notes.

(C)           Guaranty.  The Guaranty duly executed by the Loan Parties, other than Galyan’s and its Subsidiaries prior to the Merger.

III.           THIRD PARTY AGREEMENTS.

(A)          Landlord Consents.  Unless otherwise agreed to in writing by Agent and to the extent not already delivered pursuant to the Existing Credit Agreement, the Loan Parties shall use commercially reasonable best efforts to deliver duly executed Landlord’s Waivers from the landlords of all of Borrower’s leased locations where Inventory is held, in each case, in form and substance satisfactory to Agent.

(B)           Bailee Consents.  Unless otherwise agreed to in writing by Agent and to the extent not already delivered pursuant to the Existing Credit Agreement, the Loan Parties shall use commercially reasonable best efforts to deliver duly executed waiver and license agreements from any bailees, owners, or operators of any non-leased locations where Borrower’s Inventory is located, in each case, in form and substance satisfactory to Agent.

(C)           Cash Management System.  Duly executed blocked account agreements as contemplated by Annex B.

(D)          Payoff and Letter of Credit Agreement; Termination Statements.  Copies of duly executed payoff letter (the “Payoff and Letter of Credit Agreement”), in form and substance satisfactory to Agent, by and between the administrative agent for the Prior Lenders party to the Existing Galyan’s Credit Agreement evidencing repayment in full of all Prior Lender Obligations, assumption by the Borrower of the letter of credit obligations under the Existing Galyan’s Credit Agreement, and continuation of the JPMorgan Letters of Credit under this Agreement, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Agent, executed by the Prior Lender, if necessary, releasing all Liens of Prior Lender upon any of the property of Galyan’s and its Subsidiaries, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lender or relating to the Prior Lender Obligations.

IV.           DOCUMENTS DELIVERED BY LOAN PARTIES.

(A)          Board Resolutions and Incumbency Certificates. A certificate of the Secretary or an Assistant Secretary of each applicable Loan Party certifying (i) the resolutions adopted by the Board of Directors of such Loan Party approving each Loan Document (other than any Loan Document which was previously delivered in connection with the Existing Credit Agreement) to which such Loan Party is a party and the transactions contemplated thereby, (ii) all documents evidencing other necessary corporate action by Borrower and required governmental and third party approvals with respect to each such Loan Document, and (iii) the names and true signatures of the authorized officers of such Loan Party.

(B)           Articles of Incorporation; By-Laws and Good Standing Certificates.  Each of the following documents:

(1)           the certificate of incorporation of each Loan Party (including Galyan’s and its Subsidiaries) as in effect on the Closing Date, certified by the Secretary of State or other appropriate authority of the State of its incorporation as of a recent date, and the by-laws of each Loan Party (including Galyan’s and its Subsidiaries) as in effect on the Closing Date, certified by the Secretary, Assistant Secretary or other appropriate officer or director of such Loan Party (including Galyan’s and its Subsidiaries);

(2)           a good standing certificate for each Loan Party (including Galyan’s and its Subsidiaries) from the Secretary of State or other appropriate authority of the State of its incorporation as of a recent date.

(C)           Financial Statements and Projections.  Copies of the Financial Statements and Closing Date Projections.

(D)          [Intentionally Omitted]

(E)           Existing Indebtedness.  To the extent not delivered in connection with the Existing Credit Agreement, copies of any document or instrument evidencing or relating to existing Indebtedness of each Loan Party together with all certificates, opinions, instruments, security documents and other documents relating thereto, all of which shall be satisfactory in form and substance to Agent, certified by an authorized officer of such Loan Party as true, correct and complete copies thereof.

(F)           Stock Agreements and Material Contracts.  To the extent not previously delivered in connection with the Existing Credit Agreement, copies of any agreement with shareholders of Borrower or ASL in effect on the Closing Date, and all Material Contracts in each case in form and substance satisfactory to Agent, certified by an authorized officer of the applicable Loan Party as true, correct and complete copies thereof.

V.            LEGAL OPINION.  An opinion of Buchanan Ingersoll PC, counsel to the Loan Parties, and an opinion of Baker & Daniels, Indiana counsel to Galyan’s, each in form and substance satisfactory to Agent and Lenders.

VI.           MISCELLANEOUS.

(A)          Appointment of Agent for Service.  An appointment of Corporation Service Company as each applicable Loan Party’s agent for service of process.

(B)           Letter of Direction.  Duly executed originals of a letter of direction from Borrower addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Revolving Credit Advance to be made on such date.

(C)           Solvency Certificate. The applicable Loan Parties shall deliver to Agent for the benefit of Lenders a solvency certificate reasonably satisfactory in form and substance satisfactory to Agent.

(D)          Fee Letter.  Duly executed originals of the GE Capital Fee Letter.

(E)           Master Documentary Agreement. Duly executed originals of the Master Documentary Agreement.

(F)           Master Standby Agreement. Duly executed originals of the Master Standby Agreement.

ANNEX D
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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FINANCIAL STATEMENTS AND NOTICES

1.             To Agent: (a) at any time Excess Availability is greater than or equal to $50,000,000, no less frequently than 15 days after the end of each Fiscal Month (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), a Borrowing Base Certificate, which shall be prepared by the Borrower as of the last day of the immediately preceding Fiscal Month, or (b) at any time Excess Availability is less than $50,000,000, by no later than every Tuesday of each week, a Borrowing Base Certificate as of Saturday of the preceding week.

2.             Solely to Agent, as of the last day of each fiscal month an Inventory (including Inventory of Galyan’s and its Subsidiaries) listing and a schedule detailing Inventory by location and type and, if requested by Agent, supporting perpetual inventory reports in form and substance satisfactory to Agent, each such listing and schedule to be delivered to Agent no later than the date required for the of delivery of the financial statements for such period set forth in paragraph 3 and 4, as applicable.

3.             Solely to Agent, by no later than the 30th day after the end of each fiscal month, other than the last month of any Fiscal Quarter:

(a)           an internally prepared consolidated statement of operations, cash flows and changes in stockholders’ equity for such fiscal month and that portion of the current Fiscal Year ending as of the close of such fiscal month, and consolidated balance sheets as at the end of such fiscal month, in each case, for Borrower and its Subsidiaries (including Galyan’s and its Subsidiaries), which financial and other information shall provide comparisons to the prior year’s equivalent period, both on a monthly and year-to-date basis, and to budget;

(b)           in the event a Long Form Event has occurred and the Prior Lender Obligations remain outstanding, an internally prepared consolidated statement of operations, cash flows and changes in stockholders’ equity for such fiscal month and that portion of the current Fiscal Year ending as of the close of such fiscal month, and consolidated balance sheets as at the end of such fiscal month, in each case, for Galyan’s and its Subsidiaries, which financial and other information shall provide comparisons to the prior year’s equivalent period, both on a monthly and year-to-date basis, and to budget;

(c)           a certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such financial statements are complete and correct and present fairly the financial position, the results of operations, cash flows and the changes in stockholders’ equity of Borrower and its Subsidiaries (including Galyan’s and its Subsidiaries) as at the end of such fiscal month and for the period then ended in accordance with GAAP, except there being an absence of footnotes and subject to normal audit adjustments, that all rent and other obligations of each Loan Party with respect to its Leases were paid in accordance with the terms thereof

(without giving effect to any grace periods) as at the end of such fiscal month and setting forth the aggregate amount so paid or specifying those instances when rent or such other obligations were not so paid together with a detailed explanation of the reasons for the failure of any Loan Party to make such payments and the aggregate amount of such payments not made, and that there was no Default in existence as of such time or specifying those Defaults of which he or she was aware;

(d)           a report of the Chief Executive Officer or the Chief Financial Officer of Borrower setting forth management’s discussion and analysis of all current income statement, balance sheet and cash flow financial trends and a comparison to the prior year’s equivalent period, both on a monthly and a year-to-date basis, and to budget;

(e)           a reconciliation of the Inventory listing and schedule by location and type referred to in paragraph 2 above as of the last day of such fiscal month to Borrower’s general ledger for such fiscal month and financial statements for such fiscal month, in each case accompanied by such supporting detail and documentation as Agent may request; and

(f)            as of the end of such fiscal month, a report in form and substance satisfactory to Agent setting forth the balance of the intercompany obligations between Loan Parties (including the Acquirer Loan and the Galyan’s Loan, which, prior to consummation of the Merger in the case of the Galyan’s Loan, shall also be set forth in the Borrowing Base Certificate).

4.             By no later than the 45th day after the end of each Fiscal Quarter:

(a)           a copy of the Borrower’s Form 10-Q as filed with the Securities and Exchange Commission or an internally prepared consolidated statement of operations, cash flows and changes in stockholders’ equity for such Fiscal Quarter and that portion of the current Fiscal Year ending as of the close of such Fiscal Quarter, and consolidated balance sheets as at the end of such Fiscal Quarter, in each case, for Borrower and its Subsidiaries (including Galyan’s and its Subsidiaries), which financial and other information shall provide comparisons to the prior year’s equivalent period, both on a monthly and year-to-date basis, and to budget;

(b)           in the event a Long Form Event has occurred and the Prior Lender Obligations remain outstanding, an internally prepared consolidated statement of operations, cash flows and changes in stockholders’ equity for such Fiscal Quarter and that portion of the current Fiscal Year ending as of the close of such Fiscal Quarter, and consolidated balance sheets as at the end of such Fiscal Quarter, in each case, for Galyan’s and its Subsidiaries, which financial and other information shall provide comparisons to the prior year’s equivalent period, both on a monthly and year-to-date basis, and to budget;

(c)           a certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such financial statements are complete and correct and present fairly the financial position, the results of operations, cash flows and the changes in stockholders’ equity of Borrower and its Subsidiaries (including Galyan’s and its Subsidiaries) as at the end of such Fiscal Quarter and for the period then ended in accordance with GAAP, except there being an absence of footnotes and subject to normal audit adjustments, that all rent and other obligations of each Loan Party with respect to its Leases were paid in accordance with the terms thereof (without giving effect to any grace periods) as at the end of such fiscal month and setting forth the aggregate amount so paid or specifying those instances when rent or such other obligations were not so paid together with a detailed explanation of the reasons for the failure of any Loan Party to make such payments and the aggregate amount of such payments not made, and that there was no Default in existence as of such time or specifying those Defaults of which he or she was aware;

(d)           a report showing a comparison to the prior year’s equivalent period, both on a quarterly and a year-to-date basis, and to budget;

(e)           a reconciliation of the Inventory listing and schedule by location and type referred to in paragraph 2 above as of the last day of such Fiscal Quarter to Borrower’s general ledger for such fiscal month and financial statements for such Fiscal Quarter, in each case accompanied by such supporting detail and documentation as Agent may request;

(f)            as of the end of such Fiscal Quarter, a report in form and substance satisfactory to Agent setting forth the balance of the intercompany obligations between Loan Parties (including the Acquirer Loan and the Galyan’s Loan, which, prior to consummation of the Merger in the case of the Galyan’s Loan, shall also be set forth in the Borrowing Base Certificate); and

(g)           Within 45 days after the close of each Fiscal Quarter a statement in reasonable detail showing the calculations used in determining Borrower’s compliance with the financial covenant set forth in Section 6.10.

5.             Within 90 days after the close of each Fiscal Year:

(a)           a copy of the Borrower’s Form 10-K as filed with the Securities and Exchange Commission or copies of the annual audited consolidated financial statements of Borrower and its Subsidiaries consisting of a balance sheet and statement of operations, changes in stockholders’ equity and cash flows, setting forth in comparative form the figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified without qualification by Deloitte & Touche LLP or another firm of independent certified public accountants of recognized standing selected by Borrower and reasonably acceptable to Agent, and accompanied by (i) if applicable, a statement in reasonable detail showing the calculations used in determining Borrower’s compliance with the financial covenant set forth in Section 6.10, and (ii) a report from such accountants to the effect that in connection with their audit examination, they did not become aware of any Default, or specifying those Defaults, of which they became aware;

(b)           in the event a Long Form Event has occurred and the Prior Lender Obligations remain outstanding, copies of the annual audited consolidated financial statements of Galyan’s and its Subsidiaries consisting of a balance sheet and statement of operations, changes in stockholders’ equity and cash flows, setting forth in comparative form the figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified without qualification by Deloitte & Touche LLP or another firm of independent certified public accountants of recognized standing selected by Borrower and reasonably acceptable to Agent;

(c)           a report showing a comparison to the prior Fiscal Year, and to budget;

(d)           the annual letter from Borrower’s Chief Executive Officer or Chief Financial Officer to such accountants in connection with their audit examination detailing each Loan Party’s contingent liabilities and material litigation, ERISA, labor and environmental matters; and

(e)           a certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such financial statements are complete and correct and present fairly in accordance with GAAP the financial position, the results of operations and the changes in financial position of Borrower and its Subsidiaries as at the end of such Fiscal Year and for the period then ended, and that there was no Default in existence as of such time or specifying those Defaults of which he or she was aware.

6.             Solely to Agent not later than the end of each Fiscal Year, a final operating plan for each Loan Party reasonably acceptable to Agent for the following Fiscal Year approved by Borrower’s board of directors, provided, however, that such operating plan shall be delivered to Agent and Lenders if Excess Availability is less than $50,000,000 for three consecutive Business Days during any Fiscal Year (the “AOP Trigger Date”), in which case Borrower shall promptly provide a revised operating plan to Agent and Lenders for the remainder of such Fiscal Year (and if the AOP Trigger Date occurs during the last Fiscal Quarter of such Fiscal Year, an operating plan for the following Fiscal Year delivered prior to the first day of such Fiscal Year).  Each such operating plan shall include the following:

(a)           projected balance sheets of each Loan Party for such Fiscal Year, on a monthly basis:

(b)           projected cash flow statements and forecasted Excess Availability, including summary details of cash disbursements (including Capital Expenditures) for such Fiscal Year, on a monthly basis;

(c)           projected statements of operations of each Loan Party for such Fiscal Year, on a monthly basis;

(d)           a monthly budget which will in reasonable detail acceptable to Agent integrate operating profit and cash flow projections and personnel facilities and plans and include a Capital Expenditures budget; and

(e)           projected annual balance sheet, cash flow statements, and statements of operations of each Loan Party for such Fiscal Year;

together with a description of major assumptions used in generating such balance sheets, cash flows and income statements, and operating plan, and other appropriate supporting details as reasonably requested by Agent.

6A.  Not later than the end of each Fiscal Year, statements of projected Inventory, projected Excess Availability and projected aggregate Revolving Credit Advances outstanding for the following Fiscal Year, each in form and substance reasonably acceptable to Agent (the “Liquidity Projections”).

7.             As soon as practicable, but in any event within one Business Day after Borrower becomes aware of the existence of any Default, or any development or other information that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect, telephonic or facsimile notice specifying the nature of such Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within four (4) Business Days.

8.             Upon Agent’s request, copies of all federal, state, local and foreign tax returns, information returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by any Loan Party.

9.             [Intentionally Omitted].

10.           Promptly upon the mailing thereof to the shareholders of Borrower, and, prior to the consummation of the Merger, Galyan’s, generally, copies of all financial statements, reports and proxy statements so mailed; provided that Borrower shall not be required to deliver any such information to Agent if Borrower delivers electronic notification to Agent of the posting of any such information with the SEC on EDGAR.

11.           [Intentionally Omitted].

12.           As soon as possible, and in any event within 10 days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by the Chief Financial Officer of Borrower setting forth details respecting such event or condition and the action, if any, that Borrower or any ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Borrower or any ERISA Affiliate with respect to such event or condition):

(a)           any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the IRC or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the IRC);

(b)           the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

(c)           the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(d)           the complete or partial withdrawal by Borrower or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

(e)           the institution of a proceeding by a fiduciary of any Multiemployer Plan against Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days.

13.           As soon as practicable, but in any event within one Business Day after any Loan Party (including Galyan’s and its Subsidiaries) receives a notice of any payment default or any other material default or a notice of termination under any of its Leases, telephonic or facsimile notice specifying the nature of such notice and default, if applicable, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within four (4) Business Days.

14.           Such other reports and information respecting Borrower’s or any other Loan Party’s business, financial condition or prospects as Agent or any Lender may, from time to time, reasonably request.

15.           To Agent and Lenders, promptly upon their becoming available, copies of:  (i) all Financial Statements, regular, periodic and special reports, notices and proxy statements made publicly available by any Loan Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Loan Party with any national securities exchange or with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Loan Party to the public concerning material changes or developments in the business of any such Person.

ANNEX E
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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

INSURANCE REQUIREMENTS

I.              Coverage Requirements.  The insurance policies maintained by the Loan Parties provide for, without limitation, the following insurance coverage:

(a)           “All Risk” physical damage insurance on all of each Loan Party’s tangible real and personal property and assets, wherever located, and covers, without limitation, fire and extended coverage, boiler and machinery coverage, flood, earthquake, theft, burglary, explosion, collapse, and all other hazards and risks ordinarily insured against by owners or users of such properties in similar businesses.  All policies of insurance on such real and personal property contain an endorsement, in form and substance acceptable to Agent, naming each Loan Party as Agent’s Loss Payee (ISO Form CP 12 18 or its equivalent).  Such endorsement, or an independent instrument furnished to Agent, provides that the insurance companies will give Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Loan Party or any other Person shall affect the right of Agent to recover under such policy or policies of insurance in case of loss or damage;

(b)           Commercial general liability insurance on an “occurrence basis” against claims for personal injury, bodily injury and property damage with a minimum limit of $1,000,000 per occurrence and $2,000,000 in the aggregate.  Such coverage includes, without limitation, premises/operations, broad form contractual liability, underground, explosion and collapse hazard, independent contractors, broad form property coverage, products and completed operations liability;

(c)           Statutory limits of worker’s compensation insurance which includes employee’s occupational disease and employer’s liability in the amount of $500,000 for each accident or occurrence;

(d)           Automobile liability insurance for all owned, non-owned or hired automobiles against claims for personal injury, bodily injury and property damage with a minimum combined single limit of $1,000,000 per occurrence;

(e)           Umbrella insurance of $25,000,000 per occurrence and $25,000,000 in the aggregate; and

(f)            Crime insurance with respect to employee dishonesty in an amount not less than $250,000.

All of such policies:  (i) shall have deductibles acceptable to Agent (it being understood that current deductibles are acceptable); (ii) shall provide that Agent will be notified by written notice at least thirty (30) days prior to such policy’s cancellation or modification; (iii) are in full force and effect; (iv) are in form and with insurers recognized as adequate by Agent (insurers

E-1

with an A.M. Best rating lower than “A” will not be considered adequate); and (v) provide coverage of such risks and for such amounts as is customarily maintained for businesses of the scope and size of Loan Parties’ and as otherwise acceptable to Agent.  Each property insurance policy contains a clause which provides that Agent’s interest under such policy shall not be invalidated by any act or omission to act of, or any breach of warranty by, the insured, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in such policy.  Subject to Section 5.16(c), the Loan Parties have delivered to Agent a certificate of insurance that evidences the existence of each policy of insurance, payment of all premiums therefor and compliance with all provisions of this Agreement.

E-2

ANNEX F
to
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

LETTERS OF CREDIT

(a)           Issuance. Subject to the terms and conditions of the Agreement, Agent and Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower’s account (but on behalf of Borrower or any of its Subsidiaries), Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an “L/C Issuer”) for Borrower’s account (but on behalf of Borrower or any of its Subsidiaries) and guaranteed by Agent; provided that if the L/C Issuer is a Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below.  The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the lesser of (i) $75,000,000 (the “L/C Sublimit”) and (ii) the lesser of (A) the Aggregate Revolving Credit Commitment less the aggregate outstanding principal balance of the Revolving Credit Loan and the Letter of Credit Obligations; and (B) Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Loan and the Letter of Credit Obligations (the determination of availability described in this sentence is herein referred to as the “L/C Availability”).  No such Letter of Credit shall have an expiry date which is more than (i) if such Letter of Credit is a Documentary Letter of Credit, six (6) months following the date of issuance thereof or such longer period with the consent of Agent or (ii) any other Letter of Credit, one (1) year following the date of issuance thereof.  Agent shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiry date that is later than the Commitment Termination Date.  The letters of credit set forth on Schedule F-1 issued by JPMorgan Chase Bank shall be deemed to be Letters of Credit issued under this Agreement (the “JPMorgan Letters of Credit”) and represent Letter of Credit Obligations under this Agreement, provided that such JPMorgan Letters of Credit shall be subject to the terms of the Payoff and Letter of Credit Assumption Agreement as well as the provisions set forth in this Agreement.

(b)           (i)            Advances Automatic; Participations.  In the event that Agent or any Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower’s failure to satisfy the conditions precedent set forth in Section 2, and each Lender shall be obligated to pay its Proportionate Share thereof in accordance with the Agreement.  The failure of any Lender to make available to Agent for Agent’s own account its Proportionate Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to Agent its Proportionate Share thereof, but no Lender shall be responsible for the failure of any other Lender to make available such other Lender’s Proportionate Share of any such payment.

(ii)           If the L/C Issuer is a Lender, or if it shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Section 8.1(g) or (h) or otherwise or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, then (A) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Lender’s Proportionate Share (based on the Revolving Credit Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Lender’s Proportionate Share (based on the Revolving Credit Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance.  Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

(c)           Cash Collateral.  (i)  If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Agent for the ratable benefit of itself and the Lenders cash or Cash Equivalents acceptable to Agent in an amount equal to one-hundred five percent (105%) of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding.  Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution acceptable to Agent.  The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent.  Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due.  The Agreement, including this Annex F, shall constitute a security agreement under applicable law.

(ii)           If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (C) deliver a Standby Letter (or letters) of Credit in guaranty of such Letter of Credit Obligations, which Standby Letter (or letters) of Credit shall be of like tenor and duration as, and in an amount equal to one-hundred and five percent (105%) of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

(iii)          From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Lenders with respect to such Letter of Credit Obligations and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

(iv)          Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.

(d)           Fees and Expenses.  Borrower agrees to pay to Agent for the benefit of Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to (A) with respect to Documentary Letters of Credit, one-half of one percent per annum (0.50%) less than the Applicable Margin for LIBOR Loans from time to time in effect and (B) with respect to any Standby Letter of Credit, the Applicable Margin for LIBOR Loans from time to time in effect, in each case multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit.  Such fee shall be paid to Agent for the benefit of the Lenders in arrears, on the first day of each month.  In addition, Borrower shall pay to any L/C Issuer, within five (5) days after demand, such costs and expenses, charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.  The Letter of Credit fees shall be calculated on the basis of a 360-day year and actual days elapsed.

(e)           Request for Incurrence of Letter of Credit Obligations.  Borrower shall give Agent at least two (2) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby; provided, however, that Borrower need not obtain approval and need not provide notice to Agent for the incurrence of a Letter of Credit Obligation if (i) the issuance of such Letter of Credit Obligation would not violate any provision of this Annex F, (ii) the amount of such Letter of Credit Obligation is less than $300,000 and (iii) the aggregate amount of all Letter of Credit Obligations issued in such week is less than $300,000.  The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer).  For administrative purposes, by Monday of the following week, the L/C Issuer shall distribute a summary sheet to Agent stating the amount requested during such week and the date of all Letter of Credit Obligations issued during such week.  The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed application for Standby Letter of Credit or application for Documentary Letter of Credit, as applicable.  Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

(f)            Obligation Absolute.  The obligation of Borrower to reimburse Agent and Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Agent or the L/C Issuer if it is a Lender with respect to Letters of Credit shall be unconditional and irrevocable.  Such obligations of Borrower and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

(i)            any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

(ii)           the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii)          any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)          payment by Agent or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty, except as set forth in the proviso to clause (C) of the second paragraph of paragraph (g) below;

(v)           any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

(vi)          the fact that a Default or an Event of Default shall have occurred and be continuing.

(g)           Indemnification; Nature of Lenders’ Duties.  (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys’ fees and allocated costs of internal counsel) which Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or guaranty thereof, or (ii) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).  No Agent or Lender shall enter into any compromise or settlement in any action as to which such Person intends to seek indemnification hereunder without the prior written consent of the Loan Party from whom indemnification hereunder is sought, which consent shall not be unreasonably withheld or delayed.

(ii)        As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries thereof.  In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible:  (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Agent or the L/C Issuer if it is a Lender under any Letter of Credit or guaranty thereof, Agent or such L/C Issuer shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) for any consequences arising from causes beyond the control of Agent or any Lender.  None of the above shall affect, impair, or prevent the vesting of any of Agent’s or any Lender’s rights or powers hereunder or under the Agreement.

(iii)       Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrower and such L/C Issuer, including a Master Documentary Agreement and a Master Standby Agreement entered into with Agent.

SCHEDULE F-1

JP MORGAN LETTERS OF CREDIT

ANNEX G

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ADDITIONAL CONDITIONS PRECEDENT

The following additional conditions precedent shall apply:

(a)           The Offer Materials shall have been furnished to Agent and shall be in form and substance reasonably satisfactory to Agent.

(b)           Subject to Section 5.17, the Tender Offer shall have been, or shall be concurrently, consummated pursuant to the Offer Materials and the Merger Agreement; and no provision of the Tender Offer or the Merger Agreement shall have been amended, supplemented, waived or otherwise modified without the consent of Agent.

(c)           The approval of board of directors of Borrower and Galyan’s of the Tender Offer and the Merger shall not have been withdrawn or qualified in a manner adverse to Borrower, Acquirer or Lenders.

(d)           Acquirer shall have acquired on or before September 15, 2004 and concurrently with the making of the first Revolving Credit Advance under the Agreement, not fewer than the Minimum Shares.

(e)           To the extent required, each Lender shall have received Form FR U-1 or Form FR G-3, as applicable, executed by Borrower.

(f)            The consummation of the Transaction shall not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under, any organic documents or any material agreement of Borrower or any of their respective Subsidiaries (other than change of control provisions in material agreements representing Indebtedness being paid in full on the date of such change of control) after giving effect to the Transaction.

(g)           Galyan’s and its Subsidiaries shall have no outstanding Indebtedness, Liens or preferred equity after giving effect to the Tender Offer other than, the Indebtedness under and Liens in respect of Capital Leases, purchase money Liens or as otherwise permitted under the Agreement.

(h)           The corporate and capital structure and ownership of Borrower, Galyan’s and their respective Subsidiaries after the Tender Offer and as contemplated by the Merger Agreement shall be reasonably satisfactory to Agent.

(i)            Agent and Lenders shall have been given ongoing access to the management, outside consultants, records, books of account, contracts, and properties of Borrower, Galyan’s and their respective Subsidiaries and shall have received such financial, business, legal, and other

G-1

information or documents regarding Borrower, Galyan’s and their respective Subsidiaries, in each case as Agent, Lenders and their respective counsel shall have requested.

(j)            Agent and Lenders shall be reasonably satisfied with the insurance protection for Borrower, Galyan’s and their respective Subsidiaries, in every case, given the industry, size, risk and the collateral position (terms, underwriter, scope and coverage to be reasonably acceptable to Agent and Lenders including, without limitation, flood insurance as necessary, and non-renewal, cancellation and amendment riders to provide thirty (30) days advance notice to Agent (or shorter notice as may be reasonably acceptable to Agent) and Agent shall be named as loss payee with respect to the Collateral and additional insured, as the case may be, on the policies of Borrower and their respective Subsidiaries.

(k)           There shall not have occurred any of the following which is material and adverse to the interests of Lenders or the Transaction: (1) any general suspension of trading in securities on the New York Stock Exchange or in the Nasdaq National Market System, for a period in excess of three hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (3) any limitation or proposed limitation (whether or not mandatory) by any United States governmental entity that has a material adverse effect generally on the extension of credit by banks or other financial institutions, (4) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or (5) in the case of any of the situations in clauses (1) through (4) of this paragraph existing at the time of the commencement of the Tender Offer, a material acceleration or worsening thereof.

G-2

PRIVILEGED AND CONFIDENTIAL

DISCLOSURE SCHEDULES

INTRODUCTION

Reference is made to the Second Amended and Restated Credit Agreement (the “Agreement”) dated as of July 28, 2004, among DICK’S SPORTING GOODS, INC., as Borrower, the OTHER LOAN PARTIES SIGNATORY THERETO, as Loan Parties, and THE LENDERS PARTY THERETO, and GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, CITIZEN’S BANK OF PENNSYLVANIA and NATIONAL CITY BUSINESS CREDIT, INC. as Co-Documentation Agents, and FLEET RETAIL GROUP, INC., as Syndication Agent, and GECC CAPITAL MARKETS GROUP, INC., as Lead Arranger.

Attached hereto is that certain Company Disclosure Letter, dated as of June 21, 2004 (the “Company Disclosure Letter”), which has been provided to Borrower by Galyan’s in connection with the Merger Agreement.  Certain representations and warranties made by Galyan’s and its subsidiaries in the Merger Agreement, have been incorporated into the Agreement by reference.  As such, the Company Disclosure Letter is hereby incorporated by reference into these Disclosure Schedules.

Each Section of these Disclosure Schedules is qualified in its entirety by reference to specific provisions of the Agreement and are not intended to constitute, and shall not be construed as constituting, representations or warranties of Borrower or any other Loan Party, except as and to the extent provided in the Agreement and/or the Disclosure Schedules.  Disclosure in any section of these Disclosure Schedules shall be deemed disclosure for all purposes of the Loan Documents.

Headings have been inserted in these Disclosure Schedules for convenience of reference only and shall not have the effect of amending or changing the express description of these Disclosure Schedules as set forth in the Agreement.  Capitalized terms used in these Disclosure Schedules without definition shall have the meanings stated in the Agreement.

For purposes of this Agreement, “Dick’s Entities” shall include Dick’s Sporting Goods, Inc., American Sports Licensing, Inc., DSG of Virginia, LLC and Diamondbacks Acquisition Inc.  “Galyan’s Entities” shall include Galyan’s Trading Company, Inc., Galyan’s of Virginia, Inc. and Galyan’s Nevada, Inc.

Schedule 3.2

Executive Offices; Corporate or Other Names(1)

•                  The following sets forth the current location of the Dick’s Entities’ executive offices, principal place of business, corporate offices, all warehouses and premises within which any Collateral is stored or located, and the locations of all of their records concerning the Collateral:

Executive Offices, principal place of business and corporate office locations, all of which are leased properties:

Dick’s Sporting Goods, Inc.

300 Industry Drive

Pittsburgh, PA  15275

American Sports Licensing, Inc.

300 Delaware Avenue

Suite 548

Wilmington, DE  19801

DSG of Virginia, LLC

300 Industry Drive

Pittsburgh, PA  15275

Diamondbacks Acquisition Inc.

300 Industry Drive

Pittsburgh, PA  15275

Warehouse locations (all leased):

Dick’s Sporting Goods, Inc.

159 Painter Koser Road

Smithton, PA  15479

Dick’s Sporting Goods, Inc.

275 Broome Industrial Parkway

Conklin, NY  13748

(1)  From time to time in the ordinary course of business, the Loan Parties may change, relocate or close stores or other facilities within which Collateral is stored or located.  In addition, during the last 12 months, the Borrower and Galyan’s have relocated their corporate headquarters and have relocated or changed the locations of certain retail stores in the ordinary course of operations.

Stores location within which Collateral is stored (each Store is leased):

#1  Binghamton

Dick’s Sporting Goods

347 Court Street

Binghamton  NY  13904

#2  Vestal  |  Carol Rueckle’s Office

Dick’s Sporting Goods

2433 Vestal Parkway East

Vestal  NY  13850

#3  Dewitt

Dick’s Sporting Goods

3649 Erie Boulevard East

Dewitt  NY  13214

#4  Clay  [Great Northern]

Dick’s Sporting Goods

Great Northern Mall | 4081 Route 31

Clay  NY  13041

#5  Henrietta

Dick’s Sporting Goods

1175 Marketplace Drive

Rochester  NY  14623

#6  Greece

Dick’s Sporting Goods

304 Greece Ridge Center

Rochester  NY  14626

#7  Wilkes-Barre

Dick’s Sporting Goods

479 Arena Hub Plaza

Wilkes-Barre  PA 18702

#8  Scranton

Dick’s Sporting Goods

600 Commerce Blvd.

Dickson City  PA  18519

#10  Union Road  [Cheektowaga]

Dick’s Sporting Goods

3637 Union Road

Cheektowaga  NY  14225

#11  Amherst | Karen Jablonski’s Office

Dick’s Sporting Goods

281 Meyer Road

Amherst  NY  14226

#12  McKinley  |  Tom Quinn’s Office

Dick’s Sporting Goods

1360 McKinley Mall

Blasdell  NY  14219

#14  Transit Road

Dick’s Sporting Goods

5105 Transit Road

Williamsville  NY  14221

#15  Middletown

Dick’s Sporting Goods

1 N. Galleria Drive, Suite 132

Middletown  NY  10941

#16  Poughkeepsie

Dick’s Sporting Goods

Poughkeepsie Galleria | 2001 South Rd

Poughkeepsie  NY  12601

#17  Springhurst

Dick’s Sporting Goods

3555 Springhurst Blvd.

Louisville  KY  40241

#18  Clarksville

Dick’s Sporting Goods

951 Lewis and Clark Parkway

Clarksville  IN  47129-7400

#19  Hurstbourne  |  Corey McGinnis’ Office

Dick’s Sporting Goods

3500 S Hurstbourne Parkway

Louisville  KY  40299

#20  Latham  [Albany]

Dick’s Sporting Goods

579 Troy/Schenectady Road #124

Colonie  NY  12110

#21  Crossgates

Dick’s Sporting Goods

1 Crossgates Mall

Albany  NY  12203

#22  Saratoga

Dick’s Sporting Goods

3065 Rt. 50

Saratoga Springs  NY  12866

#23  Reading

Dick’s Sporting Goods

2767 Paper Mill Road | Space F

Reading  PA  19610

#24  Washington

Dick’s Sporting Goods

347 Washington Road | Strabane Square

Washington  PA  15301

#25  Elmira

Dick’s Sporting Goods

830 County Rt 64 | Consumer Square Plaza

Elmira  NY  14903

#26  Lexington

Dick’s Sporting Goods

1968 Pavillion Way

Lexington  KY  40509

#27  Fairmount

Dick’s Sporting Goods

3529 West Genesee Street

Syracuse  NY  13219

#28  Victor

Dick’s Sporting Goods

20 Cobblestone Court Drive

Victor  NY  14564

#29  Buckland Hills

179 Pavilion Drive

Manchester CT  06040

#30  Erie

Dick’s Sporting Goods

2088 Interchange Rd. (Millcreek Pavilion)

Erie  PA  16565

#31  York

Dick’s Sporting Goods

Rt 30 & Kenneth Road

York  PA  17404

#32  Newington

Dick’s Sporting Goods

2985 Berlin Turnpike

Newington  CT  06111

#33  Brandywine

Dick’s Sporting Goods

1000 Brandywine Parkway

Wilmington  DE  19803

#34  Christiana

Dick’s Sporting Goods

100 Center Drive | Christiana Center

Newark  DE 19702

#35  Springfield

Dick’s Sporting Goods

1081 Riverdale Street

West Springfield  MA  01089

#36  Cuyahoga Falls

Dick’s Sporting Goods

1990 Buchholzer Blvd.

Akron  OH 44310

#37  South Bend

Dick’s Sporting Goods

4520 Grape Road

Mishawaka  IN  46545

#38  West Harrisburg

Dick’s Sporting Goods

5950 Carlisle Pike | U.S. Rte 11

Mechanicsburg  PA  17055

#39  East Harrisburg

Dick’s Sporting Goods

5086 Jonestown Road

Harrisburg  PA  17112

#41  Northway

Dick’s Sporting Goods

1092 Northway Mall

Pittsburgh  PA  15237

#42  Robinson

Dick’s Sporting Goods

5000 Robinson Centre Drive

Pittsburgh  PA  15205

#43  South Hills

Dick’s Sporting Goods

301 South Hills Village

Pittsburgh  PA  15241

#44  Cranberry

Dick’s Sporting Goods

1000 Cranberry Square Drive, Suite D

Cranberry  PA  16066

#45  Monroeville

Dick’s Sporting Goods

Monroeville Mall Annex | Space 360

Monroeville  PA  15146

#48  Toledo

Dick’s Sporting Goods

1407 Spring Meadow Drive

Holland  OH  43528

#49  North Toledo

Dick’s Sporting Goods

851 West Alexis Road

Toledo  OH  43612

#50  Rockford

Dick’s Sporting Goods

6380 E. State Street

Rockford  IL  61108

#60  Creekside Commons

Dick’s Sporting Goods

9567 Mentor Avenue

Mentor  OH  44060

#61  Randall Park

Dick’s Sporting Goods

21250 Miles Road

North Randall  OH  44128

#62  Southland

Dick’s Sporting Goods

6875 Southland Drive

Middleburg Heights  OH  44130

#63  Montrose

Dick’s Sporting Goods

4036 Medina Road

Akron  OH  44333

#64  Canton Commons

Dick’s Sporting Goods

5544 N.W. Dressler Road

Canton  OH  44720

#65  Highland Heights

Dick’s Sporting Goods

6235 Wilson Mills Road

Highland Heights  OH  44143

#66  Mansfield

Dick’s Sporting Goods

2235 Walker Lake Road

Mansfield  OH  44903

#67  Boardman

Dick’s Sporting Goods

1280 Doral Drive

Boardman  OH  44514

#68  Miamisburg

Dick’s Sporting Goods

234 N. Springboro Pike

Dayton  OH  45449

#69  Beavercreek

Dick’s Sporting Goods

2500 E. North Fairfield Road

Beavercreek  OH  45431-1781

#70  Florence

Dick’s Sporting Goods

1336 Hansel Avenue | Suite 200

Florence  KY  41042

#71  Eastgate

Dick’s Sporting Goods

650 Eastgate South Drive

Cincinnati  OH  45245

#72  Tri-County

Dick’s Sporting Goods

975 E. Kemper Road

Springdale  OH  45246

#73  Kenwood

Dick’s Sporting Goods

7800 Montgomery Road

Cincinnati  OH  45236

#74  Western Hills

Dick’s Sporting Goods

5555 Glenway Avenue

Cincinnati  OH  45238

#75  Glen Burnie

Dick’s Sporting Goods

6711 Ritchie Highway

Glen Burnie  MD  21061

#76  White Marsh

Dick’s Sporting Goods

5220 Campbell Blvd.

Baltimore  MD  21236

#77  Hunt Valley

Dick’s Sporting Goods

118 Shawan Road

Cockeysville  MD  21030

#78  Columbia

Dick’s Sporting Goods

6221 Columbia Crossing Circle

Columbia  MD  21045

#79  Bel Air  |  Pat Wolf’s Office

Dick’s Sporting Goods

540 West MacPhail Road

Bel Air  MD  21014

#80  Franklin Mills

Dick’s Sporting Goods

20 Franklin Mills Blvd.

Philadelphia  PA  19154

#81  Oxford Valley

Dick’s Sporting Goods

150 Commerce Blvd.

Fairless Hills  PA  19030

#82  Moorestown

Dick’s Sporting Goods

1300 Nixon Drive

Mt. Laurel  NJ  08054

#83  Exton

Dick’s Sporting Goods

1026 E. Lancaster Avenue

Downingtown  PA  19335

#84  Roosevelt Blvd.

Dick’s Sporting Goods

4640-4660 East Roosevelt Blvd.

Philadelphia  PA  19124

#85  Mays Landing

Dick’s Sporting Goods

210 Consumer Square

Mays Landing  NJ  08330

#86  Deptford  |  Brent Layton’s Office

Dick’s Sporting Goods

399 Almonesson Road

Deptford  NJ  08096

#87  Burlington

Dick’s Sporting Goods

2703 Rt. 541 | Towne Crossing - Suite #4

Burlington Twp  NJ  08016

#88  Oakland

Dick’s Sporting Goods

400 John R. Road, Oakland Plaza

Troy  MI  48083

#89  Taylor

Dick’s Sporting Goods

23349 Eureka Road

Taylor  MI  48180

#90  Lansing

Dick’s Sporting Goods

2801 Preyde Blvd.

Lansing, MI 48912

#91  Westland

Dick’s Sporting Goods

35500 Central City Parkway

Westland  MI  48185

#92  Utica

Dick’s Sporting Goods

45230 Northpointe Blvd.

Utica  MI  48315

#93  Rochester Hills

Dick’s Sporting Goods

1290 S. Rochester Road

Rochester Hills  MI  48307

#94  Saginaw

Dick’s Sporting Goods

3343 Tittabawassee Road

Saginaw  MI  48604

#96  Northville

Dick’s Sporting Goods

21061 Haggerty Road

Novi  MI  48375

#98  Willow Grove

Dick’s Sporting Goods

2510 Moreland Road

Willow Grove  PA  19090

#99  Plymouth Meeting

Dick’s Sporting Goods

2430 Chemical Road

Plymouth Meeting  PA  19462

#101  Sterling

Dick’s Sporting Goods

45633 Dulles Eastern Plaza | Suite 178

Sterling  VA  20166

#102  Midlothian

Dick’s Sporting Goods

1520 W Koger Center Blvd

Richmond  VA  23235

#103  Freehold

Dick’s Sporting Goods

55 US Highway 9 South | Suite 400

Manalapan  NJ  07726

#104  Davenport

Dick’s Sporting Goods

5250 Elmore Avenue

Davenport  IA  52807

#105  Princeton

Dick’s Sporting Goods

530 Nassau Park Blvd

Princeton  NJ  08540

#106  Elyria

Dick’s Sporting Goods

360 Market Drive

Elyria  OH  44035

#107  Hagerstown

Dick’s Sporting Goods

17780 Garland Groh Blvd.

Hagerstown  MD 21740

#108  Charleston

Dick’s Sporting Goods

51 R H L Blvd.

South Charleston  WV  25309

#109  Appleton

Dick’s Sporting Goods

4350 Greenville Drive

Appleton  WI  54915

#110  Greensburg

Dick’s Sporting Goods

RR 17 | Box 18 | Hempfield Pointe Plaza

Greensburg  PA  15601

#111  Fort Wayne IN

Dick’s Sporting Goods

1520 Apple Glen Blvd

Ft Wayne  IN  46804

#112  State College

Dick’s Sporting Goods

325 Lowe’s Blvd

State College  PA  16803

#113  Colerain

Dick’s Sporting Goods

10220 Colerain Ave

Cincinnati  OH  45251

#114  Glen Allen

Dick’s Sporting Goods

9940 Brook Road

Glen Allen  VA  23059

#115  Independence

Dick’s Sporting Goods

17730 E 39th Street

Independence  MO  64055

#116  Ward Parkway

Dick’s Sporting Goods

8600 Ward Parkway - Suite 2002

Kansas City  MO  64114

#117  Olathe

Dick’s Sporting Goods

15280 W 119th Street

Olathe  KS  66062

#118  Zona Rosa

Dick’s Sporting Goods

8665 NW Prairie View Road

Kansas City  MO  64153

#119  Merriam

Dick’s Sporting Goods

5600 Antioch Road

Merriam  KS  66202

#121  Bainbridge

Dick’s Sporting Goods

7305 Marketplace Drive

Aurora, OH 44202

#122  North Olmsted

Dick’s Sporting Goods

4700 Great Northern Blvd.

North Olmsted  OH  44070

#123  Lynchburg

Dick’s Sporting Goods

4026-C  Wards Road

Lynchburg  VA  24502

#124  Champaign

Dick’s Sporting Goods

2113 North Prospect Avenue

Champaign  IL  61822

#125  Knoxville

Dick’s Sporting Goods

221 North Peters Road

Knoxville  TN  37923

#126  Chattanooga

Dick’s Sporting Goods

2020 Gunbarrel Road

Chattanooga  TN  37421

#127  Roanoke

Dick’s Sporting Goods

1910 Valley View Blvd  NW

Roanoke  VA  24012

#128  Short Pump

Dick’s Sporting Goods

11800 W Broad Street  |  #1096

Richmond  VA  23233

#129  Homestead

Dick’s Sporting Goods

350 East Waterfront Drive

Homestead  PA  15120

#130  Evansville

Dick’s Sporting Goods

6601 E. Lloyd Expressway  |  Suite 2

Evansville  IN  47715

#131  Racine

Dick’s Sporting Goods

2710 B South Green Bay Road

Racine  WI  53406

#132  Topeka

Dick’s Sporting Goods

5900 SW Huntoon Street

Topeka  KS  66604

#133  West Wichita

Dick’s Sporting Goods

4600 W Kellogg Drive  |  Suite OD

Wichita  KS  67209

#134  Lee’s Summit

Dick’s Sporting Goods

1600 NW Chipman Road

Lee’s Summit  MO  64081

#135  East Wichita

Dick’s Sporting Goods

2057 N. Rock Road

Wichita  KS  67206

#137  Green Bay

Dick’s Sporting Goods

2492 Oneida Street

Green Bay  WI  54304

#138  Bloomington

Dick’s Sporting Goods

200 N. Greenbriar Drive

Normal  IL  61761

#139  Omaha

Dick’s Sporting Goods

3125 Oakview Drive

Omaha  NE  68144

#140  Macon

Dick’s Sporting Goods

4645 Presidential Parkway

Macon  GA  31206

#141  Charlottesville

Dick’s Sporting Goods

1940 Rio Hill Center

Charlottesville  VA  22901

#142  Manassas

Dick’s Sporting Goods

10800 Sudley Manor Drive

Manassas  VA  20109

#143  Waldorf

Dick’s Sporting Goods

11080 Mall Circle Road

Waldorf  MD  20603

#144  Clarksburg

Dick’s Sporting Goods

2399 Meadowbrook Mall  |  Unit #10

Bridgeport  WV  26330

#145  Lynnhaven

Dick’s Sporting Goods

701 Lynnhaven Parkway  |  Suite #1001

Virginia Beach  VA  23452

#146  Huntington

Dick’s Sporting Goods

Huntington Mall  |  Route 60 Mall Road  |  Unit 500

Barboursville  WV  25504

#147  Fredericksburg

Dick’s Sporting Goods

137 Spotsylvania Mall  |  Unit 290

Fredericksburg  VA  22407

#148  East Brunswick

Dick’s Sporting Goods

325 State Route 18

East Brunswick  NJ  08816

#150  Burlington

Dick’s Sporting Goods

100 Sycamore St | Maple Tree Place

Williston  VT  05495

#151  Worcester

Dick’s Sporting Goods

541E Lincoln Street

Worcester  MA  01605

#152  Orange

Dick’s Sporting Goods

50 Boston Post Road

Orange  CT  06477

#153  Waterford

Dick’s Sporting Goods

915 Hartford Turnpike  |  #A1

Waterford  CT  06385

#154  Kingston

Dick’s Sporting Goods

Hudson Valley Mall | Suite 127 | 1300 Ulster Ave

Kingston  NY  12401

#156  Ithaca

Dick’s Sporting Goods

40 Catherwood Road

Ithaca  NY  14850

#157  East Hanover

Dick’s Sporting Goods

240 Route 10 West

East Hanover  NJ  07936

#158  Watertown

Dick’s Sporting Goods

21143 Salmon Run Loop West

Watertown  NY  13601

#159  Plattsburgh

Dick’s Sporting Goods

60 Smithfield Blvd

Plattsburgh  NY  12901

#160  North Attleboro

Dick’s Sporting Goods

1360 South Washington Street

North Attleboro  MA  02760

#161  Warwick

Dick’s Sporting Goods

1350 East Bald Hill Road

Warwick  RI 02886

#162  Millbury

Dick’s Sporting Goods

70 Worchester Providence Turnpike  |  Suite #200

Millbury  MA  01527

#163  Smithfield

Dick’s Sporting Goods

371 Putnam Pike  |  Suite 300

Smithfield  RI  02917

#164  Glens Falls  |  Opens July 2004

Dick’s Sporting Goods

578 Aviation Road, Space D-103

Queensbury  NY  12804

#165  Portland

Dick’s Sporting Goods

385 Gorham Road

South Portland  ME  04106

#171  Allentown

Dick’s Sporting Goods

2631 MacArthur Road

Whitehall  PA  18052

#173  Fields Ertel

Dick’s Sporting Goods

5700 Deerfield Boulevard

Mason  OH  45040

#174  Niles

Dick’s Sporting Goods

5809 Youngstown - Warren Road

Niles  OH  44446

#179  Springfield  |  Opens July 2004

Dick’s Sporting Goods

2501 W. Wabash Avenue

Springfield, IL  32701

#180  Avon

Dick’s Sporting Goods

10375 East US Highway 36

Avon  IN  46123

#181  Greenwood

Dick’s Sporting Goods

1251 US 31 North

Greenwood  IN  46142

#182  Castleton

Dick’s Sporting Goods

5470 East 82nd St

Indianapolis  IN  46250

#185  Plainville

Dick’s Sporting Goods

280 New Britain Avenue

Plainville  CT  06062

#190 Spartanburg

Dick’s Sporting Goods

205 West Blackstock Road | Suite 960

Spartanburg  SC  29301

#191  Myrtle Beach

Dick’s Sporting Goods

600 Coastal Grand Circle

Myrtle Beach  SC  29577

#198  Fayetteville

Dick’s Sporting Goods

2051 Skibo Road

Fayetteville  NC  28314

#200  University

Dick’s Sporting Goods

8809 JW Clay Blvd | University Mall Charlotte

University NC 28262

#201  Cary

Dick’s Sporting Goods

401 Crossroads Blvd.

Cary  NC  27511

#202  Wilmington

Dick’s Sporting Goods

816 South College Road

Wilmington  NC  28403

#203  Hickory

Dick’s Sporting Goods

1860 Catawba Valley Blvd SE

Hickory  NC  28602

#204  Columbia

Dick’s Sporting Goods

1110 Bower Parkway

Columbia  SC  29212

#205  Asheville

Dick’s Sporting Goods

107 A River Hills Road

Asheville  NC  28805

#206  Greensboro

Dick’s Sporting Goods

1208-A Bridford Parkway

Greensboro  NC  27407

#207  Durham

Dick’s Sporting Goods

5422 New Hope Commons Dr

Durham  NC  27707

#208  Tarrymore

Dick’s Sporting Goods

3901 Capital Blvd | Suite 151

Raleigh  NC  27604

#208  NE Raleigh  |  Opens July 2004

Dick’s Sporting Goods

3630 Summer Blvd.

Raleigh  NC  27616

#209  Raleigh

Dick’s Sporting Goods

8021 Brier Creek Parkway | Suite 100

Raleigh  NC  27613

#211  Huntsville

Dick’s Sporting Goods

6275 University Drive | Suite 16

Huntsville  AL  35806

#212  Florence  AL

Dick’s Sporting Goods

376 Cox Creek Parkway

Florence  AL  35630

#213  Matthews

Dick’s Sporting Goods

10530 NE Parkway  |  Suite J

Matthews  NC 28105

#214  Pineville

Dick’s Sporting Goods

9600 Pineville-Matthews Road

Pineville  NC  28134

#215  Huntersville

Dick’s Sporting Goods

8825 Townley Road

Huntersville  NC  28078

#216  Mooresville

Dick’s Sporting Goods

590 J River Highway

Mooresville  NC  28117

#217  Garner

Dick’s Sporting Goods

145 Shenstone Blvd.

Garner  NC  27529

#233  Steubenville  |  Opens July 2004

Dick’s Sporting Goods

100 Mall Drive

Steubenville  OH  43953

#228  Ft Wayne  |  Opens September 2004

Dick’s Sporting Goods

256 - 309 Coliseum Blvd

Fort Wayne  IN  46805

#229 Pottstown  |  Opens September 2004

Dick’s Sporting Goods

Route 724 & Route 100

Pottstown  PA  19465

•      The following sets forth any corporate, fictitious or trade name used by Dick’s Entities during the prior five (5) years:

Dick’s Sporting Goods, Inc.

Dick’s Clothing & Sporting Goods

American Sports Licensing, Inc.

Dick’s Asset Management

DSG of Virginia, LLC

Diamondbacks Acquisition Inc.

•                  The following sets forth the current location of each of Galyan’s Entities’ executive offices, principal place of business, corporate offices, all warehouses and premises within which any Collateral is stored or located, and the locations of all of their records concerning the Collateral:

Executive Offices, principal place of business and corporate office locations (each location is leased unless otherwise indicated):

Administrative Offices:

Galyan’s Trading Company, Inc. (owned)

One Galyans Parkway

Plainfield, IN  46168

Galyan’s of Virginia, Inc.

CT Corporation

4701 Cox Rd. Suite 301

Glen Allen, VA 23060 (Registered Address)

and

One Galyans Parkway

Plainfield, IN  46168 (Corporate Address)

Galyan’s Nevada, Inc.

3993 Howard Hughes Parkway, Suite 250

Las Vegas, NV 89109

Warehouses:

Galyan’s Trading Company, Inc.

655 South Perry Road

Plainfield, IN  46168 (Distribution Center)

Galyan’s Trading Company, Inc.

3700 Parkway Lane P

Hilliard, OH  43026

Galyan’s Trading Company, Inc.

9817 Lackman Road

Lenexa, KS  66129

Galyan’s Trading Company, Inc.

2995 Lone Oak Circle, Ste 7

Eagan, MN  55121

Galyan’s Trading Company, Inc.

44970 Falcon Place, Ste 400

Sterling, VA  20166

Galyan’s Trading Company, Inc.

3535 Peachtree Road

Atlanta, GA  30326

(onsite at Store # 18.)

Galyan’s Trading Company, Inc.

11660 Lilburn Park Road

Maryland Heights, MO  63141

Stores:

Store Number	Street Address	City	State	Zip
51	4401 Creekside Ave	Hoover	AL	35244
66	7313 West Alaska Drive	Lakewood	CO	80226
48	4621 Columbus St, Suite 100	Virginia Beach	VA	23462
65	1700 Deming Way Suite 100	Middleton	WI	53562
56	1900 Tower Drive	Glenview	IL	60025
54	One Orland Park Place, Suite #1	Orland Park	IL	60462
43	5205 West War Memorial Drive	Peoria	IL	61615
60	733 Loews Blvd	Greenwood	IN	46142
69	7609 S. Shelby Street	Indianapolis	IN	46227
49	9901 Nicholas Street	Omaha	NE	68114
50	366 Woodbridge Center Drive	Woodbridge	NJ	07095
64	Roosevelt Field Mall, 630 Old Country Road	Garden City	NY	11530
34	24545 Cedar Road	Lyndhurst	OH	44124
47	9204 Stony Point Parkway	Richmond	VA	23235
31	3133 Cinema Point	Colorado Springs	CO	80922
36	8435 Park Meadows Center	Littleton	CO	80124
42	618 Commons Drive	Geneva	IL	60134
37	Village Crossing Mall, 5601 Touhy Avenue	Niles	IL	60714
35	96 Commonwealth Ave	Danvers	MA	01923
38	1982 W Grandriver Ave, Suite 310	Okemos	MI	48864
52	200 West County Center	Des Peres	MO	63131
40	1308 West Sunset Road	Henderson	NV	89014
24	3891 South Cooper St	Arlington	TX	76015
25	7900 Shelbyville Road	Louisville	KY	40222
32	44225 12 Mile Road	Novi	MI	48377
27	305 Miracle Mile Drive	Rochester	NY	14623
21	2611 Preston Road	Frisco	TX	75034
29	41 South Rio Grande	Salt Lake City	UT	84101
23	31 West Flatirons Circle	Broomfield	CO	80021
20	3660 Rivertown Parkway	Grandville	MI	49418

22	2 Walden Galleria	Buffalo	NY	14225
18	3535 Peach Tree Road	Atlanta	GA	30326
19	3333 Buford Drive	Buford	GA	30519
17	691 Ernest W Barrett Parkway NW	Kennesaw	GA	30144
15	810 E. Butterfield Road	Lombard	IL	60148
12	601 N. Martingale, Suite 195	Schaumburg	IL	60173
16	6020 E. 82nd Street	Indianapolis	IN	46250
14	2 Grand Corner Avenue	Gaithersburg	MD	20878
13	12501 Fairlakes Circle	Fairfax	VA	22033
11	1700 W. 78th Street	Richfield	MN	55423
10	3700 Easton Market	Columbus	OH	43219
8	11801 Nall Avenue	Leawood	KS	66211
9	11260 Wayzata Blvd	Minnetonka	MN	55305
7	8292 Tamarack Village	Woodbury	MN	55125
6	2003 E Greyhound Pass	Carmel	IN	46033
5	6111 Sawmill Road	Dublin	OH	43017
4	5210 Pike Plaza Road	Indianapolis	IN	46254
1	2382 E Main Street	Plainfield	IN	46168
26	650 Trotter’s Way	Freehold	NJ	07728
68	200 Great Northern Mall	North Olmsted	OH	44070
71	4325 Barclay Downs Road	Charlotte	NC	28209
75	6030 West 86th Street	Indianapolis	IN	46278
76	1816 Randall Road	Algonquin	IL	60102

•      The following sets forth any corporate, fictitious or trade name used Galyan’s and its Subsidiaries during the prior five (5) years:

Galyan’s Trading Company, Inc.

Galyan’s of Virginia, Inc.

Galyan’s Nevada, Inc.

Galyan’s Sports and Outdoor Adventure

Galyan’s

Galyan’s Sports and Outdoor

Galyans Sports and Outdoor

Schedule 3.3

Corporate Power; Authorization; Enforceable Obligations.

1.             With the exception of possible landlord waivers/consents with respect to properties leased by the Galyan’s Entities that are not obtained prior to the Closing Date, and except as set forth in Section 4.1.7 to the Company Disclosure Letter attached hereto, there are no instances where the execution, delivery and performance by the Loan Parties of the Loan Documents will result in the creation or imposition of any Lien upon any of the property of Dick’s or any of its Subsidiaries other than those in favor of Agent or Lenders.

2.             The following sets forth certain material consents or approvals of any governmental authority or any other person that will not have been duly obtained, made or complied with prior to the Closing Date by the Loan Parties:

(a)                                  Acceptance of Form FRU-1 by the Lenders and Form FR G-3 by Agent;

(b)                                 Certain Federal, State and local permits or approvals relating to the sale of firearms;

(c)                                  Filing of Schedule TO documents with the Securities and Exchange Commission (the “SEC”), relating to the Merger;

(d)                                 Filings associated with Galyan’s delisting requirements, which include filing a Form 15 with the SEC and applicable notices with Nasdaq;

(e)                                  Items set forth in Section 4.1.8 of the Company Disclosure Letter attached hereto; and

(f)                                    the landlord waivers and lease consents covered in Item 1 above of this Schedule 3.3.

Schedule 3.4

Financial Statements.

Financial Statements:

The following Financial Statements are attached to this Schedule 3.4:

•                  The audited consolidated balance sheets at January 31, 2004 and February 1, 2003 and the related statements of income and cash flows of each Loan Party for the fiscal years then ended, certified by Deloitte & Touche LLP. [Please see the financial statements included in the Dick’s Sporting Goods, Inc. Form 10-K for the fiscal year ended January 31, 2004, filed April 8, 2004, File No. 001-31463]

•                  The unaudited balance sheet(s) at May 1, 2004 and the related statement(s) of income and cash flows of each Loan Party for the one Fiscal Quarter then ended. [Please see the financial statements included in the Dick’s Sporting Goods, Inc. Form 10-Q for the period ended May 1, 2004, filed May 19, 2004, File No. 001-31463]

•                  The audited consolidated balance sheets at January 31, 2004 and February 1, 2003 and the related statements of income and cash flows of Galyan’s and its Subsidiaries for the Fiscal Years then ended, certified by Deloitte & Touche LLP. [Please see the financial statements included in the Galyan’s Trading Company, Inc. Form 10-K for the fiscal year ended January 31, 2004, filed April 14, 2004, File No. 000-32911]

•                  The unaudited consolidated balance sheet(s) at May 1, 2004 and the related statement(s) of income and cash flows of Galyan’s and its Subsidiaries, in each case for the one (1) Fiscal Quarter then ended. [Please see the financial statements included in the Galyan’s Trading Company, Inc. Form 10-Q for the period ended May 1, 2004, filed June 8, 2004, File No. 000-32911]

•

Closing Date Projections:

Attached.

Dick’s Sporting Goods, Inc.
Borrowing Availability Under Tender Offer Scenarios

Scenario 1:  Greater than 90% Galyan’s Shares Tendered - “Short Form”

•                  Merger closes shortly after the closing of the tender offer with greater than 90% of Galyan’s shares tendered for sale

•                  With shareholders representing 55% of the stock already committing to tender and Galyan’s stock trading at $16.68, just below the $16.75 tender, expectation is that the probability of a “short form” merger is very high

•                  Galyan’s assets become part of the borrowing base beginning at the end of July.

•                  Based on projections, excess borrowing availability, assuming constant advance rate of 70% and deducting letters of credit, reaches a minimum of $125 million including suppressed availability at the end of November of this year.

Uses of Funds
Galyan’s shares outstanding	17.4
Percentage of shares being tendered	100%
Number of shares being tendered	17.4
Options converted	0.8
Total Shares	18.2
Purchase price per share	$16.75
Purchase Price of Equity	304.9
Giants Debt Refinanced (As of 7/31/04)	45.4
Transaction fees and expenses	10.0
Other one-time closing costs	0.6
Total Uses of Funds	$360.85

Sources of Funds
Excess Cash and Investments	$175.00
Implied Bank Debt	$185.85
$360.85

Dick’s Sporting Goods, Inc.
Borrowing Availability Under Tender Offer Scenarios

Scenario 1:  Greater than 90% Galyan’s Shares Tendered - “Short Form”

	FY 2004
	Jul.	Aug.	Sep.	Oct.	Q3 Total	Nov.	Dec.	Jan.	2004 Total	2004 Total
Total Inventory (DKS + GLYN)	554.1	548.37	585.04	647.10	647.10	623.22	442.85	461.30	461.30	461.30
% Eligible	90%	90%	90%	90%	90%	90%	90%	90%	90%	90%
Advance Rate	70%	70%	70%	70%	70%	70%	70%	70%	70%	70%
Borrowing Base	349.08	345.48	368.58	407.87	407.87	392.83	278.99	290.62	290.82	290.62
Less: Outstanding letters of credit	15.70	38.00	22.00	13.00	13.00	16.00	16.00	17.00	17.00	17.00
Less: Rent Reserve ($1.5M DKS, $0.5M GLYN)	2.00	2.00	2.00	2.00	2.00	2.00	2.00	2.00	2.00	2.00
Availability under borrowing base	331.38	305.48	344.58.	392.87	392.87	374.83	260.99	271.62	271.62	271.62

Starting Revolver Balance		$185.10	$142.12	$158.45	$185.10	$273.10	$287.06	$113.37	$273.10	$185.10
Cash Flow		$42.98	$(16.33)	$(114.65)	$(88.00)	$6.04	$153.68	$(8.63)	$151.10	$63.10
Ending Revolver Balance	$185.10	$142.12	$158.45	$273.10	$273.10	$267.06	$113.37	$122.00	$122.00	$122.00

Excess availability under current $350M revolver (lesser of $350 or Borrowing Base Availability)	$146.28	$163.38	$188.13	$76.90	$76.90	$82.94	$147.82	$149.82	$149.82	$149.82

Excess Borrowing base over revolver balance (determines interest rate)	$146.28	$163.36	$186.13	$119.57	$119.57	$107.57	$147.82	$149.82	$149.82	$149.82

	FY 2005
	Feb.	Mar.	Apr.	Q1 total	May	Jun.	Jul.	Q2 total	Aug.	Sep.	Oct.	Q3 total	Nov.	Dec.	Jan.	Q4 total	2005 Total
Total Inventory (DKS + GLYN)	524.45	523.37	517.80	517.80	566.10	560.20	579.90	579.90	582.19	621.11	887.00	687.00	656.58	468.56	486.00	486.00	486.00
% Eligible	90%	90%	90%	90%	90%	90%	90%	90%	90%	90%	90%	90%	90%	90%	90%	90%	90%
Advance Rate	70%	70%	70%	70%	70%	70%	70%	70%	70%	70%	70%	70%	70%	70%	70%	70%	70%

Borrowing Base	330.41	329.72	326.21	326.21	356.64	352.93	365.34	365.34	366.78	391.30	432.81	432.81	413.65	293.93	306.18	306.18	306.18
Less: Outstanding letters of credit	10.60	10.60	10.60	10.60	10.60	14.60	16.00	16.00	17.30	16.00	10.60	10.60	12.00	6.70	10.60	10.60	10.60
Less: Rent Reserve ($1.5M DKS, $0.5M GLYN)	2.00	2.00	2.00	2.00	2.00	2.00	2.00	2.00	2.00	2.00	2.00	2.00	2.00	2.00	2.00	2.00	2.00
Availability under borrowing base	317.81	317.12	313.61	313.61	$344.04	336.33	347.34	347.34	347.48	373.30	420.21	420.21	399.65	285.23	293.58	293.58	293.58

Starting Revolver Balance	$122.00	$128.14	$130.03	$122.00	$131.40	$181.73	$126.22	$131.40	$143.61	$114.40	$125.50	$143.61	$203.41	$196.09	$10.01	$203.41	$122.00
Cash Flow	$(6.14)	$(1.89)	$(1.37)	$(9.40)	$(50.33)	$55.51	$(17.39)	$(12.21)	$29.21	$(11.10)	$(77.91)	$(59.80)	$7.32	$186.08	$(10.50)	$182.90	$101.49
Ending Revolver Balance	$128.14	$130.03	$131.40	$131.40	$181.73	$126.22	$143.61	$143.61	$114.40	$125.50	$203.41	$203.41	$196.09	$10.01	$20.51	$20.51	$20.51

Excess availability under current $350M revolver (lesser of $350 or Borrowing Base Availability)	$189.66	$187.09	$182.21	$182.21	$162.31	$210.11	$203.73	$203.73	$233.07	$224.50	$146.59	$146.59	$153.91	$275.22	$273.07	$273.07	$273.07

Excess Borrowing base over revolver balance (determines interest rate)	$189.88	$187.09	$182.21	$182.21	$162.31	$210.11	$203.73	$203.73	$233.07	$247.80	$216.80	$218.80	$203.55	$275.22	$273.07	$273.07	$273.07

Dick’s Sporting Goods, Inc.
Borrowing Availability Under Tender Offer Scenarios

Scenario 2: Less than 90% Galyan’s Shares Tendered - “Long Form”

•                  Tender closes with Dick’s owning less than 90% of Galyan’s.  Merger closes approximately 60 days later, as Indiana law requires shareholder meeting and approval to vote on the merger if less than 90% of the shares are tendered.

•                  With shareholders representing 55% of the stock already committing to tender and Galyan’s stock trading at $16.68, just below the $16.75 tender, expectation is that the probability of getting less than 90% tendered is very small.

•                  Until the merger closes,

•                  Galyan’s stock remains outstanding and traded, although Dick’s will own the majority of the stock.

•                  Galyan’s assets are not available to be used as collateral for the revolver.

•                  In this event, the borrowing base would be limited to just the assets of Dick’s and include assets of Galyan’s indirectly through an intercompany loan from Dick’s to Galyan’s.  At closing, Galyan’s revolver of $45 million would be paid off.  The note and underlying lien would pass to the revolver group resulting in $45 million of collateral value.

•                  Excess availability projections include a one-time, seasonal increase in the advance rate limited to the lesser of (i) 80% of eligible inventory at cost or (ii) 95% NOLV of eligible inventory.  This increase would be for 2 months and would be limited to this year only, not for the life of the facility.

•                  Based on projections, the low point in excess availability, assuming the above increase in advance rate and reducing for outstanding letters of credit, would be approximately $85 million including the intercompany loan/lien.

Dick’s Sporting Goods, Inc.
Borrowing Availability Under Tender Offer Scenarios

Scenario 2: Less than 90% Galyan’s Shares Tendered - “Long Form”

Uses of Funds
Galyan’s shares outstanding	17.4
Percentage of shares being tendered	89%
Number of shares being tendered	15.5
Options converted	0.8
Total Shares	16.3
Purchase price per share	$16.75
Purchase Price of Equity	272.8
Giants Debt Refinanced (As of 7/31/04)	45.4
Transaction fees and expenses	10.0
Other one-time closing costs	0.6
Total Uses of Funds	$328.79

Sources of Funds
Excess Cash and Investments	$175.00
Implied Bank Debt	$153.79
$328.79

Schedule 3.5

Material Adverse Change.

None.

Schedule 3.6

Ownership of Property; Liens.

•                  Schedule 3.2 above sets forth a list of the real property owned, leased, or used in its business by the Dick’s Entities.

•                  See Section 4.1.15 to the Company Disclosure Letter (including Attachment A thereto) attached hereto, which sets forth a list of the real property owned, leased, or used in its business by the Galyan’s Entities.

•                  Other than as set forth in Section 4.1.15 to the Company Disclosure Letter (including Attachment A thereto) attached hereto, none of the Galyan’s Entities owns, holds, is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by such party.

Schedule 3.8

Labor Matters.

The following sets forth the Loan Parties’ obligations under any collective bargaining agreement, management agreement or employment agreement, each of which have been previously provided to Agent:

•                  Offer Letter between the Borrower and William R. Newlin, Chief Administrative Officer and Executive Vice President.

•                  Employment Agreement between Galyan’s and David M. Pritchett as Senior Vice President — Store Operations, dated as of March 28, 2004.

•                  Employment Agreement between Galyan’s and Galen R. Erickson as Senior Vice President — Logistics, dated as of March 28, 2004.

•                  Employment Agreement between Galyan’s and Paul C. Wagner as Senior Vice President, Chief Information Officer, dated as of March 28, 2004.

•                  Employment Agreement between Galyan’s and Edward J. Brett as Senior Vice President — Human Resources, dated as of January 20, 2004.

•                  Employment Agreement between Galyan’s and Lindsay J. Rice as Senior Vice President, General Merchandise Manager, dated December 12, 2003.

•                  Employment Agreement between Galyan’s and Jeffrey R. Brown as Senior Vice President, General Merchandise Manager, dated December 12, 2003.

•                  Employment Agreement between Galyan’s and C. David Zoba as General Counsel, Secretary and Executive Vice President, dated October 1, 2003.

•                  Employment Agreement between Galyan’s and Edwin J. Holman as President and Chief Operating Officer, dated as of August 29, 2003.

•                  Employment Agreement between Galyan’s and Richard Leto as President and Chief Merchandising Officer, dated May 1, 2004.

•                  Employment Agreement between Galyan’s and Robert B. Mang as Chief Executive Officer and Chairman, dated as of July 1, 2003.

•                  Cash severance payments in an amount equal to approximately $2,110,000 pursuant to various letter agreements with approximately 37 vice presidents and buyers.

Schedule 3.9

Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.

Dick’s Sporting Goods, Inc. subsidiaries:

•                  American Sports Licensing, Inc. (wholly-owned).  American Sports Licensing, Inc. does not have any subsidiaries

•                  DSG of Virginia, LLC (wholly-owned).  DSG of Virginia, LLC does not have any subsidiaries.

•                  Diamondbacks Acquisition Inc. does not have any subsidiaries.

Galyan’s Trading Company, Inc. subsidiaries:

•                  Galyan’s of Virginia, Inc. (wholly-owned).  Galyan’s of Virginia, Inc. does not have any subsidiaries.

•                  Galyan’s Nevada, Inc. (wholly-owned).  Galyan’s Nevada, Inc. does not have any subsidiaries.

Joint Ventures/Partnerships

•                  The Stack Family are Affiliates of the Loan Parties as of the Closing Date.

•                  The following sets forth all outstanding Stock of each Loan Party (other than Borrower and Galyan’s) and the percentage of ownership and voting interests of the owners:

Loan Party	Total Ownership Units Outstanding	Security	Owner	Percentage Interest Owned
American Sports Licensing, Inc.	1000	Common Stock	Dick’s Sporting Goods, Inc.	100%
DSG of Virginia, LLC	all	Membership Interests	Dick’s Sporting Goods, Inc.	100%
Diamondbacks Acquisition Inc.	100	Common Stock	Dick’s Sporting Goods, Inc.	100%
Galyan’s of Virginia, Inc.	100	Common Stock	Galyan’s Trading Company, Inc.	100%
Galyan’s Nevada, Inc.	100	Common Stock	Galyan’s Trading Company, Inc.	100%

•                  The following sets forth all Indebtedness of each Loan Party as of the Closing Date:

DICK’S ENTITIES

			Jun
DESCRIPTION			04

Subordinated Debt		BALANCE	270,813.49
RJ STACK (father)		CURRENT	140,350.34
Mo payment	13,774.59	LONG TERM	130,463.15
Interest rate	0.12
Last payment due	5/1/2006
Term	20yr

Captial Lease - RJ Stack (father)		BALANCE	2,180,145.97
Mo payment	20,000.00	CURRENT	62,464.85
Nominal Interest rate	0.0825	LONG TERM	2,117,681.12
Effective Interest rate	0.0857
Last payment due	5/1/1921
Term	35yr

Total Related Party Balance			2,450,959.46
Total Current Related Party			202,815.19
Total Long Term Related Party			2,248,144.27

Convertible Notes
Initial Balance	172,500,000.00	BALANCE	172,500,000.00
Interest rate	2.375%	CURRENT
Last payment due	2024	LONG TERM	172,500,000.00

Oracle Licenses		BALANCE	486,294.38
Quarterly payment	72,275.00	CURRENT	272,797.95
Interest rate	1.23%	LONG TERM	213,496.43
Last payment due	1/1/2006
Term	3 yr

New Bldg St Loan		BALANCE	817647.29
Mo payment	6,097.68	CURRENT	41216.42
Interest rate	4.00%	LONG TERM	776,430.87
Last payment due	5/1/2019
Term	20yr

Total Nonrelated Party Balance			173,803,941.67
Total Current Nonrelated Party Debt			314,014.37
Total Long Term Nonrelated Party Debt			173,489,927.30

Total Related, Nonrelated, & Recapitalization Debt			176,254,901.13
Total Current Related & Nonrelated Debt (203500-00056)			516,829.56
Total Long Term Debt (210100-00056)			175,738,071.57

Galyan’s Entities

•                  Amended and Restated Credit Agreement with JP Morgan Chase Bank, as Administrative Agent, dated as of April 25, 2003, which shall be paid off with the proceeds of the Loan after the Closing Date.

•                  Building Loan Agreement with KeyBank, National Association as Lender, dated as of May 25, 2001.

Building Loan Agreement with KeyBank, National Association as Lender, dated as of October 29, 1999.

•                  Capital Lease Obligations in the amount of $158,428.82.

•                  Long term financing obligations in the amount of $11,667,988.

Schedule 3.11

Margin Regulations

Dick’s Entities own the following:

•                  776,900 shares of GSI Commerce

•                  100 shares of Canadian Tire Corp.

•                  100 shares of Foot Locker

•                  100 shares of Galyan’s Trading Company, Inc.

•                  150 shares of Hibbett Sporting Group

•                  150 shares of Sport Chalet

•                  145 shares of The Sports Authority, Inc.

Galyan’s Entities

None.

Schedule 3.12

Taxes

Dick’s Sporting Goods, Inc.

•                  The following sets forth those taxable years for which any of the tax returns of each of Dick’s Entities are currently being audited by the IRS or any other applicable Governmental Authority; any assessments or threatened assessments in connection with such audit or otherwise currently outstanding, and the execution or filing with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges:

Current Income Tax Audits:

		Preliminary
Jurisdiction	Status	Assessment

Pennsylvania 1998 — 2001	Assessment Appealed	$1,202,357
Wisconsin 1999 — 2002	Assessment Appealed	$80,044
Connecticut 1995 — 1999	Assessment Appealed	$75,984
Maryland 2000 — 2002	Audit Pending
New Jersey 1999 — 2002	Audit Pending
Iowa 2002	Audit Pending

Current Sales Tax Audits:

Preliminary
Jurisdiction	Status	Assessment

Huntsville, Alabama 6/2001 - 5/2004	Audit Pending

•                 Borrower and American Sports Licensing, Inc. entered into a tax sharing agreement, dated January 22, 1999, which sets forth the obligations of American Sports Licensing, Inc. under the consolidated reporting rules of the Internal Revenue Code of 1986, and to provide for payment by American Sports Licensing, inc. of all such tax liability properly allocated to it.

Galyan’s

•                  See Section 4.1.21 to the Company Disclosure Letter attached hereto.

•                  Galyan’s, Galyan’s of Virginia, Inc. and Galyan’s Nevada, Inc. entered into an Amended and Restated Tax Sharing Agreement, dated as of December 30, 2002, which sets forth the obligations of Galyan’s of Virginia, Inc. and Galyan’s Nevada, Inc. under the consolidated reporting rules of the Internal Revenue Code of 1986.

Schedule 3.13

ERISA.

•                  The following Plans are maintained or contributed to by Dick’s Entities and all Qualified Plans, unfunded Pension Plans, or Welfare Plans maintained or contributed to by any ERISA Affiliate:

•  Associate Health Plan (Group Health, Dental, Vision)

•  Section 125 Cafeteria Plan (Pre-tax Premium Plan)

•  Group Insurance Plan (Life, AD&D, STD, LTD)

•  401(k) Smart Savings Plan

•  Starbridge (Group Health & Accident, Group Dental)

•                  Dick’s received an IRS determination letter on July 22, 2003 regarding the qualified status under IRC Section 401 of its 401(k) Smart Savings Plan.

•                  The information set forth in Schedule 4.1.13 to the Company Disclosure Letter attached hereto lists those Plans maintained or contributed to by the Galyan’s Entities and all Qualified Plans, unfunded Pension Plans, or Welfare Plans maintained or contributed to by any ERISA Affiliate.

Schedule 3.14

No Litigation.

None.

Schedule 3.15

Brokers.

None.

Schedule 3.16

Intellectual Property

Attached is a list of all Intellectual Property that is necessary to continue to conduct the Loan Parties’ businesses, together with United States Patent and Trademark Office application or registration numbers, where applicable.

DICK’S SPORTING GOODS, INC.

INTELLECTUAL PROPERTY STATUS REPORT

AS OF 07/16/2004

	US SERIAL NO	FILE DATE	US PATENT NO	PATENT DATE	INVENTOR(S)	TITLE OF INVENTION	STATUS

1.	10/167,779	06/10/02	0,000,000	00/00100	TODD A BROWN	CARPETED FLOOR TENT	PENDING

2.	10/167,762	06/10/02	6,745,788	06/08/04	TODD A BROWN	TENT WITH A PET ENTRANCE	PATENTED

3.	29/167,929	09/24/02	D476,405	06/24/03	DOUGLAS J DUNLAP	PORTABLE OUTDOOR FIREPLACE (DESIGN)	PATENTED

4.	29/170,688	11/12/02	0,000,000	00/00/00	JOHN K PAGE	GOLF BAG DEVICE (DESIGN)	PENDING

5.	10/366,631	03/12/03	0,000,000	00/00/00	DAMIAN A SZWALEK	SOCCER TRAINING SYSTEM	PENDING

6.	10/751,804	01/05/04	0,000,000	00/00/00	DOUGLAS J DUNLAP	TENT SYSTEM	PENDING

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

	US SERIAL NO	FILE DATE	US TM REG NO	TH REG DATE	ASSIGNEE	TRADEMARK	STATUS

1.	73/727,422	05/09/88	1,534,790	04/11/89	AMERICAN SPORTS LICENSING	DICK’S CLOTHING & SPORTING GOODS & DESIGN	FILE CLOSED AT CLIENT’S REQUEST

2.	73/727,423	05/09/88	1,557,325	09/19189	AMERICAN SPORTS LICENSING	DICK’S CLOTHING S SPORTING GOODS	MAINTAINED

3.	74/464,457	12/01/93	1,972,129	05/07/96	AMERICAN SPORTS LICENSING	NORTHEAST OUTFITTERS & DESIGN	FILE CLOSED AT CLIENT’S REQUEST

4.	74/540,666	06/21/94	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	OUTDOOR DEPARTMENT STORE	FILE CLOSED AT CLIENT’S REQUEST

5.	74/540,682	06/21/94	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	FITNESS GEAR	FILE CLOSED AT CLIENT’S REQUEST

6.	74/541,544	06/21/94	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	H.E.O. & DESIGN	FILE CLOSED AT CLIENT’S REQUEST

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

	US SERIAL NO	FILE DATE	US TM REG NO	TH REG DATE	ASSIGNEE	TRADEMARK	STATUS

7.	74/541,545	06/21/94	2,030,642	01/14/97	AMERICAN SPORTS LICENSING	NORTHEAST OUTFITTERS & DESIGN	REGISTERED

8.	74/732,813	09/22/95	2,559,007	04/09/02	AMERICAN SPORTS LICENSING	BOY & SOLE & DESIGN	REGISTERED

9.	75/055,490	02/09/96	2,763,029	09/16/03	AMERICAN SPORTS LICENSING	DICK’S CLOTHING & SPORTING GOODS & DESIGN	REGISTERED

10.	75/055,898	02/09/96	2,110,346	11/04/97	AMERICAN SPORTS LICENSING	RIGHT PRICE PROMISE	REGISTERED

11.	75/060,084	02/20/96	2,022,258	12/10/96	AMERICAN SPORTS LICENSING	GOT THAT LOW PRICE THING WORKING & DESIGN	FILE CLOSED AT CLIENT’S REQUEST

12.	75/091,013	04/19/96	2,145,693	03/24/98	AMERICAN SPORTS LICENSING	FITNESS GEAR & LOGO	REGISTERED

13.	75/094,815	04/26/96	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	WE’LL SUPPLY THE STUFF, YOU SUPPLY THE DREAM	FILE CLOSED AT CLIENT’S REQUEST

14.	75/102,768	05/13/96	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	FRESHWATER & LOGO WITH COLORS	FILE CLOSED AT CLIENT’S REQUEST

15.	75/102,769	05/13/96	2,191,733	09/29/98	AMERICAN SPORTS LICENSING	NEO NORTHEAST OUTFITTERS & LOGO	REGISTERED

16.	75/102,770	.05/13/96	2,092,843	09/02/97	AMERICAN SPORTS LICENSING	RIGHT STUFF, RIGHT PRICE & LOGO	REGISTERED

17.	75/102,771	05/13/96	2,047,833	03/25/97	AMERICAN SPORTS LICENSING	ADIRONDACK TRADING CO & LOGO	REGISTERED

18.	75/148,071	08/12/96	2,736,909	07/15/03	AMERICAN SPORTS LICENSING	WE LOVE SPORTS AS MUCH AS YOU DO	REGISTERED

19.	751368,611	10/06/97	2,847,588	06/01/04	AMERICAN SPORTS LICENSING	SPORTS SCENE & LOGO	REGISTERED

20.	75/501,510	06/12/98.	0,000,000	00(00/00	AMERICAN SPORTS LICENSING	DICK’S SPORTING GOODS & DESIGN	PENDING

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

	US SERIAL NO	FILE DATE	US TM REG NO	TH REG DATE	ASSIGNEE	TRADEMARK	STATUS

21.	75/520,819	07/17/98	2,764,498	09/16/03	AMERICAN SPORTS LICENSING	GET INVOLVED & LOGO	REGISTERED

22.	75/520,820	07/17/98	2,664,930	12/24/02	AMERICAN SPORTS LICENSING	GET INVOLVED	REGISTERED

23.	75/568,550	10/13/98	2,384,046	09/05/00	AMERICAN SPORT LICENSING	STONE HILL	REGISTERED

24.	75/626,959	01/25/99	2,559,313	04/09/02	AMERICAN SPORTS LICENSING	THE ULTIMATE ONLINE SPORTING GOODS STORE	REGISTERED

25.	75/631,374	02/01/99	2,635,791	10/15/02	AMERICAN SPORTS LICENSING	DSGSPORTS.COM & LOGO	REGISTERED

26.	75/631,600	02/01/99	2,621,710	09/17/02	AMERICAN SPORTS LICENSING	DICKSSPORTS.COM & LOGO	REGISTERED

27.	75/631,601	02/01/99	2,621,711	09/17/02	AMERICAN SPORTS LICENSING	DICKSSPORTINGGOODS.COM & LOGO	REGISTERED

28.	75/656,351	03/11/99	2,640,041	10/22/02	AMERICAN SPORTS LICENSING	DICKS	REGISTERED

29.	75/658,352	03/11/99	2,559,355	04/09/02	AMERICAN SPORTS LICENSING	DICK’S	REGISTERED

30.	75/658,353	03/11/99	2,643,282	10/29/02	AMERICAN SPORTS LICENSING	DICKS.COM	REGISTERED

31.	75/658,354	03/11/99	2,643,283	10/29/02	AMERICAN SPORTS LICENSING	DICK’S.COM	REGISTERED

32.	75/703,801	05/12/99	2,681,517	01/28/03	AMERICAN SPORTS LICENSING	DSPORTS.COM	REGISTERED

33.	75/704,127	05/12/9’7	2,449,905	05/08/01	AMERICAN SPORTS LICENSING	DSPORTS	REGISTERED

34.	75/725,726	D6/09/99	2,556,622	04/02/02	AMERICAN SPORTS LICENSING	ONE CLICK AHD YOU’RE IN THE GAME	REGISTERED

35.	75/728,683*	06/15/99	0,000,000,	00/00/00	AMERICAN SPORTS LICENSING	ESPORT.COM	PENDING

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

	US SERIAL NO	FILE DATE	US TM REG NO	TH REG DATE	ASSIGNEE	TRADEMARK	STATUS

36.	75/728,731*	06/15/99	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	ESPORT	PENDING

37.	75/799,226	09/15/99	2,360,386	06/20/00	AMERICAN SPORTS LICENSING	SEIZE THE D	REGISTERED

38.	75/820,705	10/12/99	2,592,243	07/09/02	AMERICAN SPORTS LICENSING	POWER BOLT	REGISTERED

39.	75/911,198*	02/04/00	2,476,834	D8/01/01	AMERICAN SPORTS LICENSING	THE ULTIMATE ONLINE SPORTING GOODS STORE	REGISTERED

40.	76/052,261	05/19/00	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	YOU CAN’T PLAY WITHOUT THE SHOES	PENDING

41.	76/052,262	05/19/00	0,000,000	00/00/D0	AMERICAN SPORTS LICENSING	YOU GOT TO HAVE THE SHOES	PENDING

42.	76/052,263	05/19/00	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	PLAY TOR FREE	PENDING

43.	76/066,562	06/08/00	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	DSX	FILE CLOSED AT CLIENT’S REQUEST

44.	76/081,071*	07/03/00	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	DTV	FILE CLOSED AT CLIENT’S REQUEST

45.	76/081,872	06/30/00	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	D & DESIGN	FILE CLOSED AT CLIENT’S REQUEST

46.	76/081,911*	07/03/00	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	D	PENDING

47.	76/081,912*	07/03/00	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	DMA IL	FILE CLOSED AT CLIENT’S REQUEST

48.	76/082,067*	07/03/00	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	DSPORTSTV	FILE CLOSED AT CLIENT’S REQUEST

49.	76/082,480*	07/03/00	2,759,395	09/02/03	AMERICAN SPORTS LICENSING	DSPORTS.COM & DESIGN	REGISTERED

50.	76/082,481*	07/03/00	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	SEIZE THE D	FILE CLOSED AT CLIENT’S REQUEST

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

	US SERIAL NO	FILE DATE	US TM REG NO	TH REG DATE	ASSIGNEE	TRADEMARK	STATUS

51.	76/085,496	07/03/00	2,753,585	08/19/03	AMERICAN SPORTS LICENSING	COMFORT ZONE	REGISTERED

52.	76/195,329	01/18/01	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	BASE CAMP	PENDING

53.	76/199,637	01/26/01	2,612,017	08/27/02	AMERICAN SPORTS LICENSING	AROUND THE WORLD SPORTS TOUR & DESIGN	REGISTERED

54.	76/199,638	01/26/01	2,657,071	12/03/02	AMERICAN SPORTS LICENSING	FITNESS GEAR & DESIGN	REGISTERED

55.	76/201,607	01/30/01	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	FRESH WATER & DESIGN WITH COLORS	PENDING

56.	76/205,231	02/06/01	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	STONE HILL PRODUCTIONS	FILE CLOSED AT CLIENT’S REQUEST

57.	76/207,415	02/09/01	,0,000,000	OD/00/00	AMERICAN SPORTS LICENSING	STONE HILL PERFORMANCE	FILE CLOSED AT CLIENT’S REQUEST

58.	76/209,624	02/14/01	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	D-PRO	FILE CLOSED AT CLIENT’S REQUEST

59.	76/214,726	02/23/01	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	ULTIMATE OVER-NIGHTER	PENDING

60.	76/225,616	03/19/01	2,732,885	07/01/03	AMERICAN SPORTS LICENSING	ATIVA	REGISTERED

61.	76/255,113	05/11/01	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	HYDRO-PROOF	PENDING

62.	76/255,114	05/11/01	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	THE LODGE	PENDING

63.	76/258,776	05/18/01	2,798,436	12/23/03	.AMERICAN SPORTS LICENSING	BLUE BREAKER	REGISTERED

64.	76/263,785	05/30/01	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	ACTION ZONE GAMES	FILE CLOSED PER CLIENT’S REQUEST

65.	76/265,261	06/01/01	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	HIGHLAND GAMES	PENDING

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

	US SERIAL NO	FILE DATE	US TM REG NO	TH REG DATE	ASSIGNEE	TRADEMARK	STATUS

66.	76/291,497	07/30/01-	2,743,813	07/29/03	AMERICAN SPORTS LICENSING	DBX	REGISTERED

67.	76/304,366	08/27/01	2,725,492	06/10/03	AMERICAN SPORTS LICENSING	EVERY SEASON STARTS AT DICK’S	REGISTERED

68.	76/306,648	08/30/01	2,714,742	05/06/03	AMERICAN SPORTS LICENSING	AMERICAN SPORTS LICENSING	REGISTERED

69.	76/334,100	11/06/01	2,848,163	06/01/04	AMERICAN SPORTS LICENSING	NORTHEAST OUTFITTERS	REGISTERED

70.	76/334,101	11/06/01	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	FITNESS GEAR & DESIGN	FILE CLOSED AT CLIENT’S REQUEST

71.	76/334,102	11/06/01	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	THE BRAND FOR THE ACTIVE FEMALE	PENDING

72.	76/334,103	11/06/01	2,744,156	07/29/03	AMERICAN SPORTS LICENSING	DBX	REGISTERED

73.	76/334,104	11/06/01	0,000,000	OD/00/00	AMERICAN SPORTS LICENSING	ATIVA & DESIGN	PENDING

74.	76/361,565	01/23/02	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	DOUGOUT AT DICK’S	PENDING

75.	76/361,566	01/23/02	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	HOOPTOWN	PENDING

76.	76/394,613	04/10/02	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	CADET GOLF	PENDING

77.	76/394,614	04/10/02	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	CLUB HUGGER	PENDING

78.	76/407,075	05/10/02	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	4/5	PENDING

79.	76/407,317	05/13102	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	ACUITY	PENDING

80.	76/407,318	05/13/02	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	KEY LARGO	FILE CLOSED AT CLIENT’S REQUEST

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

	US SERIAL NO	FILE DATE	US TM REG NO	TH REG DATE	ASSIGNEE	TRADEMARK	STATUS

81.	76/407,323	05/10/02	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	P/S	PENDING

82.	76/407,324	05/10/02	0,000,000	DD/00/00	AMERICAN SPORTS LICENSING	7/8	PENDING

83.	76/410,021	05/20/02	2,681,043	01/28/03	AMERICAN SPORTS LICENSING	CARPACK	REGISTERED

84.	76/417,549	D6/03/02	2,717,349	05/20/03	AMERICAN SPORTS LICENSING	SCORECARD	REGISTERED

85.	76/428,108	06/27/D2	2,785,698	11/25/03	AMERICAN SPORTS LICENSING	HYDRO-DRI	REGISTERED

86.	76/427,469	07/05/02	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	PRECISION IN MOTION	PENDING

87.	76/434,405	07/24/02	2,855,566	06/22/04	AMERICAN SPORTS LICENSING	ACUITY & DESIGN	REGISTERED

88.	76/436,069	07/31/02	0,000,000	00100/00	AMERICAN SPORTS LICENSING	POWER BUYS	PENDING

89.	76/452,896	09/20/02	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	BALLISTIC	PENDING

90.	76/459,390	10/15/02	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	MISCELLANEOUS DESIGN (5 BALLS)	PENDING

91.	76/467,081	11/05/02	2,848,854	06/01/04	AMERICAN SPORTS LICENSING	RAVAGE (HELMETS}	REGISTERED

92.	76/467,082	11/05/02	2,848,855	06/01/04	AMERICAN SPORTS LICENSING	ENGAGE (HELMETS)	REGISTERED

93.	76/469,516	11/14/02	2,794,179	12/16/03	AMERICAN SPORTS LICENSING	GET READY	REGISTERED

94.	76/471,777	11/25/02	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	VANQUISH	PENDING

95.	76/471,778	11/25/02	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	DESTINY	PENDING

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

	US SERIAL NO	FILE DATE	US TM REG NO	TH REG DATE	ASSIGNEE	TRADEMARK	STATUS

96.	76/471,779	11/25/02	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	RESONANCE	PENDING

97.	76/471,780	11/25/02	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	VENGENCE (BICYCLES & HELMETS)	PENDING

98.	761471,781	11/23/02	2,848,895	06/0104	AMERICAN SPORTS LICENSING	ENGAGE (BICYCLES)	REGISTERED

99.	76/471,782	11/25/02	2,848,896	06/01/04	AMERICAN SPORTS LICENSING	RAVAGE (BICYCLES)	REGISTERED

100.	76/473,765	12/03/02	0,000,000.	00/00/00	AMERICAN SPORTS LICENSING	VENGEANCE (EXPANDED GOODS)	PENDING

101.	76/473,766	12/03/02	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	ILLUSION	PENDING

102.	76/473,767	12/03/02	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	WARP SPEED	PENDING

103.	76/481,771	01/07/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	ATIVA & DESIGN	PENDING

104.	76/483,544	01/16/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	THE HAIG	PENDING

105.	76/483,545	01/16/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	WALTER HAGEN	PENDING

106.	76/488,050	02/06/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	ITS AN ATTITUDE, NOT AN AGE	PENDING

107.	76/496,781	03/05/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	YOUR FIRST LINE OF DEFENSE AGAINST WEATHER	PENDING

108.	76/496,782	03/05/03	0,000,00D	00/00/00	AMERICAN SPORTS LICENSING	HYDROPROOFULTRA	PENDING

109.	76/498,415	03/10/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	MOTION-FIT	PENDING

110.	76/501,789	03/21/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	NORTHEAST OUTFITTERS WILDERNESS CANOE	PENDING

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

	US SERIAL NO	FILE DATE	US TM REG NO	TH REG DATE	ASSIGNEE	TRADEMARK	STATUS

111.	76/502,604	03/25/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	WALTER HAGEN	PENDING

112.	76/506,329	04/07/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	FOR A BALANCED LIFE	PENDING

113.	76/508,330	04/07/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	CATHCALL	PENDING

114.	76/516,718	05/02/03	0,000,000’	00/00/00	AMERICAN SPORTS LICENSING	TIMBERLEAF	PENDING

115.	76/524,107	06/13/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	IZZY ARNOT	PENDING

116.	76/525,684	06/18/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	ISLAMORADA FLATS	PENDING

117.	76/543,246	08/26/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	RADIUS	PENDING

118.	76/543,247	08/26/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	MENACE	PENDING

119.	76/556,982	10/22/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	CAIRN	PENDING

120.	76/556,983	10/22/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	TRAVERSE	PENDING

121.	76/556,964	10/22/03	0,000,00D	00/00/00	AMERICAN SPORTS LICENSING	ALTITUDE	PENDING

122.	76/556,985	10/22/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	APPROACH	PENDING

123.	76/556,986	10/22/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	TERRA VISTA	PENDING

124.	76/557,434	11/06/03	0,000,000	DO/00/00	AMERICAN SPORTS LICENSING	WHEN NATURE CALLS, WE CALL BACK	PENDING

125.	76/557,935	11/06/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	TUROA	PENDING

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

	US SERIAL NO	FILE DATE	US TM REG NO	TH REG DATE	ASSIGNEE	TRADEMARK	STATUS

126.	76/557,936	11/06/03	0,000,000 '	00/00/00	AMERICAN SPORTS LICENSING	NATURE CALLS	PENDING

127.	76/557,937	11/06/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	CARDRONA	PENDING

128.	76/567,049	12/16/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	LEGENDS IN THE MAKING	PENDING

129.	761567,706	12/17/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	TERRAINULA	PENDING

130.	76/567,707	12/17/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	NOSCENT	PENDING

131.	76/570,658	01/07/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	ROCHESTER CART BAG	PENDING

132.	76/574,089	02/05/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	WE LOVE SPORTS AS MUCH AS YOU DO	PENDING

133.	76/581,947	03/19/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	LODGE OUTFITTERS (SERVICES)	PENDING

134.	76/581,948	03/19/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	LODGE OUTFITTERS (GOODS)	PENDING

135.	76/582,409	03/23/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	FOCUS ON THE HUNT	PENDING

136.	76/585,789	04/08/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	SWAMP TRACKER	PENDING

137.	76/585,790	04/08/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	SILENT TRACKER	PENDING

138.	76/585,791	04/08/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	ICE FIELD	PENDING

139.	76/585,792	04/08/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	WOODSMAN	PENDING

140.	76/585,793	04/08/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	UPLAND HUNTER	PENDING

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

	US SERIAL NO	FILE DATE	US TM REG NO	TH REG DATE	ASSIGNEE	TRADEMARK	STATUS

141.	76/585,794	04/08104	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	ICE HUNTER	PENDING

142.	76/585,795	04/08/04	0,000,000	OD/00/00	AMERICAN SPORTS LICENSING	BUCK HUNTER	PENDING

143.	76/585,796	04/08/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	TROPHY HUNTER	PENDING

144.	76/585,797	04/08/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	SWAMP HUNTER	PENDING

145.	76/588,390	04/22/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	RUN THE COURT	PENDING

146.	76/586,391	04/22/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	RUN THE GAME	PENDING

147.	76/588,392	04/22/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	THIS GAME 1S MINE	PENDING

148.	76/590,721	05/06/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	HOOPTOWN	PENDING

149.	76/592,438	05/17/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	PHANTOM	PENDING

150.	76/592,439	05/17/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	FROST	PENDING

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

US SERIAL NO	FILE DATE	US TM REG NO	TH REG DATE	ASSIGNEE	TRADEMARK	STATUS

WALTER HAGEN TRADEMARKS (FROM WILSON SPORTING GOODS)

72/204,939	10/27/64	0,794,400	08/17/65	AMERICAN SPORTS LICENSING	WALTER HAGEN	REGISTERED

	BRITISH		REG NO 870 222

	FRANCE		REG NO 1467591

	GERMANY		REG NO 1078632

	IRELAND		REG NO 87566

	JAPAN		REG NO 627048

	JAPAN		REG NO 1446629

	JAPAN		REG NO 1303249

	JAPAN		REG NO 1998045

	JAPAN		REG NO 2009276

	CANADA		REG NO 149239

	CANADA		REG NO 53749

76/477,790	12/24/02	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	WALTER HAGEN

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

US SERIAL NO	FILE DATE	US TM REG NO	TM REG DATE	ASSIGNEE	TRADEMARK	STATUS

FOREIGN SERVICE MARKS

75/501,510	06/12/98	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	DICK’S SPORTING GOODS 7 DESIGN	PENDING

	CANADIAN		TM APP 1154131 - FILED 09/27/02 - PENDING

	MEXICAN		TM APP 561843 - FILED 08/20/02 - PENDING

76/483,545	1/16/03	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	WALTER HAGEN	PENDING

	EUROPEAN		TM APP 003 217 395 - FILED 06/09/03

76/574,089	02/05/04	0,000,000	00/00/00	AMERICAN SPORTS LICENSING	WE LOVE SPORTS AS MUCH AS YOU DO	PENDING

	CANADIAN	TM APP 1,214,949 - FILED 04/28/04 - PENDING

	MEXICAN	TM APP 658911 - FILED 05/31/04 - PENDING

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

Dick’s Sporting Goods

Galyan’s Trademark Information

Serial Number	Registration Number	TM or SM	Status	Mark	Goods	Security Agreement
75030327	2015608	SM	ACTIVE	World’s Coolest Store	IC 42 retail sporting goods store services	JP Morgan
75029481	2017663	SM	ACTIVE	The World’s Coolest Store	IC 42 retail sporting goods store services	JP Morgan
74570374	2036357	SM	CANCELLED	Are You Serious About Your Sports? We Are!	IC 42 retail sporting goods store services	JP Morgan
75204628	2090280	TM	CANCELLED	Galyan’s

IC 25 clothing, namely, shirts, shorts, blouses, T-shirts, wind resistant jackets, skirts, boxer shorts, hats, socks IC28 stuffed toy animals, protective pads for hockey, protective pads for [roller blading] *in-line skating*, protective pads for baseball, protective pads for football, dart boards, dart cabinets, darts, targets for both archery and firearms, inflatable balls, balloons, inflatable floats for recreational use, inflatable tires for recreational use, footballs, baseballs, basketballs and playground balls

						JP Morgan
75187700	2115903	SM	ACTIVE	Galyan’s	IC 42 retail sporting goods store services	JP Morgan
75204637	2146864	TM	ACTIVE	Galyan’s	IC 25 clothing, namely, sweatshirts, pants, jeans, jackets, coats, anoraks, ponchos, sweaters, vests, pullovers, dresses, pajamas, belts and gloves IC 28 fishing rods and fishing tackle boxes	JP Morgan
75204639	2197046	TM & SM	ACTIVE	Established 1946	IC 35 retail sporting goods store services IC 25 clothing, shirts, shorts, blouses, T-shirts, jeans, jackets, sweatervests, hats, belts, socks IC 28 stuffed toy animals	JP Morgan

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

75398744	2258886	SM	ACTIVE	Galyan’s Trading Co. Est. 1946	IC 35 retail sporting goods and clothing store services	JP Morgan
75721270	2338574	TM	ACTIVE	Galyan’s Established 1946

IC 25 clothing, namely, tank tops, sweatshirts, pants, shorts, ski bibs, overalls, coats, anoraks, ponchos, wind resistant jackets, sweaters, vests, cardigans, pullovers, dresses, skirts, jumpers, robes, undershirts, pajamas, briefs, boxers, track suits, tights, swimwear, warm-up suits, gloves, mittens, fishing waders, footwear, namely, sandals, clogs, dress shoes, canvas shoes, walking shoes, athletic footwear and boots IC 28 dart boards, dart cabinets, darts, inflatable balls, balloons, inflatable floats for recreational use, inflatable boats for recreational pool use, inflatable tires for recreational use, fishing rods, fishing reels, fishing lures, fishing hooks, fishing tackle, fishing lines, fishing leaders, fishing tackle boxes, footballs, baseballs, basketballs, playground balls, exercise stair-stepping machines, exercise treadmills, exercise stationary bicycles, exercise free weights, exercise barbells, exercise dumbbells, exercise weight lifting gloves and belts, exercise benches, baseball bats, baseball gloves, protective pads for hockey, protective pads for in-line skating, protective pad

						JP Morgan
76052501	2506052	TM	ACTIVE	Tracker Series	IC 28 Exercise equipment, namely treadmills, and other exercise machines	JP Morgan
76053659	2506054	TM	ACTIVE	Tracker Series	IC 28 Exercise equipment, namely treadmills, and other exercise machines	JP Morgan

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

76239406	2578126	SM	ACTIVE	Pitchin’ In	IC 36 CHARITABLE FUND RAISING, NAMELY PROMOTION AND SUPPORT OF NOT-FOR-PROFIT ORGANIZATIONS VIA FINANCIAL SPONSORSHIP OF SPORTING EVENTS FEATURING GAMES, HOBBIES AND OTHER OUTDOOR SPORTS ACTIVITIES	JP Morgan
76069000	2579922	TM	ACTIVE		IC 25 Athletic and active apparel, namely running shorts, tee shirts, aerobic exercise shirts, aerobic exercise shorts, warmup suits, basketball shorts, and jerseys	JP Morgan
76239410	2584998	SM	ACTIVE	Galyan’s Sports and Outdoor Adventure	IC 35 Retail sporting goods and clothing store services	JP Morgan
76239411	2584999	SM	ACTIVE	Galyan’s Sports and Outdoor Adventure	IC 35 Retail sporting goods and clothing store services	JP Morgan
76418445	2702414	SM	ACTIVE	Freedom to Play	IC 35 Retail sporting goods and clothing store services	JP Morgan
76437908	2736340	SM	ACTIVE	Experience the Coolest Sports and Outdoor Adventure Store Period.	Retail sporting goods and clothing store services	JP Morgan
76397541	2755416	TM	ACTIVE	G Galyan’s

IC 18 Umbrellas IC 9 Eyewear accessories; namely, soft and hard shell cases, lanyards, clips, cleaning cloths, cleaning sprays, and repair kits comprised primarily of polishing pencils, buffing cloths, magnifying glass, screwdriver and screws; and cellular phone cases

						JP Morgan
76408675	2758328	TM	ACTIVE	Work	IC 25 Clothing, namely pants, shorts, shirts, jackets, hats, socks, sweatshirts, gloves and bandanas	JP Morgan

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

76397543	2761028	TM	ACTIVE	Galyan’s Work Wear	IC 25 Clothing, namely pants, shorts, shirts, jackets, hats, socks, sweatshirts, gloves and bandanas	JP Morgan
76397781	2761031	TM	ACTIVE	Galyan’s Work Wear	Clothing, namely pants, shorts, shirts, jackets, hats, socks, sweatshirts, gloves and bandanas	JP Morgan
76407546		TM	ABANDONED	G	IC 25 Clothing, namely, shirts, hats, shorts, sweatshirts IC 28 Toys, namely, squirt guns, balls and yo-yo’s	JP Morgan
76440809	Pending	TM	ACTIVE	G	IC 9 Eyeglass cases and cellular phone cases IC 18 Umbrellas IC 25 Clothing, namely, shirts, hats, shorts, sweatshirts IC 28 Toys, namely, squirt guns, balls and yo-yo’s	JP Morgan
76454950	Pending	TM	ACTIVE	GXP Paintball Galyan’s Extreme Paintball

IC 25 PAINTBALL CLOTHING, NAMELY, TEE SHIRTS, PANTS, SHORTS, AND GLOVES IC 28 PAINTBALL GUNS, AND PAINTBALL GUN PARTS, NAMELY, BARRELS, FILL ADAPTERS, NON-TELESCOPIC SIGHTS, EXPANSION CHAMBERS, ADAPTERS, AND REGULATORS; PAINTBALL ACCESSORIES FOR RECREATIONAL AND PROFESSIONAL PAINTBALL SPORTS, NAMELY, PAINTBALLS, PAINTBALL GUN CASES AND BAGS FITTED TO CARRY THE AFOREMENTIONED PAINTBALL ACCESSORIES, AND FACE MASKS

JP Morgan
75174988		SM	ABANDONED	Are You Passionate About Your Sports? We Are!	IC 42 use as a slogan for retail sporting goods store services
75203757		TM	ABANDONED	Established 1946

IC 25 clothing, namely, tank tops, sweatshirts, pants, shorts, skorts, ski bibs, overalls, coats, anoraks, ponchos, wind resistant jackets, sweaters, vests, cardigans, pullovers, dresses, skirts, jumpers, robes, undershirts, pajamas, briefs, boxers, track suits, tights, swimwear, warm-up suits, gloves, mittens, fishing waders, footwear, namely, sandals, clogs, dress shoes, canvas shoes, walking shoes, athletic footwear, boots IC 28 G & S: dart boards, dart cabinets, darts, inflatable balls, balloons,

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

inflatable floats for recreational use, inflatable boats for recreational use, inflatable tires for recreational use, fishing rods, fishing reels, fishing lures, fishing hooks, fishing tackle, fishing lines, fishing leaders, fishing tackle boxes, footballs, baseballs, basketballs, playground balls, exercise stair climbing machines, exercise treadmills, exercise stationary bicycles, exercise free weights, exercise barbells, exercise dumbells, exercise weight lifting gloves and belts, exercise benches, baseball bats, baseball gloves, protective pads for hockey, protective pads for in-line skating, protective pads for baseball, protective pads for football, targets for both archery and firearms

76519835		SM	ABANDONED	What’s Next?	IC 35 retail sporting goods and clothing store services
76503023		TM	ABANDONED	Blue Skyline	IC 25 Clothing
76591573	Pending	TM		Vye	IC 25 Clothing, namely, men’s and women’s apparel and footwear
76591481	Pending	TM			IC 25 Clothing, namely, men’s and women’s apparel and footwear
76579862	Pending	TM		Galyan’s

IC 25 Clothing, namely, shirts, sweatshirts, sweatpants, pants, shorts, jeans, jackets, coats, anoraks, sweaters, vests, pullovers, dresses, pajamas, belts, gloves, blouses, t-shirts, skirts, socks, hats, skorts, tank tops, sweater vests, bibs, overalls, cardigans, robes, swimwear, fishing waders, sandals, mittens, warm-up suits, tights and track suits IC 28 Fishing rods, lures, tackle boxes, inflatable balls, dart boards, fishing hooks, fishing lines, fishing leaders, baseballs, footballs, playground balls, treadmills, free weights, dumbbells, exercise benches IC 9 Eyeglass cases, cellular phone cases and sunglasses IC 18 Umbrellas

76578622	Pending	TM		Lithic	Clothing, namely outwear, gloves, hats, sweaters, pants, knit shirts, woven shirts

AMERICAN SPORTS LICENSING, INC.
INTELLECTUAL PROPERTY STATUS REPORT
AS OF 07/16/2004

76578587	Pending	TM		Clothing, namely outwear, gloves, hats, sweaters, pants, knit shirts, woven shirts
76455350	Pending	TM	GXP

IC 25 CLOTHING, NAMELY, PANTS, SHORTS, TEE SHIRTS, LONG SLEEVE TOPS, JACKETS AND COATS, AND FOOTWEAR AND HEADWEAR IC 28 PAINTBALLS, PAINTBALL AIR GUNS, PAINTBALL TARGETS, CO2 CARTRIDGES FOR PAINTBALL AIR GUNS, KNEE PADS FOR ATHLETIC USE, PAINTBALL FACE MASKS, PAINTBALL GUN CASES, AND BAGS FITTED TO CARRY THE AFOREMENTIONED PAINTBALL ACCESSORIES

6418444	2702413	SM	Galyan’s Freedom to Play	IC 35 retail sporting goods and clothing store services

Schedule 3.18

Hazardous Materials

None.

Schedule 3.19

Insurance Policies.

Dick’s Entities

Type of Coverage	Insurance Company	Policy Number	Policy Term	Premium	Broker

Ocean Marine	Westport Insurance Corporation	UMS00021400	7/3/04 - 7/3/05	$110,000	AON
Limits of Liability per Conveyance:	Per Vessel	1,500,000
	Per Aircraft	1,500,000
	Deductible	25,000
	Terrorism Coverage Included
Fiduciary Liability	Chubb - Federal Ins. Co.	81476495	9/23/03 - 9/23/04	$8,000	AON
Limits of Liability:
	Aggregate Limit	5,000,000
	Deductible	25,000
	Guaranteed Cost Policy

Executive Risk	National Union Fire Ins Co of Pgh	6541411	9/23/02 - 9/23/05	$12,992	AON
Limits of Liability:
	Ransom	5,000,000
	In Transit/Delivery	5,000,000
	Expenses	5,000,000
	Consultants	Unlimited
	Judgments/Settlements/Defense	5,000,000
	Death or Dismemberment	2,500,000
	Guaranteed Cost Policy

Flood #214	Omaha Property & Casualty	3509344127	10/21/03 - 10/21/04	$1,060	AON

	Building	500,000
	Contents	500,000
	Guaranteed Cost Policy - location #214 only

D&O	Various	Various	10/16/03 - 10/16/04	Various	AON
Limits of Liability:	Zurich American Ins Co	DOC 4914236 01
Total Premium	Aggregate Limit	10,000,000		$373,700
$882,920	SIR per claim	1,000,000
	Entity Securities endorsement
	Claims Made Basis	retro date 10/16/02
	Terrorism Coverage Included

	Federal Ins Co	8170348		$285,000
	Aggregate Limit	10,000,000
	Excess of	10,000,000
	SIR Non SEC	0
	SIR Corp Reimbursement/SED	250,000
	Terrorism Coverage Included

	Axis Reinsurance Company	RBN502337		$224,220
	Aggregate Limit	10,000,000
	Excess of	20,000,000
	SIR Non SEC	0
	SIR Corp Reimbursement/SED	250,000
	Terrorism Coverage Included

Emp. Practices Liability	National Union Fire Ins Co of Pgh	004286309	10/16/03 - 10/16/04	$205,000	AON
Limits of Liability:
	Aggregate Limit	5,000,000
	SIR - Individual Plaintiff	500,000
	SIR - Third Party Claims	500,000
	SIR - Class Action Claims	500,000
	Outside Entity Endorsement
	Claims Made Basis
	Terrorism Coverage Included

Aviation & Hull	AIG Aviation	GM3380122-01	12/31/03 - 12/31/04	$106,250	AON
Limits of Liability:
	Combined Single Limit incl War Risk	200,000,000
	Third Party (non-passenger) War Risk	50,000,000
	Personal Injury	25,000,000
	Guaranteed Cost Policy

General Liability	Chubb - Federal Ins Co.	73511256	1/31/04 - 1/31/05	$410,195	Willis
Limits of Liability:
	General Aggregate	10,000,000
	Products/Completed Operations Aggregate	2,000,000
	Personal and Advertising Injury	1,000,000
	Each Occurrence Limit	100,000
	Fire Legal Liability	INCLUDED
	Medical Expense per person	NONE
	Employee Benefit Liability each occurrence	1,000,000
	Employee Benefit Liability aggregate limit	3,000,000
	Deductible each occurrence	350,000
	Aggregate Deductible	4,500,000
	Terrorism Included

Business Automobile	Chubb - Federal Ins Co.	73511257	1/31/04 - 1/31/05	$57,666	Willis
Limits of Liability:
	Combined Single Limit per accident	1,000,000	Symbol 1
	Uninsured Motorists CSL	1,000,000
	Underinsured Motorists CSL	1,000,000
	Medical Payments	5,000
	Comprehensive Deductible	500
	Collision Deductible	500
	Guaranteed Cost Policy

Workers’ Compensation	Chubb - Federal Ins Co.	71710588	1/31/04 - 1/31/05	$691,414	Willis
Limits of Liability:	Workers’ Compensation Employers’ Liability	Statutory Limits per state		12 mo premium including assessments

	Limit per accident	1,000,000
	Disease each employee limit	1,000,000
	Disease policy limit	1,000,000
	Deductible each occurrence	250,000
	Aggregate Deductible	4,000,000

Umbrella	Various	Various	1/31/04 - 1/31/05	Various	Willis
Limits of Liability:
Total Premium	Zurich - American Guarantee	U-UMB-106-A-CW		$202,303
$340,303	Aggregate Limit	25,000,000
	Terrorism Included
	Guaranteed Cost Policy

	Chubb - Federal Ins Co	79754264		$58,000
	Aggregate Limit	25,000,000 x/o 25,000,000
	Terrorism Excluded
	Guaranteed Cost Policy

	St Paul Fire & Marine	QI09000559		$41,250
	Aggregate Limit	25,000,000 x/o 50,000,000
	Terrorism Excluded
	Guaranteed Cost Policy

	Fireman’s Fund Insurance Co	XTM00076288737		$38,750
	Aggregate Limit	25,000,000 x/o 75,000,000
	Terrorism Excluded
	Guaranteed Cost Policy

Property & Boiler	Travelers Insurance Company	KTKCMB294T833-2-03	1/31/04 - 1/31/05	$976,492	AON
Limits of Liability:
	Total Insured Value	500,000,000
	Deductible	25,000
	Flood	50,000,000
	Flood Deductible Zone A Locations	100,000
	Earthquake	50,000,000
	EDP	100,000,000
	Business Income	499,120,390
	Terrorism Included
	Inventory at Retail
	Guaranteed Cost

Crime	Travelers Insurance Company	103501671	1/31/04 - 1/31/05	$25,540	AON
Limits of Liability:
	Employee Dishonesty	1,000,000
	Premises Burglary/Robbery	1,000,000
	Forgery or Alteration	1,000,000
	Robbery outside Premises	1,000,000
	Computer Fraud Coverage	1,000,000
	Counterfeit Currency	1,000,000
	Credit Card Forgery	1,000,000
	Deductible	50,000
	Guaranteed Cost Policy

OH Excess Workers Comp	Safety National casualty Corporation	SP799104	3/1/04 - 3/1/05	$42,557	Willis

Limits of Liability	Each accident or employee for disease	1,000,000
	Self Insured Retention	350,000

Galyan’s Entities

Type of Coverage	Insurance Company	Policy Number	Policy Term	Premium	Broker

Ocean Marine	Factory Mutual Insurance Company	OCP1244	8/31/03 - 8/31/04	$12,500	Lockton
Limits of Liability per Conveyance:	Per Vessel	2,000,000
	Per Aircraft	2,000,000
	Deductible	2,500
	Terrorism Coverage Excluded

Fiduciary Liability	National Union Fire	003735453	8/31/03 - 8/31/04	$6,949	Lockton
Limits of Liability:
	Aggregate Limit	1,000,000
	Deductible	10,000
	Guaranteed Cost Policy
D&O	Various		6/26/04 - 6/26/05		Marsh
Limits of Liability:
	National Union Fire	002210261		$464,600
	Aggregate Limit	15,000,000
	Retention	500,000

	Genesis	YXB002380C		$197,600
	Aggregate Limit	10,000,000
	Excess of	15,000,000

	American International Specialty Lines	006017088		$153,520
	Aggregate Limit	10,000,000
	Excess of	25,000,000
	“Side A” Only

General Liability	Federal Insurance Company	3581-57-60	8/31/03 - 8/31/04	$338,979	Lockton
Limits of Liability:
	General Aggregate	1,900,000
	Products/Completed Operations Aggregate	1,900,000
	Personal and Advertising Injury	1,900,000
	Each Occurrence Limit	100,000
	Each Occurrence Limit - Firearms, Guns, etc	250,000
	Employee Benefit Liability each occurrence	1,000,000

	Employee Benefit Liability aggregate limit	2,000,000
	Deductible each occurrence	100,000
	Aggregate Deductible (GL & WC)	1,992,000

Business Automobile	Federal Insurance Company	7496-75-09	8/31/03 - 8/31/04	$100,428	Lockton
Limits of Liability:
	Combined Single Limit per accident	1,000,000
	Uninsured Motorists CSL	1,000,000
	Underinsured Motorists CSL	1,000,000
	Medical Payments	5,000
	Comprehensive Deductible	1,000
	Collision Deductible	1,000

Workers’ Compensation	Federal Insurance Company	7170-76-71	8/31/03 - 8/31/04	$396,779	Lockton
Limits of Liability:	Workers’ Compensation	Statutory Limits per state		12 mo premium including assessments
	Employers’ Liability
	Limit per accident	1,000,000
	Disease each employee limit	1,000,000
	Disease policy limit	1,000,000
	Deductible each occurrence	100,000
	Aggregate Deductible (GL & WC)	1,992,000

Umbrella	Various		8/31/03 - 8/31/04	$192,000	Lockton
Limits of Liability:
Total Premium	ACE American Insurance	X00G21743379		$140,000
$192,000	Aggregate Limit	15,000,000
	Terrorism Included

	St. Paul Fire & Marine	QI01200378		$27,000
	Aggregate Limit	10,000,000 x/o 15,000,000
	Terrorism Excluded

	Federal Insurance Company	9363-29-37		$25,000
	Aggregate Limit	25,000,000 x/o 25,000,000
	Terrorism Excluded
Property & Boiler	Factory Mutual Insurance Company	FC207	8/31/03 - 8/31/04	$620,000	Lockton
Limits of Liability:
	Total Insured Value	500,000,000
	Deductible	25,000

	Flood	50,000,000
	Earthquake	50,000,000
	EDP	100,000,000
	Business Income	25,000,000
	Terrorism Excluded

Crime	National Union Fire	003435405	8/31/03 - 8/31/04	$38,372	Lockton
Limits of Liability:
	Employee Dishonesty	5,000,000
	Premises Burglary/Robbery	5,000,000
	Forgery or Alteration	5,000,000
	Robbery outside Premises	5,000,000
	Computer Fraud Coverage	5,000,000
	Counterfeit Currency	5,000,000
	Credit Card Forgery	5,000,000
	Deductible	50,000

Schedule 3.20

Deposit and Disbursement Accounts.

•                  The following lists all banks and other financial institutions at which each of the Loan Parties maintain deposits and/or other accounts and/or post office lock boxes, including the Disbursement Accounts, the Concentration Accounts and the Blocked Accounts, including the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

Dick’s Entities

Schedule 3.20

Dick’s Sporting Goods

Deposit and Disbursement Accounts

Bank		Bank Contact	Address

Accounts under Dick’s Sporting Goods:

Wachovia		Bill Garver	2240 Butler Pike
Master Disb.	Disbursement	610-941-7013	PA5406
Operating	Disbursement		Plymouth Meeting, PA 19462
Payroll	Disbursement
Cash Concentration	Cash Concentration

Store Depository	Depository
Credit Cards	Cash Concentration
Store Depository	Depository
Overnight Sweep	Investment
Evergreen Investment	Investment

Key		Ana Simulj	127 Public Square
Depository	Depository	216-689-4934	Cleveland OH 44114

National City		Victor Capozzolo	20 Stanwix St.
Depository -MI/IL	Depository	412-644-8313	Pittsburgh, Pa 15222
Depository - IN	Depository
Depository - KY	Depository
Depository - OH	Depository
Depository - PA	Depository
Worker’s Comp-OH	Disbursement
Preferred Investments	Investment
Treasuries	Investment

Fleet		Jim Dore
Depository	Depository	Relationship Mgr	111 West Minster St.
		617-434-4184	Providence, RI 02903
Paul DeSalvo
617-434-5170

Bank One, WV		Marjorie Richards	707 Virginia St.
Depository	Depository	1-800-950-6285	PO Box 1113
Charleston WV 25324

Bank One, Wi		Deanne Strasser	200 West College Ave
Depository	Depository	920-735-1502	Appleton, WI 54911

Bank of America		Kevin Reichmuth	M08-060-12-10
Depository	Depository	816-979-7008	PO Box 419038
Investments	Investment		Kansas City, MO 64183

BSB		Lara Hurely-Wood	5868 Exchange St.
Depository	Depository	607-779-3566	PO Box 1056
Binghamton NY 13902

Colonial Bank		Karen Pearce	305 Church St.
Depository	Depository	256-551-4799	Huntsville, AL 35807

UMB Bank		Alex Goodpaster	1010 Grand Blvd

Depository	Depository	816-860-3780	Kansas City, MO 64141-6226

M & T Bank		Brenda Clapper	301 West Plank Rd. 2nd floor
Depository	Depository	814-946-6879	Altoona, Pa 16602

Citizens		Debbie Trush	525 William Penn Place, Suite 2915
Depository	Depository	412-867-2353	Pittsburgh, PA 15219
Investment acct/Repo/Sweep	Investment
Money Market	Investment

HSBC		Claudia Quinn	120 Washington St.
Depository	Depository	315-785-3445	Watertown, NY 13601

Merrill Lynch		Jennifer Nowak	1375 East 9th St.
Money Market	Investment	216-363-6580	Cleveland, OH 44114

Account under DSG of Virginia, LLC:

Wachovia
DSG of Virginia	Disbursement	Bill Garver	2240 Butler Pike
		610-941-7013	PA5406
Plymouth Meeting, PA 19462

Account under Diamondback Co:

National City Bank
Diamondback Co.	Disbursement	Victor Capozzolo	20 Stanwix St.
		412-644-8313	Pittsburgh, Pa 15222

Galyan’s Entities

Store Bank Account Information

(as of 6/21/04)

Store #	Store Name	Bank Name	Master Account (1)		Contact Name	Contact #

8	Leawood	National City Bank - IL	Blocked	Depository	Doug Allen	317-267-7198

12	Schaumburg	National City Bank - IL	Blocked	Depository	Doug Allen	317-267-7198

15	Lombard	National City Bank - IL	Blocked	Depository	Doug Allen	317-267-7198

37	Village Crossing	National City Bank - IL	Blocked	Depository	Doug Allen	317-267-7198

42	Village Green (Geneva)	National City Bank - IL	Blocked	Depository	Doug Allen	317-267-7198

43	Peoria	National City Bank - IL	Blocked	Depository	Doug Allen	317-267-7198

52	West County	National City Bank - IL	Blocked	Depository	Doug Allen	317-267-7198

54	Orland Park	National City Bank - IL	Blocked	Depository	Doug Allen	317-267-7198

56	The Glen	National City Bank - IL	Blocked	Depository	Doug Allen	317-267-7198

76	Algonquin Commons (Algonquin)	National City Bank - IL	Blocked	Depository	Doug Allen	317-267-7198

1	Plainfield	National City Bank - IN	Blocked	Depository	Doug Allen	317-267-7198

4	Pike Plaza	National City Bank - IN	Blocked	Depository	Doug Allen	317-267-7198

6	Carmel	National City Bank - IN	Blocked	Depository	Doug Allen	317-267-7198

16	Castleton Mall	National City Bank - IN	Blocked	Depository	Doug Allen	317-267-7198

60	Galyans Crossing	National City Bank - IN	Blocked	Depository	Doug Allen	317-267-7198

69	Clearance Center	National City Bank - IN	Blocked	Depository	Doug Allen	317-267-7198

75	Traders Pointe (Indianapolis)	National City Bank - IN	Blocked	Depository	Doug Allen	317-267-7198

25	Oxmoor Centre	National City Bank - KY	Blocked	Depository	Doug Allen	317-267-7198

20	Rivertown Crossing	National City Bank - MI	Blocked	Depository	Doug Allen	317-267-7198

32	Fountain Walk	National City Bank - MI	Blocked	Depository	Doug Allen	317-267-7198

38	Meridian Mall	National City Bank - MI	Blocked	Depository	Doug Allen	317-267-7198

5	Dublin	National City Bank - OH	Blocked	Depository	Doug Allen	317-267-7198

10	Easton	National City Bank - OH	Blocked	Depository	Doug Allen	317-267-7198

34	Legacy Village (Cleveland)	National City Bank - OH	Blocked	Depository	Doug Allen	317-267-7198

35	Danvers	National City Bank - OH	Blocked	Depository	Doug Allen	317-267-7198

68	Great Northern (N Olmstead, OH)	National City Bank - OH	Blocked	Depository	Doug Allen	317-267-7198

22	Walden Galleria	National City Bank - PA	Blocked	Depository	Doug Allen	317-267-7198

27	Market Place	National City Bank - PA	Blocked	Depository	Doug Allen	317-267-7198

51	Patton Creek (Hoover, AL)	South Trust	Blocked	Depository	Veronica Morrissette	404-853-5583

13	Fairlakes	Wachovia	Blocked	Depository	Deborah Evans	1-800-590-7868, team 407, ext 89580

14	Washingtonian	Wachovia	Blocked	Depository	Deborah Evans	1-800-590-7868, team 407, ext 89580

17	Town Center	Wachovia	Blocked	Depository	Deborah Evans	1-800-590-7868, team 407, ext 89580

18	Lenox Marketplace	Wachovia	Blocked	Depository	Deborah Evans	1-800-590-7868, team 407, ext 89580

19	Mall Of Georgia	Wachovia	Blocked	Depository	Deborah Evans	1-800-590-7868, team 407, ext 89580

26	Freehold, NJ	Wachovia	Blocked	Depository	Deborah Evans	1-800-590-7868, team 407, ext 89580

47	Stony Point (Richmond)	Wachovia	Blocked	Depository	Deborah Evans	1-800-590-7868, team 407, ext 89580

48	Town Center of Virginia Beach	Wachovia	Blocked	Depository	Deborah Evans	1-800-590-7868, team 407, ext 89580

50	Woodbridge	Wachovia	Blocked	Depository	Deborah Evans	1-800-590-7868, team 407, ext 89580

64	Roosevelt Field	Wachovia	Blocked	Depository	Deborah Evans	1-800-590-7868, team 407, ext 89580

71	SouthPark (Charlotte, NC)	Wachovia	Blocked	Depository	Deborah Evans	1-800-590-7868, team 407, ext 89580

7	Woodbury	Wells Fargo	Blocked	Depository	Julie Martin	612-766-5322

9	Minnetonka	Wells Fargo	Blocked	Depository	Julie Martin	612-766-5322

11	Richfield	Wells Fargo	Blocked	Depository	Julie Martin	612-766-5322

21	Stonebriar Center	Wells Fargo	Blocked	Depository	Julie Martin	612-766-5322

23	Flatiron Crossing	Wells Fargo	Blocked	Depository	Julie Martin	612-766-5322

24	Parks Of Arlington	Wells Fargo	Blocked	Depository	Julie Martin	612-766-5322

29	Gateway	Wells Fargo	121000248	Depository Blocked	Julie Martin	612-766-5322

31	First And Main Town Center	Wells Fargo	121000248	Depository Blocked	Julie Martin	612-766-5322

36	Park Meadows	Wells Fargo	121000248	Depository Blocked	Julie Martin	612-766-5322

40	Galleria At Sunset	Wells Fargo	121000248	Depository Blocked	Julie Martin	612-766-5322

49	Westroads Mall (Omaha)	Wells Fargo	121000248	Depository Blocked	Julie Martin	612-766-5322

65	Greenway (Middleton, WI)	Wells Fargo	121000248	Depository Blocked	Julie Martin	612-766-5322

66	Belmar (Lakewood, CO)	Wells Fargo	121000248	Depository Blocked	Julie Martin	612-766-5322

Galyans Nevada		Wells Fargo		Disbursement	Julie Martin	612-766-5322

Galyans Virginia		Wachovia		Disbursement	Deborah Evans	1-800-590-7868, team 407, ext 89580

(1)  Wells Fargo only

Bank

JP Morgan Chase Bank
Cash Concentration	Cash Concentration	Blocked
General Fund	Disbursement

Schedule 3.24

Fiscal Quarters.

•                  The following sets forth the fiscal quarters of the Loan Parties beginning with the first fiscal quarter ending immediately after the Closing Date of the Credit Agreement and each fiscal quarter thereafter until August 1, 2009:

July 31, 2004
October 30, 2004
January 29, 2005

April 30, 2005
July 30, 2005
October 29, 2005
January 28, 2006

April 29, 2006
July 29, 2006
October 28, 2006
February 3, 2007

May 5, 2007
August 4, 2007
November 3, 2007
February 2, 2008

May 3, 2008
August 2, 2008
November 1, 2008
January 31, 2009

May 2, 2009
August 1, 2009

Schedule 6.2

Investments.

Dick’s Entities

•                  Cross reference share ownership set forth in Schedule 3.11 above.

Galyan’s Entities

None.

Schedule 6.3

Indebtedness.

Dick’s Entities

DICK’S SPORTING GOODS, INC.

LONG TERM/SHORT TERM DEBT

			Jun
DESCRIPTION			04

Subordinated Debt		BALANCE	270,813.49
RJ STACK (father)		CURRENT	140,350.34
Mo payment	13,774.59	LONG TERM	130,463.15
Interest rate	0.12
Last payment due	5/1/2006
Term	20yr

Captial Lease - RJ Stack (father)		BALANCE	2,180,145.97
Mo payment	20,000.00	CURRENT	62,464.85
Nominal Interest rate	0.0825	LONG TERM	2,117,681.12
Effective Interest rate	0.0857
Last payment due	5/1/1921
Term	35yr

Total Related Party Balance			2,450,959.46
Total Current Related Party			202,815.19
Total Long Term Related Party			2,248,144.27

Convertible Notes
Initial Balance	172,500,000.00	BALANCE	172,500,000.00
Interest rate	2.375%	CURRENT
Last payment due	2024	LONG TERM	172,500,000.00

Oracle Licenses		BALANCE	486,294.38
Quarterly payment	72,275.00	CURRENT	272,797.95
Interest rate	1.23%	LONG TERM	213,496.43
Last payment due	1/1/2006
Term	3 yr

New Bldg St Loan		BALANCE	817647.29
Mo payment	6,097.68	CURRENT	41216.42
Interest rate	4.00%	LONG TERM	776,430.87
Last payment due	5/1/2019
Term	20yr

Total Nonrelated Party Balance			173,803,941.67
Total Current Nonrelated Party Debt			314,014.37
Total Long Term Nonrelated Party Debt			173,489,927.30

Total Related, Nonrelated, & Recapitalization Debt			176,254,901.13
Total Current Related & Nonrelated Debt (203500-00056)			516,829.56
Total Long Term Debt (210100-00056)			175,738,071.57

•                  See also Schedule 6.7 for a list of equipment leases, purchase money leasing arrangements and other similar agreements.

Galyan’s Entities

•                  Amended and Restated Credit Agreement with JP Morgan Chase Bank, as Administrative Agent, dated as of April 25, 2003, which shall be paid off with the proceeds of the Loan after the Closing Date.

•                  Building Loan Agreement with KeyBank, National Association as Lender, dated as of May 25, 2001.

Building Loan Agreement with KeyBank, National Association as Lender, dated as of October 29, 1999.

•                  Capital Lease Obligations in the amount of $158,428.82.

•                  Long term financing obligations in the amount of $11,667,988

Schedule 6.4

Affiliate and Employee Transactions.

Dick’s Entities

•                  As disclosed in Dick’s Proxy Statement dated April 26, 2004, and cross-referenced in Schedule 6.3 above, Dick’s owes entities established by the estate of Richard (“Dick”) Stack, its founder and father of Edward W. Stack, a balance of $325,000 as of February 1, 2004. The obligation represents the remaining balance on a $1,251,000 (the largest aggregate amount of indebtedness outstanding under the promissory note) in principal amount loan granted to Dick’s in 1986, payable at an annual interest rate of 12% in monthly installments of approximately $14,000 through May 1, 2006. The loan, which is subordinated to all of Dick’s senior indebtedness, may be prepaid, in whole or in part, at any time without premium or penalty. The loan may be accelerated upon an event of default, including default on any payment on the loan for a period of 15 days after notice, default in the observance of any other covenant, condition or agreement for a period of 30 days, the acceleration of Dick’s other indebtedness or Dick’s inability to pay its debts as it becomes due. At the time the loan was granted to Dick’s, it believed the terms were consistent with the terms that they would have received from an unaffiliated third party in an arms-length transaction.

•                  As disclosed in Dick’s Proxy Statement, dated April 26, 2004, and cross-referenced in Schedule 6.3 above, Dick’s also leases two locations from entities established by Dick Stack’s estate, one of which continues to operate as one of Dick’s stores and the second of which has been subleased to a third party. Our total monthly lease payments for the two locations is $20,000. Dick’s paid $240,000 under these leases in fiscal year 2003. The amount Dick’s is paying per square foot under these leases is comparable to the amounts Dick’s agreed to pay to unaffiliated third parties for other new leases that were entered into around the same time period.

•                  From time to time the Loan Parties enter into transactions with Affiliates, none of which exceed $60,000 or more in the aggregate in any one year, except as may otherwise be disclosed in the Borrower’s SEC filings.

Galyan’s Entities

•                  See Sections 4.1.1 and 4.1.3 to the Company Disclosure Letter attached hereto.

Schedule 6.7

Liens(2),(3)

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Partial Assignment to Citizens Leasing Corporation	Delaware Secretary of State	31340721 5/27/03 Partial Assignment to Citizens: 1/2/04 [Seven page list of specific equipment]	All equipment now owned or hereafter acquired wherever located under Master Lease No. 99122 dated June 18, 1999.

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc.	Delaware Secretary of State	31340812 5/27/03	All equipment now owned or hereafter acquired wherever located under Master Lease No. 99122 dated June 18, 1999.

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc.	Delaware Secretary of State	31340846 5/27/03	All equipment now owned or hereafter acquired wherever located under Master Lease No. 99122 dated June 18, 1999.

(2)  The Liens set forth in this Schedule 6.7, together with other liens of record properly secures the various leases, purchase money liens and other agreements referred to in this Schedule constituted Permitted Liens.

(3)  Liens against a Galyan Entity naming the Chase Manhattan Bank (or assignee) as secured party in connection with the Existing Credit Agreement will be promptly terminated of record following the payoff of the obligation thereunder.

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc.	Delaware Secretary of State	31340903 5/27/03	All equipment now owned or hereafter acquired wherever located under Master Lease No. 99122 dated June 18, 1999.

Dick’s Sporting Goods, Inc.	U.S. Bancorp Oliver-Allen Technology Leasing	Delaware Secretary of State	31727950 7/8/03 Amendment to add collateral: 11/19/03 [5 page list]

All equipment and other personal property and all modifications and additions thereto and replacements and substitutions therefor, in whole or in part, now or hereafter covered by the certain Equipment Schedule No. 5 to the Master Lease dated 4/18/01, including but not limited to computer equipment.

Dick’s Sporting Goods, Inc.	IBM Credit LLC	Delaware Secretary of State	32095696 7/29/03	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located.

Dick’s Sporting Goods, Inc.	LaSalle National Leasing Corporation	Delaware – U.S. District Court	41651183 6/15/04

(a) The retail fixtures, furniture and equipment lease pursuant to that Equipment Schedule Nos. B1 and B2 dated as of June 11, 2004 executed pursuant to Master Lease Agreement dated as of August 1, 2000, together with all related software and general intangibles (b) all subleases, chattel paper, accounts, security deposits and general intangibles relating thereto, and any and all substitutions, replacements or exchanges for any such collateral.

Dick’s Sporting Goods, Inc.	General Electric Capital Corporation	Delaware – New Castle County Prothonotary	41929621 7/7/04	Forklifts, pallet packing equipment and other equipment described in Exhibit A [5 pages]. In lieu of Allegheny County, PA and PA SOS filings (00-1003 and 31271134 both dated 2/11/00)

DSG of Virginia, LLC		Virginia SOS	clear	Other name of interest listed: DSG Construction, Inc.

Galyan’s Nevada, Inc.	The Chase Manhattan Bank, as Collateral Agent	Nevada Secretary of State	0014040 9/20/00 Jurisdiction	All assets

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments

reports that this was terminated on 5/8/01. The termination has been purged from the records and a copy is not available.

Galyan’s Nevada, Inc.	JP Morgan Chase Bank formerly The Chase Manhattan Bank, as Collateral Agent(4)	Nevada Secretary of State	0106794 5/8/01 Amendment to restate collateral: 4/29/03

Accounts Receivable, Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property; any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

Galyan’s of Virginia, Inc.	JPMorgan Chase Bank, as Collateral Agent(4)	Virginia Secretary of State	030210 7215-3 2/10/03 Amendment to restate collateral: 4/30/03

Accounts Receivable, Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property;

(4) To be paid off with the proceeds of the Loan after the Closing Date.

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments

any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

Galyan’s Trading Company, Inc.	JP Morgan Chase Bank formerly The Chase Manhattan Bank, as Collateral Agent(4)	Colorado Secretary of State	20012036290 5/8/01 Amendment to restate collateral: 4/30/03

Accounts Receivable, Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property; any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

Galyan’s Trading Company, Inc.	The Chase Manhattan Bank, as Collateral Agent	Georgia Cooperative Authority - Cobb County Clerk of Superior Court

033-1999-015305

9/8/99

Termination:  5/8/01

Continuation: 4/13/04

This continuation references the original file number above but Debtor is CP Gal Kennesaw, LLC and Secured Party is Lasalle Bank, National Association as trustee for registered holders of

All now owned or hereafter acquired Accounts Receivable, Documents, Instruments, General Intangibles, Chattel Paper, Investment Property, Cash and Cash Accounts, Goods, Equipment and Inventory and Products and Proceeds thereof as described on Annex I.

Annex I not attached.

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments

GMAC Commercial Mortgage Securities, Inc. Mortgage Pass- Through Certificates, Series 2000-C1

Galyan’s Trading Company, Inc.	JP Morgan Chase Bank formerly The Chase Manhattan Bank, as Collateral Agent(4)	Georgia Cooperative Authority - Cobb County Clerk of Superior Court	033-2001-05770 5/8/01 Amendment to restate collateral: 5/1/03

Accounts Receivable, Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property; any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

Galyan’s Trading Company, Inc.	JP Morgan Chase Bank formerly The Chase Manhattan Bank, as Collateral Agent(4)	Georgia Cooperative Authority – Fulton County Clerk of Superior Court	060-2001-08725 5/8/01 Amendment to restate collateral: 4/30/03

Accounts Receivable, Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property; any letters of credit issued for the benefit of Debtor securing obligations of landlords under

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments

written leases of real property; Fixtures and Equipment.

Galyan’s Trading Company, Inc.	JP Morgan Chase Bank formerly The Chase Manhattan Bank, as Collateral Agent(4)	Georgia Cooperative Authority – Gwinnett County	067-2001-005059 5/8/01 Amendment to restate collateral: 5/1/03

Accounts Receivable, Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property; any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

Galyan’s Trading Company, Inc.	JP Morgan Chase Bank formerly The Chase Manhattan Bank, as Collateral Agent(4)	Illinois Secretary of State	4382659 5/8/01 Amendment to restate collateral: 4/30/03

Accounts Receivable, Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property; any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

Galyan’s Trading Company, Inc.	JPMorgan Chase Bank, as Collateral Agent f/k/a The Chase	Indiana Secretary of State	200100002178011 5/8/01	Accounts Receivable, Documents, instruments, General Intangibles, Inventory, deposit accounts,

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments

	Manhattan Bank, as Collateral Agent(4)		Amendment to restate collateral: 4/30/03

Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property; any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

Galyan’s Trading Company, Inc.	JPMorgan Chase Bank, as Collateral Agent(4)	Indiana Secretary of State	200300004073837 4/30/03

Accounts Receivable, Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property; any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

In lieu of filings in Monroe and Erie counties, NY, CO SOS, Georgia (Cobb, Gwinnett and Fulton counties), IL SOS, MD SOS, MN SOS, MI SOS, KS SOS, NY SOS, OH SOS, Franklin County, OH, TX SOS, VA SOS, Fairfax and Loudoun

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments

counties, VA , KY SOS, NV SOS and UT SOS.

Galyan’s Trading Company Inc.	CitiCapital Commercial Leasing Corporation	Indiana Secretary of State	200300005782320 6/18/03	One capacity yard tractor with all attachments, accessories etc. and proceeds thereof.

Galyan’s Trading Company, Inc.	Applied Financial, LLC	Indiana Secretary of State	200400001980296 3/3/04	All personal property described in lease Schedule No 002 dated February 27, 2004 to Master Lease Agreement No. AF10405, including but not limited to office furniture.

Galyan’s Trading Company, Inc.	Wells Fargo Bank, N.A.	Indiana Secretary of State	200400001980307 3/3/04 Debtor Name Amendment: 4/6/04 Assignment: 4/9/04 – From Applied Financial, LLC to Wells Fargo Bank, N.A.	All personal property described in lease Schedule No 001 dated February 27, 2004 to Master Lease Agreement No. AF10405, including but not limited to office furniture and commercial fitness equipment.

Galyan’s Trading Company, Inc.	Republic Bank	Indiana Secretary of State	200400001980529 3/3/04	All personal property described in lease Schedule No 003 dated February 27, 2004 to Master Lease Agreement No. AF10405, including but not limited to computer storage equipment.

Galyan’s Trading Company, Inc.	JPMorgan Chase Bank, as Collateral Agent(4)	Indiana Secretary of State	200400002578503 3/16/04	All Debtor’s right, title and interest in and to the fee simple title in land located in Hendricks County, IN including Fixtures, Improvements, Accessories.

Galyan’s Trading Company, Inc.	Republic Bank, Inc.	Indiana Secretary of State	200400003205298 4/6/04	All personal property described in lease Schedule No 002 dated February 27, 2004 to Master Lease Agreement No. AF10405, including but not limited to computer storage equipment.

Galyan’s	JP Morgan	Kansas	4717161	Accounts Receivable,

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments

Trading Company, Inc.	Chase Bank formerly The Chase Manhattan Bank, as Collateral Agent(4)	Secretary of State	5/10/01 Amendment to restate collateral: 4/30/03

Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property; any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

Galyan’s Trading Company, Inc.	JP Morgan Chase Bank formerly The Chase Manhattan Bank, as Collateral Agent(4)	Kentucky Secretary of State	2001-1607779-00 5/8/01 Amendment to restate collateral: 4/30/03

Accounts Receivable, Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property; any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

Galyan’s Trading Company, Inc.	JP Morgan Chase Bank formerly The Chase Manhattan Bank, as	Maryland Department of Assessment and Taxation	181083141 5/10/01 Amendment to restate collateral: 5/1/03	Accounts Receivable, Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit,

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments

Collateral Agent(4)

letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property; any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

Galyan’s Trading Company, Inc.	JP Morgan Chase Bank formerly The Chase Manhattan Bank, as Collateral Agent(4)	Michigan Department of State	24417C 5/8/01 Amendment to restate collateral: 4/30/03

Accounts Receivable, Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property; any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

Galyan’s Trading Company, Inc.	JP Morgan Chase Bank formerly The Chase Manhattan Bank, as Collateral Agent(4)	Minnesota Secretary of State	2321444 5/8/01 Amendment to restate collateral: 4/30/03

Accounts Receivable, Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments

Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property; any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

Galyan’s Trading Company, Inc.	JP Morgan Chase Bank formerly The Chase Manhattan Bank, as Collateral Agent(4)	New York Secretary of State	089613 5/8/01 Amendment to restate collateral: 4/30/03

Accounts Receivable, Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property; any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

Galyan’s Trading Company, Inc.	JP Morgan Chase Bank formerly The Chase Manhattan Bank, as Collateral Agent(4)	Ohio Secretary of State	AP335506 5/8/01 Amendment to restate collateral: 4/30/03

Accounts Receivable, Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property;

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

Galyan’s Trading Company, Inc.	JP Morgan Chase Bank formerly The Chase Manhattan Bank, as Collateral Agent(4)	Texas Secretary of State	01-085662 5/8/01 Amendment to restate collateral: 4/30/03

Accounts Receivable, Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property; any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

Galyan’s Trading Company, Inc.	JP Morgan Chase Bank formerly The Chase Manhattan Bank, as Collateral Agent(4)	Utah — Department of Commerce	01-714694 5/8/01 Amendment to restate collateral: 4/30/03

Accounts Receivable, Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property; any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

Galyan’s	JP Morgan	Virginia State	010508 7808	Accounts Receivable,

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
Trading Company, Inc.	Chase Bank formerly The Chase Manhattan Bank, as Collateral Agent(4)	Corporation Commission	5/8/01 Amendment to restate collateral: 4/30/03

Documents, instruments, General Intangibles, Inventory, deposit accounts, Investment Property, money, chattel paper, letters of credit, letter of credit rights and Proceeds excluding any Investment Property constituting any Equity Interest in any Foreign Subsidiary; amounts owed to Debtor from its landlords attributable to buildout allowances provided for under written leases of real property; any letters of credit issued for the benefit of Debtor securing obligations of landlords under written leases of real property; Fixtures and Equipment.

Galyan’s Trading Company, Inc.	KeyBank, National Association as Lender	NY		With respect to the Building Loan Agreements of 1999 and 2001.

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Partial Assignment: Pullman Bank and Trust Company Partial Assignment: Pullman Bank and Trust Company	DE SOS	21616055 5/31/02 Partial Assignment of Collateral to Pullman Bank and Trust Company 12/18/02 Full Assignment of Collateral to Pullman Bank and Trust Company 12/23/02

All equipment including but not limited to furniture and fixtures (collateral) now owned or hereafter acquired wherever located under Master Lease No. 99122 dated June 18, 1999 between First American Commercial Bancorp, Inc. (Lessor) and Dick’s Sporting Goods, Inc. (Lessee).

Partial Assignment of Collateral to Pullman Bank: See Exhibit A for list of specific equipment.

Full Assignment of Collateral to Pullman Bank (attachment indicates it is a partial assignment): See Exhibit A for list of specific equipment.

Dick’s Sporting Goods, Inc.	U.S. Bancorp Equipment Finance, Inc.	DE SOS	21683709 7/10/02	Various items of Furniture, fixtures, and Equipment, whether now owned or hereafter arising, financed by

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
U.S. Bancorp Equipment Finance, Inc., including but not limited to: Gondolas, Security Systems, Banners, Trash Compactors, Phone Systems, and all proceeds thereto (including insurance proceeds).

Dick’s Sporting Goods, Inc.	First National Bank	DE SOS	21696057 6/10/02

All equipment and other personal property owned by that certain Master Lease Agreement No. MLA-1221, between Debtor and Lessee and Trimarc Financial, Inc., as Lessor dated as of 6/5/02, and Lease Schedules 1 and 3, thereto as more fully described on the attached Exhibit A o Lease Schedule 1 and Exhibit A to Lease Schedule 2.

Dick’s Sporting Goods, Inc.	IBM Credit Corporation	DE SOS	21823115 6/27/02

All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on the IBM Credit Supplement(s) # 076299): IBM Equipment Type 7208 7210 7852 9406.

Precautionary filing.

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Partial Assignment: Citizens Leasing Corporation	DE SOS	22993511 11/15/02 Partial Assignment to Citizens Leasing Corporation (7 page list of equipment): 1/2/04

All equipment including but not limited to furniture and fixtures (collateral) now owned or hereafter acquired wherever located under Master Lease No. 99122 between First American Commercial Bancorp, Inc. (Lessor) and Dick’s Sporting Goods, Inc. (Lessee).

Dick’s Sporting Goods, Inc.	Canal Air, LLC	DE SOS	30009517 1/2/03	2002 Gulfstream IVSP with 2 Rolls Royce TAY engines, radio master system, satellite communications system. See UCC for exact description. True Lease.

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
Dick’s Sporting Goods, Inc.	IBM Credit LLC	DE SOS	31106999 4/29/03

All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on the IBM Credit Supplement(s) # 169341): IBM Equipment Type 7038.

Precautionary filing.

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Assignee: Sovereign Bank	IL SOS	4301414 FS 11/27/00	Equipment.

Dick’s Sporting Goods, Inc.	LaSalle National Leasing Corporation	IL SOS	4318315 1/2/01	Equipment.

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	IN SOS	2344242 8/31/00

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof consisting of five (5) pages together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	IN SOS	2359574 11/17/02

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof consisting of six (6) pages together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including,

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Assignee: Sovereign Bank	IN SOS	2361601 12/1/00	Equipment

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Assignee: Sovereign Bank	KS SOS	4211868 11/29/00	Equipment

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Assignee: TCF Leasing, Inc.	KS SOS	4223673 12/14/00	Equipment

Dick’s Sporting Goods, Inc.	LaSalle National Leasing Corporation	KS SOS	4301396 1/2/01	Equipment

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	KY SOS	1602648 1/5/00

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof consisting of five (5) pages together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	General Electric Capital Business Asset Funding Corporation	KY SOS	156139 9/3/98 Collateral Amendment to more specifically list pieces of	New Retail Store Furniture, Fixtures, and Equipment (including POS Equipment), together with all accessions, attachments and additions thereto and replacements and substitutions thereof. (12

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
			equipment and Secured Party Name Change Amendment from Metlife Capital to General Electric Capital Business Asset Funding Corporation: 5/12/99 Debtor Name Change Amendment: 1/11/00	page list of equipment).

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Finance, Inc.	MI SOS	D573536 10/5/99

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	LaSalle National Leasing Corporation	MO SOS	4119433 1/2/01	Equipment Lease Agreement — cannot read attachment listing equipment.

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Assignee: Sovereign Bank	MO SOS	4109360 11/28/00	Equipment

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	NJ DOT	1934156 10/12/99

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy. (12 page attachment re equipment)

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	NJ DOT	2006257 11/2/00	See Schedule A attached hereto and made a part hereof. Equipment — office

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
furniture, tools etc.

Dick’s Clothing and Sporting Goods	BSB Bank & Trust Company	NY SOS	090212 4/18/02

This financing statement is being filed as an in lieu of original statement filed in Monroe County on 10/30/87, instrument # 8711427.

No collateral description. This was in lieued to NY but DSG is a DE company.

Dick’s Sporting Goods, Inc.	General Electric Capital Business Asset Funding Corporation	NY SOS	273177 12/30/98 Collateral Amendment to more specifically list pieces of equipment: 6/17/99 Debtor Name Change Amendment: 1/11/00

New Retail Store Furniture, Fixtures, and Equipment (including POS Equipment), together with all accessions, attachments and additions thereto and replacements and substitutions thereof. (12 page list of equipment).

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Assignee: TCF Leasing, Inc.	NY SOS	230409 11/30/00	Equipment.

Dick’s Sporting Goods, Inc.	LaSalle National Leasing Corporation	NY SOS	001699 1/3/01	Equipment

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	NC SOS	20000113883 11/17/00

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof consisting of six (6) pages together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Assignee: Sovereign Bank	NC SOS	20000115917 11/27/00	Equipment

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	NC SOS	20000065034 6/27/00

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	NC SOS	19990096037 10/4/99

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Clothing and Sporting Goods, Inc.	Winthrop Resources Corporation	OH SOS	AP0061619 6/16/98

True Lease. Equipment re Lease Agreement No. DI050595 or Lease Schedule No. 004 or Schedule A attached hereto.

(No Schedule A attached). This was in lieued to DE under financing statement number 11050991 dated 8/29/01.

Dick’s Clothing and Sporting Goods, Inc.	Winthrop Resources Corporation Assignee:	OH SOS	AP0066431 7/6/98	True Lease. Equipment re Lease Agreement No. DI050595 or Lease Schedule No. 004 or Schedule A attached hereto.

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
Community First Financial, Inc.

Dick’s Sporting Goods, Inc.	General Electric Capital Business Asset Funding Corporation	OH SOS

AP0077970

8/24/98

Collateral Amendment to more specifically list pieces of equipment and Secured Party Name Change Amendment from Metlife Capital to General Electric Capital Business Asset Funding Corporation: 5/12/99

Debtor Name Change Amendment: 1/11/00

New Retail Store Furniture, Fixtures, Equipment and POS Equipment, together with all accessions, attachments and additions thereto and replacements and substitutions thereof.

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	OH SOS	AP0205942 1/5/00

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof consisting of five (5) pages together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	OH SOS	AP0251325 6/27/00

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	OH SOS	AP293430 11/16/00

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof consisting of six (6) pages together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Assignee: Sovereign Bank	OH SOS	AP297246 11/29/00	Equipment.

Dick’s Sporting Goods, Inc.	General Electric Capital Business Asset Funding Corporation	OH — Summit County	21027434 2/1/99 Collateral Amendment to more specifically list pieces of equipment: 5/27/99 Debtor Name Change Amendment: 1/11/00	New Retail Store Furniture, Fixtures, Equipment (including POS Equipment), together with all accessions, attachments and additions thereto and replacements and substitutions thereof.

Dick’s Sporting Goods, Inc.	General Electric Capital Business Asset Funding Corporation	OH — Summit County	21028433 3/2/99 Collateral Amendment to more specifically list pieces of equipment: 5/27/99 Debtor Name

New Retail Store Furniture, Fixtures, Equipment (including POS Equipment), together with all accessions, attachments and additions thereto and replacements and substitutions thereof. The goods are to become fixtures on the real estate described on the attached Exhibit A. — One story building on

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
			Change Amendment: 1/11/00	Bucholzer Boulevard, Cuyahoga Falls, Ohio.

Dick’s Clothing and Sporting Goods, Inc.	Winthrop Resources Corporation	PA SOS	29120768 7/6/98	Lease Agreement DI050595 Lease Schedule # 004. Specific Equipment listed on Schedule A.

Dick’s Clothing & Sporting Goods, Inc.	Maxus Leasing Group, Inc. Assignment: Charter One Bank	PA SOS	29300220 8/20/98 Amendment to add collateral: 11/6/98 Assigned to Charter One Bank: 12/7/98	All equipment, accessories and attachments as per Exhibit A attached hereto and made a part hereof. Maxus Lease No. 1152-002. Amendment to add collateral: 1 SSA Disc Subsytem.

Dick’s Clothing & Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Assignee: Community First Financial, Inc.	PA SOS	30401622 6/23/99	Leased property & equipment (collateral), as shown on Exhibit A attached hereto and made a part thereof. Equipment Lease No. 99122-1.

Dick’s Sporting Goods, Inc.	Redevelopment Authority of Allegheny County	PA SOS	30641777 8/23/99 Debtor Name Change Amendment: 9/25/00	All Tenant finishes located at the Corporate Headquarters in RIDC West Industrial Park, Findlay Township, Pennsylvania.

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	PA SOS	31140162 1/5/00 Release of certain equipment (30 pages): 4/21/00

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof consisting of five (5) pages together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting	The CIT Group/ Equipment	PA SOS	31140166 1/5/00	Various new equipment including racking, fixtures,

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
Goods, Inc.	Financing, Inc.		Release of certain equipment (30 pages): 5/15/00

phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof consisting of five (5) pages together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	Banc One Leasing Corporation	PA SOS	31150284 1/7/00	All Property described in invoices described on Schedule A-1.

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Assignee: Pullman Bank & Trust Company	PA SOS	31260441 2/8/00	Equipment.

Dick’s Sporting Goods, Inc.	Mellon US Leasing, a Division of Mellon leasing Corporation Assignee: General Electric Capital Corporation	PA SOS	31271134 2/11/00	Forklifts, pallet packing equipment, and other equipment as described ob the attached Exhibit A to Equipment Schedule dated as of 12/27/99.

Dick’s Sporting Goods, Inc.	Banc One Leasing Corporation	PA SOS	31440270 3/27/00	All Property described in invoices described on Schedule A-1.

Dick’s Sporting Goods, Inc.	KeyCorp Leasing	PA SOS	31541792 4/26/00	Equipment

Dick’s Sporting Goods, Inc.	KeyCorp Leasing	PA SOS	31541794 4/26/00	Equipment

Dick’s Sporting Goods, Inc.	KeyCorp Leasing	PA SOS	31541796 4/26/00	Equipment

Dick’s Sporting Goods Omc	KeyCorp Leasing	PA SOS	31551456 4/27/00	Equipment

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
(?)

Dick’s Sporting Goods, Inc.	KeyCorp Leasing	PA SOS	31551458 4/27/00	Equipment

Dick’s Sporting Goods, Inc.	Mellon US Leasing, a Division of Mellon Leasing Corporation	PA SOS	31570621 5/1/00	See attached Exhibit A and Equip. Schedule C of A Signs and Assorted Parts attached hereto together with all accessions and attachments thereto. [This makes no sense but it is word for word]

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	PA SOS	31790370 6/27/00

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	PA SOS	33060291 9/14/00	See Schedule A attached hereto and made a part hereof. Equipment.

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	PA SOS	33310469 11/17/00

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof consisting of six (6) pages together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Assignee:	PA SOS	33331707 11/28/00	Equipment.

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
Sovereign Bank

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Assignee: TCF Leasing, Inc.	PA SOS	33341241 11/30/00	Equipment.

Dick’s Sporting Goods, Inc.	LaSalle National Leasing Corporation	PA SOS	33451600 1/2/01	Equipment.

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	PA SOS	34280580 8/29/01

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	PA SOS	34451179 10/12/01

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof consisting of two (2) pages together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	PA SOS	34521704 10/29/01

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof consisting of six (6) pages together with all

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	General Electric Capital Business Asset Funding Corporation	PA SOS

29611102

11/20/98

Collateral Amendment to more specifically list pieces of equipment and Secured Party Name Change Amendment from Metlife Capital to General Electric Capital Business Asset Funding Corporation: 5/20/99

Debtor Name Change Amendment: 1/11/00

New Retail Store Furniture, Fixtures, Equipment and POS Equipment, together with all accessions, attachments and additions thereto and replacements and substitutions thereof.  (91 page list of equipment).

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	PA SOS	30790329 10/4/99 Release of certain equipment: 4/21/00 (30 page list)

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Assignee: Pullman Bank & Trust Company	PA SOS	30890983 11/1/99	Equipment.

Dick’s Sporting	KeyCorp Leasing	PA SOS	31120087 12/31/99	Equipment

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
Goods, Inc.

Dick’s Sporting Goods, Inc.	KeyCorp Leasing	PA SOS	31130545 1/4/00	Equipment

Dick’s Sporting Goods, Inc.	General Electric Capital Business Asset Funding Corporation	PA — Philadelphia County

98-4671

8/24/98

Collateral Amendment to more specifically list pieces of equipment and Secured Party Name Change Amendment from Metlife Capital to General Electric Capital Business Asset Funding Corporation: 5/13/99

Debtor Name Change Amendment: 1/12/00

New Retail Store Furniture, Fixtures, Equipment and POS Equipment, together with all accessions, attachments and additions thereto and replacements and substitutions thereof. True Lease

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	SC SOS	000627-095405A 6/27/00

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	TN SOS	101-015452 2/1/01

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof consisting of six (6) pages together with all replacements, additions, accessions and accessories

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	TN SOS	200-041759 11/17/00

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof consisting of six (6) pages together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Assignee: Sovereign Bank	TN SOS	300-062947 12/12/00	Equipment.

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	VA SOS	00 11177098 11/17/00

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof consisting of six (6) pages together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Assignee:	VA SOS	00 11287039 11/28/00	Equipment.

Debtor	Secured Party	Filing Jurisdiction	Filing Number/Date	Comments
Sovereign Bank

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Assignee: TCF Leasing, Inc.	VA SOS	00 11307154 11/30/00	Equipment.

Dick’s Sporting Goods, Inc.	LaSalle National Leasing Corporation	VA SOS	010103 7837 1/3/01	Equipment.

Dick’s Sporting Goods, Inc.	The CIT Group/ Equipment Financing, Inc.	WV SOS	0531968 1/5/00

Various new equipment including racking, fixtures, phone equipment, office furniture and accessories more fully described on Schedule A attached hereto and made a part hereof consisting of five (5) pages together with all replacements, additions, accessions and accessories incorporated therein and/or affixed thereto and all proceeds thereof, including, but not limited to, amounts payable under any insurance policy.

Dick’s Sporting Goods, Inc.	First American Commercial Bancorp, Inc. Assignee: TCF Leasing, Inc.	WI SOS	02013916 11/30/00	Equipment.

Dick’s Sporting Goods, Inc. (Lessee)	LaSalle National Leasing Corporation (Lessor)	WI SOS	02022446 1/2/01

True Lease.  The equipment leased pursuant to that certain Equipment Lease Agreement dated as of the 1st day of August, 2000, between Lessor, as lessor and Lessee, as lessee; more fully described on attached schedules.

Schedule 6.20

“Material Contracts”

The following lists those contracts which as of the Closing Date are required to be filed by Dick’s and Galyan’s with the Securities and Exchange Commission pursuant to Item 601 of Regulation S-K.

Dick’s Entities

•                  Dick’s Sporting Goods, Inc. Amended and Restated Certificate of Incorporation, as amended

•                  Dick’s Sporting Goods, Inc. Amended and Restated Bylaws

•                  Amended and Restated Credit Agreement dated as of July 26, 2000 among Dick’s Sporting Goods, Inc., the Lenders Party thereto and General Electric Capital Corporation, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of May 18, 2001, the Second Amendment to Amended and Restated Credit Agreement dated as of July 2001, the Third Amendment to Amended and Restated Credit Agreement dated as of August 3, 2001, the Fourth Amendment to Amended and Restated Credit Agreement dated as of September 2001, the Fifth Amendment to Amended and Restated Credit Agreement dated as of February 2002, the Sixth Amendment to Amended and Restated Credit Agreement dated as of April 3, 2002, and the Seventh Amendment to Amended and Restated Credit Agreement dated as of July 15, 2002

•                  Eighth Amendment to Amended and Restated Credit Agreement dated as of September 12, 2002

•                  Ninth Amendment to Amended and Restated Credit Agreement dated as of December 15, 2002

•                  Tenth Amendment and Waiver to Amended and Restated Credit Agreement dated as of August 7, 2003.

•                  Eleventh Amendment to Amended and Restated Credit Agreement dated as of January 29, 2004

•                  Twelfth Amendment to Amended and Restated Credit Agreement dated as of February 18, 2004

•                  Indenture dated as of February 18, 2004 between Dick’s Sporting Goods, Inc. and Wachovia Bank, National Association, as Trustee

•                  Registration Rights Agreement among Dick’s Sporting Goods, Inc., Merrill Lynch, Pierce, Fenner Smith Incorporated, Banc of America Securities LLC and UBS Securities LLC dated as of February 18, 2004

•                  Form of Confirmation of OTC Warrant Transaction, Amended and Restated as of February 13, 2004

•                  Dick’s Sporting Goods, Inc. Associate Savings and Retirement Plan

•                  Dick’s Sporting Goods, Inc. 1992 Stock Option Plan

•                  Dick’s Sporting Goods, Inc. 2002 Stock Plan, as amended

•                  Dick’s Sporting Goods, Inc. Employee Stock Purchase Plan

•                  Dick’s Sporting Goods, Inc. (successor in interest to Dick’s Acquisition Corp.) 12% Subordinated Debenture, dated May 1, 1986 issued to Richard J. Stack

•                  Lease Agreement, dated February 4, 1999, as amended for 388,000 square foot distribution center located in Smithton, Pennsylvania

•                  Lease Agreement, dated November 3, 1999, for 75,000 square foot distribution center in Conklin, NY

•                  Form of Agreement entered into between Dick’s Sporting Goods, Inc. and various executive officers, which sets forth form of severance

•                  Form of Option Award entered into between Dick’s Sporting Goods, Inc. and various executive officers, directors and employees

•                  Option Agreement between the Company and William R. Newlin, Chief Administrative Officer and Executive Vice President

•                  2002 Option Agreement between Dick’s Sporting Goods, Inc. and Edward W. Stack

•                  Offer Letter between the Company and William R. Newlin, Chief Administrative Officer and Executive Vice President

•                  Form of Confirmation of OTC Convertible Note Hedge, Amended and Restated as of February 13, 2004

•                  Agreement and Plan of Merger, dated as of June 21, 2004, among Dick’s Sporting Goods, Inc., Diamondbacks Acquisition Inc. and Galyan’s Trading Company, Inc.

•                  Shareholder Tender Agreement, dated as of June 21, 2004, among Dick’s Sporting Goods, Inc., Diamondbacks Acquisition Inc., FS Equity Partners IV, L.P., Limited Brands, Inc. and G Trademark, Inc.

•                  Consent and Waiver to the Amended and Restated Credit Agreement, dated as of June 14, 2004, among Dick’s Sporting Goods, Inc., the Lenders party thereto and General Electric Capital Corporation, as agent for the Lenders.

•                  Second Amended and Restated Credit Agreement dated as of July 28, 2004 among Dick’s Sporting Goods, Inc., the Lenders Party thereto and General Electric Capital Corporation.

•                  After the Closing Date, each other Material Contract required to be filed with the SEC pursuant to Item 601 of Regulation S-K.

Galyan’s Entities

•                  Galyan’s Trading Company, Inc. Second Amended and Restated Articles of Incorporation

•                  Galyan’s Trading Company, Inc. Second Amended and Restated Bylaws

•                  Second Amendment to Stockholders Agreement, dated May 24, 2001, among Galyan’s Trading Company, Inc. and certain shareholders of Galyan’s Trading Company, Inc.

•                  Amendment to Stockholders Agreement, dated August 25, 2001, Galyan’s Trading Company, Inc. and certain shareholders of Galyan’s Trading Company, Inc.

•                  Agreement to be Bound, dated November 29, 1999, by Benchmark Capital Partners IV, L.P.

•                  Amended and Restated Registration Rights Agreement, dated November 12, 1999, among Galyan’s Trading Company, Inc., FS Equity Partners IV, L.P., Limited Brands, Inc. and Benchmark Capital Partners IV, L.P.

•                  Galyan’s Trading Company, Inc. 1999 Stock Option Plan, as amended.

•                  Form of 1999 Stock Option Agreement, as currently in effect.

•                  Galyan’s Trading Company, Inc. 1999 Stock Subscription Agreement, as amended.

•                  Form of 1999 Stock Subscription Agreement, as currently in effect.

•                  Warrant issued to Limited Brands, Inc. to purchase 1,350,000 shares of common stock

•                  Building Loan Agreement, dated October 29, 1999, between Keybank National Association and Galyan’s Trading Company, Inc.

•                  Building Loan Agreement, dated May 25, 2001, between Keybank National Association and Galyan’s Trading Company, Inc.

•                  Credit Agreement, dated as of May 3, 2001, among Galyan’s Trading Company, Inc., as borrower, the lenders party thereto and The Chase Manhattan Bank, as administrative agent.

•                  Lease Agreement, dated August 31, 1999, between CP Gal Plainfield, LLC and Galyan’s Trading Company, Inc.

•                  Amendment No. 1 to First Amendment to Lease Agreement, dated December 21, 2000, between CP Gal Plainfield, LLC and Galyan’s Trading Company, Inc.

•                  Amended and Restated Credit Agreement among Galyan’s Trading Company Inc., and JPMorgan Chase Bank, as administrative agent, for the syndication of participating banks, dated as of April 25, 2003.

•                  Employment Agreement among Galyan’s Trading Company, Inc. and David M. Pritchett as Senior Vice President — Store Operations, dated as of March 28, 2004.

•                  Employment Agreement among Galyan’s Trading Company, Inc. and Galen R. Erickson as Senior Vice President — Logistics, dated as of March 28, 2004.

•                  Employment Agreement among Galyan’s Trading Company, Inc. and Paul C. Wagner as Senior Vice President, Chief Information Officer, dated as of March 28, 2004.

•                  Employment Agreement among Galyan’s Trading Company, Inc. and Edward J. Brett as Senior Vice President — Human Resources, dated as of January 20, 2004.

•                  Employment Agreement among Galyan’s Trading Company, Inc. and Lindsay J. Rice as Senior Vice President, General Merchandise Manager, dated December 12, 2003.

•                  Employment Agreement among Galyan’s Trading Company, Inc. and Jeffrey R. Brown as Senior Vice President, General Merchandise Manager, dated December 12, 2003.

•                  Employment Agreement among Galyan’s Trading Company, Inc. and C. David Zoba as General Counsel, Secretary and Executive Vice President, dated October 1, 2003.

•                  Employment Agreement among Galyan’s Trading Company, Inc. and Edwin J. Holman as President and Chief Operating Officer, dated as of August 29, 2003.

•                  Employment Agreement among Galyan’s Trading Company, Inc. and Richard Leto as President and Chief Merchandising Officer, dated May 1, 2004.

•                  Employment Agreement among Galyan’s Trading Company, Inc. and Robert B. Mang as Chief Executive Officer and Chairman, dated as of July 1, 2003.

•                  Resignation and General Release Agreement with Edward J. Whitehead (formerly Senior Vice President — Marketing), dated as of June 15, 2004.

•                  Resignation and General Release Agreement with Edward S. Wozniak (formerly Senior Vice President and Chief Financial Officer), dated June 15, 2004.

•                  Resignation and General Release Agreement with Robert B. Mang (formerly Chief Executive Officer and Chairman), dated as of March 1, 2004.

•                  Retirement and Consulting Agreement with Charles F. Nelson (formerly Senior Vice President — Culture), dated as of January 31, 2004.

•                  Resignation and General Release Agreement with Joel L. Silverman (formerly President and Chief Operating Officer), effective March 4, 2002.

•                  Employment Agreement with Joel L. Silverman as President and Chief Operating Officer, dated as of October 1, 2000.

•                  Form of 1999 Stock Option Agreement, as amended.

•                  Stock Option Agreement of Edwin J. Holman (pursuant to Galyan’s Trading Company, Inc. 1999 Stock Option Plan, as amended), dated as of March 1, 2004.

•                  Stock Option Agreement of Edwin J. Holman, dated as of March 1, 2004.

•                  Stock Option Agreement of Edwin J. Holman, dated September 3, 2003.

•                  Restricted Stock Agreement for Edwin J. Holman, dated as of March 1, 2004.

•                  Restricted Stock Agreement for Edwin J. Holman, dated as of September 3, 2003.

Schedule 11.8

Authorized Signature.

•                  The following signatures have the ability to bind Dick’s and be deemed to be the act of Dick’s:

Edward W. Stack

William J. Colombo

William R. Newlin

Michael F. Hines

EXHIBIT A-1

to

CREDIT AGREEMENT

FORM OF NOTICE OF REVOLVING CREDIT ADVANCE

[                       , 200  ]

General Electric Capital Corporation,
as Agent for the Lenders
party to the Credit Agreement referred to below
201 Merritt 7
Norwalk, Connecticut 06856

Attention:  Dick’s Account Manager

Ladies and Gentlemen:

The undersigned, DICK’S SPORTING GOODS, INC., a Delaware corporation (“Borrower”), refers to the Second Amended and Restated Credit Agreement, dated as of July 28, 2004 (as amended, modified or supplemented from time to time, the “Credit Agreement”; (the capitalized terms defined therein being used herein as therein defined), among Borrower, the other Loan Parties signatory thereto, the Persons signatory thereto from time to time as Lenders, and General Electric Capital Corporation, as Agent (in such capacity, “Agent”), hereby gives you irrevocable notice pursuant to Section 1.1(c) of the Credit Agreement that the undersigned hereby requests a Revolving Credit Advance under the Credit Agreement, and in that connection sets forth below the information relating to such advance (the “Proposed Borrowing”):

(i)            The Proposed Borrowing is to consist of a $                   Revolving Credit Advance.

(ii)           The Business Day of the Proposed Borrowing is                    , 200  .

(iii)          The Revolving Credit Advance to be made pursuant to the Proposed Borrowing shall be maintained as a [Index Rate Loan] [LIBOR Loan with a LIBOR Period of [one] [two] [three] months].

Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)          all representations and warranties made by any Loan Party contained in the Credit Agreement and the other Loan Documents are and will be true and correct, both before and after giving effect to the Revolving Credit Advance and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement;

(B)           making the Revolving Credit Advance shall not contravene any law applicable to any Borrower or its Subsidiaries or any of the Lenders;

(C)           no Default exists, or would result from such Revolving Credit Advance or from the application of the proceeds thereof; and

(D)          after giving effect to the Proposed Borrowing, the outstanding principal amount of the Revolving Credit Loan shall not exceed the Borrowing Availability.

[SIGNATURE PAGE FOLLOWS]

BORROWER

DICK’S SPORTING GOODS, INC.

By:
Name:
Title:

EXHIBIT A-2
to
CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of July [    ]. 2004 by and among Dick’s Sporting Goods, Inc. (Borrower”), the other Persons named therein as Loan Parties, General Electric Capital Corporation, as Agent On such capacity, “Agent”) and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

Borrower hereby gives irrevocable notice, pursuant to Section 1.1(d) of the Credit Agreement, of its request to:

(a)           on [date] convert $[                  ]of the aggregate outstanding principal amount of the Revolving Credit Loan, bearing interest at the [                   ] Rate, into a(n) [                  ] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [         ] month(s)];

[(b)        on [date] continue $[             ]of the aggregate outstanding principal amount of the [             ] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [one], [two] [three] month(s)].

Borrower hereby represents and wan-ants that all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto; and (ii) reaffirms the continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

IN WITNESS WHEREOF, Borrower has caused this Notice of Conversion/Continuation be executed and delivered by its duly authorized officer as of the date first set forth above.

DICK’S SPORTING GOODS, INC.

By:
Title

EXHIBIT B-1

Dick’s Sporting Goods, Inc.
(Summary Borrowing Base Certificate)

Pursuant to the Second Amended and Restated Credit Agreement dated as of July xx, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Dick’s Sporting Goods, Inc. (the “Borrower”), the lenders party thereto (“Lenders”) and General Electric Capital Corporation, the Borrower hereby certifies to Agent and Lenders that as of the close of business on the date set forth above, the Borrowing Base is computed as set forth below:

($000’s)
Inventory

Availability From Dick’s:
1.	Dick’s Borrowing Base
Availability From Galyan’s:
2A.	Current Amount Outstanding On Galyan’s Intercompany Note
2B.	Amount of Prior Lender Obligations Refinanced On Closing Date With Proceeds Of Galyan’s Intercompany Note
2C.	Galyan’s Borrowing Base
2D.	Galyan’s Availability (Lesser of #2A, #2B and #2C)
2E.	Additional Reduction To Galyan’s Availability
2F.	Total Galyan’s Availability (#2D less #2E)
3.	A. Borrowing Base (#1 plus #2F)
B. Aggregate Revolving Credit Commitment
C. Lesser of 3A or 3B
4.	A. Outstanding Balance of Stand-by Letters of Credit
B. Outstanding Balance of Documentary Letters of Credit
C. Aggregate Outstanding Balance of All Letter of Credit Obligations (#4A plus #4B)
5.	Borrowing Availability (#3C less #4C)
6.	Aggregate Revolving Credit Loan Outstanding
7.	Excess Availability (before past due NP) (#5 less #6)’

This Borrowing Base Certificate is furnished to Agent and Lenders pursuant to Section 1.1(f) of the Credit Agreement and the Borrower acknowledges that Agent and Lenders shall extend Revolving Credit Advances and other financial accommodations in reliance on the information herein contained.  The Borrower represents and warrants to Agent and Lenders that (i) this Borrowing Base Certificate has been prepared in accordance with the provisions of the Credit Agreement; (ii) this Borrowing Base Certificate and the information attached hereto represent an accurate statement of the matters purported to be set forth herein or therein as of the date set forth above; and (iii) no Default has occurred and is continuing.  Capitalized terms used herein without definition have the meanings provided in the Credit Agreement.

Dick’s Clothing & Sporting Goods, Inc.

By:		Or
	Michael F. Hines, CFO		Lee Belitsky, Vice President Controller, Treasurer

Footnotes:  A) If the Merger has not been consummated (i) within 100 days of the Closing Date, Galyan’s Availability shall be reduced to fifty percent (50%) of the amount that would otherwise be calculated pursuant to 2D above, (ii) within 130 days of the Closing Date, Galyan’s Availability shall be reduced to thirty seven and one-half of one percent (37.5%) of the amount that would otherwise be calculated pursuant to 2D above, (iii) within 160 days of the Closing Date, Galyan’s Availability shall be reduced to twenty five percent (25%) of the amount that would otherwise be calculated pursuant to 2D above, (iv) within 190 days of the Closing Date, Galyan’s Availability shall be reduced to twelve and one-half of one percent (12.5%) of the amount that would otherwise be calculated pursuant to 2D above, and (v) within 220 days of the Closing Date, Galyan’s Availability shall be reduced to zero ($0).

Dick’s Sporting Goods, Inc.
(Dick’s Only)

Pursuant to the Second Amended and Restated Credit Agreement dated as of July XX, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Dick’s Sporting Goods, Inc. (the “Borrower), the lenders party thereto (“Lenders”) and General Electric Capital Corporation, the Borrower hereby certifies to Agent and Lenders that as of the close of business on the date set forth above, the Borrowing Base is computed as set forth below:

($000’s) Inventory

1A. Inventory per Balance Sheet @

Less Capitalized Costs:	Account #

Plus:

Plus Reserves:	Account #

1B. Inventory Perpetual/Stock Ledger @ x/x/xx

2A. Less Ineligibles:

(a) Shrink
DC Shrink Accrual
(b) Total Est. Obsolete (includes Retail < Cost)
(c) Damaged/Defective
(d) Claim Consolidation
(e) Absorbed Freight & Discounts
(f) In-Transit Inventory
(g) Display Items/Packing Materials
(h) Other
Total Ineligible Inventory
2B. Plus Eligibles:
(a) Eligible L/C Inventory
2C. Less:
(a) Landed Costs ( % x )

3. Eligible inventory (#1B less #2A plus #2B less #2C)

4A. Total Inventory Availability @ 70% of Cost
4B. Total Inventory Availability @ 85% NOLV (On Page 4)
4C. Total Inventory Availability (Lesser of #4A or #4B)

5. Less: Reserves
(a) Lease Payment Reserve
(b) Frequent Shopper Reserve (50% x xxx)
(c) Layaway Deposits Reserve (100%)
(d) Gift Card Liability Reserve (50% x xxxxx)
(e) Other:
Total Reserves

6. Dick’s Borrowing Base (#4C less #5)

Dick’s Sporting Goods, Inc.
(Galyan’s Only)

Pursuant to the Second Amended and Restated Credit Agreement dated as of July XX, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Dick’s Sporting Goods, Inc. (the “Borrower”), the lenders party thereto (“Lenders”) and General Electric Capital Corporation, the Borrower hereby certifies to Agent and Lenders that as of the close of business on the date set forth above, the Borrowing Base is computed as set forth below:

($000’s) Inventory

1A. Inventory per Balance Sheet @

Less Capitalized Costs:	Account #

Plus:

Plus Reserves:	Account #

1B. Inventory Perpetual/Stock Ledger @

2A. Less Ineligibles:

(a) Shrink
DC Shrink Accrual
(b) Total Est. Obsolete (includes Retail < Cost)
(c) Damaged/Defective
(d) Claim Consolidation
(e) Absorbed Freight & Discounts
(f) In-Transit Inventory
(g) Display Items/Packing Materials
(h) Other
Total Ineligible Inventory
2B. Plus Eligibles:
(a) Eligible L/C Inventory
2C. Less:
(a) Landed Costs (. % x xxx)

3. Eligible inventory (#1B less #2A plus #2B less #2C)

4A. Total Inventory Availability @ 70% of Cost
4B. Total Inventory Availability @ 85% NOLV (On Page 4)
4C. Total Inventory Availability (Lesser of #4A or #4B)

5. Less: Reserves
(a) Lease Payment Reserve
(b) Frequent Shopper Reserve (50% x xxx)
(c) Layaway Deposits Reserve (100%)
(d) Gift Card Liability Reserve (50% x xxx)
(e) Galyan’s Appraisal Reserve
(f) Other:
Total Reserves

6. Galyan’s Borrowing Base (#4C less #5)

(Note:     Calculation Of A Separate Borrowing Base For Galyan’s To Be Discontinued Upon Completion Of A Consolidated Appraisal)

Note:  Use NOLV For Corresponding Period To Calculate Borrowing Base.

Dick’s		Galyan’s
Period	NOLV	Period	NOLV
Jul-04		Jul-04
Aug-04		Aug-04
Sep-04		Sep-04
Oct-04		Oct-04
Nov-04		Nov-04
Dec-04		Dec-04
Jan-05		Jan-05
Feb-05		Feb-05
Mar-05		Mar-05
Apr-05		Apr-05
May-05		May-05
Jun-05		Jun-05

EXHIBIT B-2

Dick’s Sporting Goods, Inc.
(Consolidated Borrowing Base Certificate)

Pursuant to the Second Amended and Restated Credit Agreement dated as of July xx, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Dick’s Sporting Goods, Inc. (the “Borrower”), the lenders party thereto (“Lenders”) and General Electric Capital Corporation, the Borrower hereby certifies to Agent and Lenders that as of the close of business on the date set forth above, the Borrowing Base is computed as set forth below:

($000’s)
Inventory

($000’s) Inventory

1A. Inventory per Balance Sheet @ x/x/xx

Less Capitalized Costs:	Account #

Plus:

Plus Reserves:	Account #

1B. Inventory Perpetual/Stock Ledger @ x/x/xx

2A. Less Ineligibles:

(a) Shrink
DC Shrink Accrual
(b) Total Est. Obsolete (includes Retail < Cost)
(c) Damaged/Defective
(d) Claim Consolidation
(e) Absorbed Freight & Discounts
(f) In-Transit Inventory
(g) Display Items/Packing Materials
(h) Other
Total Ineligible Inventory
2B. Plus Eligibles:
(a) Eligible L/C Inventory
2C. Less:
(a) Landed Costs (xxx% x xxxx)

3. Eligible inventory (#1B less #2A plus #2B less #2C)

4. Total Inventory Availability (sun of Line #4C pages 2 and 3)

5. Less: Reserves
(a) Lease Payment Reserve
(b) Frequent Shopper Reserve (50% x xxx)
(c) Layaway Deposits Reserve (100%)
(d) Gift Card Liability Reserve (50% x xxx)
(e) Galyan’s Appraisal Reserve
(f) Other:
Total Reserves

6. A. Borrowing Base (#4 less #5)
B. Aggregate Revolving Credit Commitment
C. Lesser of #6A or #6B

7. A. Outstanding Balance of Stand-by Letters of Credit
B. Outstanding Balance of Documentary Letters of Credit
C. Aggregate Outstanding Balance of All Letter of Credit Obligations (#4A plus #4B)

8. Borrowing Availability (#6C less #7C)

9. Aggregate Revolving Credit Loan Outstanding

10. Excess Availability (before past due A/P) (#8 less #9)

This Borrowing Base Certificate is furnished to Agent and Lenders pursuant to Section 1.1(f) of the Credit Agreement and the Borrower acknowledges that Agent and Lenders shall extend Revolving Credit Advances and other financial accommodations in reliance on the information herein contained.  The Borrower represents and warrants to Agent and Lenders that (i) this Borrowing Base Certificate has been prepared in accordance with the provisions of the Credit Agreement; (ii) this Borrowing Base Certificate and the information attached hereto represent an accurate statement of the matters purported to be set forth herein or therein as of the date set forth above; and (iii) no Default has occurred and is continuing.  Capitalized terms used herein without definition have the meanings provided in the Credit Agreement.

Dick’s Clothing & Sporting Goods, Inc.

By:		Or
	Michael F. Hines, CFO		Lee Belitsky, Vice President Controller, Treasurer

Dick’s Sporting Goods, Inc.
(Dick’s Only)

Pursuant to the Second Amended and Restated Credit Agreement dated as of July XX, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Dick’s Sporting Goods, Inc. (the “Borrower), the lenders party thereto (“Lenders”) and General Electric Capital Corporation, the Borrower hereby certifies to Agent and Lenders that as of the close of business on the date set forth above, the Borrowing Base is computed as set forth below:

($000’s) Inventory

1A. Inventory per Balance Sheet @ x/x/xx

Less Capitalized Costs:	Account #

Plus:

Plus Reserves:	Account #

1B. Inventory Perpetual/Stock Ledger @ x/x/xx

2A. Less Ineligibles:

(a) Shrink
DC Shrink Accrual
(b) Total Est. Obsolete (includes Retail < Cost)
(c) Damaged/Defective
(d) Claim Consolidation
(e) Absorbed Freight & Discounts
(f) In-Transit Inventory
(g) Display Items/Packing Materials
(h) Other
Total Ineligible Inventory
2B. Plus Eligibles:
(a) Eligible L/C Inventory
2C. Less:
(a) Landed Costs ( % x xxxx)

3. Eligible inventory (#1B less #2A plus #2B less #2C)

4A. Total Inventory Availability @ 70% of Cost
4B. Total Inventory Availability @ 85% NOLV (On Page 4)
4C. Total Inventory Availability (Lesser of #4A or #4B)

5. Less: Reserves
(a) Lease Payment Reserve
(b) Frequent Shopper Reserve (50% x xxx)
(c) Layaway Deposits Reserve (100%)
(d) Gift Card Liability Reserve (50% x xxxx)
(e) Other:
Total Reserves

6. Dick’s Borrowing Base (#4C less #5)

Dick’s Sporting Goods, Inc.
(Galyan’s Only)

Pursuant to the Second Amended and Restated Credit Agreement dated as of July XX, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Dick’s Sporting Goods, Inc. (the “Borrower”), the lenders party thereto (“Lenders”) and General Electric Capital Corporation, the Borrower hereby certifies to Agent and Lenders that as of the close of business on the date set forth above, the Borrowing Base is computed as set forth below:

($000’s) Inventory

1A. Inventory per Balance Sheet @

Less Capitalized Costs:	Account #

Plus:

Plus Reserves:	Account #

1B. Inventory Perpetual/Stock Ledger @

2A. Less Ineligibles:

(a) Shrink
DC Shrink Accrual
(b) Total Est. Obsolete (includes Retail < Cost)
(c) Damaged/Defective
(d) Claim Consolidation
(e) Absorbed Freight & Discounts
(f) In-Transit Inventory
(g) Display Items/Packing Materials
(h) Other
Total Ineligible Inventory
2B. Plus Eligibles:
(a) Eligible L/C Inventory
2C. Less:
(a) Landed Costs (.282% x xxx)

3. Eligible inventory (#1B less #2A plus #2B less #2C)

4A. Total Inventory Availability @ 70% of Cost
4B. Total Inventory Availability @ 85% NOLV (On Page 4)
4C. Total Inventory Availability (Lesser of #4A or #4B)

5. Less: Reserves
(a) Lease Payment Reserve
(b) Frequent Shopper Reserve (50% x xxx)
(c) Layaway Deposits Reserve (100%)
(d) Gift Card Liability Reserve (50% x xxx)
(e) Galyan’s Appraisal Reserve
(f) Other:
Total Reserves

6. Galyan’s Borrowing Base (#4C less #5)

(Note:     Calculation Of A Separate Borrowing Base For Galyan’s To Be Discontinued Upon Completion Of A Consolidated Appraisal)

Note:  Use NOLV For Corresponding Period To Calculate Borrowing Base.

Dick’s		Galyan’s
Period	NOLV	Period	NOLV
Jul-04		Jul-04
Aug-04		Aug-04
Sep-04		Sep-04
Oct-04		Oct-04
Nov-04		Nov-04
Dec-04		Dec-04
Jan-05		Jan-05
Feb-05		Feb-05
Mar-05		Mar-05
Apr-05		Apr-05
May-05		May-05
Jun-05		Jun-05

EXHIBIT C
to
CREDIT AGREEMENT

FORM OF REVOLVING CREDIT NOTE

REVOLVING CREDIT NOTE

New York, New York

$ , ,	July 28, 2004

FOR VALUE RECEIVED, the undersigned, DICK’S SPORTING GOODS, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of                                        (“Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders (“Agent”), at its address at 201 Merritt 7, Norwalk, Connecticut 06856, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                            DOLLARS AND              CENTS ($    ,        ,      ) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned by Lender under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Revolving Credit Note is one of the Revolving Credit Notes issued pursuant to that certain Second Amended and Restated Credit Agreement dated as of July 28, 2004 by and among Borrower, the other Persons named therein as Loan Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Borrower Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Revolving Credit Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lenders to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Revolving Credit Note in respect of the Revolving Credit Advances made by Lender to Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement..

If any payment on this Revolving Credit Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Revolving Credit Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Credit Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

Except as provided in the Credit Agreement, this Revolving Credit Note may not be assigned by Lender to any Person..

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE. THIS REVOLVING CREDIT NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW 5-1401, FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

DICK’S SPORTING GOODS, INC.

By:
Title:

EXHIBIT D-1

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

SECOND AMENDED AND RESTATED SECURITY AGREEMENT (the “Security Agreement”), dated as of July 28, 2004, among DICK’S SPORTING GOODS, INC., a Delaware corporation (“Grantor”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and in its capacity as Agent for Lenders (“Agent”).

WITNESSTH:

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of July 26, 2000 by and among Grantor, Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Existing Credit Agreement”), Lenders agreed to continue to make the Revolving Credit Loan and to incur Letter of Credit Obligations on behalf of Grantor;

WHEREAS, pursuant to the Existing Credit Agreement, Grantor entered into that certain Amended and Restated Security Agreement dated as of April 3, 2002, in favor of Agent and Lenders to secure payment of the Obligations under the Credit Agreement (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Security Agreement”); and

WHEREAS, Borrower, Grantor, Agent and Lenders have agreed to amend and restate the Existing Credit Agreement pursuant to that certain Second Amended and Restated Credit Agreement, dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Grantor, Agent and Lenders have agreed to amend and restate the Existing Security Agreement in the manner, and on the terms and conditions, provided for herein (as so amended and restated and as further amended, restated, supplemented or otherwise modified, the “Security Agreement”);

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Security Agreement as follows:

1.             DEFINED TERMS.

(a)           All capitalized terms used (including in the recitals hereto) but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.  All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

(b)           “Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2.             [Intentionally Omitted].

3.             GRANT OF LIEN.

(a)           To secure the prompt and complete payment, performance and observance of all of the Obligations and to induce Agent and Lenders to continue to make the extensions of credit provided for in the Credit Agreement in accordance with the terms thereof, Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the benefit of Lenders, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

(i)            all Accounts;

(ii)           all Chattel Paper;

(iii)          all Documents;

(iv)          all General Intangibles (including payment intangibles and Software);

(v)           all Goods (including Inventory);

(vi)          all Instruments;

(vii)         all Investment Property;

(viii)        all Deposit Accounts of Grantor, including all Blocked Accounts, Concentration Accounts, Disbursement Accounts, and all other bank accounts and all deposits therein;

(ix)           all money, cash or cash equivalents of Grantor;

(x)            all Supporting Obligations and Letter-of-Credit Rights of Grantor;

(xi)           the commercial tort claims set forth on Schedule A hereto;

(xii)          without limiting the foregoing, all property of Grantor held by Agent or any Lender including, without limitation, all property of every description now or hereafter in the possession or custody of, or in transit to Agent or any Lender for any purpose, including safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power; and

(xiii)         to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(b)           Notwithstanding anything to the contrary contained herein, Agent shall not have any security interest in any Equipment or Fixtures.

4.             AGENT’S AND LENDERS’ RIGHTS: LIMITATIONS ON AGENT’S AND LENDERS’ OBLIGATIONS.

(a)           It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder, except where such failure or failures to so perform and enforce, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect.  Neither Agent nor any Lender shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any Contract or License pursuant hereto.  Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)           Agent may at any time after an Event of Default has occurred and be continuing (or if any rights of set-off (other than set-offs against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to Grantor, notify Account Debtors and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent.  Upon the request of Agent after the occurrence of an Event of Default, Grantor shall so notify Account Debtors and other Persons obligated on Collateral.  Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent’s prior written consent.

(c)           Without limiting the provisions of Section 1.16 of the Credit Agreement, Agent may at any time after the occurrence and during the continuance of an Event of Default, in Agent’s own name, in the name of a nominee of Agent or in the name of Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, payment intangibles,

Instruments or Chattel Paper.  If a Default or Event of Default shall have occurred and be continuing, Grantor, at its own expense, shall or, if a Default or Event of Default shall have occurred, at Agent’s reasonable request, shall cause the independent certified public accountants then engaged by Grantor to, prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent’s request the following reports with respect to Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request.  Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

5.             REPRESENTATIONS AND WARRANTIES.  Grantor represents and warrants that:

(a)           Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances and other than as set forth on Schedule 3.3 to the Credit Agreement.

(b)           No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by Grantor in favor of Agent pursuant to this Security Agreement or the other Loan Documents, and (ii) in connection with any other Permitted Encumbrances.

(c)           This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Agent, for itself and the benefit of Lenders, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code.  Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of Agent and Lenders as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from Grantor (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business).  All action by Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken.

(d)           Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of Grantor.  All action by Grantor necessary or desirable to protect and perfect the Lien of Agent on each item set forth on Schedule II (including the delivery of all originals thereof to Agent and the legending of all Chattel Paper as required by Section 6(b) hereof) has been duly taken.  The Lien of Agent, for the benefit of Agent and Lenders, on the Collateral listed on Schedule II hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from Grantor.

(e)           Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued, Grantor’s state of organization or incorporation, the location of Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III hereto.  Grantor has only one state of incorporation or organization.

(f)            With respect to the Accounts, except as specifically disclosed in the most recent of those certain reports with respect to the Collateral as required to be delivered to Agent pursuant to Annex D of the Credit Agreement (each a “Collateral Report”) (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by Grantor in the ordinary course of its business for prompt payment and disclosed to Agent; (iii) to Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on Grantor’s books and records (other than reserves against Accounts in the ordinary course of business and in accordance with GAAP) and any invoices, statements and Collateral Reports delivered to Agent and Lenders with respect thereto; (iv) Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (v) Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.  Further with respect to the Accounts (x) the amounts shown on all invoices, statements and Collateral Reports which may be delivered to the Agent with respect thereto are actually and absolutely owing to Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the Blocked Accounts or the Agent as required pursuant to the terms of Annex B to the Credit Agreement; and (z) to Grantor’s knowledge, all Account Debtors have the capacity to contract.

(g)           With respect to any Inventory scheduled or listed on the most recent Collateral Report delivered to Agent pursuant to the terms of this Security Agreement or the Credit Agreement, (i) such Inventory is located at one of the Grantor’s locations set forth on Schedule III hereto, as applicable, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Agent’s prior consent, and if Agent gives such consent, Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements, (iii) the Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Agent, for the benefit of Agent and Lenders, and except for Permitted Encumbrances, (iv) except as specifically disclosed in the most recent Collateral Report delivered to Agent, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (vi) except as set forth on Schedule IV, the completion of manufacture, sale or other disposition of such Inventory by Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Grantor is a party or to which such property is subject.

(h)           Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright, except as set forth in Schedule V hereto.  This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of an Intellectual Property Security Agreement/Trademark Security Agreement with the United State Patent and Trademark Office, perfected Liens in favor of Agent on Grantor’s Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from Grantor.  Upon filing of a Intellectual Property Security Agreement/Trademark Security Agreements with the appropriate office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Agent’s Lien on Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.

6.             COVENANTS.  Grantor covenants and agrees with Agent, for the benefit of Agent and Lenders, that from and after the date of this Security Agreement and until the Termination Date:

(a)           Further Assurances: Pledge of Instruments; Chattel Paper.

(i)            At any time and from time to time, upon the written request of Agent and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any License or Contract held by Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

(ii)           Unless Agent shall otherwise consent in writing (which consent may be revoked), Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Loan Party receives the same, but in no case shall Grantor be required to deliver any certificated securities representing investments in Global Sports Inc. permitted by Section 6.2) of the Credit Agreement.

(iii)          Grantor shall, in accordance with the terms of the Credit Agreement, obtain or use commercially reasonable best efforts to obtain waivers or subordinations of Liens from landlords, mortgagees and bailees having possession of Grantor’s Goods.

(iv)          If required by the terms of the Credit Agreement and not waived by Agent in writing (which waiver may be revoked), Grantor shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for Grantor.

(v)           Grantor that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Agent thereof and enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Agent.

(vi)          Grantor shall take all steps necessary to grant the Agent control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(vii)         Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets (other than Equipment and Fixtures) of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor.  Grantor agrees to furnish any such information to the Agent promptly upon request.  Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(viii)        Grantor shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Agent of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Agent, Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

(b)           Maintenance of Records.  Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby.  If Grantor retains possession of any Chattel Paper or Instruments with Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent, for the benefit of Agent and certain Lenders.”

(c)           Covenants Regarding Patent, Trademark and Copyright Collateral.

(i)            Grantor shall notify Agent promptly if it knows or has reason to know that any material application or material registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(ii)           If Grantor, either itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, Grantor shall give Agent prior written notice thereof, and, upon request of Agent, Grantor shall execute and deliver any and Intellectual Property Security Agreements as Agent may request to evidence Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

(iii)          Grantor shall take all actions reasonably necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(iv)          In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, Grantor shall comply with Section 6(a)(viii) of this Security Agreement.  Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

(d)           Indemnification.  In any suit, proceeding or action brought by Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, Grantor will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Agent or any Lender.

(e)           Compliance with Terms of Accounts, etc.  In all material respects and subject to the Credit Agreement, Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(f)            Limitation on Liens on Collateral. Grantor will not create, permit or suffer to exist, and Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Agent and Lenders in and to any of Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(g)           Limitations on Disposition. Grantor will not sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

(h)           Further Identification of Collateral.  Grantor will, if so requested by Agent, furnish to Agent, as often as Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in such detail as Agent may specify.

(i)            Notices.  Grantor will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

(j)            Good Standing Certificates.  Not less frequently than once during each calendar year, Grantor shall, unless Agent shall otherwise consent, provide to Agent a certificate of good standing from its state of incorporation or organization.

(k)           No Reincorporation.  Without limiting the prohibitions on mergers involving the Grantor contained in the Credit Agreement, Grantor shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent.

(l)            Terminations; Amendments Not Authorized.  Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to Grantor’s rights under Section 9-509(d)(2) of the Code.

7.             AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT.

On the Closing Date Grantor shall execute and deliver to Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date.  The powers conferred on Agent, for the benefit of Agent and Lenders, under the Power of Attorney are solely to protect Agent’s interests (for the benefit of Agent and Lenders) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers.  Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent or any Lender shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers.  NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

8.             REMEDIES:  RIGHTS UPON DEFAULT.

(a)           In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Grantor or any other Person notice and opportunity for a hearing on Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk.  Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.  Agent shall have the right to conduct such sales on Grantor’s premises or elsewhere and shall have the right to use Grantor’s premises without charge for such time or times as Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continued, Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and Grantor, whether at Grantor’s premises or elsewhere.  Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent.  Agent shall have no obligation to Grantor to maintain or preserve the rights of Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent.  Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment.  Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to Grantor.  To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction.  Grantor agrees that five (5) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by Agent or any Lender to collect such deficiency.

(b)           Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c)           To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral.  Grantor acknowledges that the purpose of this Section 8(c) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8(c).  Without limitation upon the foregoing, nothing contained in this Section 8(c) shall be construed to grant any rights to Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8(c).

(d)           Neither the Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  Neither the Agent nor the Lenders shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative.  To the extent it may lawfully do so, Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

9.             GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL.  For the purpose of enabling Agent to exercise rights and remedies under Section 8 hereof (including, without limiting the terms of Section 8 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to Agent, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

10.           LIMITATION ON AGENT’S AND LENDERS’ DUTY IN RESPECT OF COLLATERAL.  Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control.  Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

11.           REINSTATEMENT.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

12.           NOTICES.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

13.           SEVERABILITY.  Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.  This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and Grantor with respect to the matters referred to herein and therein.

14.           NO WAIVER; CUMULATIVE REMEDIES.  Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth.  A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and Grantor.

15.           LIMITATION BY LAW.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

16.           TERMINATION OF THIS SECURITY AGREEMENT.  Subject to Section 11 hereof, this Security Agreement shall terminate upon the Termination Date.

17.           SUCCESSORS AND ASSIGNS.  This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor (including any debtor-in-possession on behalf of Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns, in accordance with Section 10 of the Credit Agreement.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein made in accordance with Section 10 of the Credit Agreement shall in any manner impair the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder. Grantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.  Notwithstanding anything to the contrary contained herein, unless an Event of Default has occurred and is continuing, Agent shall from time to time execute and deliver, upon the written request of Grantor, any and all instruments, certificates or other documents, in the form so requested, necessary or appropriate in the judgment of Grantor to permit Grantor to continue to exploit, license, use, enjoy and protect the Patents, Copyrights and Trademarks.

18.           AUTHORITY OF AGENT.  Grantor acknowledges that the rights and responsibilities of Agent under this Agreement with respect to any action taken by Agent or the exercise or non-exercise by Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Agent and Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Agent and Grantor, Agent shall be conclusively presumed to be acting as agent for Lenders with full and valid authority so to act or refrain from acting, and Grantor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

19.           COUNTERPARTS.  This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

20.           GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW

YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTOR, AGENT AND LENDERS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND GRANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT.  GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GRANTOR AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.  THIS SECURITY AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW 5-1401, FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

21.           WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, LENDERS, AND GRANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

22.           SECTION TITLES.  The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

23.           NO STRICT CONSTRUCTION.  The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

24.           ADVICE OF COUNSEL.  Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 19 and Section 20, with its counsel.

25.           BENEFIT OF LENDERS.  All Liens granted or contemplated hereby shall be for the benefit of Agent, individually, and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

26.           EFFECT OF AMENDMENT AND RESTATEMENT.  From and after the date hereof (the “Effective Date”):  (a) the terms and conditions of the Existing Security Agreement shall be amended as set forth herein and, as so amended, shall be restated in its entirety, but only with respect to the rights, duties and obligations among Grantor and the Agent accruing from and after the Effective Date; (b) this Security Agreement shall not in any way release or impair the rights, duties, Obligations or Liens created pursuant to the Existing Security Agreement (and such Liens shall continue without any diminution thereof and shall remain in full force and effect on and after the Effective Date) or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Effective Date, and all of such rights, duties, Obligations and Liens are assumed, ratified and affirmed by Grantor; (c) the execution, delivery and effectiveness of this Security Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or the Agent under the Existing Security Agreement, nor constitute a waiver of any covenant, agreement or obligation under the Existing Security Agreement, except  to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby; and (d) any and all references to the Existing Security Agreement in any Loan Document shall, without further action of the parties, be deemed a reference to the Existing Security Agreement, as amended and restated by this Security Agreement, and as this Security Agreement shall be further amended, restated, supplemented or otherwise modified from time to time.

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

DICK’S SPORTING GOODS, INC.

By:

Name:

Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:

Name:

Title:

SCHEDULE I
to
SECURITY AGREEMENT

FILING JURISDICTIONS

SCHEDULE II
to
SECURITY AGREEMENT

INSTRUMENTS
CHATTEL PAPER
AND
LETTER OF CREDIT RIGHTS

SCHEDULE III

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING GRANTOR’S COLLATERAL

I.                                         Grantor’s official name:

II.                                     Type of entity:

III.                                 Organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued:

IV.                                 State of incorporation or organization of Grantor:

V.                                     Chief Executive Office and principal place of business of Grantor:

VI.                                 Corporate offices of Grantor:

VII.                             Warehouses:

VIII.                         Other premises at which Collateral is stored or located:

IX.                                Locations of records concerning Collateral:

SCHEDULE IV
to
SECURITY AGREEMENT

REQUIRED CONSENTS

SCHEDULE V
to
SECURITY AGREEMENT

PATENTS, TRADEMARKS AND COPYRIGHTS

EXHIBIT A

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by DICK’S SPORTING GOODS, INC., a Delaware corporation (“Grantor”) to GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (hereinafter referred to as “Attorney”), as Agent for the benefit of Agent and Lenders, under that certain Second Amended and Restated Credit Agreement, dated as of July 28, 2004, by and among Grantor, Attorney and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified) and that certain Amended and Restated Security Agreement, dated as of the date hereof, by and among Grantor and Agent (the “Security Agreement”), and other related documents (the “Loan Documents”).  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocable waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney’ s written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney, subject to the provisions of Section 7 of the Security Agreement, the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property; (d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as

Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property; (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without Grantor’s signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature; and (i) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor’s property or assets and Attorney’s Liens thereon, all as fully and effectively as Grantor might do.  Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this                            day of                                             .

DICK’S SPORTING GOODS, INC.

By:
Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this            day of July, 2004,                              who is personally known to me appeared before me in his/her capacity as the                            of Dick’s Sporting Goods, Inc. (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of General Electric Capital Corporation to which this Certificate is attached.

Notary Public

EXHIBIT D-2

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

SECOND AMENDED AND RESTATED SECURITY AGREEMENT (the “Security Agreement”), dated as of July 28, 2004, by and among EACH OF THE GRANTORS SIGNATORY HERETO AND EACH ADDITIONAL PARTY THAT BECOMES A GRANTOR HERETO PURSUANT TO SECTION 26 HEREOF (together with their respective successors and assigns, collectively “Grantors” and each individually “Grantor”),and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and in its capacity as Agent for Lenders (“Agent”).

W I T N E S S T H:

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of July 26, 2000 by and among Dick’s Sporting Goods, Inc., a Delaware corporation (“Borrower”), Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Existing Credit Agreement”), Lenders have agreed to continue to make the Revolving Credit Loan and to incur Letter of Credit Obligations on behalf of Grantors;

WHEREAS, pursuant to the Existing Credit Agreement, American Sports Licensing, Inc. and Agent entered in to that certain Amended and Restated Security Agreement dated as of April 3, 2002 (the “Existing Security Agreement”);

WHEREAS, Borrower, Grantors, Agent and Lenders have agreed to amend and restate the Existing Credit Agreement pursuant to that certain Second Amended and Restated Credit Agreement, dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, Grantors, Agent and Lenders have agreed to amend and restate the Existing Security Agreement in the manner, and on the terms and conditions, provided for herein (as so amended and restated and as further amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, Grantors directly or indirectly benefit from the credit facilities made available to Borrower;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Security Agreement as follows:

1.                                       DEFINED TERMS.

(a)                                  All capitalized terms used (including in the recitals hereto) but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.  All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

(b)                                 “Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2.                                       GRANT OF LIEN.

(a)                                  To secure the prompt and complete payment, performance and observance of all of the Obligations and to induce Agent and Lenders to continue to make the extensions of credit provided for in the Credit Agreement in accordance with the terms thereof, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the benefit of Lenders, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to such Grantor, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which, with respect to all Grantors, being hereinafter collectively referred to as the “Collateral”), including:

(i)                                     all Accounts;

(ii)                                  all Chattel Paper;

(iii)                               all Documents;

(iv)                              all General Intangibles (including payment intangibles and Software);

(v)                                 all Goods (including Inventory);

(vi)                              all Instruments;

(vii)                           all Investment Property;

(viii)                        all Deposit Accounts, including all Blocked Accounts, Concentration Accounts, Disbursement Accounts, and all other bank accounts and all deposits therein;

(ix)                                all money, cash or cash equivalents;

(x)                                   all Supporting Obligations and Letter-of-Credit Rights;

(xi)                                the commercial tort claims set forth on Schedule A hereto;

(xii)                             without limiting the foregoing, all property held by Agent or any Lender including, without limitation, all property of every description now or hereafter in the possession or custody of, or in transit to Agent or any Lender for any purpose, including safekeeping, collection or pledge, for the account, or as to which such Grantor may have any right or power; and

(xiii)                          to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(b)                                 Notwithstanding anything to the contrary contained herein, neither Agent nor any Lender shall have any security interest in (i) any Equipment or Fixtures, and (ii) prior to the consummation of the Merger, any Investment Property consisting of Stock of Galyan’s.

3.                                       AGENT’S AND LENDERS’ RIGHTS: LIMITATIONS ON AGENT’S AND LENDERS’ OBLIGATIONS.

(a)                                  It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder, except where such failure or failures to so perform and enforce, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect.  Neither Agent nor any Lender shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any Contract or License pursuant hereto.  Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)                                 Agent may at any time after an Event of Default has occurred and be continuing (or if any rights of set-off (other than set-offs against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to any Grantor, notify Account Debtors and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent.  Upon the request of Agent after the occurrence of an Event of Default, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral.  Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent’s prior written consent.

(c)                                  Without limiting the provisions of Section 1.16 of the Credit Agreement, Agent may at any time after the occurrence and during the continuance of an Event of Default, in Agent’s own name, in the name of a nominee of Agent or in the name of each applicable Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, payment intangibles, Instruments or Chattel Paper.  If a Default or Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall, or, if a Default or Event of Default shall not have occurred, at the Agent’s reasonable request, cause the independent certified public accountants then engaged by such Grantor to, prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent’s request the following reports with respect to such Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request.  Each Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

4.                                       REPRESENTATIONS AND WARRANTIES.  After giving effect to this Security Agreement, the Grantors executing this Security Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Grantors:

(a)                                  Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances, other than as set forth in Schedule 3.3 to the Credit Agreement.

(b)                                 No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Agent pursuant to this Security Agreement or the other Loan Documents, and (ii) in connection with any other Permitted Encumbrances.

(c)                                  This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Agent, for itself and the benefit of Lenders, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code.  Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of Agent and Lenders as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business).  All action by Grantors necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken.

(d)                                 Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of each Grantor.  All action by any Grantor necessary or desirable to protect and perfect the Lien of Agent on each item set forth on Schedule II (including the delivery of all originals thereof to Agent and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken.  The Lien of Agent, for the benefit of Agent and Lenders, on the Collateral listed on Schedule II hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from any Grantor.

(e)                                  Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the location of each Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III hereto.  Each Grantor has only one state of incorporation or organization.

(f)                                    With respect to the Accounts, except as specifically disclosed in the most recent of those certain reports with respect to Collateral as required to be delivered to Agent pursuant to Annex D of the Credit Agreement (each a “Collateral Report”) (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to Agent; (iii) to each Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on any Grantor’s books and records (other than reserves against Accounts in the ordinary course of business and in accordance with GAAP) and any invoices, statements and Collateral Reports delivered to Agent and Lenders with respect thereto; (iv) no Grantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (v) no Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due.  Further with respect to the Accounts (x) the amounts shown on all invoices, statements and Collateral Reports which may be delivered to the Agent with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the Blocked Accounts or the Agent as required pursuant to the terms of Annex B to the Credit Agreement; and (z) to each Grantor’s knowledge, all Account Debtors have the capacity to contract.

(g)                                 With respect to any Inventory scheduled or listed on the most recent Collateral Report delivered to Agent pursuant to the terms of this Security Agreement or the Credit Agreement, (i) such Inventory is located at one of the applicable Grantor’s locations set forth on Schedule III hereto, as applicable, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Agent’s prior consent, and if Agent gives such consent, each applicable Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements, (iii) the applicable Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Agent, for the benefit of Agent and Lenders, and except for Permitted Encumbrances, (iv) except as specifically disclosed in the most recent Collateral Report delivered to Agent, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (vi) except as set forth on Schedule III, the completion of manufacture, sale or other disposition of such Inventory by Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which the applicable Grantor is a party or to which such property is subject.

(h)                                 No Grantor has any interest in, or title to, any Patent, Trademark or Copyright, except as set forth in Schedule V hereto.  This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of an Intellectual Property Security Agreement/Trademark Security Agreement with the United State Patent and Trademark Office, perfected Liens in favor of Agent on each Grantor’s Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from such Grantor.  Upon filing of a Intellectual Property Security Agreement/Trademark Security Agreements with the appropriate office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Agent’s Lien on each Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.

5.                                       COVENANTS.  Each Grantor covenants and agrees with Agent, for the benefit of Agent and Lenders, that from and after the date of this Security Agreement and until the Termination Date:

(a)                                  Further Assurances: Pledge of Instruments; Chattel Paper.

(i)                                     At any time and from time to time, upon the written request of Agent and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any License or Contract held by such Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

(ii)                                  Unless Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such

Loan Party receives the same, but in no case shall such Grantor be required to deliver any certificated securities representing investments in Global Sports Inc. permitted by Section 6.2 of the Credit Agreement.

(iii)                               Each Grantor shall, in accordance with the terms of the Credit Agreement, obtain or use commercially reasonable best efforts to obtain waivers or subordinations of Liens from landlords, mortgagees and bailees having possession of Grantor’s Goods.

(iv)                              If required by the terms of the Credit Agreement and not waived by Agent in writing (which waiver may be revoked), each Grantor shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for Grantor.

(v)                                 Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Agent thereof and enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Agent.

(vi)                              Each Grantor shall take all steps necessary to grant the Agent control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(vii)                           Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets (other than Equipment and Fixtures) of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor.  Each Grantor agrees to furnish any such information to the Agent promptly upon request.  Each Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(viii)                        Each Grantor shall promptly, and in any event within two (2) Business Days after such Grantor has notice of the acquisition of, notify Agent of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

(b)                                 Maintenance of Records.  Grantors shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  Grantors shall mark their books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby.  If any Grantor retains possession of any Chattel Paper or Instruments with Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent, for the benefit of Agent and certain Lenders.”

(c)                                  Covenants Regarding Patent, Trademark and Copyright Collateral.

(i)                                     Grantors shall notify Agent promptly if they know or have reason to know that any material application or material registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(ii)                                  If any Grantor, either itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, such Grantor shall give Agent prior written notice thereof, and, upon request of Agent, each Grantor shall execute and deliver any and Intellectual Property Security Agreements as Agent may request to evidence Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(iii)                               Grantors shall take all actions reasonably necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(iv)                              In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, each Grantor shall comply with Section 5(a)(viii) of this Security Agreement.  Such Grantor shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

(d)                                 Indemnification.  In any suit, proceeding or action brought by Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Agent or any Lender.

(e)                                  Compliance with Terms of Accounts, etc.  In all material respects and subject to the Credit Agreement, each Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(f)                                    Limitation on Liens on Collateral. No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Agent and Lenders in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(g)                                 Limitations on Disposition.  No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

(h)                                 Further Identification of Collateral.  Grantors will, if so requested by Agent, furnish to Agent, as often as Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in such detail as Agent may specify.

(i)                                     Notices.  Grantors will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

(j)                                     Good Standing Certificates.  Not less frequently than once during each calendar year, each Grantor shall, unless Agent shall otherwise consent, provide to Agent a certificate of good standing from its state of incorporation or organization.

(k)                                  No Reincorporation.  Without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent.

(l)                                     Terminations; Amendments Not Authorized.  Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

6.                                       AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT.

On the Closing Date each Grantor shall execute and deliver to Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date.  The powers conferred on Agent, for the benefit of Agent and Lenders, under the Power of Attorney are solely to protect Agent’s interests (for the benefit of Agent and Lenders) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers.  Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent or any Lender shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers.  NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7.                                       REMEDIES:  RIGHTS UPON DEFAULT.

(a)                                  In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk.  Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.  Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and such Grantor, whether at such Grantor’s premises or elsewhere.  Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent.  Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent.  Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment.  Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to any Grantor.  To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction.  Each Grantor agrees that five (5) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by Agent or any Lender to collect such deficiency.

(b)                                 Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c)                                  To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section 8I is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8I.  Without limitation upon the foregoing, nothing contained in this Section 8I shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8I.

(d)                                 Neither the Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  Neither the Agent nor the Lenders shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8.                                       GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL.  For the purpose of enabling Agent to exercise rights and remedies under Section 8 hereof (including, without limiting the terms of Section 8 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.                                       LIMITATION ON AGENT’S AND LENDERS’ DUTY IN RESPECT OF COLLATERAL.  Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control.  Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10.                                 REINSTATEMENT.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.                                 NOTICES.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement (other than with respect to American Sports Licensing, Inc. (“ASL”)).  Notices to any Grantor (other than ASL) may be made to Borrower and any such notice when delivered to Borrower in accordance with the provisions of the Credit Agreement shall be deemed made on the applicable Grantor.  Any notice, demand, request, consent, approval, declaration or other communication to ASL shall be addressed to it 300 Delaware Avenue, Suite 548, Wilmington, Delaware 19801, Attention: Gordon Stewart, Telecopy No. (302) 652-7211.

12.                                 SEVERABILITY.  Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.  This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and Grantors with respect to the matters referred to herein and therein.

13.                                 NO WAIVER; CUMULATIVE REMEDIES.  Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth.  A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and Grantors.

14.                                 LIMITATION BY LAW.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15.                                 TERMINATION OF THIS SECURITY AGREEMENT.  Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

16.                                 SUCCESSORS AND ASSIGNS.  This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns, in accordance with Section 10 of the Credit Agreement.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein made in accordance with Section 10 of the Credit Agreement shall in any manner impair the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.  Notwithstanding anything to the contrary contained herein, unless an Event of Default has occurred and is continuing, Agent shall from time to time execute and deliver, upon the written request of any Grantor, any and all instruments, certificates or other documents, in the form so requested, necessary or appropriate in the judgment of Grantor to permit Grantor to continue to exploit, license, use, enjoy and protect the Patents, Copyrights and Trademarks.

17.                                 AUTHORITY OF AGENT.  Each Grantor acknowledges that the rights and responsibilities of Agent under this Agreement with respect to any action taken by Agent or the exercise or non-exercise by Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Agent and Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Agent and any Grantor, Agent shall be conclusively presumed to be acting as agent for Lenders with full and valid authority so to act or refrain from acting, and such Grantor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

18.                                 COUNTERPARTS.  This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

19.                                 GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTORS, AGENT AND LENDERS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT.  EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS OF THE BORROWER SET FORTH IN SECTION 11.9 OF THE CREDIT AGREEMENT (OTHER THAN ASL) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID; PROVIDED THAT SERVICE OF THE SUMMONS, COMPLAINTS

AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT ON ASL MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO ASL AT DELAWARE INCORPORATORS & REGISTRATION SERVICE, 1007 ORANGE STREET, SUITE 1410, NEMOURS BUILDING, WILMINGTON, DELAWARE 19801.  THIS SECURITY AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW 5-1401, FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

20.                                 WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, LENDERS, AND GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

21.                                 SECTION TITLES.  The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

22.                                 NO STRICT CONSTRUCTION.  The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

23.                                 ADVICE OF COUNSEL.  Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

24.                                 BENEFIT OF LENDERS.  All Liens granted or contemplated hereby shall be for the benefit of Agent, individually, and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

25.                                 EFFECT OF AMENDMENT AND RESTATEMENT.  From and after the date hereof (the “Effective Date”):  (a) the terms and conditions of the Existing Security

Agreement shall be amended as set forth herein and, as so amended, shall be restated in its entirety, but only with respect to the rights, duties and obligations among Grantors and the Agent accruing from and after the Effective Date; (b) this Security Agreement shall not in any way release or impair the rights, duties, Obligations or Liens created pursuant to the Existing Security Agreement (and such Liens shall continue without any diminution thereof and shall remain in full force and effect on and after the Effective Date) or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Effective Date, and all of such rights, duties, Obligations and Liens are assumed, ratified and affirmed by each Grantor; (c) the execution, delivery and effectiveness of this Security Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or the Agent under the Existing Security Agreement, nor constitute a waiver of any covenant, agreement or obligation under the Existing Security Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby; and (d) any and all references to the Existing Security Agreement in any Loan Document shall, without further action of the parties, be deemed a reference to the Existing Security Agreement, as amended and restated by this Security Agreement, and as this Security Agreement shall be further amended, restated, supplemented or otherwise modified from time to time.

26.                                 ADDITIONAL GRANTORS.  The initial Grantors hereunder shall be the Loan Parties as are signatory hereto.  Loan Parties may become parties hereto, as additional Grantors (each, an “Additional Grantor”), by executing a counterpart of this Security Agreement substantially in the form of Exhibit B attached hereto. Upon delivery of any such counterpart to Agent, notice of which is hereby waived by the Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder nor by any election of Agent not to cause any Loan Party of any other Person to become an Additional Grantor hereunder.  This Security Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

AMERICAN SPORTS LICENSING, INC.

By:

Name:

Title:

DSG OF VIRGINIA, LLC

By:

Name:

Title:

DIAMONDBACKS ACQUISITION INC.

By:

Name:

Title:

[GALYAN’S TRADING COMPANY, INC.]

By:

Name:

Title:

[GALYAN’S NEVADA, INC.]

By:

Name:

Title:

[GALYAN’S OF VIRGINIA, INC.]

By:

Name:

Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:

Name:
Its Duly Authorized Signatory

SCHEDULE A
to
SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

SCHEDULE I
to
SECURITY AGREEMENT

FILING JURISDICTIONS

SCHEDULE II
to
SECURITY AGREEMENT

INSTRUMENTS
CHATTEL PAPER
AND
LETTER OF CREDIT RIGHTS

SCHEDULE III

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING GRANTOR’S COLLATERAL

I.	Grantor’s official name: [ ]

II.	Type of entity:

III.	Organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued: [ ]

IV.	State of incorporation or organization of Grantor:

V.	Chief Executive Office and principal place of business of Grantor:

[ ]

VI.	Corporate offices of Grantor:

[ ]

VII.	Warehouses: [See Exhibit A attached.]

VIII.	Other premises at which Collateral is stored or located: [See Exhibit A attached.]

IX.	Locations of records concerning Collateral:

SCHEDULE IV
to
SECURITY AGREEMENT

REQUIRED CONSENTS

SCHEDULE V
to
SECURITY AGREEMENT

PATENTS, TRADEMARKS AND COPYRIGHTS

EXHIBIT A

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by [                                      ], a [                                      ] (“Grantor”) to GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (hereinafter referred to as “Attorney”), as Agent for the benefit of Agent and Lenders, under that certain Second Amended and Restated Credit Agreement, dated as of July 28, 2004, by and among Dick’s Sporting Goods, Inc., a Delaware corporation, Attorney and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified) and that certain Amended and Restated Security Agreement, dated as of the date hereof, by and among Borrower and Agent (the “Security Agreement”), and other related documents (the “Loan Documents”).  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocable waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney’ s written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney, subject to the provisions of Section 7 of the Security Agreement, the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property; (d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e)

file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property; (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without Grantor’s signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature; and (i) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor’s property or assets and Attorney’s Liens thereon, all as fully and effectively as Grantor might do.  Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this                            day of                                             .

[ ]

By:
Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this            day of July, 2004,                              who is personally known to me appeared before me in his/her capacity as the                            of [                     ] of (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of General Electric Capital Corporation to which this Certificate is attached.

Notary Public

EXHIBIT B

COUNTERPART TO SECURITY AGREEMENT

This counterpart, dated                   ,200    , is delivered pursuant to Section 24 of that certain Second Amended and Restated Security Agreement dated as of July 28, 2004 (as from time to time amended, modified or supplemented, the “Security Agreement”; the terms defined therein and not otherwise defined herein being used as therein defined), among Dick’s Sporting Goods, Inc., a Delaware corporation, the other Loan Parties signatory thereto, the Persons signatory thereto from time to time as Lenders and General Electric Capital Corporation, as Agent.  The undersigned hereby agrees (i) that this counterpart may be attached to the Security Agreement, and (ii) that the undersigned will comply with and be subject to, including representations and warranties, all the terms and conditions of the Security Agreement as if it were an original signatory thereto.

[NAME OF ADDITIONAL GRANTOR]

By:

EXHIBIT E- INTENTIONALLY OMITTED

EXHIBIT F

AMENDED AND RESTATED PLEDGE AGREEMENT

This AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of July 28, 2004 (together with all amendments, if any, from time to time hereto, this “Agreement”), is made among EACH OF THE PLEDGORS SIGNATORY HERETO AND EACH ADDITIONAL PARTY THAT BECOMES A PLEDGOR HERETO PURSUANT TO SECTION 20 HEREOF (together with their respective successors and assigns, collectively, “Pledgors” and each individually, “Pledgor”), and GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as Agent for Lenders (“Agent”).

WITNESSETH:

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of July 26, 2000 by and among Dick’s Sporting Goods, Inc., the Lenders signatory thereto from time to time, and Agent (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Existing Credit Agreement”), Lenders agreed to continue to make the Revolving Credit Loans and to incur Letter of Credit Obligations on behalf of Borrower;

WHEREAS, pursuant to the Existing Credit Agreement, Borrower and Agent entered into that certain Pledge Agreement dated as of February 1, 1996 (the “Existing Pledge Agreement”);

WHEREAS, Borrower, Pledgors, Agent and Lenders have agreed to amend and restate the Existing Credit Agreement pursuant to that certain Second Amended and Restated Credit Agreement, dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, each of the Pledgors have agreed to amend and restate the Existing Pledge Agreement on the terms and conditions set forth herein;

WHEREAS, Pledgors are the respective record and beneficial owners of the Pledged Shares and Pledged Interests listed in Parts A and B of Schedule I hereto and the respective owners of the promissory notes and instruments listed in Part B of Schedule I hereto; and

WHEREAS, Pledgors directly or indirectly benefit from the credit facilities made available to Borrower under the Credit Agreement and in order to induce Agent and Lenders to continue to make the Revolving Credit Loans and incur the Letter of Credit Obligations as provided for in the Credit Agreement, Pledgors have agreed to pledge and/or continue to pledge the Pledged Collateral to Agent in accordance herewith;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce Lenders to continue to make the Revolving Credit Loans and continue to incur the Letter of Credit Obligations under the Credit Agreement, it is agreed as follows:

1.             Definitions.  Unless otherwise defined herein, terms defined in the Credit Agreement or in Annex A thereto are used herein (including the recitals hereof) as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Bankruptcy Code” means title 11, United States Code, as amended from time to time, and any successor statute thereto.

“Operating Agreement” means, with respect to any Pledgor or Pledgors, each limited liability company agreement, operating agreement or similar agreement identified on Part A of Schedule I hereto relating to a Pledged Interest of such Pledgor or Pledgors, in each case, as amended, supplemented or otherwise modified from time to time.

“Pledged Collateral” has the meaning assigned to such term in Section 2 hereof.

“Pledged Entity” means an issuer of Pledged Shares, Pledged Interests or Pledged Indebtedness.

“Pledged Indebtedness” means, with respect to any Pledgor or Pledgors, the Indebtedness held by such Pledgor or Pledgors evidenced by promissory notes and instruments listed on Part C of Schedule I hereto.

“Pledged Interest” means, with respect to any Pledgor or Pledgors, the limited liability company interests held by such Pledgor or Pledgors listed on Part B of Schedule I hereto.

“Pledged Shares” means, with respect to any Pledgor or Pledgors, those shares of Stock (other than any membership interests in any limited liability company) held by such Pledgor or Pledgors listed on Part A of Schedule I hereto.

“Secured Obligations” has the meaning assigned to such term in Section 3 hereof.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

2.             Pledge.  Each Pledgor hereby pledges to Agent, and grants to Agent for the benefit of Agent and Lenders, a first priority security interest in all of the following (collectively, the “Pledged Collateral”):

(a)   such Pledgor’s Pledged Shares and the certificates representing such Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

(b)   such Pledgor’s Pledged Interests and the certificates representing such Pledged Interests, if any, including, without limitation, (i) all of such Pledgor’s rights, powers and remedies under each Operating Agreement relating to such Pledged Interests, and (ii) any rights to properties, assets, distributions, liquidating distributions and allocations of profits and losses in respect of such Pledged Interests;

(c)   any additional shares of Stock, or other right, title or interest in, any Person from time to time acquired by such Pledgor in any manner (which shares shall be deemed to be part of such Pledgor’s Pledged Shares or Pledged Interests, as the case may be), and any certificates representing such Stock, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock;

(d)   such Pledgor’s Pledged Indebtedness and the promissory notes or instruments evidencing such Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of such Pledged Indebtedness; and

(e)   all additional Indebtedness arising after the date hereof and owing to such Pledgor (which Indebtedness shall be deemed to be part of such Pledgor’s Pledged Indebtedness) and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of such Pledged Indebtedness.

3.             Security for Obligations.

(a)   This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of any kind under or in connection with the Credit Agreement and the other Loan Documents (including, without limitation, the Obligations under the Guaranty) and all obligations of Pledgors now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the “Secured Obligations”).

(b)   Delivery of Pledged Collateral.  All certificates and all promissory notes and instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Agent, for the benefit of Agent and Lenders, pursuant hereto.  All Pledged Shares and, if evidenced by certificates, all Pledged Interests shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed by the applicable Pledgor, in form and substance reasonably satisfactory to Agent.  Each Pledgor (i) with respect to such Pledgor’s Pledged Interests, has delivered a Pledge Instruction in the form of Schedule III-A hereto and (ii) with respect to such Pledgor’s Pledged Shares and Pledged Interests of a Pledged Entity, has caused each such Pledged Entity to record on its books and records the pledge created hereby and to execute and deliver the Acknowledgment and Agreement in the form of Schedule III-B hereto.  Each Pledgor hereby authorizes Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to Agent shall for all purposes hereunder be considered Pledged Collateral.

4.             Each Pledgor hereby authorizes and instructs each Pledged Entity listed on Part B of Schedule I hereto to comply with any instruction received by it from Agent without any further order or further consent or instructions from any Pledgor and each Pledgor agrees that each Pledged Entity shall be fully protected in so complying.

5.             Representations and Warranties.  Each Pledgor represents and warrants to Agent that:

(a)   Such Pledgor is, and at the time of pledge of any Pledged Collateral hereunder will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement;

(b)   All of such Pledgor’s Pledged Shares and Pledged Interests have been duly authorized, validly issued, are fully paid and, in the case of Pledged Shares, are non-assessable and, in the case of Pledged Interests, are not subject to assessment for additional capital contributions; if the maker of such Pledgor’s Pledged Indebtedness is an Affiliate of such Pledgor, to the best knowledge of such Pledgor, all of such Pledgor’s Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligation of such maker, and such maker is not in default thereunder; if the maker of such Pledgor’s Pledged Indebtedness is other than an Affiliate of such Pledgor, to the best of such Pledgor’s knowledge all of such Pledgor’s Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligation of such maker, and such maker is not in default thereunder;

(c)   Such Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by such Pledgor to Agent as provided herein;

(d)   None of such Pledgor’s Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(e)   As of the date hereof, there are no existing options, warrants, calls, purchase rights or commitments of any character whatsoever relating to such Pledgor’s Pledged Shares or Pledged Interests;

(f)    No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by such Pledgor of its Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement or the remedies in respect of such Pledgor’s Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

(g)   The pledge, assignment and delivery of such Pledgor’s Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in favor of the Agent for the benefit of Agent and Lenders in such Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien, except Permitted Encumbrances referred to in clause (a) of the definition thereof;

(h)   This Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(i)    Except as noted on Part A of Schedule I hereto, such Pledgor’s Pledged Shares constitute 100% of the issued and outstanding shares of Stock of each applicable Pledged Entity;

(j)    The Pledged Interests of such Pledgor represent a fully enforceable and validly existing right of such Pledgor to share in the respective distributions, profits and losses of each Pledged Entity listed in Part B of Schedule I hereto, and, if applicable, rights to approve or consent to such Pledged Entity’s actions in accordance with the relevant Operating Agreement, in accordance with its percentage interest as set forth in Part B on Schedule I hereto;

(k)   A true and complete copy of each Operating Agreement, including all amendments, supplements and other modifications thereto, has previously been delivered to Agent.  Each Operating Agreement is a legal, valid and binding agreement, enforceable by and against the applicable Pledgor (and, to such Pledgor’s knowledge, each other party thereto) in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights and to equitable principles of general applicability.  No additional contributions are required to be made by such Pledgor in respect of such Pledgor’s Pledged Interests and, except as otherwise permitted under the Credit Agreement, there exist no liabilities or obligations, monetary or otherwise, of such Pledgor to any Pledged Entity listed in Part B of Schedule I hereto;

(l)    Except as noted in Part B of Schedule I hereto, none of such Pledgor’s Pledged Interests are presently evidenced by any certificates or other instruments and none of the Operating Agreements presently makes any provision for the issuance of any such certificates or instruments; and

(m)  None of such Pledgor’s Pledged Indebtedness is subordinated in right of payment to other Indebtedness (except for the Secured Obligations) or subject to the terms of an indenture.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

6.             Covenants.  Each Pledgor covenants and agrees that until the Termination Date:

(a)   Without the prior written consent of Agent, no Pledgor will sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless, in each case, otherwise permitted by the Credit Agreement;

(b)   Each Pledgor will, at its expense, (a) promptly execute, acknowledge and deliver all such instruments and take all such actions as Agent from time to time may request in order to ensure to Agent and Lenders the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including (x) the filing of any necessary Code financing statements, which may be filed by Agent with or (to the extent permitted by law) without the signature of such Pledgor, and (y) the execution and delivery of any necessary foreign law pledge agreements, and (b) will cooperate with Agent, at such Pledgor’s expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

(c)   Each Pledgor has and will defend the title to the Pledged Collateral pledged by it and the Liens of Agent in such Pledged Collateral against the claim of any Person and will maintain and preserve such Liens; and

(d)   Each Pledgor will, upon obtaining ownership of any additional Stock or promissory notes or instruments of any Person, which Stock, notes or instruments are not already Pledged Collateral (except as may be otherwise provided in Section 5(a)(ii) of the Subsidiary Security Agreement or Section 6(a)(ii) of the Borrower Security Agreement, as the case may be), promptly (and in any event within seven (7) Business Days) deliver to Agent a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule II hereto (a “Pledge Amendment”) in respect of any such additional Stock, notes or instruments, pursuant to which such Pledgor shall pledge to Agent all of such additional Stock, notes and instruments, and in connection with such pledge, (i) with respect to any such Stock of a Pledged Entity which is a limited liability company, provide a Pledge Instruction in the form of Schedule III-A hereto, (ii) with respect to any such Stock of a Pledged Entity, cause each such Pledged Entity to record on its books and records the pledge created hereby and to execute and deliver the Acknowledgment and Agreement in the form of Schedule III-B hereto, and (iii) with respect to any Pledged Collateral evidenced by certificates or instruments, provide evidence that such Pledgors shall have complied with Section 3(b) hereof.  Each Pledgor hereby authorizes Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to Agent shall for all purposes hereunder be considered Pledged Collateral.

(e)   Each Pledgor shall comply in all respects with the terms and conditions of each Operating Agreement and all other contracts and agreements relating to the Pledged Collateral.  Without the prior written consent of Agent, no Pledgor shall amend, supplement or otherwise modify (or consent to any such amendment, supplement or modification) the terms of any Operating Agreement in a manner which would adversely affect such Pledgor, Agent or Lenders or such Pledgor’s duty or ability to repay the Secured Obligations; and

(f)    If the Pledged Interests become evidenced by certificates or any other instrument, Pledgor shall immediately deliver all such certificates or instruments to Agent together with duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent.

7.             Pledgors’ Rights.  As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgors in accordance with Section 8(a) hereof:

(a)   Pledgors shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Agent in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent permitted by the Credit Agreement or otherwise consented to by the Agent in writing):

(i)            the dissolution or liquidation, in whole or in part, of a Pledged Entity, except to the extent permitted by the Credit Agreement;

(ii)           the consolidation or merger of a Pledged Entity with any other Person, except to the extent permitted by the Credit Agreement;

(iii)          the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of Agent or except to the extent permitted by the Credit Agreement;

(iv)          any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Stock, except to the extent permitted by the Credit Agreement;

(v)           the issuance of any limited liability company interests or other equity interest of any nature or the issuance of any other interests convertible into or granting the right to purchase or exchange for any limited liability company interests or other equity interests of any nature of any Pledged Entity or the issuance of any certificates representing any Pledged Interests, except to the extent permitted by the Credit Agreement; or

(vi)          the alteration of the voting rights with respect to the Stock of a Pledged Entity in any manner adverse to the rights and benefits of the Agent and Lenders under the Loan Agreement or the ability of the Loan Parties to repay the Obligations;

(b)   (i)    Pledgors shall be entitled, from time to time, to collect and receive for its own use all cash dividends, other distributions and interest paid in respect of the Pledged Collateral to the extent not in violation of the Credit Agreement other than any and all: (A) dividends, other distributions and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, and not otherwise permitted pursuant to Sections 6.1(a)(iv), 6.8 and 6.12 of the Credit Agreement; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares or Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity, and not otherwise permitted pursuant to Sections 6.1(a)(iv), 6.8 and 6.12 of the Credit Agreement; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral, and not otherwise permitted pursuant to Sections 6.1(a)(iv), 6.8 and 6.12 of the Credit Agreement; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

(ii)           all dividends, other distributions and interest (other than such cash dividends, other distributions and interest as are permitted to be paid to Pledgors in accordance with clause (i) above of this subsection (b)) in respect of any of the Pledged Shares or Pledged Indebtedness, whenever paid or made, shall be delivered to Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

8.             Defaults and Remedies; Proxy.

(a)   Upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to Pledgors, Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgors agree is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Agent was the outright owner thereof.  Any sale shall be made at a public or private sale at Agent’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Agent may deem fair, and Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgors or any right of redemption.  Each sale shall be made to the highest bidder, but Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate.  Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Agent.  EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF SUCH PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES AND PLEDGED INTERESTS FOLLOWING THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITH FULL POWER OF SUBSTITUTION TO DO SO.  THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE.  IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES AND PLEDGED INTERESTS FOLLOWING THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE FOLLOWING THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES AND PLEDGED INTERESTS WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS OR MEMBERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS OR MEMBERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE FOLLOWING THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES OR PLEDGED INTERESTS ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR PLEDGED INTERESTS OR ANY OFFICER OR AGENT THEREOF).  NOTWITHSTANDING THE FOREGOING, AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

(b)   If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured

Obligations, Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days’ notice to Pledgors.

(c)   If, at any time following the occurrence and during the continuance of an Event of Default when Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected.  Without limiting the generality of the foregoing, in any such event, Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof.  In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(i)            as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(ii)           as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

(iii)          as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about any Pledgor and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

(iv)          as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(d)   Pledgors recognize that Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (c) above.  Pledgors also acknowledge that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.  Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if the applicable Pledgor and the Pledged Entity would agree to do so.

(e)   Each Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and each Pledgor waives the benefit of all such laws to the extent it lawfully may do so.  Each Pledgor agrees that it will not interfere with any right, power and remedy of Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies.  No failure or delay on the part of Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon any Pledgor by Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against any Pledgor in any respect.

(f)    Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Agent, that Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against each Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

9.             Waiver.  No delay on Agent’s part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon any Pledgor by Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Agent’s right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Agent’s rights as against any Pledgor in any respect.

10.           Assignment. Agent may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

11.           Termination.  Immediately following the Termination Date, Agent shall deliver to each Pledgor the Pledged Collateral pledged by such Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided in Section 14 herein, all of Pledgors’ obligations hereunder shall at such time terminate.

12.           Lien Absolute.  All rights of Agent hereunder, and all obligations of Pledgors hereunder, shall be absolute and unconditional irrespective of:

(a)   any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(b)   any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement,  any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(c)   any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d)   the insolvency of any Loan Party; or

(e)   any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

13.           Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor or any Pledged Entity for liquidation or reorganization, should any Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Pledgor’s or any Pledged Entity’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14.           Miscellaneous.

(a)   Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

(b)   Pledgors jointly and severally agree to promptly reimburse Agent for reasonable out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by Agent in connection with the administration and enforcement of this Agreement.

(c)   No Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(d)   THIS AGREEMENT SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF EACH PLEDGOR AND AGENT AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS PURSUANT TO SECTIONS 9 10 OF THE CREDIT AGREEMENT (INCLUDING IN THE CASE OF ANY PLEDGOR A DEBTOR-IN-POSSESSION ON BEHALF OF SUCH PLEDGOR).  NO PLEDGOR MAY ASSIGN, SELL, HYPOTHECATE OR OTHERWISE TRANSFER ANY INTEREST IN OR OBLIGATION UNDER THIS AGREEMENT WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF AGENT.  NO SALES OF PARTICIPATIONS, OTHER SALES, ASSIGNMENTS, TRANSFERS OR OTHER DISPOSITIONS OF ANY AGREEMENT GOVERNING OR INSTRUMENT EVIDENCING THE SECURED OBLIGATIONS OR ANY PORTION THEREIN OR INTEREST THEREON SHALL IN ANY MANNER IMPLY THE LIEN GRANTED TO AGENT FOR THE BENEFIT OF AGENT AND LENDERS HEREUNDER.

(e)   THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF AGENT AND EACH PLEDGOR.  THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW 5-1401, FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

15.           Severability.  If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

16.           Notices.  Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified at the address set forth in Section 11.9 of the Credit Agreement (or such other address as may be substituted by notice given in the manner required by Section 11.9 of the Credit Agreement), and given in the manner required by Section 11.9 of the Credit Agreement.

17.           Section Titles.  The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

18.           Counterparts.  This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

19.           Benefit of Lenders.  All security interests granted or contemplated hereby shall be for the benefit of Agent and Lenders, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

20.           Additional Pledgors.  From time to time subsequent to the date hereof, additional direct and indirect Subsidiaries of any Pledgor may become parties hereto, as additional Pledgors (each, an “Additional Pledgor”), by executing a counterpart of this Agreement substantially in the form of Exhibit A attached hereto.  Upon delivery of any such counterpart to Agent, notice of which is hereby waived by the Pledgors, each Additional Pledgor shall be a Pledgor and shall be as fully a party hereto as if such Additional Pledgor were an original signatory hereto.  Each Pledgor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Pledgor hereunder nor by any election of Agent not to cause any Subsidiary of any Pledgor to become an Additional Pledgor hereunder.  This Agreement shall be fully effective as to any Pledgor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Pledgor hereunder.

21.           Effect of Amendment and Restatement.  From and after the date hereof (the “Effective Date”):  (a) the terms and conditions of the Existing Pledge Agreement shall be amended as set forth herein and, as so amended, shall be restated in its entirety, but only with respect to the rights, duties and obligations among Pledgors and the Agent accruing from and after the Effective Date; (b) this Agreement shall not in any way release or impair the rights, duties, Obligations or Liens created pursuant to the Existing Pledge Agreement (and such Liens shall continue without any diminution thereof and shall remain in full force and effect on and after the Effective Date) or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Effective Date, and all of such rights, duties, Obligations and Liens are assumed, ratified and affirmed by each Pledgor; (c) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or the Agent under the Existing Pledge Agreement, nor constitute a waiver of any covenant, agreement or obligation under the Existing Pledge Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby;

and (d) any and all references to the Existing Pledge Agreement in any Loan Document shall, without further action of the parties, be deemed a reference to the Existing Pledge Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended, restated, supplemented or otherwise modified from time to time.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

DICK’S SPORTING GOODS, INC.

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Its: Duly Authorized Signatory

SCHEDULE I

PART A

PLEDGED SHARES

Pledgor	Pledged Entity	Class of Stock	Stock Cert. No.(s)	Number of Shares	% of Outstanding Shares

PART B

PLEDGED INTERESTS

Pledgor	Pledged Entity	Description of Pledged Interest and Operating Agreement	Cert. No.(s)	Number of Interests	% of Outstanding Interests

PART C

PLEDGED INDEBTEDNESS

Maker	Initial Principal Amount	Issue Date	Maturity Date	Interest Rate

SCHEDULE II

PLEDGE AMENDMENT

This Pledge Amendment, dated                                 ,        is delivered pursuant to Section 6(d) of the Amended and Restated Pledge Agreement referred to below.  All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Amended and Restated Pledge Agreement.  The undersigned hereby certifies that the representations and warranties in Section 5 of the Amended and Restated Pledge Agreement are and continue to be true and correct, both as to the promissory notes, instruments, shares and limited liability company interests pledged prior to this Pledge Amendment and as to the promissory notes, instruments, shares and limited liability company interests pledged pursuant to this Pledge Amendment.  The undersigned further agrees that this Pledge Amendment may be attached to that certain Amended and Restated Pledge Agreement, dated as of July 28, 2004, among the signatories thereto, as Pledgors, and General Electric Capital Corporation, as Agent, (the “Pledge Agreement”) and that the Pledged Collateral listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Amended and Restated Pledge Agreement and shall secure all Secured Obligations referred to in said Amended and Restated Pledge Agreement.  The undersigned acknowledges that any promissory notes, instruments, shares and limited liability company interests not included in the Pledged Collateral at the discretion of Agent may not otherwise be pledged by the undersigned to any other Person or otherwise used as security for any obligations other than the Secured Obligations.

[NAME OF PLEDGOR]

By:
Name:
Title:

PLEDGED SHARES:

Name and Address of Pledgor	Pledged Entity	Class of Stock	Certificate Number(s)	Number of Shares

PLEDGED INTERESTS:

Pledgor	Pledged Entity	Description of Pledged Interest and Operating Agreement	Cert. No.(s)	Number of Interests	% of Outstanding Interests

PLEDGED INDEBTEDNESS:

Maker	Initial Principal Amount	Issue Date	Maturity Date	Interest Rate

SCHEDULE III-A

PLEDGE INSTRUCTION

BY THIS PLEDGE INSTRUCTION, dated as of [                          ] [Name of Pledgor] (the “Interest Owner”) hereby instructs [Name of Pledged Entity] (the “Company”) to register in favor of General Electric Capital Corporation, as Agent under that certain Credit Agreement dated as July 28, 2004 (the “Pledgee”), a pledge against and a security interest in all of the Interest Owner’s rights in connection with any limited liability company interest in the Company now and hereafter owned by the Interest Owner (the “Membership Interest”).

1.             Pledge Instructions.  The Company is hereby instructed by the Interest Owner to register all of the Interest Owner’s right, title and interest in and to all of the Interest Owner’s Membership Interest as subject to a pledge and security interest in favor of the Pledgee who, upon such registration of pledge, shall become the registered pledgee of the Membership Interest with all rights incident thereto.

2.             Initial Transaction Statement.  The Company is further instructed by the Interest Owner to execute and deliver the attached Acknowledgment and Consent to the Pledgee at its office located at 201 Merritt 7, Norwalk, Connecticut 06851, Attn:  Dick’s Account Manager.  [Note:  attach completed Schedule III-B to Pledge Agreement.]

3.             Warranties of the Interest Owner.  The Interest Owner hereby warrants that (i) the Interest Owner is an appropriate person to originate this instruction; and (ii) the Interest Owner is entitled to effect the instruction here given.

[NAME OF PLEDGOR]

By:
Name:
Title:

SCHEDULE III-B

ACKNOWLEDGMENT AND CONSENT

General Electric Capital Corporation
201 Merritt 7
Norwalk, Connecticut 06851
Attn:  Dick’s Account Manager

[Name of Pledged Entity] (“Company”) hereby (i) acknowledges receipt of a fully executed copy of the Amended and Restated Pledge Agreement, dated as of July 28, 2004 (the “Agreement”; capitalized terms used herein without definition have the meanings provided therein), made by [Name of Pledgor] (“Pledgor”) and certain other pledgors in favor of General Electric Capital Corporation, as Agent (“Agent”); (ii) consents and agrees to the pledge by Pledgor of the Pledged Collateral pursuant to the Agreement and to all of the other terms and provisions of the Agreement; (iii) agrees to comply with all instructions received by it from Agent without further consent by Pledgor; [(iv) irrevocably waives any breach or default under the Operating Agreement as a result of the execution, delivery and performance by Pledgor and Agent of the Agreement; (v) advises Pledgor and Agent that a pledge of the Pledged Interests set forth on Schedule I to the Agreement has been registered on the books of Company and in the name of the Agent and agrees to so register any additional Pledged Interests; (vi) represents and warrants that, except for the pledge in favor of Agent, there are no liens, restrictions or adverse claims to which the Pledged Collateral is or may be subject as of the date hereof; (vii) except with the prior written consent of Agent, agrees not to admit any new Members to Company;](1) and (viii) [(iv)] consents and agrees to any transfer of the Pledged Collateral pursuant to Section 8 of the Agreement.

IN WITNESS WHEREOF, a duly authorized officer of the undersigned has executed and delivered this Acknowledgment and Consent as of this        day of         , 200  .

[NAME OF PLEDGED ENTITY]

By:
Name:
Title:

(1)           Insert clauses (iv) to (vii) only for Pledged Entities which are limited liability companies.

EXHIBIT A

TO

PLEDGE AGREEMENT

COUNTERPART TO PLEDGE AGREEMENT

This counterpart, dated                   , [200    ], is delivered pursuant to Section 20 of that certain Amended and Restated Pledge Agreement dated as of July 28, 2004 (as from time to time amended, modified or supplemented, the “Pledge Agreement”; the terms defined therein and not otherwise defined herein being used as therein defined), among the signatories thereto, as Pledgors, and General Electric Capital Corporation, as Agent.  The undersigned hereby agrees (i) that this counterpart may be attached to the Pledge Agreement, and (ii) that the undersigned will comply with and be subject to, including representations and warranties, all the terms and conditions of the Pledge Agreement as if it were an original signatory thereto.

[NAME OF ADDITIONAL PLEDGOR]

By:
Name:
Title:

EXHIBIT G

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (this “Agreement”) is made as of                            ,          by and between                                             (“Assignor Lender”) and                                        (“Assignee Lender”) and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent (“Agent”).  All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

RECITALS:

WHEREAS, Dick’s Sporting Goods, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties signatory thereto, Agent, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of July 28, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Assignor Lender has agreed to make certain Revolving Credit Advances to, and incur certain Letter of Credit Obligations for, Borrower;

WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Revolving Credit Loan (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [all/a portion] of its Revolving Credit Commitment and other duties with respect to such Revolving Credit Loan, Letter of Credit Obligations and Collateral;

WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.             ASSIGNMENT, DELEGATION, AND ACCEPTANCE

1.1           Assignment.  Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender’s right, title, and interest in the Revolving Credit Loan , Letter of Credit Obligations, Loan Documents and Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender’s Revolving Credit Loan	Principal Amount	Pro Rata Share
Revolving Credit Loan	$		%

1.2           Delegation.  Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Revolving Credit Commitment and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/      %] of Assignor Lender’s Revolving Credit Commitment (such percentage representing a commitment of $                       ).

1.3           Acceptance by Assignee Lender.  By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and hereby becomes a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof.  By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

1.4           Effective Date.  Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender hereby becomes a Lender under the Loan Documents as of [the date of this Agreement] (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below).  [Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.]

2.             INITIAL PAYMENT AND DELIVERY OF REVOLVING CREDIT NOTES

2.1           Payment of the Assigned Amount.  Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Revolving Credit Loan as set forth above in Section 1.1 [together with accrued interest, fees and other amounts as set forth on Schedule 2.1] (the “Assigned Amount”).

2.2           Payment of Assignment Fee.  [Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, the assignment fee in the amount of $3,500 (the “Assignment Fee”) as required pursuant to Section 10.1(d) of the Credit Agreement.

2.3           Execution and Delivery of Revolving Credit Notes.  Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Revolving Credit Note previously delivered to Assignor Lender for redelivery to Borrower and Agent will obtain from Borrower for delivery to [Assignor Lender and] Assignee Lender, new executed Revolving Credit Note evidencing Assignee Lender’s [and Assignor Lender’s respective] Pro Rata Share[s] in the Revolving Credit Loan after giving effect to the assignment described in Section 1.  Each new Revolving Credit Note will be issued in the aggregate maximum principal amount of the Revolving Credit Commitment [of the Lender to whom such Revolving Credit Note is issued] OR [the Assignee Lender].

3.             REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1           Assignee Lender’s Representations, Warranties and Covenants.  Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

(a)           This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

(b)           The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c)           Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

(d)           Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Loan Party, has conducted its own evaluation of the Revolving Credit Loan and Letter of Credit Obligations, the Loan Documents and each Loan Party’s creditworthiness, has made its decision to become a Lender to Borrowers under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

(e)           Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Revolving Credit Loan and Letter of Credit Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender’s property shall, subject to the terms of the Credit Agreement, be and remain within its control;

(f)            No future assignment or participation granted by Assignee Lender pursuant to Section 10.1 of the Credit Agreement will require Assignor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

(g)           Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Loan Party;

(h)           Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Loan Party without the prior written consent of Agent; and

(i)            As of the Effective Date, Assignee Lender is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof, and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender’s failure to fulfill its obligations under the terms of Section 1.17(f) of the Credit Agreement or from any other inaccuracy in the foregoing.

3.2           Assignor Lender’s Representations, Warranties and Covenants.  Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

(a)           Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(b)           This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

(c)           The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(d)           Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(e)           Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(f)            This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.             LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Revolving Credit Loan, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral,  (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Loan Party or other obligor or the performance or observance by any Loan Party of its obligations under any of the Loan Documents.  Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Loan Party.  Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5.             FAILURE TO ENFORCE

No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein.  No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege.  All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.             NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.             AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.             SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.  In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement.  In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.             SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.           SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.           APPLICABLE LAW

THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.           COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which,

when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:	ASSIGNOR LENDER:

By:	By:
Title:	Title:

Notice Address:	Notice Address:

ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent

By:
Title: Its Duly Authorized Signatory

[DICK’S SPORTING GOODS, INC.

By:
Title: ]

SCHEDULE 2.1

Assignor Lender’s Revolving Credit Loan

Principal Amount

Revolving Credit Loan	$

Accrued Interest	$

Unused Line Fee	$

Other + or -	$

Total	$

All determined as of the Effective Date.